     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 15, 1999
                                                   REGISTRATION NO. 333-[      ]
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                             ATRIUM COMPANIES, INC.

             (Exact Name of Registrant as Specified in its Charter)
                           --------------------------

           DELAWARE                                   3442                                            75-2642488
 (State or Other Jurisdiction             (Primary Standard Industrial                          (I.R.S. Employer
     of Incorporation or                  Classification Code Number)                     Identification Number)
        Organization)

                           --------------------------

                     1341 W. MOCKINGBIRD LANE, SUITE 1200W
                              DALLAS, TEXAS 75247
                                 (214) 630-5757
         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)
                           --------------------------

                                  JEFF L. HULL
                             ATRIUM COMPANIES, INC.
                     1341 W. MOCKINGBIRD LANE, SUITE 1200W
                              DALLAS, TEXAS 75247
                                 (214) 630-5757
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                   COPIES TO:

                              JOEL M. SIMON, ESQ.
                             MARIE CENSOPLANO, ESQ.
                     PAUL, HASTINGS, JANOFSKY & WALKER LLP
                                399 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 318-6000
                           --------------------------

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                     CALCULATION OF REGISTRATION FEE CHART

                                                                        PROPOSED MAXIMUM       PROPOSED MAXIMUM
             TITLE OF EACH CLASS OF                  AMOUNT TO BE        OFFERING PRICE       AGGREGATE OFFERING
          SECURITIES TO BE REGISTERED                 REGISTERED            PER NOTE               PRICE(1)
10 1/2% Senior Subordinated Notes due 2009......     $175,000,000             100%               $175,000,000
Guarantees of 10 1/2% Senior Subordinated Notes
 due 2009.......................................     $175,000,000              (2)                    (2)


             TITLE OF EACH CLASS OF                   AMOUNT OF
          SECURITIES TO BE REGISTERED              REGISTRATION FEE
10 1/2% Senior Subordinated Notes due 2009......       $48,650
Guarantees of 10 1/2% Senior Subordinated Notes
 due 2009.......................................         (2)

(1) Calculated pursuant to Rule 457(f).

(2) No additional consideration for the Guarantees of 10 1/2% Senior Subordinated Notes due 2009. Pursuant to Rule 457(n), no separate fee is payable therefor.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           TABLE OF OTHER REGISTRANTS

                                                                                      PRIMARY
                                                                 STATE OR OTHER      STANDARD
                                                                 JURISDICTION OF    INDUSTRIAL     I.R.S. EMPLOYER
                  EXACT NAME OF REGISTRANT AS                     INCORPORATION   CLASSIFICATION    IDENTIFICATION
                   SPECIFIED IN ITS CHARTER                      OR ORGANIZATION    CODE NUMBER          NO.
---------------------------------------------------------------  ---------------  ---------------  ----------------
Atrium Door and Window Company-West Coast......................           Texas           3089          75-2382008

Atrium Door and Window Company of the Northeast................     Connecticut           3089          06-0735384

Atrium Door and Window Company of New York.....................     Connecticut           3089          06-1351269

Atrium Door and Window Company of Arizona......................        Delaware           3442          74-2812044

Atrium Door and Window Company of New England, Inc.............     Connecticut           3089          06-1251035

Door Holdings, Inc.............................................        Delaware           2431          73-3959511

R. G. Darby Company, Inc.......................................         Alabama           2431          63-0931046

R. G. Darby Company-South......................................        Delaware           2431          52-2137145

Total Trim, Inc................................................         Alabama           2431          63-1078042

Total Trim, Inc.-South.........................................        Delaware           2431          59-3564586

Wing Industries Holdings, Inc..................................        Delaware           2431          13-3965160

Wing Industries, Inc...........................................           Texas           2431          75-0664162

Heat, Inc......................................................        Delaware           3089          65-0430120

H.I.G. Vinyl, Inc..............................................        Delaware           3089          65-0917008

Champagne Industries, Inc......................................        Colorado           3089          84-1022004

Thermal Industries, Inc........................................        Delaware           3089          23-2903452

Best Built, Inc................................................        Delaware           3089          91-1813049

PRELIMINARY PROSPECTUS
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THE PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN ORDER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION DATED JULY 15, 1999

                                     [LOGO]

                               OFFER TO EXCHANGE

                            ANY AND ALL OUTSTANDING
              10 1/2% SENIOR SUBORDINATED NOTES DUE 2009, SERIES A
                                      FOR
              10 1/2% SENIOR SUBORDINATED NOTES DUE 2009, SERIES B
                                       OF

                             ATRIUM COMPANIES, INC.

                            TERMS OF EXCHANGE OFFER

    - Expires 5:00 p.m., New York City time,       , 1999, unless extended.

    - We will not receive any proceeds from the exchange offer.

                            ------------------------

    SEE "RISK FACTORS" BEGINNING ON PAGE 15 FOR A DISCUSSION OF CERTAIN FACTORS THAT INVESTORS SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE EXCHANGE NOTES.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                 The date of this prospectus is July 15, 1999.

    Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for our 10 1/2% senior subordinated notes due 2009, or outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading
activities. We have agreed that, starting on             , 1999 and ending on
the close of business             , 2000 we will make this prospectus available
to any broker-dealer for use in connection with any such resale.

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                             ---------
Prospectus Summary.........................................................................................          1

Risk Factors...............................................................................................         15

Forward-looking Statements.................................................................................         21

Use of Proceeds............................................................................................         21

The Exchange Offer.........................................................................................         22

Capitalization.............................................................................................         33

Selected Consolidated Historical Financial Data of Atrium (after the 1998 recapitalization)................         34

Selected Consolidated Historical Financial Data of Atrium (previous registrant)............................         36

Unaudited Pro Forma Consolidated Financial Statements......................................................         37

Management's Discussion and Analysis of Financial Condition and Results of Operations......................         47

Business...................................................................................................         58

Management.................................................................................................         71

Certain Relationships and Related Transactions.............................................................         78

Beneficial Ownership.......................................................................................         81

Description of Certain Indebtedness........................................................................         82

Description of the Exchange Notes..........................................................................         84

Book-Entry; Delivery and Form..............................................................................        118

Certain United States Federal Income Tax Considerations....................................................        121

Legal Matters..............................................................................................        125

Experts....................................................................................................        125

Available Information......................................................................................        125

Index to Financial Statements..............................................................................        F-1

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY CONTAINS BASIC INFORMATION ABOUT THIS EXCHANGE OFFER. IT LIKELY DOES NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU IN MAKING A DECISION TO EXCHANGE THE OUTSTANDING NOTES. FOR A MORE COMPLETE UNDERSTANDING OF THIS EXCHANGE OFFER, WE ENCOURAGE YOU TO READ THIS ENTIRE DOCUMENT.

                               THE EXCHANGE OFFER

    On May 17, 1999, we completed a private offering of $175,000,000 aggregate principal amount of our 10 1/2% senior subordinated notes due 2009, or the outstanding notes. On the same day, we entered into a registration rights agreement with the initial purchaser of the outstanding notes agreeing, among other things, to deliver to you this prospectus and to use our best efforts to complete this exchange offer within 210 days of the issuance of the outstanding notes. You should read the discussion under the headings "Summary Description of the Exchange Notes" and "Description of the Exchange Notes" for further information regarding the registered notes.

                                  THE COMPANY

    We are one of the largest manufacturers and distributors of residential windows and doors in the United States based on 1998 pro forma net sales. We offer a complete product line including aluminum, vinyl and wood windows and doors to our customers, which include leading national homebuilders and home center retailers. We have grown rapidly through a combination of internal growth and complementary acquisitions. Our acquisitions of Heat, Inc. and Champagne Industries, Inc. and their subsidiaries are a continuation of our strategy to become the largest nationwide manufacturer and distributor of residential windows and doors. The Heat acquisition strengthens our vinyl product offering, enhances our nationwide presence and provides access to a proprietary distribution network of 22 distribution centers. The Champagne acquisition enhances our presence in the vinyl markets of Colorado, Kansas and Nebraska. Pro forma for the transactions described in "Unaudited Pro Forma Consolidated Financial Statements", we would have had net sales and adjusted EBITDA of $123.3 million and $10.3 million, respectively, for the three months ended March 31, 1999.

    We were founded in 1948 and we believe we are one of the two largest manufacturers and distributors of residential non-wood windows and the third largest manufacturer and distributor of residential doors in the United States based on 1998 pro forma net sales. Our portfolio of products includes some of the industry's most recognized brand names including ATRIUM-TM- and WING-Registered Trademark-. Our full product line of aluminum, vinyl and wood windows and doors enables us to differentiate ourselves from our competition, leverage our multi-channel distribution system and be well positioned to benefit from shifts in product preferences. Regional product preferences exist for aluminum, vinyl and wood windows and doors, and a full product line is important to serve our national customer base effectively. We pride ourselves on our ability to provide to our nationwide customers the most suitable material based on varying regional product preferences.

    We have 53 manufacturing facilities and distribution centers strategically located in 24 states to service customers on a nationwide basis. We distribute through multiple channels including direct distribution to large homebuilders and independent contractors, one-step distribution through home centers and lumberyards and two-step distribution to wholesalers and dealers who subsequently resell to lumberyards, contractors and retailers. We believe that our multi-channel distribution network allows us to reach the greatest number of end customers and provide nationwide service to those customers.

COMPETITIVE STRENGTHS

    We believe that we have a competitive advantage in our markets due to our following competitive strengths:

    - our leading market positions;

    - our strong brand name recognition;

    - our complete, high-quality product offering;

    - our multi-channel distribution network;

    - our established and diversified customer base; and

    - our low cost, vertically integrated manufacturing operations.

BUSINESS STRATEGY

    Our goal is to increase revenue growth and profitability and to strengthen our leadership position in the residential window and door industry through the following initiatives:

    - enhance our nationwide presence;

    - extend and cross-sell our product offerings;

    - capitalize on the ATRIUM brand name;

    - continue to pursue operational efficiencies; and

    - make selective strategic acquisitions.

                            THE ATRIUM TRANSACTIONS

    On May 17, 1999, we acquired Heat and its subsidiaries for approximately $85.0 million, including $0.7 million of assumed indebtedness, and Champagne for approximately $3.6 million, excluding $0.5 million to be paid upon the achievement of certain operational targets. Additionally, a post closing adjustment of $3.5 million was paid on May 17, 1999 related to working capital delivered in excess of the target defined in the Heat stock purchase agreement. On March 27, 1998 we purchased substantially all of the assets of Masterview Window Company, LLC. On January 27, 1999, we purchased substantially all of the assets of Delta Millwork, Inc. The Heat and Champagne acquisitions, the transactions described in "--The 1998 Recapitalization," the Delta and Masterview acquisitions, the offering of the outstanding notes, and the application of the net proceeds from the offering of the outstanding notes are referred to in this prospectus as the "Atrium transactions."

                           THE 1998 RECAPITALIZATION

    On October 2, 1998, GE Investment Private Placement Partners II, a Limited Partnership, or GEIPPPII, which was formed by GE Investment Management Incorporated, a wholly-owned subsidiary of General Electric Company, and Ardshiel, Inc., a private equity firm, and certain of its affiliates, acquired Atrium in a transaction valued at $225.0 million. In connection with the Atrium acquisition, GEIPPPII and an affiliate of Ardshiel recapitalized Wing and Darby and combined them with Atrium. As part of the recapitalization, GEIPPPII and Ardshiel contributed to Atrium $50.0 million from the sale of common stock of Atrium's ultimate parent and approximately $52.0 million in the implied value of the Wing and Darby businesses. In addition, the proceeds from the issuance of $45.0 million of discount debentures of Atrium Corporation to GEIPPPII and an affiliate of Ardshiel were used to fund in part the acquisition of Atrium and the repurchase of a portion of our existing senior subordinated notes. The remaining sources of funds included a $205.0 million senior secured credit facility consisting of a $30.0 million revolver, of which $2.0 million was drawn at closing, a $75.0 million term loan B, and a $100.0 million term loan C, of which approximately $29.1 million was repaid 36 days after closing. The revolving credit facility, term loan B and term loan C mature in June 2004, June 2005 and June 2006, respectively. The transactions described in this paragraph are referred to in this prospectus as the "1998 recapitalization."

                                EXPLANATORY NOTE

    The term "Wing" refers to Wing Industries, Inc. and its direct parent, Wing Industries Holdings, Inc., as a combined entity and the term "Darby" refers to R.G. Darby Company, Inc., R.G. Darby Company, Inc.-South, Total Trim, Inc., Total Trim, Inc.-South and their direct parent, Door Holdings, Inc., as a combined entity, which entities were either contributed to Atrium and became our subsidiaries in connection with the 1998 recapitalization or were formed subsequent to the 1998 recapitalization.

                   SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

THE EXCHANGE OFFER................  We are offering to exchange $1,000 principal amount of exchange notes for each $1,000 principal amount of
                                    outstanding notes. Outstanding notes may only be
                                    exchanged in $1,000 principal amount increments. In
                                    order to be exchanged, an outstanding note must be
                                    properly tendered and accepted. All outstanding notes
                                    that are validly tendered and not validly withdrawn will
                                    be exchanged.

RESALES...........................  We believe that you may resell or otherwise transfer exchange notes issued pursuant to the exchange offer
                                    without compliance with the registration and prospectus
                                    delivery provisions of the Securities Act, however,
                                    there are exceptions to this general statement. You may
                                    not freely transfer the exchange notes if:

                                        - you are an "affiliate" of ours within the meaning
                                        of Rule 405 under the Securities Act;

                                        - you are a broker-dealer who acquired the
                                        outstanding notes directly from us without
                                          compliance with the registration and prospectus
                                          delivery provisions of the Securities Act;

                                        - you did not acquire the exchange notes in the
                                        ordinary course of your business; or

                                        - you have engaged in, intend to engage in, or have
                                        an arrangement or understanding with any person to
                                          participate in the distribution of the exchange
                                          notes.

                                    By tendering your notes you will be making representations to this effect.

                                    Any recipient of exchange notes that is subject to any
                                    of the exceptions above and each participating
                                    broker-dealer that receives exchange notes for its own
                                    account pursuant to the exchange offer in exchange for
                                    outstanding notes that were acquired as a result of
                                    market-making, must comply with the registration and
                                    prospectus delivery requirements of the Securities Act
                                    in connection with the resale of the exchange notes.

                                    You may incur liability under the Securities Act, if our
                                    belief is inaccurate and you transfer any exchange note
                                    issued to you in the exchange offer without delivering a
                                    prospectus meeting the requirements of the Securities
                                    Act or without an exemption from registration of your
                                    exchange notes from such requirements. We do not assume
                                    or indemnify you against any such liability.

EXPIRATION OF EXCHANGE OFFER......  5:00 p.m., New York City time, on ________________,
                                    1999, unless we extend the exchange offer, in which case
                                    the term "expiration date" means the latest date and
                                    time to which the exchange offer is extended.

INTEREST ON THE EXCHANGE NOTES AND
  THE OUTSTANDING NOTES...........  Each exchange note will bear interest from May 17, 1999.
                                    If your outstanding notes are accepted for exchange, you
                                    will not receive accrued interest on the outstanding
                                    notes, and will be deemed to have waived the right to
                                    receive any interest on the outstanding notes from and
                                    after May 17, 1999.

CONDITIONS TO THE EXCHANGE
  OFFER...........................  The exchange offer is subject to certain customary conditions, which we may waive, and upon compliance with
                                    securities law.

PROCEDURES FOR TENDERING..........  If you wish to accept the exchange offer, you must complete, sign and date the accompanying letter of
                                    transmittal in accordance with its instructions and
                                    deliver the letter of transmittal, together with the
                                    outstanding notes and any other required documentation,
                                    to the exchange agent at the address set forth in the
                                    letter of transmittal.

                                    If you hold outstanding notes through The Depository
                                    Trust Company and wish to accept the exchange offer, you
                                    must do so pursuant to The Depository Trust Company's
                                    Automated Tender Offer Program, by which you will agree
                                    to be bound by the letter of transmittal.

SPECIAL PROCEDURES FOR BENEFICIAL
  OWNERS..........................  If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer,
                                    commercial bank, trust company or other nominee and you
                                    wish to tender in the exchange offer, you should contact
                                    the person in whose name your outstanding notes are
                                    registered promptly and instruct the person to tender on
                                    your behalf. If you wish to tender in the exchange offer
                                    on your own behalf, you must, prior to completing and
                                    executing the letter of transmittal and delivering your
                                    outstanding notes, either make appropriate arrangements
                                    to register ownership of the outstanding notes in your
                                    name or obtain a properly completed bond power from the
                                    person in whose name your outstanding notes are
                                    registered. The transfer of registered ownership may
                                    take considerable time.

GUARANTEED DELIVERY PROCEDURES....  If you wish to tender your outstanding notes in the exchange offer and your outstanding notes are not
                                    immediately available or you cannot deliver your
                                    outstanding notes, the letter of transmittal or any
                                    other required documents or you cannot comply with the
                                    procedures for book-entry transfer prior to the
                                    expiration date, you may tender your outstanding notes
                                    according to the guaranteed delivery procedures.

WITHDRAWAL RIGHTS.................  Tenders may be withdrawn at any time prior to 5:00 p.m.,
                                    New York City time, on the expiration date.

ACCEPTANCE OF OUTSTANDING NOTES
  AND DELIVERY OF EXCHANGE
  NOTES...........................  We will accept for exchange any and all outstanding notes that are properly tendered in the exchange offer
                                    prior to the expiration date. The exchange notes issued
                                    pursuant to the exchange offer will be delivered
                                    promptly after the expiration date.

CERTAIN U.S. FEDERAL INCOME TAX
  CONSEQUENCES....................  We believe with respect to the exchange of outstanding notes for exchange notes:

                                        - the exchange will not constitute a taxable
                                        exchange for U.S. federal income tax purposes;

                                        - you will not recognize gain or loss upon receipt
                                        of the exchange notes; and

                                        - you must include interest on the exchange notes in
                                        gross income to the same extent as the outstanding
                                          notes.

REGISTRATION RIGHTS AGREEMENT.....  You have the right to exchange the outstanding notes that you now hold for exchange notes with substantially
                                    identical terms. This exchange offer is intended to
                                    satisfy this right. If you do not tender your
                                    outstanding notes in the exchange offer, you will not
                                    have any further exchange or registration rights with
                                    respect to your outstanding notes. All untendered
                                    outstanding notes will continue to be subject to
                                    restrictions on transfer under the Securities Act.

EXCHANGE AGENT....................  State Street Bank and Trust Company is serving as our exchange agent in connection with the exchange offer.

                   SUMMARY DESCRIPTION OF THE EXCHANGE NOTES

    The form and terms of the exchange notes will be substantially the same as the form and terms of the outstanding notes except that:

        (1) the exchange notes have been registered under the Securities Act and will not bear legends restricting the transfer of the exchange notes; and

        (2) the holders of the exchange notes, except for limited instances, will not be entitled to further registration rights under the registration rights agreement.

    The exchange notes will evidence the same debt as the outstanding notes and will be entitled to the benefit of the indenture under which the outstanding notes were issued.

EXCHANGE NOTES OFFERED............  $175.0 million aggregate principal amount of 10 1/2%
                                    senior subordinated notes due 2009.

MATURITY DATE.....................  The exchange notes will mature on May 1, 2009.

INTEREST..........................  We will pay interest on the exchange notes at the rate of 10 1/2% per year on May 1 and November 1 of each
                                    year, beginning on November 1, 1999.

GUARANTEES........................  Each of our subsidiaries fully and unconditionally guarantees the outstanding notes on a senior
                                    subordinated basis. Future subsidiaries also may be
                                    required to guarantee the outstanding notes on a senior
                                    subordinated basis.

RANKING...........................  The exchange notes will be unsecured senior subordinated obligations of Atrium and will be subordinated to all of
                                    our existing and future senior indebtedness. The
                                    exchange notes will rank equally with all our other
                                    existing and future senior subordinated indebtedness and
                                    will rank senior to all our subordinated obligations.
                                    The guarantees will be unsecured senior subordinated
                                    obligations and will be subordinated to all existing and
                                    future senior indebtedness of the guarantors. The
                                    guarantees will rank equally with all of the guarantors'
                                    other existing and future senior subordinated
                                    indebtedness and will rank senior to all of the
                                    guarantors' subordinated obligations.

SINKING FUND......................  None.

OPTIONAL REDEMPTION...............  We may not redeem the exchange notes prior to May 1,
                                    2004, except as described below. After May 1, 2004, we
                                    may redeem the exchange notes, in whole or in part, at
                                    any time prior to maturity.

                                    At any time on or prior to May 1, 2002, we may redeem up
                                    to 35% of the exchange notes with the net cash proceeds
                                    of certain equity offerings.

CHANGE OF CONTROL.................  If we experience certain change of control events, you will have the right to require us to repurchase all or a
                                    portion of your exchange notes at a price equal to 101%
                                    of the principal amount thereof, plus accrued and unpaid
                                    interest, if any, to the date of repurchase.

CERTAIN COVENANTS.................  The indenture governing the exchange notes will limit our ability and the ability of certain of our
                                    subsidiaries to, among other things,

                                        - incur additional indebtedness,

                                        - pay dividends on, redeem or repurchase our capital
                                          stock,

                                        - make investments,

                                        - sell assets,

                                        - in the case of certain of our subsidiaries,
                                        guarantee indebtedness, without guaranteeing the
                                          exchange notes,

                                        - engage in transactions with affiliates, and

                                        - consolidate, merge or transfer all or
                                        substantially all of our assets or the assets of our
                                          subsidiaries on a consolidated basis.

                                    These covenants are subject to important exceptions and
                                    qualifications.

EXCHANGE OFFER; REGISTRATION
  RIGHTS..........................  To remove the transferability restrictions on the outstanding notes, we and the guarantors have agreed:

                                        - to file the registration statement of which this
                                        prospectus is a part with the Commission to exchange
                                          the outstanding notes for the exchange notes
                                          within 60 days after the original issuance of the
                                          outstanding notes;

                                        - to use our best efforts to cause the registration
                                        statement to be declared effective by the Commission
                                          within 180 days after the original issue date of
                                          the outstanding notes;

                                        - to consummate the exchange offer no later than the
                                        30th day after the registration statement is
                                          declared effective; and

                                        - use our best efforts to file a shelf registration
                                        statement for the resale of the outstanding notes if
                                          we cannot effect an exchange offer within the time
                                          periods listed above and in certain other
                                          circumstances.

                                    The interest rate on the outstanding notes will increase
                                    if we do not comply with our obligations under the
                                    registration rights agreement.

USE OF PROCEEDS...................  We will not receive any cash proceeds from the exchange offer.

                                  RISK FACTORS

    You should carefully consider all of the information in this prospectus before deciding whether to invest in the exchange notes. In particular, you should evaluate the specific risk factors under "Risk Factors."

                 SUMMARY CONSOLIDATED HISTORICAL FINANCIAL DATA

    Prior to October 2, 1998, Atrium's consolidated historical financial statements as filed with the Commission included its operations and the operations of its subsidiaries. On October 2, 1998, pursuant to the 1998 recapitalization, the stock of Wing and Darby were contributed to Atrium.

    As Wing was determined to be the accounting acquiror in a "reverse acquisition", the consolidated historical financial statements of Atrium, prior to October 3, 1998, were replaced with the consolidated historical financial statements of Wing. The summary consolidated historical income statement and other data for 1998 include the operations of Wing from January 1 through December 31 and the operations of Atrium and Darby from October 3 through December 31. The summary consolidated historical income statement and other data for the three months ended March 31, 1999 include the operations of Atrium, Wing and Darby. The summary consolidated historical income statement data and other data for the years ended December 31, 1994, 1995 and 1997, the three months ended March 31, 1998 and the periods ended October 25, 1996 and December 31, 1996 only include the operations and accounts of Wing and its predecessor.

    Wing was acquired by its present controlling shareholders on October 25, 1996. The December 31, 1998 summary consolidated historical balance sheet data includes the accounts of Atrium, Wing and Darby. The December 31, 1994, 1995, 1996 and 1997 and October 25, 1996 summary consolidated historical balance sheet data only include the accounts of Wing and its predecessor. The references in the "Summary Consolidated Historical Financial Data of Atrium (after the 1998 recapitalization)" to the periods ended December 31, 1996 and October 25, 1996, refer to the periods October 26, 1996 through December 31, 1996 and January 1, 1996 through October 25, 1996, respectively.

    The summary consolidated historical financial data of Atrium (previous registrant) are provided for information purposes only. These include the summary consolidated historical income statement data and other data for the years ended December 31, 1994, 1995, 1996 and 1997, the nine months ended September 30, 1997 and the period from January 1, 1998 to October 2, 1998, and the summary consolidated historical balance sheet data as of December 31, 1994, 1995, 1996 and 1997, September 30, 1997 and October 2, 1998.

            SUMMARY CONSOLIDATED HISTORICAL FINANCIAL DATA OF ATRIUM
                       (AFTER THE 1998 RECAPITALIZATION)

    The summary consolidated historical income statement and other data set forth below for the year ended December 31, 1995, the periods ended October 25, 1996 and December 31, 1996 and the years ended December 31, 1997 and 1998, and the summary consolidated historical balance sheet data at December 31, 1995, 1996, 1997 and 1998 and October 25, 1996 were derived from Atrium's (after the 1998 recapitalization) audited consolidated financial statements. The summary consolidated historical financial data as of and for the year ended December 31, 1994 and the three months ended March 31, 1998 and 1999, were derived from Atrium's (after the 1998 recapitalization) unaudited consolidated financial statements, which in the opinion of management reflect all adjustments necessary for a fair presentation of results for such periods. The summary consolidated historical financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements, related notes and other financial information included elsewhere in this prospectus.

                                               PREDECESSOR
                                   -----------------------------------
                                                                                                                THREE
                                                                                                               MONTHS
                                         YEAR ENDED          PERIOD                    YEAR ENDED DECEMBER      ENDED
                                        DECEMBER 31,          ENDED     PERIOD ENDED           31,           -----------
                                   ----------------------  OCTOBER 25,  DECEMBER 31,   --------------------   MARCH 31,
                                                  1995        1996          1996         1997       1998        1998
                                                ---------  -----------  -------------  ---------  ---------  -----------
                                      1994
                                   -----------
                                   (UNAUDITED)                    (DOLLARS IN THOUSANDS)                     (UNAUDITED)
INCOME STATEMENT DATA:
Net sales........................   $  72,496   $  68,481   $  62,880     $  13,200    $  99,059  $ 211,059   $  39,450
Gross profit.....................      12,945      15,461      15,569         3,273       20,789     51,919       8,986
Selling, delivery, general and
  administrative expenses........      14,032      13,931      13,271         2,242       15,671     39,754       6,606
Interest expense.................         909       1,039         509           374        2,953      9,081         992
Income (loss) before income
  taxes..........................         179         491       1,789           532        1,391     (2,239)      1,242
Net income (loss)................          35         279       1,119           303          696     (2,819)        686

BALANCE SHEET DATA (END OF
  PERIOD):
Total assets.....................   $  20,740   $  18,515   $  19,966     $  36,404    $  55,383  $ 359,869   $  57,514
Total debt.......................      10,296       8,522       8,154        20,489       32,238    179,227      33,385

OTHER DATA:
EBITDA(1)........................   $   1,777   $   2,374   $   3,014     $   1,166    $   5,836  $  14,732   $   2,702
Depreciation and amortization....         689         844         716           260        1,492      7,950         468


                                    MARCH 31,
                                      1999
                                   -----------

INCOME STATEMENT DATA:
Net sales........................   $ 106,842
Gross profit.....................      32,134
Selling, delivery, general and
  administrative expenses........      23,151
Interest expense.................       4,346
Income (loss) before income
  taxes..........................       1,018
Net income (loss)................         190
BALANCE SHEET DATA (END OF
  PERIOD):
Total assets.....................   $ 366,766
Total debt.......................     185,260
OTHER DATA:
EBITDA(1)........................   $   8,301
Depreciation and amortization....       2,937

------------------------------

(1) EBITDA represents income before interest, income taxes, extraordinary charge, depreciation and amortization, special charges, stock option compensation expense and certain non-recurring expenses related to acquisitions. While we do not intend for EBITDA to represent cash flow from operations as defined by GAAP and we do not suggest that you consider it as an indicator of operating performance or an alternative to cash flow or operating income (as measured by GAAP) or as a measure of liquidity, we include it herein to provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." We believe EBITDA provides investors and analysts in the building materials industry the necessary information to analyze and compare our historical results on a comparable basis with other companies on the basis of operating performance, leverage and liquidity. However, as EBITDA is not defined by GAAP, it may not be calculated on the same basis as other similarly titled measures of other companies within the building materials industry.

            SUMMARY CONSOLIDATED HISTORICAL FINANCIAL DATA OF ATRIUM
                             (PREVIOUS REGISTRANT)

    The summary consolidated historical financial data set forth below as of and for each of the four years in the four-year period ended December 31, 1997 and as of and for the period from January 1, 1998 to October 2, 1998 were derived from Atrium's (previous registrant) audited consolidated financial statements. The summary consolidated historical financial data as of and for the period ended September 30, 1997 were derived from Atrium's (previous registrant) unaudited consolidated financial statements, which in the opinion of management reflect all the adjustments necessary for fair presentation of results for such periods. The summary consolidated historical financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements, related notes and other financial information included elsewhere in this prospectus.

                                                                                                PERIOD ENDED
                                                     YEAR ENDED DECEMBER 31,             --------------------------
                                           --------------------------------------------                 OCTOBER 2,
                                              1994        1995       1996       1997                       1998
                                           -----------  ---------  ---------  ---------                 -----------
                                                                                         SEPTEMBER 30,
                                                                                             1997
                                                                                         -------------
                                                      (DOLLARS IN THOUSANDS)              (UNAUDITED)
INCOME STATEMENT DATA:
Net sales................................   $ 123,571   $ 135,478  $ 156,269  $ 186,764    $ 139,793     $ 167,418
Gross profit.............................      37,999      41,503     53,928     65,463       50,137        58,183
Selling, delivery, general and
  administrative expenses................      26,895      29,303     34,815     44,486       33,114        37,704
Interest expense.........................         355       2,753      4,786     11,523        8,542         9,545
Income (loss) before income taxes........       9,795       3,393      8,078     10,235        9,353        (2,069)
Net income (loss)........................       9,191       1,849      4,203      6,167        5,868        (4,862)

BALANCE SHEET DATA (END OF PERIOD):
Total assets.............................   $  58,507   $  48,569  $  74,750  $  83,375    $  91,823     $ 121,703
Total debt...............................       6,786      49,000    100,000    100,000      102,962       118,985

OTHER DATA:
EBITDA(1)................................   $  16,094   $  17,070  $  21,463  $  25,842    $  20,279     $  22,055
Depreciation and amortization............       1,678       2,087      5,228      3,585        2,384         3,246

------------------------------

(1) EBITDA represents income before interest, income taxes, extraordinary charge, depreciation and amortization, special charges, stock option compensation expense and certain non-recurring expenses related to acquisitions. While we do not intend for EBITDA to represent cash flow from operations as defined by GAAP and we do not suggest that you consider it as an indicator of operating performance or an alternative to cash flow or operating income (as measured by GAAP) or as a measure of liquidity, we include it herein to provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." We believe EBITDA provides investors and analysts in the building materials industry the necessary information to analyze and compare our historical results on a comparable basis with other companies on the basis of operating performance, leverage and liquidity. However, as EBITDA is not defined by GAAP, it may not be calculated on the same basis as other similarly titled measures of other companies within the building materials industry.

            UNAUDITED SUMMARY PRO FORMA CONSOLIDATED FINANCIAL DATA

    We present below the unaudited summary pro forma consolidated financial data for Atrium. The unaudited summary pro forma consolidated financial data are derived from the audited and unaudited historical financial statements listed in the Index to Financial Statements on page F-1 and certain unaudited historical financial statements of other acquired businesses. The unaudited summary pro forma consolidated income statement and other data for the year ended December 31, 1998 give effect to the Atrium transactions as if they had occurred on January 1, 1998. The unaudited summary pro forma consolidated income statement and other data for the three months ended March 31, 1999 gives effect to the acquisitions of Delta, Heat and Champagne and the offering of the outstanding notes and our use of the proceeds as if they occurred on January 1, 1999. The unaudited pro forma consolidated balance sheet data gives effect to the Heat and Champagne acquisitions and the offering of the outstanding notes and our use of the proceeds as if they had occurred on March 31, 1999.

    The unaudited summary pro forma consolidated financial data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Atrium transactions had been consummated on the dates indicated nor are they necessarily indicative of the results that may be expected or achieved in the future. See also "Risk Factors-- Substantial Leverage and Debt Service," "Unaudited Pro Forma Consolidated Financial Statements," and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the financial statements, related notes and other financial information included elsewhere in this prospectus.

                                                                                 THREE MONTHS
                                                                                 ENDED MARCH       YEAR ENDED
                                                                                   31, 1999     DECEMBER 31, 1998
                                                                                --------------  -----------------
                                                                                     (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
  Net sales...................................................................    $  123,287       $   493,079
  Gross profit................................................................        37,362           156,367
  Selling, delivery, general and administrative expenses......................        29,506           106,445
  Income from operations......................................................         4,065            33,117
  Income (loss) before income taxes...........................................        (3,736)              983

OTHER DATA:
  EBITDA(1)...................................................................    $    9,336       $    55,214
  Adjusted EBITDA(2)..........................................................        10,347            59,255
  Depreciation and amortization...............................................         5,202            13,072
  Stock option compensation expense...........................................            --             9,257
  Cash interest expense.......................................................         7,393            29,894
  Capital expenditures........................................................         1,330            10,283
  Ratio of adjusted EBITDA to cash interest expense...........................          1.4x              2.0x
  Ratio of total debt to adjusted EBITDA......................................            --              5.1x


                                                                                      AS OF MARCH 31, 1999
                                                                                ---------------------------------
                                                                                    ACTUAL          PRO FORMA
                                                                                --------------  -----------------
                                                                                     (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
  Working capital(3)..........................................................    $   67,820       $    78,628
  Total assets................................................................       366,766           474,372
  Total debt..................................................................       185,260           308,656
  Stockholder's equity........................................................       133,253           110,417

------------------------

(1) EBITDA represents income before interest, income taxes, extraordinary charge, depreciation and amortization, special charges, stock option compensation expense and certain non-recurring expenses related to acquisitions. While we do not intend for EBITDA to represent cash flow from operations as defined by GAAP and we do not suggest that you consider it as an indicator of operating performance or an alternative to cash flow or operating income (as measured by GAAP) or as a measure of liquidity, we include it herein to provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." We believe EBITDA provides investors and analysts in the building materials industry the necessary information to analyze and compare our results on a comparable basis with other companies on the basis of operating performance, leverage and liquidity. However, as EBITDA is not defined by GAAP, it may not be calculated on the same basis as other similarly titled measures of other companies within the building materials industry.

(2) Adjusted EBITDA is calculated as follows:

                                                                       MARCH 31,   DECEMBER 31,
                                                                         1999          1998
                                                                      -----------  ------------
EBITDA..............................................................   $   9,336    $   55,214
Elimination of non-recurring transaction costs and certain general
  and administrative expenses of Heat...............................         130           520
Cost savings related to new supply agreements on raw materials of
  Heat..............................................................         298         1,190
Cost savings related to new supply agreements on raw materials of
  Champagne.........................................................          85           341
Cost savings related to the consolidation of Atrium's wood
  operations, including raw material and logistics savings and the
  elimination of certain general and administrative expenses........         498         1,990
                                                                      -----------  ------------
Adjusted EBITDA.....................................................   $  10,347    $   59,255
                                                                      -----------  ------------
                                                                      -----------  ------------

    While we do not intend for adjusted EBITDA to represent cash flow from operations as defined by GAAP and we do not suggest that you consider it as an indicator of operating performance or an alternative to cash flow or operating income (as measured by GAAP) or as a measure of liquidity, we include it herein to provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(3) Computed as current assets less current liabilities, excluding current portion of notes payable.

                                  RISK FACTORS

    AN INVESTMENT IN THE EXCHANGE NOTES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO INVEST IN THE EXCHANGE NOTES.

OUR SUBSTANTIAL LEVERAGE AND DEBT SERVICE COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE EXCHANGE NOTES.

    We have a significant amount of debt. On a pro forma basis, after giving effect to the Heat and Champagne acquisitions and the offering of the outstanding notes and our use of the proceeds, at March 31, 1999, we would have had approximately $308.7 million of consolidated debt outstanding, of which approximately $136.3 million would have been senior indebtedness (exclusive of unused commitments under our revolving credit facility), which includes approximately $1.3 million of senior indebtedness of our subsidiaries (exclusive of their guarantee of approximately $135.0 million of our senior indebtedness) and our total consolidated debt, as a percentage of capitalization, would have been approximately 74%.

    Our high level of indebtedness could have important consequences to you. For example, it could:

    - limit our ability to obtain additional financing to fund our growth strategy, working capital, capital expenditures, debt service requirements or other purposes;

    - limit our ability to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to make principal payments and fund debt service requirements;

    - increase our vulnerability to interest fluctuations because, on a pro forma basis, after giving effect to the Heat and Champagne acquisitions and the offering of the outstanding notes and our use of the proceeds, approximately $71.5 million of our debt would have been at variable interest rates as of March 31, 1999;

    - limit our ability to compete with others who are not as highly leveraged as we are; and

    - limit our ability to react to changing market conditions, changes in our industry and economic downturns.

    Our ability to meet our debt service obligations and to satisfy our other obligations will depend upon our future operating performance. If in the future we cannot generate sufficient cash from operations to make scheduled payments on the exchange notes or to meet our other obligations, we will need to refinance our debt, obtain additional debt or equity financing or sell assets. To the extent we need to sell significant assets to make scheduled payments on the exchange notes or meet our other obligations, such sales would have a material adverse effect on our business, operating results or financial condition.

OUR EXISTING DEBT AGREEMENTS IMPOSE SIGNIFICANT RESTRICTIONS ON US.

    The operating and financial restrictions and covenants in our existing debt agreements, including the indenture governing the exchange notes and our credit facility, and any future financing agreements may adversely affect our ability to finance future operations or capital needs or to engage in other business activities. A breach of any of these restrictions or covenants could cause a default under our debt, including the exchange notes. Such a default may trigger defaults under our other debt instruments that contain cross-acceleration or cross-default provisions. A significant portion of our indebtedness then may become immediately due and payable. We are not certain whether we would have, or be able to obtain, sufficient funds to make these accelerated payments, including payments on the exchange notes.

WE MAY NOT BE ABLE TO INTEGRATE SUCCESSFULLY THE HEAT AND CHAMPAGNE BUSINESSES AND OTHER BUSINESSES THAT WE MAY ACQUIRE IN THE FUTURE.

    Our future performance will depend heavily on our ability to integrate the Heat and Champagne businesses and other businesses that we may acquire in the future. In order to integrate the newly acquired businesses into our business, we must integrate manufacturing facilities, extend our financial and management controls and operating, administrative and information systems in a timely manner and on satisfactory terms and conditions. We cannot assure you that we will be able to integrate the Heat and Champagne businesses or other businesses that we may acquire in the future or that we will be able to realize projected cost savings and synergies in connection with such acquisitions on the timetable contemplated or at all.

    Furthermore, the costs of the acquisitions of Heat and Champagne and of acquisitions of other businesses that we may consummate in the future could have an adverse effect on short-term operating results. Such costs could include:

    - restructuring charges associated with the acquisitions; and

    - other expenses associated with a change of control, as well as non-recurring acquisition costs including accounting and legal fees, investment banking fees, recognition of transaction-related obligations and various other acquisition-related costs.

    The integration of the Heat and Champagne businesses or other newly acquired companies may also lead to diversion of management attention from other ongoing business concerns. In addition, we may need to recruit additional managers to supplement the incumbent management of newly acquired companies but we may not have the ability to recruit additional managers with the skills necessary to enhance the management of the acquired companies.

THE EXCHANGE NOTES WILL BE SUBORDINATE TO ALL OF OUR EXISTING AND FUTURE SENIOR INDEBTEDNESS AND THE GUARANTEES WILL BE SUBORDINATE TO ALL EXISTING AND FUTURE SENIOR INDEBTEDNESS OF THE GUARANTORS.

    The exchange notes will be subordinate to all of our existing and future senior indebtedness. The guarantees will be subordinate to all existing and future senior indebtedness of the guarantors. On a pro forma basis, after giving effect to the Heat and Champagne acquisitions and the offering of the outstanding notes and our use of the proceeds, at March 31, 1999, we would have had approximately $136.3 million of senior indebtedness outstanding, exclusive of unused commitments under our revolving credit facility, and the guarantors would have had approximately $1.3 million of senior indebtedness outstanding, exclusive of their guarantee of approximately $135.0 million of our senior indebtedness.

    In the event of our bankruptcy, liquidation or dissolution, our assets would be available to pay obligations on the exchange notes only after all payments had been made on our senior indebtedness. Similarly, in the event of bankruptcy, liquidation or dissolution of any guarantor, its assets would be available to pay obligations on the exchange notes only after all payments had been made on its senior indebtedness. We cannot assure you that sufficient assets will remain to make any payments on the exchange notes. In addition, certain events of default under our and the guarantors' senior indebtedness would prohibit us and the guarantors from making any payments on the exchange notes or the guarantees.

WE MAY BE UNABLE TO PASS ON TO CUSTOMERS FLUCTUATIONS IN RAW MATERIAL COSTS AND SUPPLY, AND INTERRUPTIONS OF OPERATIONS AT ANY OF OUR MANUFACTURING FACILITIES OR SUPPLIERS' DELAYS MAY ADVERSELY AFFECT OUR BUSINESS.

    We purchase aluminum, vinyl, wood, glass and other raw materials from various suppliers. While all of these materials are available from numerous independent suppliers, commodity raw materials are subject to fluctuations in price. We cannot assure you that severe shortages of such materials will not occur in the future, which could increase the cost of, or delay the shipment of, our products and have a material adverse effect on our operating results. In addition, we may be unable to pass on to customers gradual increases in raw material prices. Moreover, sharp increases in raw material prices are more difficult to pass through to the customer in a short period of time and may negatively impact our short-term financial performance.

    In addition, loss of or interruptions of operations at any of our manufacturing facilities or suppliers experiencing delays or generating higher costs could have an adverse effect on our business, operating results or financial condition.

WE OPERATE IN A VERY COMPETITIVE BUSINESS ENVIRONMENT.

    We compete with other national and regional manufacturers in our markets, including Reliant Building Products, Inc., Nortek Inc., Andersen Corporation, American Architectual Products Company and Pella Corporation in the window market, and Premdor, Inc. and Jeld-Wen in the door market. Certain of our principal competitors may be less highly-leveraged than we are and have greater financial resources than we do. Accordingly, such competitors may be better able to withstand changes in conditions within the industries in which we operate and may have significantly greater operating and financial flexibility than we do.

    As a result of the competitive environment in the markets in which we operate, we face and will continue to face pressure on sales prices of our products from competitors, as well as from large customers. As a result of such pricing pressures, we may in the future experience reductions in the profit margins on sales, or may be unable to pass future raw material price or labor cost increases on to our customers which would also reduce profit margins. We cannot assure you that we will not encounter increased competition in the future which could have a material adverse effect on our business, operating results or financial condition.

WE HAVE BEEN, AND MAY IN THE FUTURE BE, SUBJECT TO CLAIMS AND LIABILITIES UNDER ENVIRONMENTAL, HEALTH AND SAFETY LAWS AND REGULATIONS.

    Our past and present operations and assets are subject to extensive federal, state, local and foreign environmental laws and regulations pertaining to the discharge of materials into the environment, the handling and disposal of wastes, including solid and hazardous wastes, or otherwise relating to health, safety and protection of the environment. We do not expect to make any expenditures with respect to ongoing compliance with or remediation under these environmental laws and regulations that would have a material adverse effect on our business, operating results or financial condition. However, the applicable requirements under the law may change at any time.

    The nature of our past and present operations and assets expose us to the risk of claims under these environmental, health and safety laws and regulations. We cannot assure you that material costs or liabilities will not be incurred in connection with such claims. We have been subject to such claims in the course of our operations, and have made expenditures to address these known conditions in a manner consistent with applicable laws and regulations. Based on our experience to date, we do not believe that these existing claims will have any further material adverse effect on our business, operating results or financial condition. We cannot assure you, however, that the discovery of presently unknown environmental conditions, changes in environmental, health, and safety laws and regulations or other unanticipated events will not give rise to claims that may involve material expenditures or liabilities.

    Prior to 1993 we received correspondence in which we were named as potentially responsible parties at two Superfund sites, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended or comparable state statutes. In one instance, we have entered into a settlement and in the other instance, the group of potentially responsible parties has negotiated a proposed remediation plan which has been approved by the relevant state agency and is being reviewed by the United States Environmental Protection Agency. Based on the actions taken to date and our current insurance coverage, we believe that any liability associated with the Superfund sites does not currently have and will not have a material adverse effect on our business, operating results or financial condition.

However, because the Comprehensive Environmental Response, Compensation and Liability Act provides for strict, and sometimes joint and several liability, we cannot assure you that the liabilities in question will not result in material expenditures in the future.

TRENDS IN THE HOUSING SECTOR AND IN GENERAL ECONOMIC CONDITIONS DIRECTLY IMPACT OUR FINANCIAL PERFORMANCE.

    Demand in the window and door manufacturing and distribution industry is influenced by new home construction activity. For the year ended December 31, 1998, we estimate that approximately 42% of our pro forma net sales were related to new home construction. Trends in the housing sector directly impact our financial performance. Accordingly, the strength of the U.S. economy, the age of existing home stock, job growth, interest rates, consumer confidence and the availability of consumer credit, as well as demographic factors such as the migration into the United States and migration of the population within the United States have a direct impact on our business. Cyclical declines in new housing starts may have a material adverse effect on our business, operating results or financial condition.

OUR BUSINESS WOULD BE SERIOUSLY IMPAIRED IF WE LOST OUR CURRENT RELATIONSHIP WITH THE HOME DEPOT.

    We have a significant relationship with The Home Depot, one of the largest home center retailers. The Home Depot accounted for approximately 23% of our pro forma net sales for the year ended December 31, 1998. Our operating and financial performance is currently dependent, in part, upon our relationship with this customer. We cannot assure you that we will be able to maintain such relationship consistent with historic levels or at all.

OUR BUSINESS IS SUBJECT TO SEASONALITY.

    Markets for our building-related products are seasonal. Historically, our window business has experienced increased sales in the second and third quarters of the year due to increased construction during those periods. Because interior construction and repair increase during the winter months, the first and fourth quarters of the year have historically been peak seasons for our door products, particularly our interior doors. We cannot assure you that these seasonal trends will not have a material adverse effect on our business, operating results or financial condition.

THE LOSS OF CERTAIN KEY OFFICERS OR EMPLOYEES OR INABILITY TO FIND A CHIEF EXECUTIVE OFFICER COULD ADVERSELY EFFECT US.

    The success of our business is materially dependent upon the continued services of certain of our key officers and employees. The loss of such key personnel could have a material adverse effect on our business, operating results or financial condition. While we have non-competition agreements with certain key officers and employees, we cannot assure you that a court will find such agreements enforceable under applicable state law.

    In addition, we are currently engaged in a search for a chief executive officer. We cannot assure you that we will find a suitable candidate in the near future or that such candidate will be able to effectively manage our business, but we believe that our current management structure is sufficient to operate our business.

OUR BUSINESS MAY BE ADVERSELY AFFECTED BY POTENTIAL LABOR DISPUTES.

    Approximately 36% of our hourly employees are covered by three-year collective bargaining agreements which expire in 2001. We cannot assure you that we will not experience work stoppages or slowdowns in the future. In addition, we cannot assure you that our non-union facilities will not become subject to labor union organizing efforts or that labor costs will not materially increase.

WE MAY NOT BE ABLE TO PROTECT OUR PROPRIETARY RIGHTS OR REGISTER OUR SIGNIFICANT MARKS.

    We rely on a combination of patent, copyright and trademark laws, trade secrets, confidentiality and non-disclosure agreements and other contractual provisions to protect our proprietary rights, measures that provide only limited protection. We cannot assure you that our means of protecting our proprietary rights will be adequate or that competitors will not independently develop similar technologies.

    We have applied to register certain of our trademarks. We cannot assure you that we will obtain registrations of principal marks in key markets. Failure to obtain registrations could compromise our ability to protect our trademarks and brands and could increase the risk of challenge from third parties to our use of our trademarks and brands. Our failure to enforce and protect our intellectual property rights or obtain from third parties the right to use necessary intellectual property could have a material adverse effect on our business, operating results or financial condition.

THE YEAR 2000 PROBLEM WILL REQUIRE SIGNIFICANT EXPENDITURES AND COULD DISRUPT OUR OPERATIONS, IMPACTING OUR REVENUES.

    We are assessing the impact of the Year 2000 problem and have or intend to modify portions of our hardware and software so that our computer systems will function properly with respect to dates in the Year 2000 and thereafter. Much of our assessment efforts have involved and depends on inquiries with our major suppliers and customers as to their Year 2000 compliance. Substantially all of our major suppliers and customers have indicated that their Year 2000 testing and remediation programs are complete or will be complete by the end of the third quarter of 1999. We have not, however, tested or independently verified the Year 2000 compliance of our major suppliers and customers.

    We face certain risks related to the Year 2000 problem including potential disruptions in our operations due to Year 2000 problems with our systems, potential disruptions in material supply due to Year 2000 problems with our suppliers' systems and potential loss of sales or delayed cash collections in the event of Year 2000 problems with our customers' systems. Although we have not formalized a contingency plan to address the problems associated with these risks, there are several factors that we believe may mitigate potential Year 2000 problems. Because our business has only recently been computerized, we believe we can run our business without significant interruptions using manual labor and "paper" systems in the event of a Year 2000 problem with our systems. In addition, because we source our materials from several suppliers, we believe we have decreased the likelihood that a Year 2000 disruption at one of our suppliers will materially interrupt our material supply. Although we believe these factors mitigate our Year 2000 risks, we cannot assure you that problems arising from these risks will not have a material adverse effect on our business, operating results or financial condition.

    Although we believe that the Year 2000 problem will not pose significant operational problems for us, we cannot assure you that our computer systems or the computer systems of companies we acquire or the computer systems of other companies with whom we conduct business will be Year 2000 compliant prior to December 31, 1999. Furthermore, we cannot assure you that the inability of any such systems to process accurately Year 2000 data will not have a material adverse effect on our business, operating results or financial condition.

WE MAY NOT HAVE SUFFICIENT FUNDS TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE OR OTHER AMOUNTS PAYABLE UPON A CHANGE OF CONTROL.

    Upon the occurrence of a change of control, we will be required to offer to purchase all of the outstanding exchange notes. Furthermore, a change of control will result in an event of default under our credit facility, permitting the lenders to accelerate all unpaid amounts, in which case such indebtedness would be required to be repaid in full before repurchase of the exchange notes. We cannot assure you we will have funds available to pay the accelerated amounts and to repurchase the exchange notes.

    In addition, a change of control under our indenture will also constitute a change of control for purposes of the indenture governing the discount debentures issued by our parent, Atrium Corporation. In such case, Atrium Corporation will be required to repurchase the discount debentures.

GEIPPPII AND ARDSHIEL, OUR CONTROLLING STOCKHOLDERS, HAVE A SIGNIFICANT INFLUENCE OVER OUR MANAGEMENT AND POLICIES AND THEIR INTERESTS MAY DIFFER FROM THE INTERESTS OF HOLDERS OF THE EXCHANGE NOTES.

    GEIPPPII and Ardshiel own approximately 97% of the outstanding shares of common stock of our ultimate parent, D and W Holdings, Inc. As a result of this ownership and the provisions of the stockholders agreement executed by the stockholders of D and W Holdings, GEIPPPII and Ardshiel are able to direct the election of 8 of the 9 members of the Board of Directors of D and W Holdings and therefore direct our management and policies. The interests of GEIPPPII and Ardshiel may differ from the interests of holders of the exchange notes. The stockholders agreement also provides that we cannot take certain actions without obtaining the prior written consent of GEIPPPII and that D and W Holdings will cause us to make dividend payments to make interest and principal payments on, or to repurchase, redeem or repay, the discount debentures.

AN ACTIVE TRADING PUBLIC MARKET MAY NOT DEVELOP FOR THE EXCHANGE NOTES CAUSING DIFFICULTIES FOR YOU IF YOU TRY TO RESELL THE EXCHANGE NOTES.

    There is no established trading market for the exchange notes or the outstanding notes. Although the initial purchaser of the outstanding notes has informed us that it intends to make a market in the outstanding notes and the exchange notes, it has no obligation to do so and may discontinue making a market at any time without notice. Furthermore, we do not intend to apply for listing of the exchange notes on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

    The liquidity of and trading market for the exchange notes depends upon the number of holders of the exchange notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the exchange notes, and other factors. As a result, we cannot assure you as to the development of a liquid trading market for the exchange notes.

UNDER CERTAIN CIRCUMSTANCES, A COURT COULD SUBORDINATE OR AVOID ANY OF THE GUARANTEES.

    Although laws differ among various jurisdictions, in general, under federal bankruptcy laws and comparable provisions of state fraudulent conveyance laws, under certain circumstances a court could subordinate or avoid any of the guarantees.

    If a court avoided a guarantee as a result of fraudulent conveyance, or held it unenforceable for any other reason, holders of the exchange notes would cease to have a claim against the relevant guarantor and would be solely creditors of Atrium and the other guarantors.

    We believe that the guarantees are being incurred for proper purposes and in good faith. This belief is based on our analysis of internal cash flow projections and estimated values of assets and liabilities of the guarantors at the time of this offering. We cannot assure you, however, that a court passing on these issues would make the same determination.

                           FORWARD-LOOKING STATEMENTS

    This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. We caution prospective investors that forward-looking statements are not guarantees of future performance. These forward-looking statements are subject to risks, uncertainties, and assumptions about us, including, among other things:

    - our anticipated growth strategies;

    - our ability to integrate acquired businesses, including, but not limited to, Heat and Champagne;

    - our intention to introduce new products;

    - anticipated trends in our businesses and the economy, including trends in the markets for windows and doors, the availability of consumer credit, interest rates, employment, levels of consumer confidence, consumer preferences, new housing starts, raw material costs and pricing pressures;

    - our future capital expenditures; and

    - our ability to continue to control costs and maintain quality.

    Many of these factors are beyond our control, and our actual results could differ materially from those discussed in these statements. In light of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements or the reasons why actual results may differ, whether as a result of new information, future events or otherwise.

                                USE OF PROCEEDS

    This exchange offer is intended to satisfy certain of our obligations under the registration rights agreement entered in connection with the offering of the outstanding notes. We will not receive any cash proceeds from the exchange offer. In consideration for issuing the exchange notes, we will receive outstanding notes in like principal amount. We will cancel all outstanding notes surrendered in exchange for the exchange notes. Accordingly, issuance of the exchange notes will not result in any change in our indebtedness.

    In addition to financing the acquisitions of Heat and Champagne, we used the $172.4 million of net proceeds from the offering of the outstanding notes to:

    - repay certain of our borrowings under our credit facility, including accrued interest through date of repayment,

    - retire our remaining existing senior subordinated notes including accrued interest through the date of repayment and repurchase premium,

    - fund a distribution to Atrium Corporation to repurchase a portion of the discount debentures, including accreted discount through the date of repurchase, held by GEIPPPII and an affiliate of Ardshiel, and

    - pay transaction fees and expenses.

                               THE EXCHANGE OFFER

    The following discussion summarizes the material terms of the exchange offer, including those set forth in the letter of transmittal distributed with this prospectus. This summary is qualified, in its entirety by reference to the full text of the documents underlying the exchange offer, including the indenture and the registration rights agreement governing the exchange notes, which are exhibits to the exchange offer registration statement of which this prospectus is a part.

GENERAL

    In connection with the sale of the outstanding notes to the initial purchaser, we entered into a registration rights agreement, dated May 17, 1999, with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated as initial purchaser.

    The registration rights agreement requires among other things that we:

    - file with the Commission within 60 days after the original issue date of the outstanding notes a registration statement under the Securities Act in connection with the issue of the exchange notes;

    - use our best efforts to cause the registration statement relating to such registered exchange offer to become effective under the Securities Act within 180 days after the original issue date of the outstanding notes;

    - use our best efforts to have the registration statement relating to the exchange offer to remain effective until the closing of the exchange offer;

    - use our best efforts to commence the exchange offer and cause such exchange offer to be consummated within 210 days after the original issue date of the outstanding notes; and

    - upon the effectiveness of the exchange offer registration statement, commence the exchange offer and keep the exchange offer open for not less than 20 business days, or longer if required by applicable law.

    If we consummate this exchange offer within the required time periods, we will satisfy our obligations under the registration rights agreement. This prospectus, together with the letter of transmittal, is being sent to all beneficial holders of the outstanding notes known to us.

    In addition, we agreed, under the registration rights agreement, to file a shelf registration statement pursuant to Rule 415 under the Securities Act, if:

    - applicable law or the Commission's policy do not permit us to effect the exchange offer;

    - for any other reason the exchange offer is not consummated within 210 days after the original issuance date of the outstanding notes;

    - any holder of outstanding notes notifies us within 20 business days after the commencement of the exchange offer that (1) due to a change in applicable law or the Commission's policy it is not entitled to participate in the exchange offer or it may not resell the exchange notes without delivering a prospectus and the appropriate prospectus is not available or (2) is a broker-dealer and owns outstanding notes acquired directly from us or one of our affiliates; or

    - the holders of a majority of outstanding notes may not resell the exchange notes without restriction under the Securities Act and under applicable blue sky or state securities law.

    We have agreed to use our best efforts to cause such shelf registration statement to become effective under the Securities Act as soon as practicable but in no event later than 60 days after the filing of the shelf registration statement. In addition, we agreed to use our best efforts to keep such shelf registration statement continually effective, supplemented and amended for a period of at least two years following the effective date of the shelf registration statement, or such shorter period as will terminate when all outstanding notes covered by such shelf registration statement have been sold.

    Except as we have described, this prospectus may not be used for any offer to resell, resale or other transfer of exchange notes.

    Except as described above, after consummation of the exchange offer, holders of outstanding notes will have no registration or exchange rights under the registration rights agreement.

REGISTRATION DEFAULTS; LIQUIDATED DAMAGES

    If either of the following registration defaults occur, we have agreed to pay liquidated damages to each affected holder of outstanding notes:

    - the registration statement related to the exchange offer or shelf registration statement is not timely filed or declared effective or ceases to be effective or fails to be usable for its intended purpose without being succeeded immediately by an additional registration statement covering all outstanding notes that is filed and is declared effective, or

    - if the exchange offer has not been consummated on or prior to the 30th day after the effective date.

    Liquidated damages will accrue and become payable on the outstanding notes as follows:

    - with respect to the first 90-day period while a registration default is continuing immediately following the occurrence of such registration default, in an amount equal to 0.25% per annum of the principal amount of the outstanding notes; and

    - the amount of liquidated damages will increase by an additional 0.25% per annum of the principal amount of the outstanding notes for each subsequent 90-day period while a registration default is continuing until all registration defaults have been cured, up to an aggregate maximum amount of 1.00% per annum of the principal amount of the outstanding notes.

    Liquidated damages shall be computed based on the actual number of days elapsed during which any such registration default exists. Following the cure of a registration default, the accrual of liquidated damages with respect to such registration default will cease.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

    The expiration date shall mean 5:00 p.m., New York City time, on
            , 1999, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date will be the latest date and time to which the exchange offer is extended.

    To extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice, followed by a public announcement thereof no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. In no event will the expiration date be extended to a date more than 30 days after effectiveness of the registration statement.

    We reserve the right, in our reasonable judgment:

        (1) to delay accepting any outstanding notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions described below have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent, or

        (2) to amend the terms of the exchange offer in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement.

TERMS OF THE EXCHANGE OFFER

    Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time on the expiration date. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. Holders of the outstanding notes may tender some or all of their outstanding notes pursuant to the exchange offer.

    The exchange notes will evidence the same debt as the outstanding notes and will be entitled to the benefits of the indenture. The form and terms of the exchange notes are substantially the same as the form and terms of the outstanding notes, except that:

    - the exchange notes have been registered under the Securities Act and thus will not bear legends restricting their transfer; and

    - holders of the exchange notes generally will not be entitled to certain rights under the registration rights agreement or liquidated damages, which rights generally will terminate after consummation of the exchange offer.

    Holders of outstanding notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law or the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Exchange Act, as amended and the rules and regulations of the Commission thereunder, including Rule 14e-1.

    We shall be deemed to have accepted validly tendered outstanding notes when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders pursuant to the exchange agent agreement for the purpose of receiving the exchange notes from us.

    If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, the certificates for any such unaccepted outstanding notes will be returned, without expense, to the tendering holder as promptly as practicable after the expiration date.

    Holders who tender their outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes in connection with the exchange of outstanding notes in the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See "--Fees and Expenses."

INTEREST ON EXCHANGE NOTES

    Each exchange note will bear interest from May 17, 1999. Holders of the outstanding notes whose outstanding notes are accepted for exchange will not receive:

    - accrued interest on such outstanding notes for any period from and after the last interest payment date to which interest has been paid for on such outstanding notes prior to the original issue date of the exchange notes, or

    - if no such interest has been paid, will not receive any accrued interest on such outstanding notes, and will be deemed to have waived the right to receive any interest on such outstanding notes accrued from and after such interest payment date, or if no such interest has been paid or duly provided for, from and after May 17, 1999.

    Interest on the exchange notes will be payable semi-annually on May 1 and November 1 of each year, commencing November 1, 1999.

PROCEDURES FOR TENDERING OUTSTANDING NOTES

    Only holders of outstanding notes may tender such outstanding notes in the exchange offer. To tender in the exchange offer, a holder must:

    - complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal,

    - have the signatures guaranteed if required by the letter of transmittal, and

    - mail or otherwise deliver such letter of transmittal or such facsimile, together with the outstanding notes and any other required documents, to the exchange agent so as to be received by the exchange agent at the address set forth below prior to 5:00 p.m., New York City time, on the expiration date.

    Delivery of the outstanding notes may be made by book-entry transfer of such outstanding notes into the exchange agent's account at The Depository Trust Company in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the exchange agent prior to the expiration date.

    By executing the letter of transmittal, each holder will make to us the representation described below in the first paragraph under the heading "--Resale of Exchange Notes."

    The tender by a holder and our acceptance will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

    The method of delivery of outstanding notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holder. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or outstanding notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions on their behalf.

    Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf.

    Signatures on the letter of transmittal or a notice of withdrawal must be guaranteed by an "eligible institution", which is defined below, unless the outstanding notes tendered:

    - are signed by the registered holder, unless such holder has completed the box entitled "Special Exchange Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

    - are tendered for the account of an eligible institution.

    In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act. Any of the entities described in the prior sentence is an eligible institution.

    If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed in that letter, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such outstanding notes, with the signature guaranteed by an eligible institution.

    If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers or corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of its authority to so act must be submitted with the letter of transmittal.

    All questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

    Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine. Although we intend to notify holders of outstanding notes of defects or irregularities with respect to tenders of outstanding notes, neither we nor the exchange agent or any other person shall incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

BOOK-ENTRY DELIVERY PROCEDURES

    Promptly after the date of this prospectus, the exchange agent will establish accounts with respect to the outstanding notes at The Depository Trust Company, which will be the book-entry transfer facility for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility systems may make book-entry delivery of the outstanding notes by causing The Depository Trust Company to transfer such outstanding notes into the exchange agent's account at such book-entry transfer facility in accordance with such book-entry transfer facility's procedures for such transfer. Timely book-entry delivery of outstanding notes pursuant to the exchange offer, however, requires receipt of a confirmation of a book-entry transfer prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent's account at the book-entry transfer facility, the letter of transmittal or a manually signed facsimile of the letter of transmittal, together with any required signature guarantees and any other required documents, or an agent's message, which is defined below, in connection with a book-entry transfer, must be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

TENDER OF OUTSTANDING NOTES HELD THROUGH THE DEPOSITORY TRUST COMPANY

    The exchange agent and The Depository Trust Company have confirmed that the exchange offer is eligible for The Depository Trust Company's Automated Tender Offer Program. Accordingly, participants in The Depository Trust Company's Automated Tender Offer Program may, instead of physically completing and signing the applicable letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange offer by causing The Depository Trust Company to transfer outstanding notes to the exchange agent in accordance with The Depository Trust Company's Automated

Tender Offer Program procedures for transfer. The Depository Trust Company will then send an agent's message to the exchange agent.

    The term agent's message means a message transmitted by The Depository Trust Company, received by the exchange agent and forming part of the book-entry confirmation, which states that The Depository Trust Company has received an expressed acknowledgment from a participant in The Depository Trust Company's Automated Tender Offer Program that is tendering outstanding notes which are the subject of such book-entry confirmation, that such participant has received and agrees to be bound by the terms of the applicable letter of transmittal or, in the case of an agent's message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery, and that we may enforce such agreement against such participant.

GUARANTEED DELIVERY PROCEDURES

    Holders who wish to tender their outstanding notes and:

        (1) whose outstanding notes are not immediately available;

        (2) who cannot deliver their outstanding notes, the letter of transmittal or any other required documents to the exchange agent; or

        (3) who cannot complete the procedures for book-entry transfer, prior to the expiration date, may effect a tender if:

            (a) the tender is made through an eligible institution;

            (b) prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery setting forth the name and address of the holder, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered, stating that the tender is being made and guaranteeing that, within three (3) New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile of the letter of transmittal, together with the certificate(s) representing the outstanding notes or a book-entry confirmation transfer of such outstanding notes into the exchange agent's account at The Depository Trust Company and all other documents required by the letter of transmittal, will be deposited by the eligible institution with the exchange agent; and

            (c) such properly completed and executed letter of transmittal or facsimile thereof, as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation transfer of such outstanding notes into the exchange agent's account at The Depository Trust Company and all other documents required by the letter of transmittal, are received by the exchange agent within three (3) New York Stock Exchange trading days after the expiration date.

    Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures described above.

WITHDRAWAL OF TENDERS

    Except as otherwise provided in this prospectus, tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

    To withdraw a tender of outstanding notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at the address set forth herein prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

    - specify the name of the person having deposited the outstanding notes to be withdrawn;

    - identify the outstanding notes to be withdrawn, including the certificate number(s) and principal amount of such outstanding notes, or, in the case of outstanding notes transferred by book-entry transfer, the name and number of the account at The Depository Trust Company to be credited;

    - be signed by the holder in the same manner as the original signature on the letter of transmittal by which such outstanding notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee under the indenture register the transfer of such outstanding notes into the name of the person withdrawing the tender; and

    - specify the name in which any such outstanding notes are to be registered, if different from that of the depositor.

    We will determine all questions as to the validity, form and eligibility, including time of receipt, of such notices. Our determination shall be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued unless the outstanding notes so withdrawn are validly retendered. Any outstanding notes which have been tendered but which are not accepted for exchange will be returned to such holder without cost as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above at any time prior to the expiration date.

CONDITIONS

    Despite any other term of the exchange offer, we shall not be required to accept for exchange any outstanding notes, and may terminate or amend the exchange offer as provided herein before the acceptance of such outstanding notes, if:

        (a) in the reasonable opinion of our counsel, the exchange offer or any of its parts violates any applicable law or any applicable policy of the Commission;

        (b) any action or proceeding has been instituted or threatened in any court or by any governmental agency which might materially impair our ability to proceed with the exchange offer or any material adverse development has occurred in any such action or proceeding with respect to us;

        (c) any governmental approval has not been obtained, which approval we shall deem necessary for the consummation of the exchange offer as contemplated hereby; or

        (d) none of the outstanding notes have been duly tendered in accordance with the terms of the exchange offer.

EXCHANGE AGENT

    State Street Bank and Trust Company will act as exchange agent for the exchange offer with respect to the outstanding notes.

    Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal for the outstanding notes and requests for copies of the notice of guaranteed delivery should be directed to the exchange agent, addressed as follows:

    By registered or certified mail or overnight courier:

        State Street Bank and Trust Company
       Corporate Trust Division
       P.O. Box 778
       Boston, MA 02102-0078
       Attn: Kellie Mullen

    By facsimile (for eligible institutions only): (617) 664-5290

    Confirm by telephone: (617) 664-5587
                       Kellie Mullen

FEES AND EXPENSES

    We will pay the expenses of soliciting outstanding notes for exchange. The principal solicitation is being made by mail by the exchange agent. However, additional solicitations may be made by telephone, facsimile or in person by our officers and regular employees and our affiliates and by persons so engaged by the exchange agent.

    We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses and pay other registration expenses, including fees and expenses of the trustee under the indenture, filing fees, blue sky fees and printing and distribution expenses.

    We will pay all transfer taxes applicable to the exchange of the outstanding notes pursuant to the exchange offer. If, however, certificates representing the exchange notes or the outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the outstanding notes tendered, or if tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of the outstanding notes pursuant to the exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other person, will be payable by the tendering holder.

ACCOUNTING TREATMENT

    The exchange notes will be recorded at the same carrying value as the outstanding notes, which is the aggregate principal amount or accrued value, as applicable, of the outstanding notes, as reflected in our accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized in connection with the exchange offer. The expenses of the outstanding notes offering and the exchange offer will be amortized over the term of the exchange notes.

RESALE OF EXCHANGE NOTES

    Based on these interpretations by the staff of the Commission, we believe that holders of the exchange notes issued pursuant to this exchange offer in exchange for outstanding notes may offer for resale, resell and otherwise transfer the exchange notes, other than such a holder who is a broker-dealer, without further compliance with the registration and prospectus delivery requirements of the Securities Act. This is true as long as such exchange notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate in a distribution within the meaning of the Securities Act of such exchange notes. Despite the above, any holder of outstanding notes may be subject to separate restrictions if it:

    - is our "affiliate" within the meaning of Rule 405 under the Securities
      Act;

    - does not acquire such exchange notes in the ordinary course of its business;

    - intends to participate in the exchange offer for the purpose of distributing exchange notes; or

    - is a broker-dealer who purchased such outstanding notes directly from us.

Holders of outstanding notes falling into any of the categories above:

    - will not be able to rely on the interpretations of the staff of the Commission set forth in the above-mentioned interpretive letters;

    - will not be permitted or entitled to tender such outstanding notes in the exchange offer; and

    - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such outstanding notes unless such sale is made pursuant to an exemption from such requirements.

    Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where those outstanding notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The Commission has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to exchange notes, other than a resale of an unsold allotment from the original sale of the outstanding notes, with this prospectus. Under the registration rights agreement, we are required during the period required by the Securities Act to allow broker-dealers and other persons with similar prospectus delivery requirements to use this prospectus in connection with the resale of such exchange notes.

    In addition, as described below, if any broker-dealer holds outstanding notes acquired for its own account, then such broker-dealer may be deemed a statutory "underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such exchange notes.

    Each holder of outstanding notes and each initial purchaser who is required to deliver a prospectus in connection with sales or market making activities, by acquisition of outstanding notes, agrees that, upon a receipt of notice from us that:

        (1) the issuance by the Commission of any stop order suspending the effectiveness of the exchange offer registration statement under the Securities Act or of the suspension by any state securities commission of the qualification of the outstanding notes from offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, or

        (2) the existence of any fact or the happening of any event that makes any statement of a material fact made in the registration statement or this prospectus, or any amendment or supplement to it or any document incorporated by reference herein untrue, or that requires the making of any additions or changes in the registration statement or this prospectus in order to make the statements in this prospectus, in light of the circumstances under which they were made, not misleading, such holder or person shall discontinue disposition of the outstanding notes pursuant to this prospectus until such holder or person has received copies of the supplemented or amended prospectus or such holder or person is advised in writing by us that use of the prospectus may be resumed and has received copies of any additional or supplemental filings that are incorporated by reference in the prospectus.

    In addition, each holder or person will be deemed to have agreed that it will either:

        (1) destroy any prospectuses, other than permanent file copies, then in such holder or person's possession which have been replaced by us with more recently dated prospectuses; or

        (2) deliver to us, at our expense, all copies, other than permanent file copies, then in such holder's or person's possession of the prospectus covering such outstanding notes that was current at the time of receipt of the suspension notice regarding the happening of any event described in part
    (2) of the prior paragraph.

We shall extend the time period regarding the effectiveness of the registration statement by a number of days equal to the number of days in the period from and including the date of delivery of the suspension notice regarding the happening of any event described in part (2) of the prior paragraph to the date of delivery of the supplement or amendment.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Any outstanding notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of outstanding notes. Following the consummation of the exchange offer, holders who did not tender their outstanding notes generally will not have any further registration rights under the registration rights agreement, and such outstanding notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such outstanding notes could be adversely affected.

    The outstanding notes are currently eligible for sale pursuant to Rule 144A through Private Offerings, Resales and Trading through Automated Linkages (PORTAL). Because we anticipate that most holders will elect to exchange such outstanding notes for exchange notes in the exchange offer due to the absence of restrictions on the resale of exchange notes, except for applicable restrictions on any holder of exchange notes who is our affiliate or is a broker-dealer which acquired the outstanding notes directly from us, under the Securities Act, we anticipate that the liquidity of the market for any outstanding notes remaining after the consummation of the exchange offer may be substantially limited.

    As a result of the making of this exchange offer, we will have fulfilled certain of our obligations under the registration rights agreement, and holders who do not tender their outstanding notes, with certain exceptions, will not have any further registration rights under the registration rights agreement or rights to receive liquidated damages for failure to register. Accordingly, any holder that does not exchange its outstanding notes for exchange notes will continue to hold the untendered outstanding notes and will be entitled to all the rights and subject to all the applicable limitations under the indenture.

    The outstanding notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities within the meaning of the Securities Act. Accordingly, such outstanding notes may be resold only:

    - to us or any of our subsidiaries;

    - inside the United States to a qualified institutional buyer in compliance with Rule 144A under the Securities Act;

    - inside the United States to an institutional "accredited investor", which term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, an "accredited investor" that, prior to such transfer, furnishes or has furnished on its behalf by a U.S. broker-dealer to the trustee under the indenture a signed letter containing certain representations and agreements relating to the restrictions on transfer, the form of which letter can be obtained from such trustee;

    - outside the United States in compliance with Rule 904 under the Securities Act;

    - pursuant to the exemption from registration provided by Rule 144 under the Securities Act, if available; or

    - pursuant to an effective registration statement under the Securities Act.

    Each accredited investor that is not a qualified institutional buyer and that is an original purchaser of any of the outstanding notes from the initial purchaser will be required to sign a letter confirming that such person is an accredited investor under the Securities Act and that such person acknowledges the transfer restrictions summarized in this prospectus.

OTHER

    Participation in the exchange offer is voluntary and holders of outstanding notes should carefully consider whether to accept the offer to exchange their outstanding notes. Holders of outstanding notes are urged to consult their financial and tax advisors in making their own decision on what action to take with respect to the exchange offer. We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

                                 CAPITALIZATION

    The following table sets forth our consolidated capitalization as of March 31, 1999 on an actual and a pro forma basis. You should refer to our unaudited pro forma consolidated financial statements and the financial statements, related notes and other financial information included elsewhere in this prospectus.

                                                                                                MARCH 31, 1999
                                                                                            -----------------------
                                                                                              ACTUAL     PRO FORMA
                                                                                            ----------  -----------
                                                                                            (DOLLARS IN THOUSANDS)
Current portion of long-term debt.........................................................  $    2,206   $   2,206
Long-term debt, excluding current maturities:
  Revolving credit facility...............................................................      10,700       5,098
  Term loans..............................................................................     142,930     127,930
  Existing senior subordinated notes......................................................      29,070          --
  Other...................................................................................         354       1,054
  Outstanding notes (net of unamortized debt discount of $2,632)..........................          --     172,368
                                                                                            ----------  -----------
    Total long-term debt..................................................................  $  185,260   $ 308,656
                                                                                            ----------  -----------
Stockholder's equity:
  Common stock, par value $.01 per share; 3,000 shares authorized; 100 shares
    outstanding...........................................................................  $       --   $      --
  Additional paid-in capital..............................................................     134,852     134,852
  Accumulated deficit.....................................................................      (1,630)    (24,466)
  Accumulated other comprehensive income..................................................          31          31
                                                                                            ----------  -----------
    Total stockholder's equity............................................................     133,253     110,417
                                                                                            ----------  -----------
      Total capitalization................................................................  $  318,513   $ 419,073
                                                                                            ----------  -----------
                                                                                            ----------  -----------

           SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF ATRIUM
                       (AFTER THE 1998 RECAPITALIZATION)

    The selected consolidated historical income statement and other data set forth below for the year ended December 31, 1995, the periods ended October 25, 1996 and December 31, 1996 and the years ended December 31, 1997 and 1998, and the selected consolidated historical balance sheet data at December 31, 1995, 1996, 1997 and 1998 and October 25, 1996 were derived from the audited consolidated financial statements described below. The selected consolidated historical financial data as of and for the year ended December 31, 1994 and the three months ended March 31, 1998 and 1999, were derived from Atrium's (after the 1998 recapitalization) unaudited consolidated financial statements, which in the opinion of management reflect all adjustments necessary for a fair presentation of results for such periods. The selected consolidated historical financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements, related notes and other financial information included elsewhere in this prospectus.

    Prior to October 2, 1998, Atrium's consolidated historical financial statements as filed with the Commission included its operations and the operations of its subsidiaries. On October 2, 1998, pursuant to the 1998 recapitalization, the stock of Wing and Darby were contributed to Atrium.

    As Wing was determined to be the accounting acquiror in a "reverse acquisition," the consolidated historical financial statements of Atrium, prior to October 3, 1998, were replaced with the consolidated historical financial statements of Wing. As a result, the selected consolidated historical income statement and other data for 1998 includes the operations of Wing from January 1 through December 31 and the operations of Atrium and Darby from October 3 through December 31. The selected consolidated historical income statement and other data for the three months ended March 31, 1999 include the operations of Atrium, Wing and Darby for the three months ended March 31, 1999 and Delta since January 27, 1999. Wing was acquired by its present controlling shareholders on October 25, 1996. The selected consolidated historical income statement and other data for the years ended December 31, 1994, 1995 and 1997, the three months ended March 31, 1998 and the periods ended October 25, 1996 and December 31, 1996 only include the operations and accounts of Wing and its predecessor. The December 31, 1998 selected consolidated historical balance sheet data includes the accounts of Atrium, Wing and Darby. The December 31, 1994, 1995, 1996 and 1997, and October 25, 1996 selected consolidated historical balance sheet data only include the accounts of Wing and its predecessor.

    The references in the selected consolidated historical financial data to the periods ended December 31, 1996 and October 25, 1996, refer to the periods October 26, 1996 through December 31, 1996 and January 1, 1996 through October 25, 1996, respectively.

                                           PREDECESSOR
                               -----------------------------------
                                YEAR ENDED DECEMBER
                                                         PERIOD        PERIOD      YEAR ENDED DECEMBER      THREE MONTHS ENDED
                                        31,               ENDED         ENDED              31,           ------------------------
                               ----------------------  OCTOBER 25,  DECEMBER 31,   --------------------   MARCH 31,    MARCH 31,
                                              1995        1996          1996         1997       1998        1998         1999
                                            ---------  -----------  -------------  ---------  ---------  -----------  -----------
                                  1994
                               -----------
                               (UNAUDITED)
                                                                     (DOLLARS IN THOUSANDS)                    (UNAUDITED)
INCOME STATEMENT DATA:
Net sales....................   $  72,496   $  68,481   $  62,880     $  13,200    $  99,059  $ 211,059   $  39,450    $ 106,842
Gross profit.................      12,945      15,461      15,569         3,273       20,789     51,919       8,986       32,134
Selling, delivery, general
  and administrative
  expenses...................      14,032      13,931      13,271         2,242       15,671     39,754       6,606       23,151
Interest expense.............         909       1,039         509           374        2,953      9,081         992        4,346
Income (loss) before income
  taxes......................         179         491       1,789           532        1,391     (2,329)      1,242        1,018
Net income (loss)............          35         279       1,119           303          696     (2,819)        686          190

                                           PREDECESSOR
                               -----------------------------------
                                YEAR ENDED DECEMBER
                                                         PERIOD        PERIOD      YEAR ENDED DECEMBER      THREE MONTHS ENDED
                                        31,               ENDED         ENDED              31,           ------------------------
                               ----------------------  OCTOBER 25,  DECEMBER 31,   --------------------   MARCH 31,    MARCH 31,
                                              1995        1996          1996         1997       1998        1998         1999
                                            ---------  -----------  -------------  ---------  ---------  -----------  -----------
                                  1994
                               -----------
                               (UNAUDITED)
                                                                                                               (UNAUDITED)
                                                                     (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA (END OF
  PERIOD):
Total assets.................   $  20,740   $  18,515   $  19,966     $  36,404    $  55,383  $ 359,869   $  57,514    $ 366,766
Total debt...................      10,296       8,522       8,154        20,489       32,238    179,227      33,385      185,260

OTHER DATA:
EBITDA(1)....................   $   1,777   $   2,374   $   3,014     $   1,166    $   5,836  $  14,732   $   2,702    $   8,301
Depreciation and
  amortization...............         689         844         716           260        1,492      7,980         468        2,937
Ratio of earnings to fixed
  charges(2)(3)..............        1.16x       1.37x       3.32x         2.23x        1.36x        --         N/A         1.21x

------------------------

(1) EBITDA represents income before interest, income taxes, extraordinary charge, depreciation and amortization, special charges, stock option compensation expense and certain non-recurring expenses related to acquisitions. While we do not intend for EBITDA to represent cash flow from operations as defined by GAAP and we do not suggest that you consider it as an indicator of operating performance or an alternative to cash flow or operating income (as measured by GAAP) or as a measure of liquidity, we include it herein to provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." We believe EBITDA provides investors and analysts in the building materials industry the necessary information to analyze and compare our historical results on a comparable basis with other companies on the basis of operating performance, leverage and liquidity. However, as EBITDA is not defined by GAAP, it may not be calculated on the same basis as other similarly titled measures of other companies within the building materials industry.

(2) For the purpose of calculating the ratio of earnings to fixed charges, earnings represent income (loss) before income taxes, extraordinary charge and fixed charges. Fixed charges consist of (1) interest, whether expensed or capitalized; (2) amortization of debt expense and discount or premium relating to any indebtedness, whether expensed or capitalized; and (3) that portion of rental expense considered to represent interest cost (assumed to be one-third). For the year ended December 31, 1998, earnings were insufficient to cover fixed charges by $2,329 which includes the effects of $3,851 of non-cash stock option compensation expense.

(3) On a pro forma basis, for the year ended December 31, 1998, earnings were insufficient to cover fixed charges by $166 and for the period ended March 31, 1999 the ratio of earnings to fixed charges was 1.35x.

           SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF ATRIUM
                             (PREVIOUS REGISTRANT)

    The selected consolidated historical financial data set forth below for each of the four years in the four-year period ended December 31, 1997 and as of and for the period from January 1, 1998 to October 2, 1998, were derived from Atrium's (previous registrant) audited consolidated financial statements. The selected consolidated historical financial data as of and for the period ended September 30, 1997 were derived from Atrium's (previous registrant) unaudited consolidated financial statements, which in the opinion of the management affect all the adjustments necessary for the fair presentation of results for such period. The selected consolidated historical financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements, related notes and other financial information included elsewhere in this prospectus.

    Prior to October 2, 1998, Atrium's historical financial statements as filed with the Commission, included its operations and the operations of its subsidiaries. On October 2, 1998, pursuant to the 1998 recapitalization, the stock of Wing and Darby were contributed to Atrium.

    As Wing was determined to be the accounting acquiror in a "reverse acquisition," the historical financial statements of Atrium (prior to October 3, 1998) were replaced with the historical financial statements of Wing. Therefore, the selected consolidated historical financial data of Atrium (the previous registrant) are provided for information purposes only.

                                                                                                  PERIOD ENDED
                                                        YEAR ENDED DECEMBER 31,            --------------------------
                                               ------------------------------------------  SEPTEMBER 30,  OCTOBER 2,
                                                 1994       1995       1996       1997         1997          1998
                                               ---------  ---------  ---------  ---------  -------------  -----------
                                                         (DOLLARS IN THOUSANDS)             (UNAUDITED)
INCOME STATEMENT DATA:
Net sales....................................  $ 123,571  $ 135,478  $ 156,269  $ 186,764  $   139,793    $  167,418
Gross profit.................................     37,999     41,503     53,928     65,463       50,137        58,183
Selling, delivery, general and administrative
  expenses...................................     26,895     29,303     34,815     44,486       33,114        37,704
Interest expense.............................        355      2,753      4,786     11,523        8,542         9,545
Income (loss) before income taxes............      9,795      3,393      8,078     10,235        9,353        (2,069 )
Net income (loss)............................      9,191      1,849      4,203      6,167        5,868        (4,862 )

BALANCE SHEET DATA (END OF PERIOD):
Total assets.................................  $  58,507  $  48,569  $  74,750  $  83,375  $    91,823    $  121,703
Total debt...................................      6,786     49,000    100,000    100,000      102,962       118,985

OTHER DATA:
EBITDA(1)....................................  $  16,094  $  17,070  $  21,463  $  25,842  $    20,279    $   22,055
Depreciation and amortization................      1,678      2,087      5,228      3,585        2,384         3,246

------------------------------

(1) EBITDA represents income before interest, income taxes, extraordinary charge, depreciation and amortization, stock option compensation expense, special charges and certain non-recurring expenses related to acquisitions. While we do not intend for EBITDA to represent cash flow from operations as defined by GAAP and we do not suggest that you consider it as an indicator of operating performance or an alternative to cash flow or operating income (as measured by GAAP) or as a measure of liquidity, we include it herein to provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." We believe EBITDA provides investors and analysts in the building materials industry the necessary information to analyze and compare our historical results on a comparable basis with other companies on the basis of operating performance, leverage and liquidity. However, as EBITDA is not defined by GAAP, it may not be calculated on the same basis as other similarly titled measures of other companies within the building materials industry.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

    Our unaudited pro forma consolidated financial statements are derived from the audited and unaudited historical financial statements listed in the Index to Financial Statements on page F-1 and certain unaudited financial statements of other acquired businesses.

    Our unaudited pro forma consolidated financial statements have been prepared to give effect to the transactions described below. As a result of the 1998 recapitalization, Wing is deemed to be the "accounting acquiror" in a reverse acquisition transaction for financial statement purposes. As a result, our historical consolidated statement of operations for the year ended December 31, 1998 includes Wing's operations for the entire year and only includes operations for Atrium (previous registrant) and Darby from October 3, 1998 through December 31, 1998. The historical consolidated financial statements of operations for the period ended March 31, 1999 includes the operations of Atrium for the three months ended March 31, 1999, and the operations of Delta since it was acquired on January 27, 1999.

    Our unaudited pro forma consolidated balance sheet as of March 31, 1999 has been prepared to give effect to the Heat and Champagne acquisitions and the offering of the outstanding notes and our use of the proceeds as if they occurred on March 31, 1999. The assets and liabilities acquired have been recorded at their estimated fair market values. Our unaudited pro forma consolidated statement of operations for the year ended December 31, 1998 gives effect to the Atrium transactions as if they occurred on January 1, 1998. Our unaudited pro forma consolidated statement of operations for the three months ended March 31, 1999 gives effect to the acquisitions of Delta, Heat and Champagne and the offering of the outstanding notes and our use of the proceeds as if they occurred on January 1, 1999.

    The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. Our unaudited pro forma consolidated financial statements and the accompanying notes should be read in conjunction with the historical financial statements listed in the Index to Financial Statements on page F-1 and other financial information contained in "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. Our unaudited pro forma consolidated financial statements are not indicative of either future results of operations or the results that might have occurred if the Atrium transactions had been consummated on the indicated dates.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 1999

                             (DOLLARS IN THOUSANDS)

                                                               HISTORICAL                      PRO FORMA
                                                   ----------------------------------  -------------------------
                                                     ATRIUM      HEAT      CHAMPAGNE   ADJUSTMENTS  CONSOLIDATED
                                                   ----------  ---------  -----------  -----------  ------------
Current assets:
  Cash and cash equivalents......................  $       --  $   1,143   $      25    $  (1,168)(a)  $       --
  Equity securities-available for sale...........         144                                               144
  Accounts receivable, net.......................      50,718      5,227       1,505           --        57,450
  Inventories....................................      49,973      6,710       1,108           --        57,791
  Prepaid expenses and other current
    assets.......................................       8,020        966         146           --         9,132
  Deferred tax asset.............................       1,249        915          --           --         2,164
                                                   ----------  ---------  -----------  -----------  ------------
    Total current assets.........................     110,104     14,961       2,784       (1,168)      126,681
Property, plant and equipment, net...............      26,907      8,339         338                     35,584
Goodwill, net....................................     213,902     16,563          --       57,244(b)     287,709
Deferred financing costs, net....................      10,740      1,427          --        4,673(c)      16,840
Other assets.....................................       5,113        673          33        1,739(d)       7,558
                                                   ----------  ---------  -----------  -----------  ------------
    Total assets.................................  $  366,766  $  41,963   $   3,155    $  62,488    $  474,372
                                                   ----------  ---------  -----------  -----------  ------------
                                                   ----------  ---------  -----------  -----------  ------------
Current liabilities:
  Current portion of notes payable...............  $    2,206  $   3,568   $     450    $  (4,018)(c)  $    2,206
  Accounts payable...............................      23,703      1,775         941           --        26,419
  Accrued liabilities............................      18,581      3,975         365       (1,287)(e)      21,634
                                                   ----------  ---------  -----------  -----------  ------------
    Total current liabilities....................      44,490      9,318       1,756       (5,305)       50,259
Long-term liabilities:
  Notes payable..................................     183,054     20,468         194      102,734(c)     306,450
  Deferred tax liability.........................           1        468          --           --           469
  Other liabilities..............................       5,968        309          --          500(f)       6,777
                                                   ----------  ---------  -----------  -----------  ------------
    Total long-term liabilities..................     189,023     21,245         194      103,234       313,696
                                                   ----------  ---------  -----------  -----------  ------------
    Total liabilities............................     233,513     30,563       1,950       97,929       363,955
Stockholder's equity:
  Common stock...................................          --         13         125         (138)(g)          --
  Paid-in-capital................................     134,852      5,239          --       (5,239)(h)     134,852
  Retained earnings (accumulated deficit)........      (1,630)     6,002       1,080      (29,918)(i)     (24,466)
  Accumulated other comprehensive income.........          31         --          --           --            31
  Outstanding warrants...........................          --        146          --         (146)(j)          --
                                                   ----------  ---------  -----------  -----------  ------------
    Total stockholder's equity...................     133,253     11,400       1,205      (35,441)      110,417
                                                   ----------  ---------  -----------  -----------  ------------
    Total liabilities and stockholder's
      equity.....................................  $  366,766  $  41,963   $   3,155    $  62,488    $  474,372
                                                   ----------  ---------  -----------  -----------  ------------
                                                   ----------  ---------  -----------  -----------  ------------

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES
            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1999
                             (DOLLARS IN THOUSANDS)

(a)        Represents adjustments to cash of $1,168 in connection with the acquisitions of Heat and
           Champagne.

           Cash not purchased in the acquisition of Champagne.................             $     (25)

           Cash purchased in the acquisition of Heat utilized to pay down a portion of the revolving credit facility borrowed to purchase
             such cash........................................................                (1,143)
                                                                                           ---------
           Net eliminated cash................................................             $  (1,168)
                                                                                           ---------
                                                                                           ---------
           Represents the excess of cost over the fair value of the net assets in the acquisitions
(b)        of Heat and Champagne.

           Purchase price for Heat acquisition................................  $  85,000
           Book value of the net assets of Heat, which approximates fair value
             (net assets excludes cash and deferred financing fees to be
             retired and all current and long-term notes payable).............     15,603
                                                                                ---------
           Excess of cost over fair value of assets acquired..................             $  69,397
           Purchase price for Champagne acquisition (includes $0.5 million to
             be paid upon achievement of certain operational targets).........      4,144
           Book value of the net assets of Champagne, which approximates fair value (net assets excludes cash and all current and long-term
             notes payable)...................................................      1,824
                                                                                ---------
           Excess of cost over fair value of assets acquired..................                 2,320
           Fees and expenses related to the Heat and Champagne acquisitions...                 2,090
                                                                                           ---------
           Total excess of cost over fair value of assets acquired in the
             acquisitions of Heat and Champagne...............................                73,807
           Elimination of existing goodwill at Heat...........................               (16,563)
                                                                                           ---------
           Net increase to goodwill...........................................             $  57,244
                                                                                           ---------
                                                                                           ---------
           Represents the issuance of the outstanding notes, including related deferred financing
(c)        costs, repayment of existing debt and the write-off of deferred financing costs.

           Issuance of the outstanding notes, net of unamortized debt discount
             of $2,632........................................................             $ 172,368
                                                                                           ---------
           LESS: EXISTING DEBT REPAYMENTS
           Atrium's revolving credit facility.................................  $   5,602
           Atrium's term loan B...............................................     15,000
           Atrium's existing senior subordinated notes........................     29,070
                                                                                ---------
                                                                                             (49,672)

           ELIMINATION OF EXISTING INDEBTEDNESS OF ACQUIRED COMPANIES
             (LONG-TERM PORTION ONLY)
           Heat...............................................................     19,768
           Champagne..........................................................        194
                                                                                ---------
                                                                                             (19,962)
                                                                                           ---------
           Net increase to notes payable......................................             $ 102,734
                                                                                           ---------
                                                                                           ---------
           ELIMINATION OF CURRENT PORTION OF INDEBTEDNESS OF ACQUIRED
             COMPANIES
           Heat...............................................................      3,568
           Champagne..........................................................        450
                                                                                ---------
           Net decrease in current portion of notes payable...................             $   4,018
                                                                                           ---------
                                                                                           ---------
           DEFERRED FINANCING COSTS
           Financing cost related to this offering............................             $   6,995
           Write-off of financing costs and expenses related to debt to be retired:
           Atrium's pro rata portion of term loan B...........................       (895)
           Heat notes payable.................................................     (1,427)
                                                                                ---------
                                                                                              (2,322)
                                                                                           ---------
           Net increase in deferred financing costs...........................             $   4,673
                                                                                           ---------
                                                                                           ---------
           Represents the tax benefit of $1,739 resulting from (1) the accreted discount paid on the
           Atrium Corporation discount debentures of $570, (2) the extraordinary charge related to the repurchase premium on the existing senior subordinated notes of $828 and (3) the
(d)        extraordinary charge related to the write-off of deferred financing costs of $341.
           Represents the elimination of accrued interest related to the retirement of a portion of
(e)        Atrium's term loan B and retirement of Atrium's existing senior subordinated notes.

           Term loan B accrued interest.......................................  $     134
           Existing senior subordinated notes accrued interest................      1,153
                                                                                ---------
           Net decrease to accrued interest...................................             $   1,287
                                                                                           ---------
                                                                                           ---------
           Represents contingent portion of Champagne purchase price of $500, to be paid in 1999
(f)        related to the achievement of certain operational targets.

(g)        Represents the elimination of the historical common stock of Heat and Champagne of $138.

(h)        Represents the elimination of the historical additional paid-in capital of Heat of
           $5,239.

           Represents the elimination of the historical retained earnings of Heat and Champagne, a distribution to Atrium Corporation to repurchase $20,000 of the discount debentures, elimination of deferred finance charges related to the repayment of existing debt and an
(i)        extraordinary charge related to a repurchase premium on the retirement of existing senior subordinated notes.

           Heat retained earnings.............................................      6,002
           Champagne retained earnings........................................      1,080
                                                                                ---------
           Total eliminated historical retained earnings......................                 7,082

           Distribution to Atrium Corporation to repurchase a portion of
             discount debentures..............................................     20,000
           Distribution to Atrium Corporation to pay accreted discount on
             discount debentures (net of tax).................................        930
           Extraordinary charge related to a tender premium on retirement of
             existing senior subordinated notes (net of tax)..................      1,352
                                                                                ---------
                                                                                              22,282
           Write-off of financing costs and expenses related to a pro rata
             portion of Atrium's term loan B (net of tax).....................                   554
                                                                                           ---------
           Net decrease to retained earnings..................................             $  29,918
                                                                                           ---------
                                                                                           ---------
           Represents the elimination of outstanding warrants at Heat retired in connection with the
(j)
           acquisition of Heat.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                             (DOLLARS IN THOUSANDS)

                                             PREVIOUS
                                ATRIUM AS   REGISTRANT
                                REPORTED      ATRIUM      MASTERVIEW       DARBY
                                 JAN. 1,      JAN. 1,    JAN. 1, 1998     JAN. 1,         DELTA
                                 1998 TO      1998 TO         TO          1998 TO      YEAR ENDED
                                DEC. 31,      OCT. 2,      MARCH 27,      OCT. 2,     DECEMBER 31,       PRO FORMA      PRO FORMA
                                  1998         1998          1998          1998           1998        ADJUSTMENTS(1)    ATRIUM(1)
                               -----------  -----------  -------------  -----------  ---------------  ---------------  -----------
Net sales....................   $ 211,059    $ 167,418     $   6,219     $  16,081      $   8,832               --      $ 409,609
Cost of goods sold...........     159,140      109,235         4,687         9,679          6,039               --        288,780
                               -----------  -----------       ------    -----------        ------          -------     -----------
  Gross profit...............      51,919       58,183         1,532         6,402          2,793               --        120,829
Operating expenses:
  Selling, delivery, general
    and administrative
    expenses.................      39,754       36,310           646         2,430          2,539             (409)(a)     81,270
  Amortization expense.......       2,133        1,394           188           586             --            1,068(c)       5,369
  Special charges............          --        7,452            --            --             --           (7,452)(e)         --
  Stock option compensation
    expense..................       3,851        5,265            --           141             --               --          9,257
                               -----------  -----------       ------    -----------        ------          -------     -----------
                                   45,738       50,421           834         3,157          2,539           (6,793)        95,896
                               -----------  -----------       ------    -----------        ------          -------     -----------
    Income (loss) from
      operations.............       6,181        7,762           698         3,245            254            6,793         24,933
Interest expense.............       9,081        9,545           158         1,277            155           (4,222)(f)     15,994
Other income (expense),
  net........................         571         (286)         (173)            8           (108)             171(i)         183
                               -----------  -----------       ------    -----------        ------          -------     -----------
    Income before income
      taxes..................      (2,329)      (2,069)          367         1,976             (9)          11,186          9,122
Provision (benefit) for
  income taxes...............        (149)        (732)           --           995             --            4,529(j)       4,643
Extraordinary items..........         639        3,525            --           116             --           (4,280)(k)         --
                               -----------  -----------       ------    -----------        ------          -------     -----------
Net income (loss)............   $  (2,819)   $  (4,862)    $     367     $     865      $      (9)       $  10,937      $   4,479
                               -----------  -----------       ------    -----------        ------          -------     -----------
                               -----------  -----------       ------    -----------        ------          -------     -----------


                                   HEAT         CHAMPAGNE
                                YEAR ENDED     YEAR ENDED                 ATRIUM AFTER
                               DECEMBER 31,   DECEMBER 31,    PRO FORMA      ATRIUM
                                   1998           1998       ADJUSTMENTS  TRANSACTIONS
                               -------------  -------------  -----------  ------------
Net sales....................    $  73,458         10,012            --    $  493,079
Cost of goods sold...........       41,780          6,152            --       336,712
                               -------------  -------------  -----------  ------------
  Gross profit...............       31,678          3,860            --       156,367
Operating expenses:
  Selling, delivery, general
    and administrative
    expenses.................       21,680          3,295           200(b)     106,445
  Amortization expense.......          685             --         1,494(d)       7,548
  Special charges............           --             --            --            --
  Stock option compensation
    expense..................           --             --            --         9,257
                               -------------  -------------  -----------  ------------
                                    22,365          3,295         1,694       123,250
                               -------------  -------------  -----------  ------------
    Income (loss) from
      operations.............        9,313            565        (1,694)       33,117
Interest expense.............        2,330             59        11,787(g)      31,902
                                                                  1,732(h)
Other income (expense),
  net........................         (415)            --            --          (232)
                               -------------  -------------  -----------  ------------
    Income before income
      taxes..................        6,568            506       (15,213)          983
Provision (benefit) for
  income taxes...............        2,519            173        (5,213)(j)       2,122
Extraordinary items..........           --             --            --            --
                               -------------  -------------  -----------  ------------
Net income (loss)............    $   4,049      $     333     $ (10,000)   $   (1,139)
                               -------------  -------------  -----------  ------------
                               -------------  -------------  -----------  ------------

------------------------------

(1) Prior to the Heat and Champagne acquisitions and the offering of the outstanding notes.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1999

                             (DOLLARS IN THOUSANDS)

                                        ATRIUM                         HEAT
                                         THREE                         THREE       CHAMPAGNE
                                        MONTHS          DELTA         MONTHS     THREE MONTHS
                                         ENDED     FROM JANUARY 1,     ENDED         ENDED                     ATRIUM AFTER
                                       MARCH 31,   1999 TO JANUARY   MARCH 31,     MARCH 31,      PRO FORMA       ATRIUM
                                        1999(1)       27, 1999         1999          1999        ADJUSTMENTS   TRANSACTIONS
                                      -----------  ---------------  -----------  -------------  -------------  ------------
Net sales...........................   $ 106,842      $     508      $  13,642     $   2,295      $      --     $  123,287
Cost of goods sold..................      74,708            417          8,970         1,830             --         85,925
                                      -----------         -----     -----------       ------    -------------  ------------
  Gross profit......................      32,134             91          4,672           465             --         37,362
Operating expenses:
  Selling, delivery, general and
    administrative expenses.........      23,151            118          5,769           484            (16)(b)      29,506
  Amortization expense..............       1,889             --            182            12          1,708(d)       3,791
  Special charges...................       1,762             --             --            --         (1,762)(e)          --
                                      -----------         -----     -----------       ------    -------------  ------------
                                          26,802            118          5,951           496            (70)        33,297
                                      -----------         -----     -----------       ------    -------------  ------------
    Income (loss) from operations...       5,332            (27)        (1,279)          (31)            70          4,065
Interest expense....................       4,346             12            530            16          2,489(g)       7,870
                                                                                                        477(h)          --
Other income (expense), net.........          32             --             29             8             --             69
                                      -----------         -----     -----------       ------    -------------  ------------
    Income before income taxes......       1,018            (39)        (1,780)          (39)        (2,896)        (3,736)
Provision (benefit) for income
  taxes.............................         828             --           (660)           --           (451)(j)        (283)
                                      -----------         -----     -----------       ------    -------------  ------------
Net income (loss)...................   $     190      $     (39)     $  (1,120)    $     (39)     $  (2,445)    $   (3,453)
                                      -----------         -----     -----------       ------    -------------  ------------
                                      -----------         -----     -----------       ------    -------------  ------------

------------------------------

(1) Prior to the Heat and Champagne acquisitions and the offering of the outstanding notes.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES
            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF
                OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1998
                   AND THE THREE MONTHS ENDED MARCH 31, 1999
                             (DOLLARS IN THOUSANDS)

           Represents the adjustment of $409 of certain general and administrative expenses that were eliminated in connection with the 1998 recapitalization related to insurance,
(a)        professional fees and transportation costs.

           Represents the net change in management fees payable by Atrium as a result of the
(b)        acquisition of Heat and Champagne.

           Represents the net increase in amortization expense relating to goodwill for Atrium as
(c)        a result of the 1998 recapitalization:

           Amortization of $214,749 of goodwill being amortized over
             40 years...............................................                    $   5,369

           Elimination of historical goodwill amortization:

           Atrium...................................................     $   2,133

           Atrium (previous registrant).............................         1,394

           Masterview...............................................           188

           Darby....................................................           586
                                                                           -------

           Total....................................................                       (4,301)
                                                                                       -----------

           Net increase in goodwill amortization expense as a result
             of the 1998 recapitalization...........................                    $   1,068
                                                                                       -----------
                                                                                       -----------

           Represents increase in amortization expense on goodwill associated with the acquisition
(d)          of Delta, Heat and Champagne.

                                                                                          THREE
                                                                        YEAR ENDED       MONTHS
                                                                       DECEMBER 31,    ENDED MARCH
                                                                           1998         31, 1999
                                                                      ---------------  -----------

           Amortization over 40 years of goodwill associated with
             the Delta, Heat and Champagne acquisitions.............     $   1,903      $   1,845

           Elimination of historical goodwill amortization of
             Heat...................................................          (409)          (137)
                                                                           -------     -----------

           Net increase in amortization of goodwill.................     $   1,494      $   1,708
                                                                           -------     -----------
                                                                           -------     -----------

           Represents decrease in special charges from one-time expenses for management bonuses,
(e)
           transaction expenses and non-compete fees as a result of the 1998 recapitalization, as follows:

                                                                                          THREE
                                                                        YEAR ENDED       MONTHS
                                                                       DECEMBER 31,    ENDED MARCH
                                                                           1998         31, 1999
                                                                      ---------------  -----------

           Management bonuses.......................................     $   3,885      $      --

           Transaction expenses.....................................         2,780             --

           Write-off of non-compete fees............................           787             --

           Severance benefits.......................................            --          1,762
                                                                           -------     -----------

           Net decrease in special charges..........................     $   7,452      $   1,762
                                                                           -------     -----------
                                                                           -------     -----------

           Represents the adjustment to interest expense had Atrium's December 31, 1998 capital structure been in place as of January 1, 1998, and the elimination of Darby, Delta and
(f)        Masterview historical interest expense.

           Interest expense resulting from the borrowing of $29,070
             at 10.500% on Atrium's existing senior subordinated
             notes..................................................     $   3,052

           Interest expense resulting from the borrowing of $4,118
             at 9.125% on Atrium's revolving credit facility........           376

           Interest expense resulting from the borrowing of $74,750
             at 8.499% on Atrium's term loan B......................         6,353

           Interest expense resulting from the borrowing of $70,680
             at 8.708% on Atrium's term loan C......................         6,155

           Interest expense resulting from the borrowing of $609 at
             9.500% on other notes payable..........................            58
                                                                           -------

           Total pro forma interest expense on capital structure as
             of December 31, 1998...................................                    $  15,994

           Elimination of historic interest expense of Atrium,
             Darby, Delta and Masterview............................                      (20,216)
                                                                                       -----------

           Net decrease to interest expense as a result of the 1998
             Recapitalization.......................................                    $  (4,222)
                                                                                       -----------
                                                                                       -----------

           Represents net increase in interest expense resulting from the offering of the
(g)        outstanding notes and the repayment of existing debt.

                                                                                          THREE
                                                                                         MONTHS
                                                                        YEAR ENDED        ENDED
                                                                       DECEMBER 31,     MARCH 31,
                                                                           1998           1999
                                                                      ---------------  -----------

           Interest expense resulting from the borrowing of $175,000
             at 10.500% on the outstanding notes....................     $  18,375      $   4,594

           Interest expense resulting from the borrowing of $59,750
             and $59,500 at 8.624% and 8.085%, respectively, on
             Atrium's term loan B...................................         5,152          1,202

           Interest expense resulting from the borrowing of $70,680
             and $70,430 at 8.833% and 8.345%, respectively, on
             Atrium's term loan C...................................         6,243          1,469

           Interest expense resulting from the borrowing of $1,309
             and $6,358 at 9.500% and 8.053%, respectively, on other
             notes payable..........................................           124            128
                                                                           -------     -----------

           Total pro forma interest expense.........................        29,894          7,393

           Elimination of Atrium pro forma interest expense before
             Atrium transactions....................................       (15,994)        (4,346)

           Elimination of historic interest expense of Delta, Heat
             and Champagne..........................................        (2,113)          (558)
                                                                           -------     -----------

           Net increase in interest expense as a result of the
             Atrium transactions....................................     $  11,787      $   2,489
                                                                           -------     -----------
                                                                           -------     -----------

           Represents increase in amortization expense on deferred finance costs associated with the acquisition of Heat and Champagne and the retirement of the existing senior
(h)        subordinated notes and a portion of the term loan B.

                                                                                          THREE
                                                                        YEAR ENDED       MONTHS
                                                                       DECEMBER 31,    ENDED MARCH
                                                                           1998         31, 1999
                                                                      ---------------  -----------

           Amortization of deferred finance costs associated with
             the Heat and Champagne acquisitions....................     $     700      $     175

           Amortization of unamortized debt discount on the
             outstanding notes......................................           157             39

           Amortization of historical deferred finance costs not
             written off............................................         1,151            308

           Amortization of historical Heat deferred finance costs...          (276)           (45)
                                                                           -------     -----------

           Net increase in amortization expense of deferred finance
             costs..................................................     $   1,732      $     477
                                                                           -------     -----------
                                                                           -------     -----------

           Represents decrease in other expense through the elimination of one-time bonuses and associated payroll taxes, totaling $171, paid to certain members of senior management
(i)        of Masterview in connection with the Masterview acquisition on March 27, 1998.

           Represents the income tax effect of the pro forma adjustments reflected above assuming an effective income tax rate of 38%, adjusting for additional goodwill which is not
(j)        deductible for tax purposes.

           Represents the decrease in extraordinary credit charges incurred in connection with the write-off of deferred finance costs on the retirement of certain credit facilities in
(k)        the 1998 recapitalization as follows:

           ATRIUM (PREVIOUS REGISTRANT)
             Revolving credit facility and certain term loans
               deferred finance costs...............................     $     955

           Existing senior subordinated notes deferred finance
             costs..................................................         4,022

           Repurchase premium on existing senior subordinated
             notes..................................................           709

           Tax effect at 38%........................................        (2,161)
                                                                           -------

                                                                                        $   3,525

           WING

           Existing notes payable-deferred finance costs............         1,031

           Tax effect at 38%........................................          (392)
                                                                           -------

                                                                                              639

           DARBY
           Existing notes payable deferred finance costs............           190

           Tax effect at 38%........................................           (74)
                                                                           -------

                                                                                              116
                                                                                       -----------

           Net decrease to extraordinary charges....................                    $   4,280
                                                                                       -----------
                                                                                       -----------

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

    The following discussion and analysis should be read in conjunction with the consolidated financial statements of Atrium (after the 1998 recapitalization) and Atrium (previous registrant) which appear elsewhere in this prospectus.

OVERVIEW

    GENERAL

    Atrium's (after the 1998 recapitalization) results are generally impacted by the level of activity in the residential new construction and repair and remodeling market segments throughout the United States. This activity is influenced by regional and national economic trends, such as availability of consumer credit, interest rates, job formation, age of housing stock, inter/intra U.S. migration and consumer confidence.

    BACKGROUND

    Atrium was formed through a series of transactions and acquisitions. The following summary should be considered in conjunction with reading the information presented below:

    September 1, 1996--Atrium purchased certain assets of Keller Aluminum Products of Texas, a division of Keller Building Products, which was owned by Keller Industries, Inc. The assets were recorded at cost.

    September 30, 1996--Atrium Corporation acquired Atrium Door and Window Company of the Northeast, formerly known as Bishop Manufacturing Company, Incorporated, a manufacturer of vinyl replacement windows and doors for the residential market in the northeast region of the United States. Atrium Corporation contributed the capital stock of Atrium Door and Window Company of the Northeast to Atrium. The transaction was recorded under the purchase method of accounting.

    October 25, 1996--Wing Industries Holdings, Inc. acquired 100% of the outstanding common stock of Wing Industries, Inc. and Wing Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Wing Industries Holdings, was merged with and into Wing Industries, Inc. with Wing Industries, Inc. being the surviving corporation. Wings Industries Holdings did not have any significant activity prior to the acquisition of Wing. Wing Industries, Inc. was founded in 1924 and incorporated in 1941. The acquisition was accounted for under the purchase method of accounting.

    November 27, 1996--Atrium was effectively recapitalized in a transaction in which affiliates of Hicks Muse Tate & Furst Incorporated purchased approximately 82% of Atrium Corporation's newly issued common stock and redeemed the equity interests of selling security holders of Atrium. The redemption payments were funded through the issuance of the existing senior subordinated notes and the other outstanding debt of Atrium was refinanced. The transaction was accounted for as a recapitalization.

    July 1, 1997--Atrium purchased the assets of the Western Window Division of Gentek Building Products, Inc. Gentek, located in Anaheim, California is engaged in the manufacture and sale of vinyl replacement windows to independent remodelers and contractors. The acquisition was accounted for under the purchase method of accounting.

    November 10, 1997--Wing Industries Holdings purchased certain assets of the Door Division of Super Millwork, Inc. in a transaction accounted for under the purchase method of accounting. The Door Division of Super Millwork, located in Melville, New York, is engaged in the distribution, manufacture and sale of doors and other millwork.

    January 8, 1998--Door acquired all of the outstanding common stock of R.G. Darby Company, Inc. in a transaction accounted for under the purchase method of accounting.

    March 27, 1998--Atrium purchased substantially all of the assets of Masterview, a privately held window and door company located in Phoenix, Arizona in a transaction accounted for under the purchase method of accounting.

    October 2, 1998--GEIPPPII, which was formed by GE Investment Management Incorporated, a wholly-owned subsidiary of General Electric Company, and Ardshiel, a private equity firm, and certain of its affiliates, acquired Atrium in a transaction valued at $225,000. In connection with the Atrium acquisition, GEIPPPII and an affiliate of Ardshiel recapitalized Wing and Darby and combined them with Atrium.

    Prior to October 2, 1998, Atrium's historical financial statements as filed with the Commission included its operations and the operations of its subsidiaries. On October 2, 1998, pursuant to the 1998 recapitalization, the stock of Wing and Darby were contributed to Atrium.

    As Wing was determined to be the accounting acquiror in a "reverse acquisition," the historical financial statements of Atrium, prior to October 3, 1998, were replaced with the historical financial statements of Wing. As a result, the statement of operations for 1998 includes the operations of Wing from January 1 through December 31 and the operations of Atrium and Darby from October 3 through December 31. The statements of operations for the years ended December 31, 1994, 1995 and 1997 and the periods ended October 25, 1996 and December 31, 1996 only include the operations and accounts of Wing and its predecessor. Wing was acquired by its present controlling shareholders on October 25, 1996.

    January 27, 1999--Atrium acquired certain assets of Delta, a privately held door manufacturing and installation business located in Orlando, Florida. The acquisition was accounted for under the purchase method of accounting.

    May 17, 1999--Atrium acquired Heat for approximately $85,000, including $700 of assumed indebtedness and Champagne for approximately $3,500, excluding $500 to be paid upon the achievement of certain operational results. The acquisition was accounted for under the purchase method of accounting. Additionally, a post closing adjustment of $3.5 million was paid on May 17, 1999 related to working capital delivered in excess of the target defined in the Heat stock purchase agreement.

INFLATION AND RAW MATERIALS

    During the past several years, the rate of general inflation has been relatively low and has not had a significant impact on our results of operations. We purchase raw materials, including aluminum, glass, wood and vinyl, that are subject to fluctuations in price that may not reflect the rate of general inflation. These materials fluctuate in price based on supply and demand. Historically, there have been periods of significant and rapid aluminum and wood price changes, both upward and downward, with a concurrent short-term impact on our operating margins. We historically mitigated the effects of these fluctuations over the long-term by passing through price increases to our customers and through other means. For example, we enter into forward commitments for aluminum billet to hedge against price changes. See the footnotes to our consolidated financial statements for the year ended December 31, 1998. The primary raw materials used in the production of our windows and doors are readily available and are procured from numerous suppliers. Currently, wood is purchased through multiple sources from around the world, with little dependence on one company or one country. See "Risk Factors--Fluctuations in Raw Materials Costs and Supply; Reliance on Manufacturing Facilities and Suppliers."

                    ATRIUM (AFTER THE 1998 RECAPITALIZATION)

RESULTS OF OPERATIONS

    The following table sets forth for the periods indicated, information derived from Atrium's consolidated statements of operations expressed as a percentage of net sales.

                                                    THREE MONTHS       THREE MONTHS         YEAR ENDED DECEMBER 31
                                                   ENDED MARCH 31,    ENDED MARCH 31,   -------------------------------
                                                        1999               1998           1998       1997       1996
                                                  -----------------  -----------------  ---------  ---------  ---------
Net sales.......................................          100.0%             100.0%         100.0%     100.0%     100.0%
Cost of goods sold..............................           69.9               77.2           75.4       79.0       75.2
                                                          -----              -----      ---------  ---------  ---------
Gross profit....................................           30.1               22.8           24.6       21.0       24.8
Selling, delivery, general and administrative
  expenses......................................           21.7               16.7           18.8       15.8       20.4
Amortization expense............................            1.8                0.4            1.0        0.8        0.2
Stock option compensation expense...............             --                 --            1.8         --         --
Special charges.................................            1.6                 --             --         --         --
                                                          -----              -----      ---------  ---------  ---------
Income from operations..........................            5.0                5.6            2.9        4.4        4.2
Interest expense................................            4.1                2.5            4.3        3.0        1.2
Other income, net...............................            0.1                 --            0.3         --         --
                                                          -----              -----      ---------  ---------  ---------
Income (loss) before income taxes and
  extraordinary charge..........................            1.0                3.1           (1.1)       1.4        3.1
Provision (benefit) for income taxes............            0.8                1.4           (0.1)       0.7        1.2
                                                          -----              -----      ---------  ---------  ---------
Income (loss) before extraordinary charge.......            0.2                1.7           (1.0)       0.7        1.9
Extraordinary charge, net of income tax
  benefit.......................................             --                 --            0.3         --         --
                                                          -----              -----      ---------  ---------  ---------
Net income (loss)...............................            0.2%               1.7%          (1.3)%       0.7%       1.9%
                                                          -----              -----      ---------  ---------  ---------
                                                          -----              -----      ---------  ---------  ---------

THREE MONTHS ENDED MARCH 31, 1999 COMPARED TO THREE MONTHS ENDED MARCH 31, 1998

    NET SALES. Net sales increased by $67,392 from $39,450 during the first quarter of 1998 to $106,842 during the first quarter of 1999. The increase was primarily due to a combined increase in net sales of $65,400 from the addition of Atrium and Darby in connection with the 1998 recapitalization and the acquisition of Delta Millwork, Inc.

    COST OF GOODS SOLD. Cost of goods sold decreased from 77.2% of net sales during the first quarter of 1998 to 69.9% of net sales during the first quarter of 1999. The decrease was due largely to the addition of Atrium and Darby, as these divisions operate at higher gross profit margins than Wing.

    SELLING, DELIVERY, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, delivery, general and administrative expenses increased $16,545 from $6,606 (16.7% of net sales during the first quarter of 1998) to $23,151 (21.7% of net sales during the first quarter of 1999). The increase was primarily due to the inclusion of selling, delivery, general and administrative expenses of Atrium and Darby. Additionally, delivery and selling expenses increased due to the increase in sales.

    SPECIAL CHARGE. We recorded a one-time charge of $1,762 for severance benefits incurred in connection with the separation agreement entered into by Atrium and the former President and Chief Executive Officer.

    INTEREST EXPENSE. Interest expense increased $3,354 from $992 during the first quarter of 1998 to $4,346 during the first quarter of 1999. The increase in interest expense was due primarily to an increase in average outstanding debt related to the issuance of term loan B and term loan C, and the outstanding notes assumed in connection with the 1998 recapitalization. In addition, interest expense included the amortization of deferred financing costs recorded in connection with the 1998 recapitalization.

    INCOME TAXES. Our 1998 effective tax rate increased from 44.8% to 81.3% due largely to non-deductible goodwill amortization expense of approximately $1,150. Excluding non-deductible amortization expense, our effective tax rate would have been approximately 38.2%.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

    NET SALES. Net sales increased by $112,000 from $99,059 in 1997 to $211,059 in 1998. The increase was due primarily to a combined increase in net sales of $87,909 from the addition of Atrium and Darby in connection with the 1998 recapitalization in October 1998 and the acquisition of Super Millwork in November 1997. Additionally, net sales at Wing increased 24.3% due to an increase in sales to home center retail chains.

    COST OF GOODS SOLD. Cost of goods sold decreased from 79.0% of net sales during 1997 to 75.4% of net sales during 1998. The decrease was due largely to the addition of Atrium and Darby in the fourth quarter of 1998, as these divisions operate at higher margins than Wing.

    SELLING, DELIVERY, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, delivery, general and administrative expenses increased $24,083 from $15,671 (15.8% of net sales during 1997) to $39,754 (18.8% of net sales during 1998). The increase was primarily due to the inclusion of selling, delivery, general and administrative expenses of Super Millwork for twelve months and Atrium and Darby for three months. Additionally, selling and delivery expenses increased due to the increase in net sales.

    AMORTIZATION EXPENSE. Amortization expense increased $1,359 from $774 during 1997 to $2,133 during 1998. The increase was largely due to the amortization of goodwill recorded in connection with the 1998 recapitalization.

    STOCK OPTION COMPENSATION EXPENSE. Stock option compensation expense increased $3,851 from $0 during 1997 to $3,851 during 1998. Stock option compensation expense consisted of $2,813 representing the difference between the fair market value of common stock of D and W Holdings and the exercise price associated with a warrant granted to our executive in connection with the 1998 recapitalization, charges associated with previously issued stock options at exercise prices below the fair value of the underlying common stock and charges associated with certain variable options.

    INTEREST EXPENSE. Interest expense increased $6,128 from $2,953 during 1997 to $9,081 during 1998. The increase in interest expense was due primarily to an increase in average outstanding debt related to the loans issued and senior subordinated notes assumed in connection with the 1998 recapitalization. In addition, interest expense included the amortization of deferred financing costs recorded in connection with the 1998 recapitalization.

    EXTRAORDINARY CHARGE. Extraordinary charge increased $639 from $0 during 1997 to $639 during 1998. Extraordinary charge represents the write-off of certain deferred financing costs incurred in the placement of Wing's debt, which was repaid in connection with the 1998 recapitalization. This amount is net of income tax benefit of $392.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

    NET SALES. Net sales increased by $22,979 from $76,080 in 1996 to $99,059 in 1997. The increase was primarily due to the increase in sales to the large home center retail chains. The two largest home center retailers, which are Wing's top two customers, have experienced sales growth in excess of 25%. Additionally, the increase included $4,140 from the Super Millwork acquisition in November 1997.

    COST OF GOODS SOLD. Cost of goods sold increased from 75.2% of net sales during 1996 to 79.0% of net sales during 1997. The increase is largely the result of significant start-up costs incurred at the Cleveland prehanging facility, the Allentown, Pennsylvania prehanging and hollow core manufacturing facility and transition costs associated with moving a portion of the sales volume attributable to the Super Millwork acquisition to the Allentown facility.

    SELLING, DELIVERY, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, delivery, general and administrative expenses increased $158 from $15,513 (20.4% of sales during 1996) to $15,671 (15.8% of sales during 1997). The decrease as a percentage of sales is primarily attributable to lower freight costs per unit as additional prehanging/distribution facilities are opened. Additionally, retail store display expenses were reduced as a result of the implementation of a lower cost display program.

    AMORTIZATION EXPENSE. Amortization expense increased $649 from $125 during 1996 to $774 during 1997. The increase was due primarily to the amortization of goodwill recorded in connection with the October 1996 acquisition of Wing.

    INTEREST EXPENSE. Interest expense increased $2,070 from $883 during 1996 to $2,953 during 1997. The increase was due largely to an increase in average outstanding debt which resulted from the incurrence of additional debt related to the Wing acquisition in October 1996 and the Super Millwork acquisition in November 1997, as well as borrowings under the Wing credit facility. Interest expense during 1996 and 1997 includes amortization of related deferred financing costs.

LIQUIDITY AND CAPITAL RESOURCES

    Cash generated from operations and availability under the revolving facility are our principal sources of liquidity. During 1998, cash was primarily used in connection with the 1998 recapitalization and for capital expenditures. Net cash used in operating activities was $8,024 during 1998 compared to cash provided by operations of $1,148 during 1997. The increase in cash used in operations was primarily attributable to a decrease in net income and an increase in inventories. Cash used for investing activities increased from $11,763 in 1997 to $125,184 in 1998. This increase was primarily the result of $120,977 for the acquisition of Atrium. Cash flows from financing activities increased from cash provided of $10,609 during 1997 to $133,174 during 1998. The increase was due primarily to borrowings and contributions from Atrium Corporation made in connection with the 1998 recapitalization.

    During the first quarter of 1999, cash was primarily used for increases in working capital, capital expenditures and scheduled principal payments. Net cash provided by operating activities was $680 during first quarter of 1999 compared to cash used in operating activities of $486 during the first quarter of 1998. The increase in cash provided by operating activities is largely due to an increase in income before depreciation and amortization. Net cash used in investing activities during the first quarter of 1999 was $3,363 compared to $630 during the first quarter of 1998. The increase in cash used in investing activities was due primarily to the acquisition of Delta and increased capital expenditures. Cash provided by financing activities during the first quarter of 1999 and $2,683 compared to $1,363 during the first quarter of 1998, primarily due to increased borrowings under the revolving credit facility.

    OTHER CAPITAL RESOURCES

    In connection with the 1998 recapitalization, we entered into a credit facility providing for a revolving credit facility in the amount of $30,000, of which $5,000 is available under a letter of credit sub-facility. The revolving credit facility has a maturity date of June 30, 2004. At March 31, 1999, we had $16,691 of availability under the revolving credit facility, net of borrowings of $10,700 and outstanding letters of credit totaling $2,609. We used a portion of the net proceeds of the offering of the outstanding notes to repay approximately $8,100 outstanding under our revolving credit facility. In connection with this offering, we increased the size of our revolving credit facility from $30,000 to up to $40,000.

    CAPITAL EXPENDITURES

    We had cash capital expenditures, exclusive of the 1998 recapitalization, of $2,221 during 1998, compared to $1,355 and $1,083 during 1997 and 1996, respectively. The increase is largely due to the addition of Atrium and Darby for the last three months of 1998. We expect capital expenditures, exclusive of acquisitions, in 1999 to be approximately $9,500, however, actual capital requirements may change, particularly as a result of acquisitions we may make. Capital expenditures exclude costs related to the implementation of our new management information system which include internally capitalized costs.

    We had cash capital expenditures of $1,059 during the first quarter of 1999 compared to $287 during the first quarter of 1998. The increase is largely due to capital expenditures at Atrium and Darby. Actual capital expenditures during the first quarter of 1999 exclude $158 in capitalized costs related to the implementation of our new management information system.

    Our ability to meet our debt service and working capital obligations and capital expenditure requirements is dependent, however, upon our and our subsidiaries' future performance which, in turn, will be subject to general economic conditions and to financial, business and other factors, including factors beyond our control. As of March 31, 1999, we had $16,691 available for borrowings under the revolving facility, net of borrowings of $10,700 and outstanding and undrawn letters of credit totaling $2,609.

    AFTER THE ATRIUM TRANSACTIONS

    Historically, we have utilized internally generated funds and borrowings under credit facilities to meet ongoing working capital and capital expenditure requirements. In connection with the offering of the outstanding notes, we incurred new indebtedness aggregating $172,368, net of $2,632 of unamortized debt discount. The net proceeds of such indebtedness were used to finance the acquisitions of Heat and Champagne, repay certain of our borrowings under our credit facility (including accrued interest through date of payment), retire our remaining existing senior subordinated notes (including accrued interest through the date of repayment and repurchase premium), fund a distribution to Atrium Corporation to repurchase a portion of the discount debentures (including accreted discount through the date of repurchase) held by GEIPPPII and an affiliate of Ardshiel and pay transaction fees and expenses.

    As a result of the Atrium transactions, we have significantly increased cash requirements for debt service. We will rely on internally generated funds and, to the extent necessary, on borrowings under our revolving credit facility to meet our liquidity needs.

    Management believes that based on the current level of operations and anticipated internal growth, cash flow from operations, together with availability under our revolving credit facility, will be adequate to make required payments of principal and interest on our indebtedness and to fund anticipated capital expenditures and working capital requirements. However, actual capital requirements may change. We may in the future seek additional financing through the issuance of debt or equity. We cannot assure you that additional financing, if needed, will be available to us on favorable terms, if at all. Our ability to meet our debt service obligations and reduce our total debt will be dependent on our future performance, which in turn, will be subject to general economic conditions and to financial, business, and other factors, including factors beyond our control. A portion of our debt bears interest at floating rates; therefore, our financial condition is and will continue to be affected by changes in prevailing interest rates. See "Risk Factors--Substantial Leverage and Debt Service."

YEAR 2000

    Many existing computer systems and applications and other control devices are coded to use only two digits, rather than four, to identify a year in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. Many computer programs and systems, including certain programs and systems utilized by us, are highly dependent upon financial and other data that, based on the program's or system's inability to distinguish between the Year 2000 and other century-end dates, could be misreported or misinterpreted and cause significant errors. If not corrected, many computer applications could fail when processing data related to the Year 2000. In addition, two interacting systems, applications or devices, each of which has individually been fixed so that it will individually handle the Year 2000 issue, could nonetheless suffer integration failure because their method of dealing with the problem is not compatible.

    This Year 2000 issue impacts our owned or licensed computer systems and equipment and the computer systems and equipment of third parties upon which we rely. The Year 2000 problem could cause these systems to fail, err, and, in the case of third party systems, become incompatible with our systems. Therefore, if we, or a significant third party fail to become Year 2000 ready, or if the Year 2000 problem causes our systems to become internally incompatible or incompatible with any key third party systems, our business could suffer material disruptions.

    We are assessing the impact of the Year 2000 problem and have or intend to modify portions of our hardware and software so that our computer systems will function properly with respect to date in the Year 2000 and thereafter. We have reviewed and continue to review each operating unit for the appropriate information system enhancements, with respect to both Year 2000 problem as well as strategic system upgrade.

    To achieve our overall operating strategy, we are enhancing our information technology by installing new software to implement a fully integrated manufacturing system for our operating units. This system has been certified by the manufacturer as being Year 2000 compliant. Each operating unit was prioritized for installation of the system based on any Year 2000 issues, with the final phase of implementation and installation of this system scheduled to be completed by the third quarter of 1999.

    We have inquired of our major suppliers and customers as to their Year 2000 compliance. Substantially all of our major suppliers and customers have indicated that their Year 2000 testing and remediation programs are complete or will be complete by the end of the third quarter. We have not, however, tested or independently verified the Year 2000 compliance of our major suppliers and customers.

    We face certain risks related to the Year 2000 problem including potential disruptions in our operations due to Year 2000 problems with our systems, potential disruptions in material supply due to Year 2000 problems with our suppliers' systems and potential loss of sales or delayed cash collections in the event of Year 2000 problems with our customers' systems. Although we have not formalized a contingency plan to address the problems associated with these risks, there are several factors that we believe may mitigate potential Year 2000 problems. Because our business has only recently been computerized, we believe we can run our business without significant interruptions using manual labor and "paper" systems in the event of a Year 2000 problem with our systems. In addition, because we source our materials from several suppliers, we believe we have decreased the likelihood that a Year 2000 disruption at one of our suppliers will materially interrupt our material supply. Finally, because many of our customers use "paper" systems, we believe a Year 2000 problem with a customer's system would not materially impact our sales. Although we believe these factors mitigate our Year 2000 risks, we cannot assure you that problems arising from these risks will not have a material adverse effect on our business, operating results or financial condition.

    We believe that with our strategy and completed installations, the Year 2000 problem will not pose significant operational problems for us. We cannot assure you, however, that our computer systems or the computer systems of companies we acquire or the computer systems of other companies with whom we conduct business will be Year 2000 compliant prior to December 31, 1999 or that the inability of any such systems to process accurately Year 2000 data will not have a material adverse effect on our business, operating results or financial condition.

    The total amount of costs to be incurred by us to address these system enhancements is estimated at $1,500. We have expensed approximately $1,100 through March 31, 1999.

FINANCIAL ACCOUNTING STANDARDS

    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 ("FAS 130") "Reporting Comprehensive Income." FAS 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. FAS 130 is effective for financial statement periods beginning after December 15, 1997. We adopted FAS 130 beginning January 1, 1998. We had no comprehensive income for all periods presented prior to January 1, 1998.

    In March 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants Issued Statement of Position 98-1 ("SOP 98-1") "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" that is effective for reporting periods beginning after December 15, 1998, but provides for earlier application if certain conditions are met. We have applied the provisions of SOP 98-1 in our financial statements for the year ended December 31, 1998 and its adoption had no material effect on our consolidated financial position or results of operations.

    In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 ("FAS 133") "Accounting for Derivative Instruments and Hedging Activities" that is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. We will implement the provisions of FAS 133 as required. The future adoption of FAS 133 in not expected to have a material effect on our consolidated financial position or results of operations.

                          ATRIUM (PREVIOUS REGISTRANT)

RESULTS OF OPERATIONS

    The following table sets forth for the periods indicated, information derived from Atrium's consolidated statements of operations expressed as percentage of net sales.

                                                                   PERIOD ENDED         YEAR ENDED DECEMBER
                                                            --------------------------           31
                                                            OCTOBER 2,   SEPTEMBER 30,  --------------------
                                                               1998          1997         1997       1996
                                                            -----------  -------------  ---------  ---------
Net sales.................................................       100.0%        100.0%       100.0%     100.0%
Cost of goods sold........................................        65.2          64.1         65.0       65.5
                                                                 -----        ------    ---------  ---------
Gross profit..............................................        34.8          35.9         35.0       34.5
Selling, delivery, general and administrative expenses....        22.5          23.7         23.8       22.3
Special charges...........................................         4.5            --           --        1.9
Stock option compensation expense.........................         3.1           0.2          0.2        1.9
                                                                 -----        ------    ---------  ---------
Income from operations....................................         4.7          12.0         11.1        8.3
Interest expense..........................................         5.7           6.1          6.2        3.1
Other income (expense), net...............................        (0.2)          0.8          0.6       (0.1)
                                                                 -----        ------    ---------  ---------
Income before income taxes and extraordinary charge.......        (1.2)          6.7          5.5        5.2
Provision for income taxes................................        (0.4)          2.5          2.2        1.7
                                                                 -----        ------    ---------  ---------
Income before extraordinary charge........................        (0.8)          4.2          3.3        3.4
Extraordinary charge, net of income tax benefit...........         2.1            --           --        0.8
                                                                 -----        ------    ---------  ---------
Net income................................................        (2.9)%         4.2%         3.3%       2.7%
                                                                 -----        ------    ---------  ---------
                                                                 -----        ------    ---------  ---------

PERIOD ENDED OCTOBER 2, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1997.

    NET SALES. Net sales increased by $27,625 from $139,793 during the first nine months of 1997 to $167,418 during the period ended October 2, 1998. The increase was primarily due to sales from Atrium Door and Window Company-West Coast and Atrium Door and Window Company of Arizona (Masterview), acquired in July of 1997 and March of 1998, respectively. Additionally, Atrium (1) experienced growth at the Atrium Wood division, which was selected to be the supplier in a national patio door sales program beginning the third quarter of 1997, (2) the addition of a significant customer at our Atrium Wood division, and (3) continued growth at Kel-Star Building Products.

    COST OF GOODS SOLD. Cost of goods sold increased from 64.1% of net sales during the first nine months of 1997 to 65.2% during the period ended October 2, 1998. The increase in cost of goods sold as a percentage of net sales during the period ended October 2, 1998 was primarily due to an increase in raw material and direct labor costs, which offset material usage improvements at Atrium Wood.

    SELLING, DELIVERY, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, delivery, general and administrative expenses increased $4,590 from $33,114 (23.7% of net sales) during the first nine months of 1997 to $37,704 (22.5% of net sales) during the period ended October 2, 1998. The increase was primarily due to the inclusion of selling, delivery, general and administrative expenses of Atrium Door and Window Company of Arizona and Atrium Door and Window Company-West Coast, as well as an increase in amortization expense related to software implementation costs, resulting from additional amounts capitalized during 1997. Additionally, selling and delivery expenses increased due to the increase in sales.

    SPECIAL CHARGES. Special charges of $7,452 during the period ended October 2, 1998 consisted of management bonuses, the write-off of certain covenants not to compete and transaction expenses related to the 1998 recapitalization. There were no special charges during the first nine months of 1997.

    STOCK OPTION COMPENSATION EXPENSE. Stock option compensation expense increased $5,010 from $255 during the first nine months of 1997 to $5,265 during the period ended October 2, 1998. In 1998, stock option compensation expense consisted of the amortization of deferred compensation charges related to previously issued options, charges representing the increase in the underlying stock value associated with certain variable options and the expense associated with cash redemption of certain options resulting from the 1998 recapitalization. In 1997, stock option compensation expense related to amortization of deferred compensation charges related to previously issued options and the cash redemption of certain options issued to a former executive of Atrium.

    INTEREST EXPENSE. Interest expense increased $1,003 from $8,542 during the first nine months of 1997 to $9,545 during the period ended October 2, 1998. The increase was due to an increase in average outstanding debt related to the $17,500 senior term loan issued in connection with the Masterview acquisition, which took place on March 27, 1998.

    OTHER INCOME (EXPENSE). Other income decreased $1,413 from other income of $1,127 during the first nine months of 1997 to other expense of $286 during the period ended October 2, 1998. The first nine months of 1997 includes an insurance settlement of $1,193 from the business interruption portion of the Company's insurance claim filed as a result of the January 1997 fire at the Extruders facility.

    EXTRAORDINARY CHARGES. Extraordinary charges of $3,525 during the period ended October 2, 1998 represented the write-off of certain deferred financing charges incurred in connection with the 1998 recapitalization. This amount is net of income tax benefit of $2,164. There were no extraordinary charges during the first nine months of 1997.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

    NET SALES. Net sales increased by $30,495 from $156,269 in 1996 to $186,764 in 1997. The increase was primarily due to the increase in sales of $19,708 at our Atrium Door and Window of the Northeast, Kel-Star and Woodville Extruders businesses, all of which were acquired during the second half of 1996, and Atrium Door and Window-West Coast, acquired from Gentek, effective July 1, 1997. Additionally, Atrium experienced slight growth at its distribution centers and within its core manufacturing divisions, including significant growth at the Atrium Wood division, which was awarded a national patio door sales contract during the second quarter of 1997.

    COST OF GOODS SOLD. Cost of goods sold decreased from 65.5% of net sales during 1996 to 65.0% of net sales during 1997. The decrease was due largely to on-going cost reductions at Atrium Wood, which were offset by start-up inefficiencies at Kel-Star.

    SELLING, DELIVERY, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, delivery, general and administrative expenses increased $9,671 from $34,815 (22.3% of sales during 1996) to $44,486 (23.8% of sales during 1997). The increase was largely due to the inclusion of twelve months of selling, delivery, general and administrative expenses at the Atrium Door and Window Company of the Northeast, Kel-Star, Woodville Extruders and Atrium Door and Window-West Coast businesses, as well as amortization expense related to software implementation costs. Additionally, delivery expenses were negatively affected during 1997 as a result of a fire at the Woodville Extruders division in January.

    SPECIAL CHARGES. Special charges during 1996 consisted of $3,044 in management bonuses which were the result of the Hicks Muse transaction. There were no special charges in 1997.

    STOCK OPTION COMPENSATION EXPENSE. Stock option compensation expense decreased $2,716 from $3,023 during 1996 to $307 during 1997. In 1997, stock option compensation expense related to amortization of deferred compensation charges related to previously issued options and the cash redemption of certain options issued to a former executive of Atrium. In 1996, stock option compensation expense consisted of charges associated with the granting of new stock options at exercise prices below the fair value of the underlying common stock and the expense associated with the cash redemption of certain options, both resulting from the Hicks Muse transaction, and amortization of deferred compensation charges related to previously issued options. Included in stock option compensation expense during 1996 is $1,320 representing the difference between the fair market value of common stock of Atrium Corporation and the exercise price associated with a warrant granted to an executive of Atrium in connection with the Hicks Muse transaction.

    INTEREST EXPENSE. Interest expense increased $6,736 from $4,786 during 1996 to $11,522 during 1997. The increase was due largely to an increase in average outstanding debt which resulted from the issuance of our existing senior subordinated notes, which were issued in connection with the Hicks Muse transaction, as well as borrowing under our previous credit facility. Interest expense during 1997 includes amortization of the related deferred financing costs.

    OTHER INCOME (EXPENSE), NET. Other income (expense), net increased $1,270 from other expense of $182 in 1996 to other income of $1,088 in 1997. Other income in 1997 includes an insurance settlement of $1,193. This settlement with Atrium's insurance carrier resulted from the business interruption portion of Atrium's insurance claim filed as a result of a fire at the Woodville Extruders division in January 1997.

    EXTRAORDINARY CHARGE. Extraordinary charge of $1,176 during 1996 represents the write-off of certain deferred financing charges incurred in connection with the Hicks Muse transaction, as all then outstanding debt was retired with a portion of the proceeds from the issuance of our existing senior subordinated notes. This amount is net of income tax benefit of $720.

                                    BUSINESS

THE COMPANY

    We are one of the largest manufacturers and distributors of residential windows and doors in the United States based on 1998 pro forma net sales. We offer a complete product line including aluminum, vinyl and wood windows and doors to our customers, which include leading national homebuilders and home center retailers. We have grown rapidly through a combination of internal growth and complementary acquisitions. Pro forma for the transactions described in "Unaudited Pro Forma Consolidated Financial Statements", we would have had net sales and adjusted EBITDA of $123.3 million and $10.3 million, respectively, for the three months ended March 31, 1999.

    Our acquisitions of Heat and Champagne are a continuation of our strategy to become the largest nationwide manufacturer and distributor of residential windows and doors. Heat is a leading regional manufacturer of residential vinyl windows and patio doors, with a strong presence in the eastern and midwestern repair and remodeling market segments and the northwestern new construction market segment. The Heat acquisition strengthens our vinyl product offering, enhances our nationwide presence and provides access to a proprietary distribution network of 22 distribution centers. Champagne is a regional vinyl window manufacturer located in Denver, Colorado. The Champagne acquisition enhances our presence in the vinyl markets of Colorado, Kansas and Nebraska.

    We have a balanced business mix, as measured by management's estimates of the percentage of pro forma net sales derived from the different products we sell, market segments we serve and the material types we use in our products:

                                                                          1998 PRO FORMA NET SALES
                                                                          ------------------------
                                                                                            (%)
                                                                               ($)          ---
                                                                          -------------
                                                                               (IN
                                                                           THOUSANDS)
Product Line
  Windows...............................................................   $   271,899          55%
  Doors.................................................................       194,892          40
  Other.................................................................        26,288           5
                                                                                               ---
                                                                                               100%
                                                                                               ---
                                                                                               ---

Market Segment
  Repair and remodeling.................................................   $   285,798          58%
  New construction......................................................       207,281          42
                                                                                               ---
                                                                                               100%
                                                                                               ---
                                                                                               ---

Material Type
  Aluminum..............................................................   $   178,806          36%
  Wood..................................................................       194,693          39
  Vinyl.................................................................       119,580          25
                                                                                               ---
                                                                                               100%
                                                                                               ---
                                                                                               ---

    Our balance between the repair and remodeling and new construction market segments is particularly important as we estimate that sales to the repair and remodeling market segment represented approximately 64% of window and door industry dollar sales in 1998.

    We were founded in 1948 and we believe we are one of the two largest manufacturers and distributors of residential non-wood windows and the third largest manufacturer and distributor of residential doors in the United States based on 1998 pro forma net sales. Our portfolio of products includes some of the industry's most recognized brand names including ATRIUM and WING. Our full product line of aluminum, vinyl and wood windows and doors enables us to differentiate ourselves from our competition, leverage our multi-channel distribution system and be well positioned to benefit from shifts in product preferences. Regional product preferences exist for aluminum, vinyl and wood windows and doors, and a full product line is important to serve our national customer base effectively. We pride ourselves on our ability to provide to our nationwide customers the most suitable material based on varying regional product preferences.

    We have 53 manufacturing facilities and distribution centers strategically located in 24 states to service customers on a nationwide basis. We distribute through multiple channels including direct distribution to large homebuilders and independent contractors, one-step distribution through home centers and lumberyards and two-step distribution to wholesalers and dealers who subsequently resell to lumberyards, contractors and retailers. We believe that our multi-channel distribution network allows us to reach the greatest number of end customers and provide nationwide service to those customers.

    Our company is vertically integrated with operations that include:

    - The extrusion of aluminum and vinyl, which is utilized internally in our fabrication operations, or sold to third parties;

    - The manufacture and assembly of window and door units, including pre-hanging of doors, and the sale of such units to wholesalers, lumberyards, dealers, home centers and homebuilders;

    - A turn-key installation program for builders in which we supply and install many of our products, including windows and interior and exterior doors; and

    - The sale of finished products to homebuilders, remodelers and contractors through company-owned distribution centers located across the country.

    Our organic growth has exceeded growth rates for the window and door industry by more than two times over the last three years in large part as a result of our strategic positioning in such high growth markets as the southern and western United States and our significant presence in the fast-growing home center category. We have completed seven acquisitions since 1996 and we believe that we are well-positioned to be a leader in the consolidation of the residential window and door industry because of our size, rapid organic growth and our ability to integrate acquisitions successfully.

COMPETITIVE STRENGTHS

    We believe that we have a competitive advantage in our markets due to our following competitive strengths:

    - LEADING MARKET POSITIONS. We are one of the largest suppliers of residential windows and doors in the United States with a domestic market share of approximately 5%. We believe that we have a leading market position in the following key products based on management estimates:

                                                                RANK BASED ON
                                                               1998 PRO FORMA    NATIONAL MARKET
PRODUCT                                                           NET SALES           SHARE
----------------------------------------------   1998 ATRIUM   ---------------  -----------------
                                                  PRO FORMA
                                                  NET SALES
                                                -------------
                                                     (IN
                                                 THOUSANDS)
Non-wood windows..............................   $   271,000       1 or 2                   9%
Interior pre-hung doors.......................        75,000          1                     5%
Solid wood bifold doors.......................        30,000          1                    40%
Solid wood interior passage doors.............        60,000          2                    20%

    - STRONG BRAND NAME RECOGNITION. Our brands are well recognized in the building trade and are a distinguishing factor in customer selection. The ATRIUM brand of windows and patio doors has been in existence for over 20 years and is recognized for its quality and value. In addition, we believe

      ATRIUM is among the most-recognized brand names in the aluminum and vinyl window market segments. Our WING brand of wood passage and bi-fold doors is highly recognized according to surveys of our home center customers. We believe there are significant opportunities to leverage our existing brands by targeting cross-selling opportunities and by re-branding certain products.

    - COMPLETE, HIGH-QUALITY PRODUCT OFFERING. We are one of the few suppliers with a complete line of residential windows and doors in the United States. The ability to source windows and doors from a single supplier is a cost-saving opportunity for national homebuilders and home centers. This distribution flexibility and nationwide presence distinguishes as a "one-stop" solution for customers' window and door needs. Examples of our high quality and customer service standards include our approximately 99% order fill rate and the recognition of our WING product line by Lowe's as Millwork Supplier of the Year for 1997.

    - MULTI-CHANNEL DISTRIBUTION NETWORK. We have a multi-channel distribution network that includes direct, one-step and two-step distribution as well as 30 company-owned distribution centers. Our distribution strategy maximizes our market penetration and reduces reliance upon any one distribution channel for the sale of our products. Furthermore, as a manufacturer and distributor of windows and doors for more than four decades, Atrium has developed long-standing relationships with key distributors in its markets. In each instance, we seek to secure a leading distributor in each of our markets. If we cannot secure a top-tier distributor in a desired geographic market, we will consider the acquisition or start up of our own distribution center.

    - ESTABLISHED AND DIVERSIFIED CUSTOMER BASE. We have developed strong relationships with our current customer base, which includes over 5,000 active accounts. We have strong relationships with some of the leading companies in homebuilding, including D.R. Horton, Del Webb and Centex, and home center retailing, including The Home Depot and Lowe's. Our customers are geographically diversified and our sales are balanced between the repair and remodeling (approximately 58%) and new construction (approximately 42%) market segments, which provides increased stability to our business.

    - LOW COST, VERTICALLY INTEGRATED MANUFACTURER. We believe that we are one of the industry's lowest cost providers based on our strong operating margins relative to our competitors. Our vertically integrated structure enables us to control all facets of the production and sale of windows and doors, eliminating incremental outsourcing costs. For our window and patio door products, our integrated operations, including extrusion, fabrication and distribution enable us to reduce inventory, improve production scheduling and optimize quality control. For our wood door products, our expertise in fabricating, pre-hanging and distributing wood doors provides similar cost saving advantages and operating efficiencies.

BUSINESS STRATEGY

    Our goal is to increase revenue growth and profitability and to strengthen our leadership position in the residential window and door industry through the following initiatives:

    - ENHANCE NATIONWIDE PRESENCE. We will continue to focus our core efforts on maintaining and developing our nationwide market share, including enhancing our strong presence in our existing high growth markets such as the southern and western United States. Our recent acquisitions have helped to further our geographic coverage and, we believe, combined with the implementation of cross-selling initiatives, will continue to facilitate our growth. We will also seek to enhance our nationwide capabilities by selectively starting or acquiring operations that complement our geographic coverage and product offerings.

    - EXTEND AND CROSS-SELL PRODUCT OFFERINGS. We plan to take advantage of cross-selling opportunities by marketing doors to our traditional window customers and windows to our traditional door customers and adding additional styles and designs to address specific regional product preferences. In addition, we believe there are significant opportunities to cross-sell products, such as our expanded vinyl and millwork offerings, through our existing distribution channels. We also maintain training and incentive programs in order to ensure that our divisional sales forces market our complete product line of windows and doors.

    - CAPITALIZE ON ATRIUM BRAND NAME. We will seek to continue to leverage the strength of our nationally recognized ATRIUM brand name that has been in existence for over 20 years. We believe that leveraging the ATRIUM name across our products and on a nationwide scale will enhance our brand name recognition. For example, we see a significant opportunity in transferring the ATRIUM brand to recently acquired product lines. Further, we will continue trade advertising initiatives to maintain Atrium's high brand awareness in the industry.

    - CONTINUE TO PURSUE OPERATIONAL EFFICIENCIES. Our team of highly experienced managers seeks to achieve improvements by closely scrutinizing our operations and applying best practices and continuous improvement programs across all of our divisions. We have been successful in improving the efficiency and productivity of our operations by automating manufacturing processes, improving logistics, implementing a company-wide information system, successfully integrating acquisitions and leveraging working capital requirements. We plan to analyze additional opportunities to improve operational efficiencies, including integrating our wood products manufacturing facilities and aluminum extrusion operations, increasing capacity utilization at all our manufacturing facilities and leveraging our size to realize purchasing savings.

    - MAKE SELECTIVE STRATEGIC ACQUISITIONS. We have successfully consummated and integrated seven acquisitions since 1996, in each case lowering operating costs. We intend to take advantage of the fragmented market for window and door manufacturers by acquiring companies that present identifiable cost savings opportunities and add to our existing product lines, market share and geographic coverage. As we continue our acquisition program, we believe we can leverage our proven expertise in integrating acquisitions and maximizing cost savings and productivity enhancements. Additionally, we believe our size and national presence will be attractive to companies looking to combine with an industry leader.

INDUSTRY OVERVIEW

    In 1998, new construction spending in the United States totaled over $657.0 billion. Of the total new construction spending amount, residential new housing spending totaled approximately $212.0 billion. Additionally, residential repair and remodeling expenditures approximated $140.0 billion in 1998. In 1998, new housing starts in the United States ranged from approximately 1.0 million to approximately 1.5 million, of which approximately 1.2 million were single-family homes and approximately 0.3 million were multi-family homes. Historical residential repair and remodeling expenditures have demonstrated consistent growth dynamics increasing from approximately $15.0 billion to approximately $125.3 billion during the period from 1970 to 1997 and averaging a compound annual growth rate of 8.2%.

             HISTORICAL RESIDENTIAL REPAIR AND REMODEL EXPENDITURES

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

    ($ IN
  BILLIONS)
1970                   15
                       17
1972                   19
                       21
1974                   24
                       26
1976                   30
                       33
1978                   36
                       39
1980                   42
                     41.5
1982                 45.3
                       49
1984                 69.8
                       78
1986                 91.3
                       92
1988                   91
                       95
1990                   97
                       97
1992                  100
                      105
1994                  110
                      115
1996                  120
                    125.3
CAGR=8.2%

--------------------------------------------------------------------------------
Source: Census Bureau--Department of Commerce

    We believe that, in 1998, United States residential window and door expenditures were approximately $10.0 billion, of which we estimate new construction and remodel and replacement expenditures represented approximately $3.6 billion and $6.4 billion, respectively. The individual market segments for windows and doors are as follows:

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                          1998 NATIONAL WINDOW MARKET

                                   $6.5 BILLION MARKET(1)
New Construction                                      32%
Repair & Remodeling                                   68%

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                         1998 NATIONAL DOOR MARKET

                                $3.5 BILLION MARKET(1)
New Construction                                   55%
Repair & Remodeling                                45%

--------------------------------------------------------------------------------
(1) Based on management estimates.

    WINDOWS. The domestic window market has grown to approximately 58.2 million in unit sales in 1998, and has outpaced the growth in the domestic building materials industry generally. The $6.5 billion residential window industry can be divided into two end-use segments: new construction, an estimated 18.7 million windows shipped in 1998, and repair and remodeling, approximately 39.5 million windows sold in 1998. We believe that the repair and remodeling segment will continue to experience strong growth due to the strength of sales of existing homes and the increase in the average age of homes from 23 years to 28 years in the last decade.

    DOORS. According to F.W. Dodge, the U.S. residential exterior and interior door market, which we estimate to be $3.5 billion, represents more than 58.0 million units annually. The residential door industry can be divided into two principal market segments: new construction and repair and remodeling. We estimate that interior doors sold to the repair and remodeling segment constitute at least one-third of all interior door units sold in the United States in 1998.

    We believe that we and four other market leaders represent approximately 44% of window and door industry sales, while the remaining approximately 56% of industry sales is comprised of over 600 smaller regional companies with average annual sales of approximately $10.0 million to approximately $20.0 million. The door and window industry has experienced significant consolidation in the last 24 months. We believe this consolidation trend favors companies like ours, with nationwide capabilities to service large home centers and home builders, strong brand names, the ability to provide a complete product line and economies of scale in manufacturing, distributing and marketing. In addition to opportunities presented by consolidation of the industry, industry growth has been driven by the growth in the home center retailer category. The home center industry is one of the fastest growing retail sectors in the United States. According to National Home Center News, the U.S. retail home improvement market is expected to grow from over $140.0 billion in 1998 to approximately $170.0 billion by the year 2002.

PRODUCTS

    We are one of a few window and door manufacturers that offer a complete product line that consists of a full range of aluminum, vinyl and wood windows and doors. Our complete product line allows us to differentiate ourselves from our competition, leverage our multi-channel distribution system and be well-positioned to benefit from shifts in product preference. As significant regional product preferences exist among aluminum, vinyl and wood, a full product line is important to serve a national customer base effectively. We estimate that approximately 55% of our 1998 pro forma net sales were derived from the sale of windows, approximately 40% from the sale of doors, and approximately 5% from the sale of other products and services.

    WINDOWS. We had $271.9 million in pro forma net sales from the sale of windows in 1998, representing approximately 4% of the total U.S. window market. We estimate that our pro forma net sales from the sales of windows in 1998 were comprised of approximately 55% from the sale of aluminum products, approximately 44% from vinyl products and approximately 1% from wood products. Our window products include sliders, double hung, and casement products and are sold under the ATRIUM and HR WINDOWS-TM- brand names. We sell our windows primarily to building contractors and lumberyards through direct and one-step distribution.

   [LOGO]                [LOGO]                   [LOGO]                                    [LOGO]

    The demand for our aluminum, vinyl and wood products vary by region:

    - ALUMINUM--Aluminum windows are the product of choice in the southern United States due to the region's warmer weather and more value-conscious customers. Aluminum is the most appropriate fenestration material for the region because thermal efficiency is less important and the product is sold at a lower cost than either vinyl or wood.

    - VINYL--Demand for vinyl windows, particularly in colder climates, has significantly increased over the last five years as vinyl windows have gained acceptance as a substitute for wood windows. This trend has been strengthened as prices for vinyl windows have become more competitive with wood products and durability and energy efficiency have improved. We entered the vinyl window market in mid-1995 and have increased sales of vinyl windows by leveraging the ATRIUM brand name, leveraging our distribution channels and through acquisitions. The Heat acquisition increased our presence in the vinyl window business from approximately 9% to 24% of our 1998 pro forma sales.

    - WOOD--Wood windows have the highest thermal efficiency and highest cost compared to aluminum and vinyl. Accordingly, wood windows are in demand in colder regions and in higher end homes. The ATRIUM name gained wide recognition in the 1970s and 1980s through the success of our line of wood patio doors. In order to capitalize on this success, we added a wood window line in 1991 including aluminum-clad and primed wood windows and patio doors. We have made the strategic decision to minimize our participation in the wood window business as it is concentrated on the higher end of the wood window market which is not part of our core focus.

    DOORS. We had $194.9 million in pro forma net sales from the sale of doors in 1998, representing approximately 6% of the total U.S. door market. We estimate that approximately 85% of our 1998 pro forma door sales were generated from interior doors and 15% from exterior doors. Our door products are sold under the ATRIUM, WING and SUPER MILLWORK-REGISTERED TRADEMARK- brand names. We sell our doors primarily to home center retailers through one-step distribution.

    - INTERIOR DOORS--There are two broad categories of interior doors: bi-fold doors and passage doors. Bi-fold doors are hinged folding doors and passage doors are the traditional doors used to connect rooms. There are also two types of interior wood bi-fold doors and passage doors: solid wood doors and hollow core doors. Solid doors are made completely of wood while hollow core doors consist of two door facings glued to a wood frame and are hollow on the inside. Both solid wood and hollow core passage doors are sold one of two ways, either as slabs or as pre-hung units. Slabs refer to the door itself and pre-hung units refer to slab doors already hinged to a door frame at the factory.

    - EXTERIOR DOORS--Our exterior door product offering consists primarily of patio doors and pre-hung steel entry doors.

   [LOGO]                [LOGO]                   [LOGO]                                    [LOGO]

    We estimate that approximately 45% of our 1998 door pro forma sales were generated from the sale of pre-hung doors, 30% from solid wood doors, 10% from hollow core doors and 15% from patio doors. We estimate that approximately 60% of all passage doors sold through home center retailers in 1998 were sold as pre-hung units, mainly because of the ease of installation for the do-it-yourself consumer. We are one of the few vertically-integrated companies that both manufactures and pre-hangs doors. We believe that sales of our pre-hung door line will continue to grow and will represent a larger portion of our total door sales in the future due to the increased demand from do-it-yourself consumers.

    OTHER PRODUCTS AND SERVICES. We had $26.3 million in pro forma net sales from the sale of other products and services in 1998. Our other products include cafe doors, columns and shutters. We manufacture two types of cafe doors as well as louvered shutters. The shutters can be used both for interior and exterior applications. Columns come in many styles and are purchased from domestic suppliers.

    We also offer a turn-key total installation program for builders in which we supply and install interior doors, exterior doors, mouldings, locks, hardware and other products. This concept allows a developer to transfer the risk associated with retaining reliable work crews and provides protection from cost overruns. We believe that developers view this as a value added service and are willing to pay a premium price for it.

    As a part of the Heat operations, we began selling vinyl decking and patio enclosures sun rooms. These products are sold through our existing distribution channels and are manufactured similarly to our existing products. Demand for both products is growing and we expect to expand the product line in the future.

SALES, MARKETING AND DISTRIBUTION

    One of the key components of our marketing strategy is to capitalize on the complementary nature of our distribution channels. Historically, the majority of our window production has been sold to remodelers, homebuilders, lumberyards and wholesalers, while home center retailers represented the primary distribution channel for doors. We plan to broaden our product offerings principally by marketing doors to our traditional window customers and windows to our traditional door customers.

    We have a multi-channel distribution network that includes direct, one-step and two-step distribution as well as 30 company-owned distribution centers. Our distribution strategy maximizes our market penetration and reduces reliance upon any one distribution channel for the sale of our products. Furthermore, as a manufacturer and distributor of windows and doors for more than four decades, we have developed long-standing relationships with key distributors in each of our markets. In each instance, we seek to secure the leading distributors in each market. If we cannot secure a top-tier distributor in a desired geographic market, we will consider the acquisition or start up of our own distribution center.

    We also sell windows to major home center retailers and smaller regional-based retail centers. Although home centers have become more important to us because they target the repair and remodeling market segment, they still accounted for less than 20% of our total window pro forma net sales in 1998.

    We utilize the following distribution channels:

    - DIRECT DISTRIBUTION (34% OF OUR PRO FORMA NET SALES IN 1998). We sell our windows and doors directly to contractors, remodelers and other homebuilders without the use of an intermediary. By selling directly to builders, we are able to increase our gross profits while at the same time offering builders more favorable pricing.

    - ONE-STEP DISTRIBUTION (61% OF OUR PRO FORMA NET SALES IN 1998). We sell our finished windows to lumberyards, building products distributors, home centers, and company-owned distribution centers, which will then sell to contractors, homebuilders or remodelers. While it is not required that lumberyards or building products distributors carry our products on an exclusive basis, it is not unusual for them to do so. In addition, they generally purchase based on orders, keeping little or no inventory. One-step distribution tends to be used most often in metropolitan areas.

        We maintain company-owned distribution centers in key markets where available independent distributors are weak or where we have been unable to make adequate arrangements with existing distributors. Company-owned distribution centers essentially act as one-step distributors.

    - TWO-STEP DISTRIBUTION (5% OF OUR PRO FORMA NET SALES IN 1998). Two-step distribution is the selling of completed doors and windows to a wholesaler or distributor who then sells the products to lumberyards, building products retailers and home centers. These intermediaries will in turn sell the windows and doors to the homebuilders, homeowners or remodelers. The wholesalers and distributors tend to maintain product inventory in order to service the needs of their client base for small quantities. Essentially, these middlemen are more common in rural areas where customers generally do not represent sufficient volume to purchase from us directly.

    To enhance our market coverage and leverage our brand equity, we currently market our windows and patio doors under primarily two brand names, ATRIUM and H-R WINDOWS. Due to the fact that we enjoy such significant national name recognition at both the building trade and consumer levels, we have chosen to consolidate a significant portion of our product line under the ATRIUM name. We have completed a phase out of our SKOTTY, BISHOP and GENTEK brands. We expect to extend the ATRIUM brand to other products, as well as to appropriate product lines acquired in the future.

    Our promotional efforts to our door and window customers are focused on cooperative advertising programs which are offered to certain of our major customers. This gives us exposure in our customers' local media, including newspaper, radio and television, in order to generate sales at individual locations. We also invest in in-store displays showing operating door units and photographs of in-room settings in order to generate sales once customers are in the stores. Product knowledge classes are held to inform store employees about the features and benefits of each product. Award winning packaging and in-store signage are used to further general awareness within the stores. We also offer retailers a video showing how quickly a homeowner can install a bi-fold door using only basic hand tools.

    WINDOWS. We market our window products through a sales force consisting of approximately 75 company salaried and commissioned sales representatives and approximately 100 independent commissioned sales representatives. Each of our divisions is supported by a sales manager, direct sales representatives and independent representatives. The sales managers coordinate marketing activities among both company and independent representatives. Our sales representatives focus primarily on direct sales to homebuilders, remodelers and contractors, while independent sales representatives sell to home centers, lumberyards and wholesalers. In general, independent sales representatives carry our window and door products on an exclusive basis, although they may carry other building products from other manufacturers.

    DOORS. Our ability to supply home center retailers with a complete line of wood doors positions us to provide superior service and convenience to our customers. The "one-stop shopping" we provide enables retailers to reduce their transaction costs, as they have to pay only one invoice, work with one sales representative, and schedule the receipt of goods with only one company. Our goal is to be the "preferred supplier" for the door aisle of home center retailers.

    For door sales we use an internal sales force. In addition, senior executives are actively involved with both sales and customer service. This group is segregated between national and regional accounts. Approximately 80% of our 1998 pro forma net sales of doors are made to national retail home center chains. The internal sales force was realigned in early 1995 reducing the sales staff from 18 to 7 while increasing the number of merchandise managers. As a result, we have a smaller, more focused sales force which is better structured to give the home centers the attention required at the store level.

    To assist our internal sales force of seven individuals and provide better service to our customers, we have over 20 merchandising managers. The merchandising managers provide home center retailers with in-store services such as product knowledge seminars, store product resets to straighten stock and fix displays, sales analysis and in-store merchandising. They also work with the retailers to resolve claims issues and to handle product returns. This is a significant advantage to us as it is a level of service that few suppliers can offer.

OPERATIONS

    We manufacture and sell our windows through a vertically integrated process that includes:

    - The extrusion of aluminum and vinyl, which is utilized internally in our fabrication operations, or sold to third parties;

    - The manufacture and assembly of window and door units, including pre-hanging of doors, and the sale of such units to wholesalers, lumberyards, dealers, home centers and homebuilders;

    - A turn-key installation program for builders in which we supply and install many of our products, including windows and interior and exterior doors; and

    - The sale of finished products to homebuilders, remodelers and contractors through company-owned distribution centers located across the country.

    We realize many operational and cost benefits from our vertically integrated window operations. By extruding aluminum and vinyl components in-house, we are able to secure a low-cost, reliable source of extrusions, control product quality and reduce inventory levels. The integration of extrusion and fabrication operations gives us more control over our manufacturing costs. We continually work to achieve cost savings through increased capacity utilization at our efficient facilities, adoption of best practices, reduction of cost of materials, rationalization of product lines and reduction of inventory.

    We continue to build on what we believe is our position as one of the industry's lowest cost manufacturers. Because of the scale of our operations, we are able to negotiate price concessions for our raw materials, including glass and vinyl. This is an important consideration because, historically, total cost of new materials typically comprises approximately 50% of our net sales.

    We have been manufacturing wood products in Texas since 1953 and today have three primary manufacturing facilities in the state. As home centers such as The Home Depot and Lowe's have expanded throughout the country, we have strategically established eight manufacturing operations nationwide in order to serve these customers more efficiently. We believe we are one of the only door suppliers which can service the home centers on a national basis. As the home centers continue to expand into new markets, we will consider opening new facilities to serve these regions.

    As part of the integration of Wing and Atrium, the Atrium Wood patio door division is merging its manufacturing, distribution and sales functions with Wing. We are currently fitting a facility to locate all of Atrium Wood's and a portion of Wing's manufacturing operations. Due to the fact that both divisions sell over 80% of their products to the home centers, we believe significant benefits can be realized from the synergies between the sales and distribution functions of Atrium Wood and Wing. Both service the same customers and distribute to the same retail locations. This integration is expected to be completed during the fourth quarter of 1999.

COMPETITION

    The residential window and door industry is highly fragmented. With few exceptions, competitors are privately-owned, regional companies with sales under $100.0 million. On a national basis we compete with a few national companies in different regions, products, distribution channels and price points, but do not compete against any single company across all of these areas. We compete with various other companies in specific regions within each market.

    - WINDOWS--ALUMINUM AND VINYL. Our major competitors for the sale of aluminum windows are Reliant Building Products, Inc. and Metal Industries, Inc. The market for vinyl windows and doors is comprised primarily of local and regional manufacturers as no dominant manufacturer operates on a national basis. Historically, demand for vinyl windows and doors has been concentrated in the colder regions of the United States. Our major competitors for the sale of vinyl windows are SilverLine Building Products and Nortek, Inc. in the Northeast, Simonton Windows in the Mid Atlantic and Southeast and Milgard Manufacturing Inc. in the Pacific Northwest. In addition, we compete with a number of regional manufacturers that sell directly to repair and remodeling contractors.

    - WINDOWS AND PATIO DOORS--WOOD. In the wood window and door market segment of the industry, two large manufacturers, Andersen Corporation and Pella Corporation, sell premium products on a national basis. Our wood windows and doors are sold at a medium price point and primarily through home centers throughout the United States and direct to builders. We have many competitors at our price point in the wood window and door market segment, including Kolbe & Kolbe Millwork Co. Inc. and Hurd Millwork Co. Inc.

    - DOORS. We estimate that approximately 60% of all interior passage doors sold through home centers are pre-hung. We expect this percentage to grow due to the convenience and ease of installation of pre-hung doors. The pre-hung door industry is very fragmented and consists primarily of hundreds of small companies that engage primarily in the assembly of doors and who have annual sales of $10.0 million to $30.0 million each. We believe that these companies are finding it increasingly difficult to compete due to their lack of manufacturing capability. Our key competitors are Premdor, Inc. and Jeld Wen, both of which manufacture and pre-hang doors. Other competitors include Steves and Sons and Haley Bros.

SEASONALITY

    The new home construction market and the market for external repairs and remodeling in northern climates are seasonal, with increased related product sales in the second and third quarters. The market for interior repairs and remodeling in northern climates tends to grow in the first and fourth quarters. Although this results in seasonal fluctuations in the sales of certain of our products, the complementary nature of our window and door business' selling seasons helps mitigate this seasonality. See "Risk Factors--Seasonality."

CYCLICALITY

    Demand in the window and door manufacturing and distribution industry is influenced by new home construction activity. For the three months ended March 31, 1999, we estimate that approximately 42% of our pro forma net sales were related to new home construction. Trends in the housing sector directly impact our financial performance. Accordingly, the strength of the U.S. economy, the age of existing home stock, job growth, interest rates, consumer confidence and the availability of consumer credit, as well as demographic factors, such as the migration of the population within the United States, have a direct impact on our business. Cyclical declines in new housing starts may adversely impact our business and we cannot assure you that any such adverse effects would not be material. See "Risk Factors--Cyclicality."

EMPLOYEES

    We employ approximately 4,350 people, of whom approximately 4,300 are employed at our manufacturing facilities and distribution centers and approximately 50 are employed at corporate headquarters. Approximately 1,580 of our hourly employees are covered by collective bargaining agreements. We entered into collective bargaining agreements in 1998 with the United Needle and Industrial Trade Employee Union, SWRJB, ACTWU, AFL-CIO-CLC, covering certain employees at the Atrium Aluminum, H-R Windows, Atrium Wood and Extruders manufacturing facilities. All of these collective bargaining agreements expire in May, 2001. In addition, we have collective bargaining agreements with The Sheet Metal International Association Local Union No. 54, due to expire on September 30, 2001, for our Kel-Star operations and Local Union 2743, Southern Council of Industrial Workers, Chartered By United Brotherhood of Carpenters and Joiners of America, AFL/CIO, due to expire on October 6, 2001, for our Woodville Extruders operations. There are no union affiliations in connection with any of our other divisions or subsidiaries. We believe that our relationship with our employees is good.

PROPERTIES

    Our operations are conducted at the owned or leased facilities described below:

                                                                                           CAPACITY
LOCATION                                               PRINCIPAL USE                     (SQUARE) FEET  OWN/LEASE
----------------------------------  ---------------------------------------------------  -------------  ----------
Dallas, Texas*....................  Fabrication of aluminum windows                          186,000      Lease
                                    Fabrication of wood patio doors                          266,000      Lease
                                    Fabrication of vinyl windows                              90,000      Lease
Irving, Texas.....................  Fabrication of aluminum windows                          147,218       Own
                                    Extrusion die manufacturing                                1,400       Own
Irving, Texas.....................  Distribution of all window types                          22,000       Own
                                    Fabrication of aluminum patio doors                       98,000       Own
Wylie, Texas......................  Extrusion of aluminum                                    100,000       Own
Carrollton, Texas.................  Extrusion of vinyl                                        25,200      Lease
Phoenix, Arizona..................  Fabrication of aluminum windows                           60,000       Own

                                                                                           CAPACITY
LOCATION                                               PRINCIPAL USE                     (SQUARE) FEET  OWN/LEASE
----------------------------------  ---------------------------------------------------  -------------  ----------
Phoenix, Arizona..................  Distribution of aluminum windows                          44,743      Lease
Las Vegas, Nevada.................  Distribution of aluminum windows                          30,400      Lease
Woodville, Texas..................  Fabrication of aluminum windows and storm doors          180,000      Lease
                                    Extrusion of aluminum                                    120,000      Lease
San Antonio, Texas................  Distribution of aluminum windows                          10,000      Lease
Anaheim, California...............  Fabrication of vinyl windows                              80,000      Lease
Union City, California............  Distribution of vinyl windows                             10,000      Lease
Portland, Oregon..................  Distribution of vinyl windows                             10,000      Lease
Salt Lake City, Utah..............  Distribution of vinyl windows                             10,000      Lease
Clinton, Massachusetts............  Fabrication of vinyl windows                              31,000       Own
Bridgeport, Connecticut...........  Fabrication of vinyl windows                              75,000      Lease
Farmingdale, New York.............  Distribution of vinyl windows                              6,000      Lease
Greenville, Texas.................  Manufacture of solid wood and hollow core bi-fold
                                    and passage doors; pre-hanging                           180,000       Own
Greenville, Texas.................  Door finishing operation; custom door manufacture         30,000      Lease
Greenville, Texas.................  Fabrication of wood patio doors                          300,000       Own
Hanover Park, Illinois............  Manufacture of hollow core bi-fold and passage
                                    doors; pre-hanging; warehouse                             73,000      Lease
Allentown, Pennsylvania...........  Manufacture of hollow core bi-fold and passage
                                    doors; door pre-hanging; warehouse                       105,000      Lease
Mt. Pleasant, Texas...............  Door manufacturing                                       110,000      Lease
Orlando, Florida..................  Door pre-hanging, warehouse                               50,000      Lease
Denver, Colorado..................  Fabrication of vinyl windows                             108,000      Lease
Cleveland, Ohio...................  Door pre-hanging; warehouse                               30,000      Lease
Charlotte, North Carolina.........  Door pre-hanging; warehouse                               40,000      Lease
Florence, Alabama*................  Door pre-hanging; warehouse                               60,000      Lease
Murrysville, Pennsylvania.........  Fabrication of vinyl windows                             166,000       Own
Pittsburgh, Pennsylvania..........  Extrusion of vinyl                                        65,000      Lease
Yakima, Washington................  Fabrication of vinyl windows                              58,000      Lease

------------------------------

* Leased from affiliates of certain stockholders. See "Certain Relationships and Related Transactions--Facility Leases."

    Additionally, we lease 22 distribution warehouses in 14 states for vinyl window distribution with sites averaging 8,000 square feet.

    We maintain our corporate headquarters in Dallas, Texas. The facilities provide approximately 11,000 square feet and are leased for a seven-year term expiring in 2004.

    We believe that our manufacturing plants are generally in good operating condition and are adequate to meet future anticipated requirements.

BACKLOG AND MATERIAL CUSTOMERS

    We have no material long-term contracts. Orders are generally filled within 5 to 7 days of receipt. Our backlog is subject to fluctuation due to various factors, including the size and timing of orders for our products and is not necessarily indicative of the level of future sales.

    Our sales are concentrated with one of the leading home center retailers, The Home Depot. For the year ended December 31, 1998, The Home Depot accounted for approximately 23% of our pro forma net sales. No other customer accounted for more than 10% of our net sales.

GOVERNMENT REGULATION AND ENVIRONMENTAL MATTERS

    Our past and present operations and our assets are subject to extensive federal, state, local and foreign environmental laws and regulations pertaining to the discharge of materials into the environment, the handling and disposal of wastes including solid and hazardous wastes, or otherwise relating to health, safety and protection of the environment. We do not expect to make any expenditures with respect to ongoing compliance with these environmental laws and regulations that would have a material adverse effect on our capital expenditures, results of operations, or competitive position. However, the applicable requirements under the law may change at any time.

    The nature of our operations and assets expose us to the risk of claims under environmental, health and safety laws and regulations. We cannot assure you that material costs or liabilities will not be incurred in connection with such claims. We have been subject to such claims in the course of our operations, and have made expenditures to address these known conditions in a manner consistent with applicable laws and regulations. Based on our experience to date, we do not believe that these existing claims will have any further material adverse effect on our capital expenditures, earnings or competitive position. We cannot assure you that the discovery of presently unknown environmental conditions, changes in environmental claims that may involve material, health, and safety laws and regulations or other unanticipated events will not give rise to expenditures or liabilities.

    Prior to 1993 we received correspondence in which we were named as potentially responsible parties at two Superfund sites, pursuant to Comprehensive Environmental Response, Compensation and Liability Act or comparable state statutes. In one instance, we have entered into a settlement and in the other instance, the group of potentially responsible parties has negotiated a proposed redemption plan which has been approved by the relevant state agency and is being reviewed by the United States Environmental Protection Agency. Based on the actions taken to date, and our current insurance coverage, we believe that any liability associated with the Superfund sites does not currently have or will not have a material adverse effect on our financial condition or the results of operations. However, because Comprehensive Environmental Response, Compensation and Liability Act provides for strict and sometimes joint and several liability, we cannot assure you that the liabilities in question will not result in material expenditures in the future.

LEGAL PROCEEDINGS

    We are involved from time to time in litigation arising in the ordinary course of our business, none of which is expected, individually or in the aggregate, to have a material adverse effect on us.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

    The following table provides information concerning our directors, executive officers and certain key employees.

NAME                                     AGE                                     POSITION
-----------------------------------      ---      -----------------------------------------------------------------------
Jeff L. Hull.......................          33   Executive Vice President, Chief Financial Officer, Treasurer, Secretary
                                                    and Director

R.L. Gilmer........................          45   Executive Vice President, Chief Operating Officer and Director

Louis W. Simi, Jr..................          58   Executive Vice President of Operations

Michael Quadhamer..................          35   President of Wing

Cliff Darby........................          34   President of Darby

Eric W. Long.......................          31   Vice President, Corporate Controller and Assistant Secretary

Sam A. Wing, Jr....................          75   Chairman Emeritus and Director

Daniel T. Morley...................          46   Chairman of the Board of Directors

James G. Turner....................          30   Vice President and Director

Roger A. Knight....................          39   Director

Andreas Hildebrand.................          31   Director

John Deterding.....................          67   Director

Nimrod Natan.......................          36   Director

    JEFF L. HULL has served as Executive Vice President of Atrium since April 1999 and as a Director of Atrium since October 1998. Mr. Hull has served as Atrium's Chief Financial Officer since April 1996 and Secretary and Treasurer since December 1996. Prior to that, Mr. Hull was Director of Asset/Liability Management of AmVestors Financial Corporation (NYSE:AMV). From 1990 to 1995, he was an audit manager with the accounting firm of Deloitte & Touche. Mr. Hull is a certified public accountant.

    R.L. GILMER has served as Executive Vice President of Atrium since April 1999 and as the Chief Operating Officer and Director of Atrium since October 1998. Prior to that, Mr. Gilmer served as President and Chief Executive Officer of Wing from October 1996. From June 1993 to October 1996 he was Vice President of Wing. Mr. Gilmer has served Wing in various capacities since 1986 including as Controller and Manufacturing Manager. Prior to joining Wing, Mr. Gilmer was a certified public accountant with the accounting firm of Arthur Andersen & Co.

    LOUIS W. SIMI, JR. has served as Executive Vice President of Atrium since 1993 and prior thereto he served as the General Manager of the Atrium Aluminum division. Mr. Simi also served as Director of Atrium from July 1995 to November 1996. He has served Atrium in other capacities since 1966.

    MICHAEL QUADHAMER has served as President of Wing since October 1998. Prior to that, he served as Vice President and Chief Financial Officer of Wing from October 1996 until October 1998. Mr. Quadhamer has served Wing in various capacities since 1991, including as Controller and as Director of Global Operations. Prior to joining Wing, he worked for the accounting firm of Arthur Andersen & Co. Mr. Quadhamer is a certified public accountant.

    CLIFF DARBY has served as President of Darby since 1997. Mr. Darby has worked for Darby since 1988. Mr. Darby has held numerous roles with Darby, including managerial, sales and administrative positions.

    ERIC W. LONG has served as Vice President of Atrium since April 1999 and as Corporate Controller and Assistant Secretary of Atrium since April 1996. From April 1995 to April 1996, Mr. Long was a financial analyst with Applebee's International, Inc. From 1991 to 1995, he was with the accounting firm of Deloitte & Touche L.L.P. Mr. Long is a certified public accountant.

    SAM A. WING, JR. has served as Chairman Emeritus and Director of Atrium since October 1998. Mr. Wing has served Wing in various capacities since 1946, including as Chairman Emeritus from 1996 until October 1998, as Chairman and Chief Executive Officer of Wing from 1995 until 1996 and as Chairman of Wing from 1994 until 1995. Prior to that, Mr. Wing was Chairman and Chief Executive Officer of Wing from 1969 to 1994.

    DANIEL T. MORLEY has served as Chairman of the Board of Directors of Atrium since October 1998. Mr. Morley has been a Managing Partner of Ardshiel since 1994. Mr. Morley has served as President of Ardshiel since 1997 and Chairman of Wing since 1996 and Door since January 1998. Mr. Morley also serves as Chairman of Astro Textiles, Inc. and a Director of Protein Genetics, Inc. and Avanti Petroleum, Inc., and holds positions with several other privately held companies.

    JAMES G. TURNER has served as Vice President and Director of Atrium since October 1998. Mr. Turner has been a principal of Ardshiel since June 1997. Mr. Turner has also served as a Director of Wing since October 1997 and Door since December 1997. From March 1994 until June 1997, Mr. Turner worked as an associate for Ardshiel. Prior to joining Ardshiel, Mr. Turner worked as an associate for Chemical Banking Corp. from 1991 to March 1994. Mr. Turner is also a Director of Avanti Petroleum, Inc. and Protein Genetics, Inc., and serves as a director of several other privately held companies.

    ROGER A. KNIGHT has served as a Director of Atrium since October 1998. Mr. Knight has been a principal of Ardshiel since May 1998. Prior to joining Ardshiel, he was Managing Director and a member of the Management Committee of Coopers & Lybrand Securities, Inc., the wholly-owned investment banking subsidiary of Coopers & Lybrand L.L.P. (now known as PricewaterhouseCoopers
LLP).

    ANDREAS HILDEBRAND has served as a Director of Atrium since October 1998. Mr. Hildebrand is Vice President of GE Investments. Mr. Hildebrand also served as a Director of Wing since October 1997 and of Door since January 1998. He has served in other capacities with GE Investments during the past five years. Mr. Hildebrand is also a Director of Eagle Family Foods Holdings, Inc. and several other privately held companies.

    JOHN C. DETERDING has served as Director of Atrium since November 1998. Mr. Deterding has been the owner of Deterding Associates, a real estate consulting company, since June 1993. From 1975 until June 1993, he served as Senior Vice President and General Manager of the Commercial Real Estate division of General Electric Capital Corporation. From November 1989 to June 1993, Mr. Deterding served as Chairman of the General Electric Real Estate Investment Company, a privately held REIT. He served as Director of GECC Financial Corporation from 1986 to 1993. Mr. Deterding is also a Director of Patriot American Hospitality, BlackRock Asset Investors and AMRESCO Capital Trust and a former member and trustee of the Urban Land Institute.

    NIMROD NATAN has served as a Director of Atrium since October 1998. Mr. Natan has been a principal of Ardshiel since 1997. Mr. Natan also serves as a director of Wing, Astro Holdings, Inc. and Protein Genetics, Inc., privately held companies. Prior to joining Ardshiel in 1997, Mr. Natan was a management consultant with Gemini Consulting for four years.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

    COMPENSATION OF NAMED EXECUTIVE OFFICERS. The following table provides certain summary information for each of the years ended December 31, 1996, 1997 and 1998 concerning compensation paid or accrued by us to or on behalf of our Chief Executive Officer and the four other most highly compensated persons, or the named executive officers, functioning effectively as our executive officers whose individual combined salary and bonus exceeded $100,000 during such period:

                                                                                               LONG-TERM
                                                                                             COMPENSATION
                                             ANNUAL COMPENSATION                              SECURITIES
                                      ---------------------------------     OTHER ANNUAL      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION(1)          YEAR      SALARY($)   BONUS($)   COMPENSATION($)(1)   OPTIONS(#)    COMPENSATION($)
------------------------------------  ---------  -----------  ---------  ------------------  -------------  ----------------
*Randall S. Fojtasek................       1998   $ 350,000   $3,140,000     $       --         5,735,369(2)    $2,542,570(5)
  President and Chief Executive            1997     350,000     125,000              --                --         308,928(6)
  Officer                                  1996     303,865   3,075,000              --         2,195,222(3)       221,500(5)(7)

Jeff L. Hull........................       1998     155,000     175,000              --         1,308,842(2)            --
  Executive Vice President, Chief          1997     120,000      20,000              --             5,000(3)        15,146(6)
  Financial Officer, Secretary and         1996     100,000          --              --           100,000(3)            --
  Treasurer

R.L. Gilmer.........................       1998     215,000      56,250              --         1,723,524(2)            --
  Executive Vice President, Chief          1997     138,679      70,000              --                --              --
  Operating Officer                        1996     106,113     286,889              --             2,957(4)            --

Louis W. Simi, Jr...................       1998     170,000     185,000              --           500,000(2)       662,923(5)
  Executive Vice President of              1997     125,000     250,690              --                --         106,025(6)
  Operations                               1996     125,000     270,681              --           511,237(3)       282,886(5)(7)

Cliff Darby.........................       1998     150,000      76,450              --         1,298,415(2)            --
  President, R.G. Darby Company,           1997     150,000      66,000              --                --              --
  Inc. and Total Trim, Inc.                1996     150,000      66,000              --                --              --

------------------------------

*   Resigned effective March 31, 1999.

(1) Perquisites related to automobile and expense allowances are excluded since the aggregated amounts are the lesser of $50,000 or 10% of the total annual salary.

(2) Securities underlying options to purchase the common stock of D and W. Holdings, Messrs. Hull's and Simi's amounts include 125,000 and 250,000 options, respectively, issued under the D and W Holdings Replacement Stock Option Plan, and Mr. Gilmer's amount includes 539,682 options in replacement of his options to purchase common stock of Wing.

(3) Securities underlying options to purchase common stock of Atrium
    Corporation.

(4) Securities underlying options to purchase common stock of Wing.

(5) In connection with a change of control transaction, certain members of management were granted options at below fair market prices. Accordingly, compensation expense is being recognized for financial statement purposes.

(6) Amounts represent fees received in connection with the termination of the purchase and sale agreement to acquire PlyGem Industries, Inc.

(7) Upon completion of the 1998 recapitalization and the exercise of these options, the compensatory portion of the options were reflected in the individual's wages and in our financial statements.

    MANAGEMENT CHANGE. On April 9, 1999, we entered into a separation agreement with Randall S. Fojtasek, President and Chief Executive Officer. Pursuant to the separation agreement, Mr. Fojtasek resigned effective March 31, 1999. The Board of Directors has appointed Jeff L. Hull, Executive Vice President and Chief Financial Officer, and Ken L. Gilmer, Executive Vice President and Chief Operating Officer, to oversee day-to-day operations and report directly to the Executive Committee of the Board of Directors while we search for a new chief executive officer. We have retained a nationally recognized executive search firm to assist us in this process. We took a charge of approximately $1.8 million in the first quarter of fiscal year 1999 for severance benefits related to this management change.

    OPTION GRANTS DURING 1998. The following table sets forth option grants to the named executive officers during the year ended December 31, 1998.

                                                    INDIVIDUAL GRANTS(2)                      POTENTIAL REALIZABLE VALUE
                                NUMBER OF    ----------------------------------               AT ASSUMED ANNUAL RATES OF
                               SECURITIES    % OF TOTAL OPTIONS                                STOCK PRICE APPRECIATION
                               UNDERLYING        GRANTED TO        EXERCISE OR                    FOR OPTION TERM(3)
                                 OPTIONS     EMPLOYEES IN FISCAL   BASE PRICE    EXPIRATION   --------------------------
NAME                          GRANTED(#)(1)         YEAR             ($/SH)         DATE         5%($)         10%($)
----------------------------  -------------  -------------------  -------------  -----------  ------------  ------------
Randall S. Fojtasek.........     1,894,148               10         $    1.00      10/02/08   $  1,191,419  $  3,019,272
                                 2,841,221               15               .01      10/02/08      4,599,937     7,341,715
                                 1,000,000                5               .01      10/02/18      2,643,298     6,717,500

Jeff L. Hull................     1,183,842                6              1.00      10/02/08        744,637     1,887,044
                                   125,000                *               .01      10/02/08        202,362       322,968

R.L. Gilmer.................     1,183,842                6              1.00      10/02/08        744,637     1,887,044
                                   231,136                *               .01      10/02/08        374,209       597,255
                                   154,273                *               .72      10/02/08        140,234       289,108
                                   154,273                *               .82      10/02/08        124,807       273,680

Louis W. Simi, Jr...........       250,000                1              1.00      10/02/08        157,250       398,500
                                   250,000                1               .01      10/02/08        404,750       646,000

Cliff Darby.................       466,101                2              1.00      10/02/08        293,178       742,965
                                   832,314                4               .83       1/09/08        434,416     1,101,019

------------------------

*   Less than 1%

(1) All options are for the common stock of D and W Holdings.

(2) Options vest ratably over the life of the respective employment contract, except for Mr. Fojtasek, whose options are fully vested, and Messrs. Simi and Darby, whose options vest ratably over five years.

(3) The assumed rates are compounded annually for the full terms of the options.

    AGGREGATED OPTION EXERCISES AND FISCAL-YEAR-END OPTION VALUES. The following table sets forth option exercises by the named executive officers and value of in-the-money unexercised options held at December 31, 1998.

                                                                       NUMBER OF SECURITIES
                                                                      UNDERLYING UNEXERCISED    VALUE OF UNEXERCISED IN-THE-
                                                                    OPTIONS AT FY-END (#) (3)     MONEY OPTIONS AT FY-END
                                   SHARES ACQUIRED ON     VALUE     --------------------------  ----------------------------
NAME                                  EXERCISE(#)      REALIZED($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE(4) UNEXERCISABLE
---------------------------------  ------------------  -----------  -----------  -------------  -------------  -------------
Randall S. Fojtasek..............            --         $4,096,156(2)  3,841,221   1,894,148     $ 3,802,808    $        --
Jeff L. Hull.....................            --            12,305(2)    125,000    1,183,842         123,750             --
R.L. Gilmer......................           883(1)        108,167      231,136     1,183,842         228,825             --
Louis W. Simi, Jr................            --           779,770(2)    250,000      250,000         247,500             --
Cliff Darby......................            --                --      231,136       466,101         228,824             --

------------------------------

(1) Represents options exercised to purchase common stock of Wing Industries Holdings, Inc.

(2) Represents net cash proceeds received in connection with the 1998 recapitalization in respect of options to purchase common stock of Atrium Corporation.

(3) Represents options held by the named individual to purchase common stock of D and W Holdings.

(4) Based on the fair market value of the option shares at fiscal year end of $1.00 per share less the exercise price per share payable for such shares.

1998 STOCK OPTION PLAN

    The D and W Holdings, Inc. 1998 Stock Option Plan, or the 1998 plan, which provides for the grant of options to purchase common stock of D and W Holdings to key employees and eligible non-employees of D and W Holdings and its subsidiaries, was adopted by D and W Holdings in connection with the 1998 recapitalization. The 1998 plan provides for the grant of options to purchase up to 11,991,142 shares of D and W Holdings common stock. In connection with the 1998 recapitalization, D and W Holdings granted options to purchase 3,582,353 shares of its common stock to management of Darby and Wing in exchange for outstanding options to purchase Darby and Wing stock. Options to purchase an additional 8,153,588 shares of D and W Holdings common stock were granted to management of D and W Holdings and its subsidiaries contemporaneously with the 1998 recapitalization. The 1998 plan was amended in connection with the consummation of the Heat and Champagne acquisitions to increase the number of shares of D and W Holdings common stock issuable upon the exercise of options under the 1998 plan by up to an additional 3,000,000 shares. Options to purchase 1,060,000 shares of D and W Holdings common stock were issued under the 1998 plan in connection with the acquisition of Heat.

    All options granted thus far are non-qualified options, which do not qualify under Section 422. Options granted under the 1998 plan generally have a term of ten years from the date of grant and vest in equal installments annually over three to five years dependent on continued employment. No option is exercisable until it has vested. Options granted upon consummation of the 1998 recapitalization in exchange for outstanding options of Darby and Wing continue to vest on the schedule applicable to the exchanged options. Of the options granted in connection with the 1998 recapitalization, options to purchase 993,115 shares of D and W Holdings common stock will vest only in connection with a value event, which is defined in the 1998 plan.

    Options are not transferable other than in accordance with the laws of descent and distribution. Upon termination for cause or voluntary termination by the optionee without good reason all vested options will automatically expire. Upon termination of employment for any other reason, the optionee will have the right to exercise the vested portion of any option. Also, upon termination of an optionee's employment for any reason, D and W Holdings will have the right to purchase outstanding options and any shares of D and W Holdings common stock held by the optionee as a result of the exercise of an option.

REPLACEMENT STOCK OPTION PLAN

    In addition to the 1998 plan, D and W Holdings adopted the D and W Holdings, Inc. Replacement Stock Option Plan, or replacement plan, relating to certain options to purchase D and W Holdings common stock which were granted in replacement of outstanding options of Atrium Corporation in connection with the 1998 recapitalization. Under the replacement plan, options to purchase an aggregate of 1,575,000 shares of D and W Holdings common stock were granted in exchange for outstanding options of Atrium Corporation which were not cashed out in the 1998 recapitalization. These options vest ratably over a period of five years on each anniversary date of the grant and have an exercise price of $0.01 per share. The replacement plan was amended in connection with the consummation of the Heat and Champagne acquisitions to increase the number of shares of D and W Holdings common stock issuable upon the exercise of options under the replacement plan by up to an additional 1,000,000 shares. Options to purchase 675,531 shares of D and W Holdings common stock were issued under the replacement plan in exchange for outstanding options of Heat which were not cashed out.

    Upon termination of an optionee's employment, D and W Holdings shall have the right to repurchase from the optionee all or any portion of their replacement options. Upon exercise of any vested portion of a replacement option, D and W Holdings may require the optionee to execute a buy-sell agreement containing provisions similar to the repurchase provisions described above, as a condition to such option exercise.

    The replacement plan provides that all options granted are in the form of nonqualified options, which are options that do not qualify for favored tax treatment under Section 422 of the Internal Revenue Code.

The replacement options have a term of 20 years from the date of grant subject to early termination in connection with termination of employment. No option is exercisable until it is vested. Replacement options are not transferable other than in accordance with the laws of descent and distribution by an optionee, except that options may be transferred to an optionee's family members or personal representative.

BONUS PLAN

    We maintain a bonus plan providing for annual bonus awards to certain key employees. Such bonus amounts are based on Atrium and its divisions meeting certain performance goals established by our board of directors.

OTHER BENEFIT PROGRAMS

    Our executive officers also participate in other employee benefit programs including health insurance, group life insurance, and a savings and supplemental retirement plan or the 401(k) Plan on the same basis as our other employees.

EMPLOYMENT AGREEMENTS

    MR. HULL

    Mr. Hull entered into an employment agreement with D and W Holdings pursuant to which he serves as Chief Financial Officer of D and W Holdings. Mr. Hull's employment agreement has a four year term, which commenced in October 1998. Under the terms of Mr. Hull's employment agreement, he is entitled to receive an annual base salary, as adjusted, of $225,000, subject to increase at the discretion of the board of directors. The agreement provides that Mr. Hull may receive an annual bonus of up to approximately $125,000, as adjusted, based on achieving certain performance targets.

    Under the agreement, Mr. Hull received options to purchase 1,183,842 shares of D and W Holdings common stock pursuant to the new plan. The options will vest in equal installments over four years from the date of grant. The agreement also provides that D and W Holdings will make certain payments to Mr. Hull in the event

    - Mr. Hull is terminated by D and W Holdings without cause,

    - of a change of control of D and W Holdings, or

    - Mr. Hull terminates his employment for good reason.

    Under the agreement, Mr. Hull agrees not to compete with D and W Holdings and its subsidiaries for certain specified periods.

    MR. GILMER

    Mr. Gilmer entered into an employment agreement with D and W Holdings pursuant to which he serves as Chief Operating Officer of D and W Holdings. Mr. Gilmer's employment agreement has a four year term, which commenced in October 1998. Under the terms of Mr. Gilmer's employment agreement, he is entitled to receive an annual base salary of $225,000, as adjusted, subject to increase at the discretion of the board of directors. The agreement provides that Mr. Gilmer may receive an annual bonus of up to approximately $125,000, based on achieving certain performance targets.

    Under the agreement, Mr. Gilmer received options to purchase 1,183,842 shares of D and W Holdings common stock upon the same terms as the options received by Mr. Hull. The agreement also provides that, D and W Holdings will make certain payments to Mr. Gilmer in the event

    - Mr. Gilmer is terminated by D and W Holdings without cause,

    - of a change of control of D and W Holdings, or

    - Mr. Gilmer terminates his employment for good reason.

    Mr. Gilmer agrees not to compete with D and W Holdings and its subsidiaries for certain specified periods.

    MR. SIMI

    We entered into an employment agreement with Mr. Simi on January 1, 1998. The compensation provided to Mr. Simi includes an annual base salary of $170,000, subject to increases at the discretion of the board of directors. Additionally, Mr. Simi is eligible for an incentive bonus based on certain performance targets.

    Mr. Simi's employment agreement terminates on December 31, 2000. If Mr. Simi's employment is terminated by us for any reason other than for cause, we will continue to pay his salary for 12 months, together with the annual incentive bonus. Mr. Simi has agreed not to compete with us in certain geographic areas for so long as we pay salary to him.

    MR. DARBY

    On January 9, 1998, Mr. Cliff Darby entered into an employment agreement with Darby for a term which commenced in January, 1998. Under the terms of Mr. Darby's employment agreement, he is entitled to receive an annual base salary of $156,000, as adjusted, subject to increase at the discretion of the Board of Directors of Darby. Mr. Darby is entitled to annual performance bonus payable upon the achievement of Darby's EBITDA plan. The agreement also provides that Darby will make certain payments to Mr. Darby in the event Mr. Darby is terminated without cause.

    Under the agreement, Mr. Darby has agreed not to compete with the business of Darby for a period of five years from the date of the agreement. The non-competition covenant shall apply for one year following termination without cause by Darby regardless of the date of termination.

    Upon consummation of the 1998 recapitalization, Mr. Darby received options to purchase 466,101 shares of D and W Holdings common stock. Such options vest over a five year period from the date of grant.

BOARD OF DIRECTORS

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Daniel T. Morley and Andreas Hildebrand serve as our compensation committee.

    AUDIT COMMITTEE

    James G. Turner and Roger A. Knight serve as our audit committee.

    EXECUTIVE COMMITTEE

    James G. Turner, Roger A. Knight, Andreas Hildebrand, R.L. Gilmer and Jeff
L. Hull serve as our executive committee.

    NON-EMPLOYEE DIRECTOR COMPENSATION

    Any member of our board of directors who is not an officer or employee does not receive compensation for serving on our board of directors. We anticipate compensating non-employee directors not affiliated with GEIPPPII or Ardshiel in the future for their service on our board.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

THE STOCKHOLDERS AGREEMENT

    GEIPPPII, Ardshiel, and certain major stockholders of D and W Holdings, have entered into a stockholders agreement, dated as of October 2, 1998, which affects their relative rights as stockholders of D and W Holdings.

    Under the stockholders agreement, GEIPPPII has the right to designate one director in the event there are less then seven directors, and two directors in the event the board of directors consists of seven or more members. Ardshiel and its affiliates, shall be entitled to designate up to six directors.

    Subject to certain exceptions, each of the major stockholders, except for GEIPPPII has agreed not to sell, transfer or otherwise dispose of such stockholder's equity securities of D and W Holdings and an affiliate of Ardshiel has agreed not to sell, transfer or otherwise dispose of its discount debentures. In the event that GEIPPPII intends to transfer its equity securities or discount debentures, each of the other major stockholders or holders of discount debentures will be entitled to purchase a pro rata portion of the equity securities or discount debentures held by such major stockholder or holder of discount debentures. However, in the event such sale, transfer or disposition by GEIPPPII occurs within four years of the date of stockholders agreement, the other major stockholders or holders of discount debentures, will be obligated to sell all of their equity securities and/or all of their discount debentures to the proposed transferee.

    Subject to certain conditions, Ardshiel and its affiliates may require that GEIPPPII (1) sell or otherwise dispose of its equity securities and discount debentures to any person who is not an affiliate of Ardshiel or (2) purchase all of the other major stockholders' equity securities and discount debentures. In addition, subject to certain exceptions, GEIPPPII and/or D and W Holdings have the right to purchase from any selling major stockholder any or all equity securities proposed to be sold to a third party by such selling major stockholder.

    Pursuant to the terms of the stockholders agreement, D and W Holdings has granted the major stockholders certain registration rights relating to any or all shares of D and W Holdings common stock held by such major stockholder.

    The stockholders agreement provides that the prior written consent of GEIPPPII is required for D and W Holdings to take certain enumerated actions.

MANAGEMENT AGREEMENT

    We are a party to a management agreement dated October 2, 1998, which was amended on May 17, 1999 with D and W Holdings, Atrium Corporation and Ardshiel. Under the management agreement, Ardshiel provides advisory services to D and W Holdings and its subsidiaries with respect to business strategy, operations and budgeting and financial controls in exchange for an annual fee of $1.9 million plus expenses. Additionally, the management agreement provides that D and W Holdings or its subsidiary must offer Ardshiel the opportunity to perform investment banking services in connection with a sale or purchase of a business or any financing prior to engaging another financial advisor. Ardshiel has the right to receive a closing fee for its services in an amount not be greater than 2% of the total purchase or sale price for such business. The consent of GEIPPPII is required prior to the payment by D and W Holdings or any of its subsidiaries of any closing fees to Ardshiel where D and W Holdings or any of its subsidiaries is paying similar fees to other entities for similar services.

    D and W Holdings paid a closing fee of approximately $3.4 million, plus fees and expenses, after the consummation of the 1998 Recapitalization in connection therewith. In addition, Ardshiel received an aggregate of approximately $1.3 million in fees in connection with the Heat and Champagne acquisitions.

The management agreement will remain in effect until October 2, 2008. The agreement will be automatically renewed for one-year periods unless either party gives written termination notice prior to the expiration of the initial or any extended term.

BUY-SELL AGREEMENTS

    D and W Holdings entered into buy-sell agreements with certain members of its management under which D and W Holdings may repurchase from those persons all or any portion of their shares of D and W Holdings common stock for a purchase price specified in these agreements after the termination of their employment. Each agreement also provides for certain restrictions on transfer.

    In addition, the buy-sell agreements entered into with Messrs. Gilmer and Darby provide that they will have the right to require D and W Holdings to repurchase their shares if they are terminated for any reason other than for cause and D and W Holdings does not exercise its right to purchase the shares.

THE DISCOUNT DEBENTURES

    In 1998, Atrium Corporation issued $80.6 million aggregate principal amount at maturity of its discount debentures to GEIPPPII and an affiliate of Ardshiel to fund a portion of the 1998 recapitalization. The issuance represented $45.0 million in gross proceeds to Atrium Corporation, See "Description of Certain Indebtedness--Discount Debentures." We used a portion of the net proceeds of the offering of the outstanding notes to fund a distribution of $20.6 million to Atrium Corporation to repurchase a portion of the discount debentures, including accreted discount, from GEIPPPII and an affiliate of Ardshiel.

    D and W Holdings has agreed to cause

    - us to make dividend payments to Atrium Corporation to enable it to make interest and principal payments on, or to repurchase, redeem or prepay the discount debentures, as long as we have funds legally available for the payment of such dividends and we are not prohibited from making such dividend payments by the terms of any contract to which we are a party,

    - Atrium Corporation, as long as Atrium Corporation is not prohibited from doing so by the terms of any contract to which it or D and W Holdings is a party, to pay interest and principal on, or to repurchase, redeem or repay, the discount debentures from the proceeds of any such dividend payment.

    GEIPPPII and an affiliate of Ardshiel that owns discount debentures may in the future transfer discount debentures to third parties not affiliated with Atrium Corporation.

INTERCOMPANY LOAN

    In connection with the 1998 recapitalization, Atrium Corporation issued to us a $24.0 million subordinated intercompany note and we, in turn, used a portion of the proceeds from our term loan under our credit facility to fund the intercompany loan to Atrium Corporation. The intercompany loan to Atrium Corporation bore interest at a rate of 5.66% per annum computed semiannually. The intercompany loan was repaid in November 1998 with proceeds from the issuance of discount debentures.

INDEMNIFICATION AGREEMENTS

    We entered into indemnification agreements with Jeff L. Hull and Louis W. Simi, Jr. under which we agreed to indemnify them, if either of them becomes a party to or other participant in any threatened, pending or completed action, suit or proceeding relating to the fact that the person is or was our director, officer, employee, agent or fiduciary. We expect to enter into similar indemnification agreements with each of the remaining directors and executive officers.

FACILITY LEASES

    On July 3, 1995, Fojtasek Industrial Properties, Ltd., a limited partnership in which Randall S. Fojtasek owns an equity interest of approximately 10.2%, executed leases with us with respect to our Atrium Wood's and Atrium Vinyl's facility and our H-R Windows division's facility. Both leases are absolute net leases. These leases were extended on October 1, 1997 for a period of ten years, expiring on July 1, 2008. The amounts paid under these two leases totaled $1,245,281, $753,000 and $605,338 in 1998, 1997 and 1996, respectively.
Additionally, Fojtasek Interests, a Texas corporation, in which Mr. Fojtasek owns an interest, subleases approximately 1,500 square feet of office space at our corporate headquarters. Amounts paid to us under this lease in 1998 were $19,588.

    Darby is a party to a facilities lease agreement with R.G. Darby, a former stockholder of Darby and the father of Cliff Darby, President of Darby. Pursuant to the terms of the lease, Darby pays rent to Mr. Darby of approximately $15,400 per month, adjusted annually for inflation. The term of the lease is fifteen years with three extension terms of five years each. Rent expense paid to Mr. Darby in 1998 was approximately $165,000.

                              BENEFICIAL OWNERSHIP

    We are a wholly-owned subsidiary of Atrium Corporation, which in turn is a wholly-owned subsidiary of D and W Holdings. The following table sets forth certain information regarding the beneficial ownership of D and W Holdings common stock as of June 30, 1999, by each person who beneficially owns more than 5% of the outstanding common stock of D and W Holdings and by the directors and certain executive officers of D and W Holdings. Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock of D and W Holdings.

                                                                                      NUMBER OF
                                       NAME                                             SHARES      PERCENTAGE
----------------------------------------------------------------------------------  --------------  -----------
GE Investment Private Placement Partners II, a Limited Partnership................      92,970,561        94.8%
  3003 Summer Street
  Stamford, CT 06984-7900
Ardshiel, Inc.....................................................................       6,643,600(1)        6.7%
  230 Park Avenue, Suite 2527
  New York, NY 10169
Jeff L. Hull......................................................................              --          --
R.L. Gilmer.......................................................................         490,159(2)          *
Louis W. Simi, Jr.................................................................              --          --
Sam A. Wing, Jr...................................................................              --          --
Daniel T. Morley..................................................................       6,643,600(3)        6.7%
James G. Turner...................................................................              --          --
Roger A. Knight...................................................................              --          --
Andreas Hildebrand................................................................              --          --
John Deterding....................................................................              --          --
Nimrod Natan......................................................................              --          --
All directors and executive officers as a group (11 persons)(4)...................       7,133,759         7.1%

--------------------------

* Less than 1%.

(1) Includes (1) 1,040,748 shares of D and W Holdings common stock issuable upon exercise of warrants that are currently exercisable; (2) 1,819,033 shares of D and W Holdings common stock held by Ardatrium L.L.C., Arddoor L.L.C., Ardwing L.L.C. and Wing Partners, L.P. which are under common control with Ardshiel, and (3) 3,783,819 shares of Holdings common stock held by certain other stockholders of D and W Holdings who have granted proxies to Ardshiel or its affiliates to vote their shares.

(2) Includes 154,193 shares of D and W Holdings common stock issuable upon exercise of options granted to Mr. Gilmer under the new plan. Such options are currently exercisable.

(3) Represents shares beneficially owned by Ardshiel and its affiliates. Mr. Morley is the President and a stockholder of Ardshiel and a managing member of Arddoor L.L.C., Ardatrium L.L.C. and Ardwing L.L.C., the general partner of Wing Partners, L.P. Accordingly, Mr. Morley may be deemed to be the beneficial owner of these shares. Mr. Morley disclaims beneficial ownership of these shares.

(4) The business address for these individuals is 1341 West Mockingbird Lane, Suite 1200W, Dallas, Texas 75247.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

CREDIT FACILITY, AS AMENDED

    The following is a description of the general terms of the credit facility that are included in the credit agreement, dated as of October 2, 1998 as amended as of May 5, 1999 and as further amended as of June 11, 1999, among Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as lead arranger, syndication agent and documentation agent, BankBoston, N.A., as administrative agent, Atrium Corporation, Atrium, the lenders, D and W Holdings and the subsidiaries of Atrium, as guarantors. The following description does not purport to be complete and is subject to the credit agreement and the other documents entered into in connection with the credit agreement.

    The credit agreement provides for three separate facilities consisting of two term loans referred to as term loan B and term loan C, and a revolving credit facility with a letter of credit sub-facility. The revolving facility together with the term loans are referred to in this prospectus as the credit facility loans. Term loan B and term loan C are in the amount of $75.0 million and $100.0 million, respectively, and have maturity dates of June 30, 2005 and June 30, 2006, respectively. We used the term loans to finance the 1998 recapitalization. We repaid $29.1 million of the term loan C after the closing of our credit facility and approximately $15.2 million of term loan B with a portion of the net proceeds of the offering of the outstanding notes. Principal payments of the term loans amortize on a quarterly basis, beginning in December 1998. The revolving facility is in the amount of $40.0 million, of which $7.5 million is available under a letter of credit sub-facility. The revolving facility has a maturity date of June 30, 2004 and is available for working capital purposes and permitted acquisitions.

    The loans bear interest at either (a) a "base rate" equal to the higher of
(i) the federal funds rate plus 0.500% per annum or (ii) the administrative agent's prime rate, plus (A) in the case of the term loan B, 2.00%, (B) in the case of the term loan C, 2.250% and (C) in the case of the revolving facility 1.625%, or (b) LIBOR plus (A) in the case of the term loan B, 3.00%, (B) in the case of the term loan C, 3.250% and (C) in the case of the revolving facility, 2.625%. Beginning June 30, 1999, the revolving facility bears interest at a variable leverage-based rate ranging from the "base rate" plus 0.375% to 1.625% or LIBOR plus 1.375% to 2.625%.

    We pay a per annum commitment fee of 0.500% of the available unused commitment under the revolving facility. Beginning June 30, 1999, the commitment fee is calculated at a variable leveraged-based rate ranging from 0.250% to 0.500%. Such fees are payable quarterly in arrears and upon termination of the revolving facility.

    All amounts outstanding under the credit facility are secured by (1) a pledge of all of our and our subsidiaries' capital stock and intercompany notes and (2) a security interest in substantially all of our, Atrium Corporation's and our subsidiaries' properties and assets. Atrium Corporation and each of our subsidiaries have unconditionally guaranteed all of our obligations under the credit agreement.

    We are required to make a mandatory prepayment of the credit facility loans in an amount equal to 75% of annual excess cash flow, which percentage may, under certain circumstances, be reduced to 50%. In addition, subject to certain exceptions, we are required to make a mandatory prepayment of the credit facility loans in an amount equal to (1) 100% of the net proceeds of asset sales and other asset dispositions, (2) 100% of the net proceeds of the issuance or incurrence of debt or of any sale and leaseback for proceeds in excess of a certain threshold, and (3) 50% of the net proceeds from any issuance of equity securities in any public offering or private placement or from any capital contribution. We are also required to make a mandatory prepayment of outstanding amounts under the revolving facility when amounts exceed the commitment for the revolving facility. We are permitted to make voluntary prepayments of all or any portion of the credit facility loans in accordance with the terms of the credit agreement, without penalty or premium. In addition, we may reduce the unutilized portion of the commitments under the revolving facility in accordance with the terms of the credit agreement, without penalty or premium.

    The credit agreement requires us to comply with certain covenants, which include limitations on indebtedness, liens and further negative pledges, investments, contingent obligations, dividends, redemptions and repurchases of equity interests, mergers, acquisitions and asset sales, capital expenditures, sale leaseback transactions, transactions with affiliates, dividend and other payment restrictions affecting subsidiaries, changes in business, amendment of documents relating to other indebtedness and other material documents, creation of subsidiaries, designation of designated senior indebtedness in respect of the outstanding notes and the exchange notes, and prepayment or repurchase of other indebtedness. The credit agreement requires us to meet certain financial tests pertaining to interest coverage, fixed charge coverage and leverage.

DISCOUNT DEBENTURES

    In 1998, Atrium Corporation issued approximately $80.6 million aggregate principal amount at maturity of the discount debentures to GEIPPPII and an affiliate of Ardshiel to finance in part the 1998 recapitalization. The issuance represented $45.0 million in gross proceeds to Atrium Corporation. The following is a summary of the principal terms of the discount debentures.

    The discount debentures were issued under an indenture, dated as of October 2, 1998 between Atrium Corporation and United States Trust Company of New York, as Trustee.

    TERMS OF THE DISCOUNT DEBENTURES. The discount debentures were issued at an original issue discount and are unsecured senior obligations of Atrium Corporation limited to approximately $80.6 million aggregate principal amount at maturity. The discount debentures rank equal in right of payment with other senior unsecured indebtedness of Atrium Corporation and senior to any subordinated obligations of Atrium Corporation. The discount debentures will mature on October 1, 2010. No cash interest will accrue on the discount debentures prior to October 1, 2003. After that date, cash interest will accrue on the discount debentures at an annual rate of 12%, payable semiannually on April 1 and October 1 of each year. Prior to October 1, 2003, Atrium Corporation may elect to commence the accrual of cash interest from any interest payment date. In such case, the principal amount at maturity will be reduced to the accreted value of the discount debentures on such date, and cash interest will then accrue and be payable.

    REDEMPTION. The discount debentures will not be redeemable at the option of Atrium Corporation prior to October 1, 2003. After that date, the discount debentures will be redeemable, at Atrium Corporation's option, in whole or in part, at 106% of the accreted value of the discount debentures so redeemed, together with accrued and unpaid interest to the redemption date. In addition, before October 1, 2001, Atrium Corporation may redeem all of the discount debentures at 112% of accreted value plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings.

    CHANGE OF CONTROL. Upon the occurrence of a change of control each holder of the discount debentures will have the right to require that Atrium Corporation repurchase such holder's discount debentures at a purchase price in cash equal to 101% of the accreted value plus accrued and unpaid interest to the date of repurchase. In addition, at any time prior to October 2, 2003, Atrium Corporation may redeem the discount debentures as a whole following a change of control at a redemption price equal to 100% of the accreted value plus the applicable premium and accrued and unpaid interest to the redemption date.

    A portion of net proceeds of the offering of the outstanding notes was used to distribute $20.6 million, including accreted discount, to Atrium Corporation to repurchase a portion of the discount debentures.

    GEIPPPII and an affiliate of Ardshiel that owns discount debentures may in the future transfer discount debentures to third parties not affiliated with Atrium Corporation.

                       DESCRIPTION OF THE EXCHANGE NOTES

GENERAL

    The outstanding notes were issued and the exchange notes will be issued under an indenture, dated as of May 17, 1999, among Atrium, the subsidiaries of Atrium, as guarantors and State Street Bank and Trust Company, as trustee. Upon the issuance of the exchange notes, the indenture will be governed by the Trust Indenture Act of 1939, as amended.

    The following summary of certain provisions of the indenture and the exchange notes is not complete and is subject to all the provisions of the indenture and the exchange notes.

    You can find the definition of certain terms used in the following summary under the subheading "--Certain Definitions."

    In this description of the exchange notes, references to Atrium refer to Atrium Companies, Inc. and not to any of its subsidiaries.

    Principal, premium, and interest on the exchange notes will be payable, and the exchange notes may be exchanged or transferred, at the office or agency of Atrium in the Borough of Manhattan, The City of New York, which initially shall be the corporate trust office of the trustee in New York, New York. Payment of interest may be made by check. Initially, the trustee will act as paying agent and registrar for the exchange notes. The exchange notes may be presented for registration of transfer and exchange at the offices of the registrar.

    The exchange notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of exchange notes, but Atrium may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection with such transfer or exchange.

TERMS OF EXCHANGE NOTES

    The exchange notes will be unsecured, senior subordinated obligations of Atrium, which are limited to $175,000,000 aggregate principal amount. The exchange notes will mature on May 1, 2009. Each exchange note will bear interest at the rate of 10 1/2% per annum from May 17, 1999, and will be payable semiannually on May 1 and November 1 of each year, commencing on November 1, 1999. The exchange notes will not be entitled to the benefit of any mandatory sinking fund.

OPTIONAL REDEMPTION

    OPTIONAL REDEMPTION. The exchange notes are not redeemable prior to May 1, 2004.

    The exchange notes will be redeemable at the option of Atrium, in whole or in part, at any time on or after May 1, 2004, at the redemption prices, expressed as percentages of the principal amount set forth below, plus accrued and unpaid interest thereon, if any, to the date of redemption, if redeemed during the 12-month period beginning on May 1 of the years indicated:

                                                                         REDEMPTION
YEAR                                                                        PRICE
-----------------------------------------------------------------------  -----------
2004...................................................................     105.250%
2005...................................................................     103.500%
2006...................................................................     101.750%
2007 and following years...............................................     100.000%

    OPTIONAL REDEMPTION UPON EQUITY OFFERING. On or prior to May 1, 2002, Atrium may, at its option, use the net proceeds of one or more Equity Offerings following which there is a Public Market to redeem up to

35% of the originally issued aggregate principal amount of the exchange notes, at a redemption price in cash equal to 110.5% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; PROVIDED that

    - at least 65% of the originally issued aggregate principal amount of exchange notes is outstanding following such redemption; and

    - notice of such redemption must be given not later than 60 days after the consummation of any such Equity Offering.

    OPTIONAL REDEMPTION UPON CHANGE OF CONTROL. At any time on or prior to May 1, 2004, the exchange notes may be redeemed as a whole and not in part at the option of Atrium upon the occurrence of a Change of Control, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium and accrued and unpaid interest, if any, to, the date of redemption. Notice of such redemption must be given not later than 90 days after the occurrence of such Change of Control.

    SELECTION AND NOTICE. In the event that less than all of the exchange notes are to be redeemed selection of exchange notes for redemption will be made by the trustee in compliance with the requirements of the principal national securities exchange on which the exchange notes as follows are listed; or if the exchange notes are not listed on a national securities exchange, selection will be made on a PRO RATA basis or by such method as the trustee will deem fair and appropriate.

    No exchange notes of a principal amount of $1,000 or less shall be redeemed in part. Any redemption made with the net proceeds of an Equity Offering will be made on a PRO RATA basis or on as nearly a PRO RATA basis as practicable.

    Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of exchange notes to be redeemed at its registered address.

    If any exchange note is to be redeemed in part only, the notice of redemption that relates to that exchange note will state the portion of the principal amount to be redeemed. A new exchange note in a principal amount equal to the unredeemed portion of the original exchange note will be issued in the name of the holder thereof upon cancellation of their original exchange note. On and after the redemption date, interest will cease to accrue on exchange notes or portions called for redemption.

RANKING AND SUBORDINATION

    The payment of the principal, premium and interest on the exchange notes is subordinated in right of payment to the payment of all Senior Indebtedness of Atrium. However, payment of Permitted Junior Securities and payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described under "--Defeasance" below is not subordinate to any Senior Indebtedness. Assuming that the Atrium transactions occurred on March 31, 1999, Atrium would have had approximately $136.6 million of Senior Indebtedness outstanding, exclusive of unused commitments under our revolving credit facility, and the Guarantors would have had approximately $1.3 million of Senior Indebtedness outstanding, exclusive of their guarantee of approximately $135.3 million of our Senior Indebtedness.

    Only Indebtedness of Atrium that is Senior Indebtedness will rank senior to the exchange notes in accordance with the provisions of the indenture. The exchange notes will in all respects rank equally with all other Senior Subordinated Indebtedness of Atrium. The exchange notes will rank senior to all Subordinated Obligations of Atrium.

    Atrium may not pay principal, premium or interest on the exchange notes or make any deposit pursuant to the provisions described under "--Defeasance" and may not otherwise purchase or retire any exchange notes (collectively, "pay the exchange notes") if

        (1) any Designated Senior Indebtedness is not paid when due or

        (2) any other default on Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated, unless the default has been cured or waived and/or any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full;

    PROVIDED, HOWEVER, Atrium may pay the exchange notes if Atrium and the trustee receive written notice approving such payment from the Representative of such Designated Senior Indebtedness.

    During the continuance of any default, with the exception of a default described in clause (1) or (2) of the preceding sentence, with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately or the expiration of any applicable grace periods, Atrium may not pay the exchange notes for a period (a "Payment Blockage Period") commencing upon the receipt by the trustee of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Designated Senior Indebtedness. Such Blockage Notice should specify an election to effect a Payment Blockage Period and ending 179 days thereafter or earlier if such Payment Blockage Period is terminated;

        (1) by written notice to the trustee and Atrium from the Person or Persons who gave such Blockage Notice,

        (2) because the default giving rise to such Blockage Notice is no longer continuing, or

        (3) because such Designated Senior Indebtedness has been repaid in full.

    Atrium may resume payments on the exchange notes after the end of such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period and there shall be a period of at least 180 consecutive days in each 360-day period when no Payment Blockage Period is in effect.

    Upon a total or partial liquidation or dissolution or reorganization or bankruptcy of or similar proceeding relating to Atrium or its property, the holders of Senior Indebtedness will be entitled to receive payment in full of the Senior Indebtedness before the holders of the exchange notes. If a distribution is made to holders of the exchange notes that, due to the subordination provisions, should not have been made to them, such holders are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear. In the event of insolvency, creditors of Atrium who are holders of Senior Indebtedness may recover more, ratably, than the holders of exchange notes, and creditors of Atrium who are not holders of Senior Indebtedness, including holders of the exchange notes.

GUARANTEES

    Each Guarantor fully and unconditionally guarantees, jointly and severally, to each holder and the trustee, on a senior subordinated basis, the full and prompt payment of principal of, premium, if any, and interest on the exchange notes, and of all other obligations of Atrium under the indenture.

    The Indebtedness evidenced by each Guarantee, including the payment of principal of, premium, if any, and interest on the exchange notes, will be subordinated to Senior Indebtedness of each such Guarantor on substantially the same basis as the exchange notes are subordinated to Senior Indebtedness of the Guarantor. As of March 31, 1999, on a pro forma basis after giving effect to the Atrium transactions, the Guarantors would have had approximately $135.3 million of Senior Indebtedness outstanding exclusive of the guarantees of the Guarantors under the Credit Facility.

    The obligations of each Guarantor are limited to the maximum amount as will result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to contribution from each other Guarantor in a PRO RATA amount based on the Adjusted Net Assets of each Guarantor.

    Subject to the requirements described under "--Certain Covenants--Consolidation, Merger, Sale of Assets, Etc.," any Guarantee by a Restricted Subsidiary of the exchange notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer to any Person not an Affiliate of Atrium of all of Atrium's Capital Stock or all or substantially all the assets of such Restricted Subsidiary, which transaction is in compliance with the terms of the indenture. Such Guarantee will be released and discharged so long as such Restricted Subsidiary has been or simultaneous with its release under the Guarantee will be unconditionally released from all guarantees by it of other Indebtedness of Atrium or any Restricted Subsidiary. Atrium may, at any time, cause a Subsidiary to become a Guarantor by executing and delivering a supplemental indenture providing for the guarantee of payment of the exchange notes by such Subsidiary.

CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, each holder will have the right to require Atrium to repurchase all or any part of such holder's exchange notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

    Within 30 days following any Change of Control Atrium shall mail a notice (the "Change of Control Offer") to each holder with a copy to the trustee stating:

        (1) that a Change of Control has occurred and that such holder has the right to require Atrium to purchase such holder's exchange notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase;

        (2) the repurchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed; and

        (3) the procedures determined by Atrium, consistent with the indenture, that a holder must follow in order to have its exchange notes purchased. The Change of Control Offer needs not to be mailed if Atrium has mailed a redemption notice with respect to all the outstanding exchange notes in connection with such Change of Control,

    Atrium will comply to the extent with the applicable requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of exchange notes pursuant to this covenant.

    The definition of "Change of Control" includes, among other transactions, a disposition of all or substantially all of the property and assets of Atrium and its Subsidiaries. In certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a Person, and it may be unclear as to whether a Change of Control has occurred and whether Atrium is required to make an offer to repurchase the exchange notes.

    The occurrence of certain of the events that would constitute a Change of Control would constitute a default under the credit facility. Future Senior Indebtedness of Atrium and its Subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control or require such Senior Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require Atrium to repurchase the exchange notes could cause a default under such Senior Indebtedness. Furthermore, Atrium's ability to pay cash to the holders upon a repurchase may be limited by Atrium's then existing financial resources. Finally, if Atrium is not able to prepay the Indebtedness under the Credit Facility and any other Senior Indebtedness containing similar restrictions or obtain requisite consents Atrium will be unable to fulfill its repurchase obligations if holders of exchange notes exercise their repurchase rights following a Change of Control, thereby resulting in a default under the indenture.

CERTAIN COVENANTS

    The indenture contains, among others, the following covenants:

    LIMITATION ON INDEBTEDNESS. Atrium will not, and will not permit any of the Restricted Subsidiaries to incur any Indebtedness or issue Disqualified Stock and will not permit any of the Restricted Subsidiaries to issue Preferred Stock to a Person other than Atrium or a Wholly-Owned Subsidiary; PROVIDED, HOWEVER, that Atrium and a Guarantor may Incur Indebtedness and Atrium may issue Disqualified Stock after giving PRO FORMA effect thereto and the use of the proceeds thereof, the Consolidated Coverage Ratio is at least equal to (1) 2.00:1.00 on or prior to May 1, 2001 and (2) 2.25:1.00 after May 1, 2001.

    Notwithstanding the foregoing, each and all of the following shall be permitted:

        (1) Indebtedness Incurred by Atrium or any Guarantor pursuant to the credit facility, so long as the aggregate principal amount of all Indebtedness Incurred does not exceed $175.0 million at any time outstanding, less the aggregate principal amount required to be repaid with the net proceeds of Asset Dispositions;

        (2) Indebtedness in the amount of up to $10.0 million Incurred by Atrium or any Guarantor represented by Capitalized Lease Obligations, mortgage financing or purchase money obligations, in each case Incurred

       -for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in a Related Business or Incurred to refinance any such purchase price or cost of construction or improvement,

       -no later than 365 days after the date of such acquisition or the date of completion of such construction or improvement;

        (3) Permitted Indebtedness;

        (4) Indebtedness Incurred by Atrium or any Guarantor in a principal amount outstanding which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (4) and then outstanding, will not exceed $20.0 million.

    Atrium will not permit any Unrestricted Subsidiary to Incur any Indebtedness other than Non-Recourse Debt.

    For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by this covenant, Atrium in its sole discretion shall classify, such item of Indebtedness.

    LIMITATION ON INCURRENCE OF SENIOR SUBORDINATED INDEBTEDNESS. Atrium will not Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking to any Senior Indebtedness unless

       -such Indebtedness is Senior Subordinated Indebtedness, or

       -is contractually subordinated in right of payment to all Senior
        Subordinated Indebtedness, including the exchange notes, to the same extent as the exchange notes are subordinated in right of payment to Senior Indebtedness.

    No Guarantor shall Incur any Indebtedness if such Indebtedness is contractually subordinate or junior in ranking in any respect to any Senior Indebtedness of such Guarantor unless

       -such Indebtedness is Senior Subordinated Indebtedness of such Guarantor,

       -or is contractually subordinated in right of payment to all Senior
        Subordinated Indebtedness of such Guarantor, including its Guarantee of the exchange notes, to the same extent as its Guarantee is subordinated in right of payment to Senior Indebtedness of such Guarantor.

    LIMITATION ON RESTRICTED PAYMENTS. Atrium will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly:

        (1) declare or pay any dividend or make any distribution on or in respect of its Capital Stock, except

           (A) dividends or distributions payable in its Capital Stock or in options, warrants or other rights to purchase such Capital Stock, and

            (B) dividends or distributions by a Restricted Subsidiary paid (i) to Atrium or a Restricted Subsidiary of Atrium and (ii) if such Restricted Subsidiary paying the dividend or making the distribution is not a Wholly-Owned Subsidiary, to its other holders of Capital Stock on a PRO RATA basis; or

        (2) purchase, redeem, retire or otherwise acquire for value any Capital Stock of Atrium held by Persons other than a Restricted Subsidiary of Atrium or any Capital Stock of a Restricted Subsidiary of Atrium held by Persons other than Atrium or another Restricted Subsidiary; or

        (3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations; or

        (4) make any Investment, other than a Permitted Investment, in any Person

    (any of the actions described in clauses (1) through (4) are collectively referred to as, "Restricted Payments"), unless at the time Atrium or such Restricted Subsidiary makes such Restricted Payment:

        (1) no Default shall have occurred and be continuing, or would result from such Restricted Payment;

        (2) immediately after giving PRO FORMA effect to such Restricted Payment, Atrium would have been able to Incur an additional $1.00 of Indebtedness pursuant to the covenant described in under "--Limitation on Indebtedness"; and

        (3) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would not exceed the sum of:

           (A) 50% of the Consolidated Net Income accrued during the period from the first day of the fiscal quarter beginning on or after the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment as to which financial results are available; plus

            (B) the aggregate net cash proceeds received by Atrium from the issue or sale of its Capital Stock or other common equity capital contributions on and subsequent to the Recapitalization Date, less all Restricted Payments made on the Recapitalization Date; plus

            (C) the amount by which Indebtedness of Atrium or a Restricted Subsidiary that is a Guarantor is reduced on Atrium's balance sheet upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of Atrium or a Restricted Subsidiary that is a Guarantor into or for Capital Stock of Atrium, less the amount of any cash, or other property, distributed by Atrium or such Restricted Subsidiary that is a Guarantor upon such conversion or exchange to the holders of such Indebtedness on account of such Indebtedness; plus

           (D) the amount equal to the net reduction in Investments, other than Permitted Investments or Investments made pursuant to clause (9) of the following paragraph, made after the Issue Date by Atrium or any of its Restricted Subsidiaries in any Person resulting from

        (1) repurchases or redemptions of such Investments by such Person, proceeds realized upon the sale of such Investment to a purchaser who is not an Affiliate of Atrium and repayments of loans or advances or other transfers of assets by such Person to Atrium or any Restricted Subsidiary of Atrium or

        (2) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously included in the calculation of the amount of Restricted Payments; PROVIDED, HOWEVER, that no amount shall be included under this clause (D) to the extent it is already included in Consolidated Net Income.

    The foregoing provisions shall not prohibit the following actions:

        (1) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this covenant;

        (2) any purchase or redemption of Capital Stock or Subordinated Obligations of Atrium made in exchange for or out of the proceeds of the substantially concurrent sale of Capital Stock of Atrium with the exception of Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan; PROVIDED, HOWEVER, that the net cash proceeds from such sale shall be excluded from clause (3)(B) of the preceding paragraph;

        (3) any purchase or redemption of Subordinated Obligations of Atrium made in exchange for or out of the proceeds of the substantially concurrent sale of Subordinated Obligations of Atrium; PROVIDED, HOWEVER, that such new Subordinated Obligations

       -do not have a Stated Maturity earlier than the earlier of (x) the Stated
        Maturity for the exchange notes and (y) the Stated Maturity for the Subordinated Obligations being purchased or redeemed, and

       -are expressly subordinated in right of payment to the exchange notes at least to the same extent as the Subordinated Obligations being purchased or redeemed;

        (4) dividends, distributions or loans by Atrium to Atrium Holdings

       -to fund the payment of audit, accounting, legal or other similar expenses of Atrium Holdings and Parent,

       -to pay franchise or other similar taxes of Atrium Holdings and Parent and

       -to pay other corporate overhead expenses of Atrium Holdings and Parent,

    so long as such dividends, distributions or loans are paid when needed by Atrium Holdings or Parent and so long as the aggregate amount of payments pursuant to this clause (4) does not in any calendar year exceed $1.0 million;

        (5) payments to Parent pursuant to the Tax Sharing Agreement;

        (6) payments of dividends on Atrium's common stock after an initial public offering of common stock of Atrium, Atrium Holdings or Parent in an annual amount not to exceed 6.0% of the gross proceeds (before deducting underwriting discounts and commissions and other fees and expenses of the offering) received by Atrium from shares of common stock sold for the account of Atrium, Atrium Holdings or Parent as the case may be (and not for the account of any stockholder), in such initial public offering, so long as no Default has occurred and is continuing or would result therefrom,

        (7) in any fiscal year and $10.0 million in the aggregate after the Issue Date, the payment of dividends or distributions to Atrium Holdings in the amount not to exceed $5.0 million (A) necessary to permit Parent to purchase, redeem, acquire, cancel or otherwise retire for value Capital Stock of Parent, in each case held by officers, directors or employees of Parent, Atrium Holdings, Atrium or any of Atrium's Subsidiaries in connection with death, disability, retirement, severance or termination of employment or service or pursuant to any agreement under which such Capital Stock was issued, (B) to enable Parent to redeem or repurchase stock purchase or similar rights in respect of its Capital

    Stock or (C) to enable Parent to make cash payments to holders of its Capital Stock in lieu of the issuance of fractional shares of its Capital Stock so long as no Default has occurred and is continuing or would result therefrom;

        (8) the payment of dividends to Atrium Holdings after September 30, 2003 in an amount not to exceed the interest then unpaid and accrued on the Atrium Holdings Discount exchange notes and, so long as (A) no Default has occurred and is continuing or would result therefrom and (B) Atrium is able to Incur an additional $1.00 of Indebtedness pursuant to the first paragraph under "--Limitation on Indebtedness",

        (9) Restricted Payments, in addition to those otherwise permitted in clauses (1) through (8) above, in an aggregate amount not to exceed $5.0 million so long as no Default has occurred and is continuing or would result therefrom, so long as no Default has occurred and is continuing or would result therefrom,

    In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (3) of the first paragraph of this covenant, amounts expended pursuant to clauses (6), (7) and (8) of the immediately preceding paragraph shall be included in such calculation, and amounts expended pursuant to clauses (1), (2), (3), (4), (5) and (9) of the immediately preceding paragraph shall be excluded in such calculation.

    The amount of any non-cash Restricted Payment shall be the fair market value, as determined in good faith by the board of directors, of the assets or securities proposed to be transferred or issued by Atrium or such Restricted Subsidiary, pursuant to such Restricted Payment.

    LIMITATION ON TRANSACTIONS WITH AFFILIATES. Atrium will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction or series of related transactions with or for the benefit of any Affiliate of Atrium or of a Restricted Subsidiary (an "Affiliate Transaction") unless

        (a) the terms of such Affiliate Transaction are no less favorable to Atrium or such Restricted Subsidiary, than those that could be obtained in arm's-length dealings with a Person who is not such an Affiliate,

        (b) in the event such Affiliate Transaction involves an aggregate amount in excess of $2.5 million, the terms of such transaction have been approved by at least a majority of the members of the board of directors of Atrium,

        (c) in the event such Affiliate Transaction or series of related Affiliate Transactions involves an aggregate amount in excess of $7.5 million, Atrium has received a written opinion from an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is fair to Atrium or such Restricted Subsidiary from a financial point of view.

    The requirements of this covenant shall not apply to

        (1) any Restricted Payment or other payment or Investment permitted to be made pursuant to the covenant described under "--Limitation on Restricted Payments,"

        (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to employment arrangements, or any stock options and stock ownership plans for the benefit of employees, officers and directors, consultants and advisors approved by the board of directors of Atrium,

        (3) loans or advances to employees in the ordinary course of business of Atrium or any of the Restricted Subsidiaries,

        (4) any transaction between or among Atrium and any Restricted Subsidiary or between Restricted Subsidiaries, so long as no Person, other than a Restricted Subsidiary, that is an Affiliate of Atrium has any direct or indirect interest in such Restricted Subsidiary.

        (5) indemnification agreements with, and the payment of fees and indemnities to, directors, officers and employees of Atrium and its Restricted Subsidiaries, in each case in the ordinary course of business,

        (6) transactions pursuant to agreements as in existence on the Issue
    Date,

        (7) any employment, noncompetition or confidentiality agreements entered into by Atrium or any of the Restricted Subsidiaries with its employees in the ordinary course of business,

        (8) the issuance of Capital Stock of Atrium,

        (9) amounts paid by Atrium to Ardshiel on the Issue Date in connection with the Atrium transactions and

       (10) any obligations of Atrium in respect of management fees payable to Ardshiel pursuant to agreements as in effect on the Issue Date.

    LIMITATION ON CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. Atrium will not permit any of the Restricted Subsidiaries to issue any Capital Stock to any Person, or permit any Person, except for Atrium to own any Capital Stock of a Restricted Subsidiary of Atrium except for Atrium or a Wholly-Owned Subsidiary of Atrium, if in either case as a result thereof such Restricted Subsidiary would no longer be a Restricted Subsidiary of Atrium. This provision does not prohibit (1) Atrium or any of the Restricted Subsidiaries from selling, transferring or otherwise disposing of all of the Capital Stock of any Restricted Subsidiary or (2) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with the indenture.

    LIMITATION ON LIENS. Atrium will not, and will not cause or permit the Restricted Subsidiaries to, directly or indirectly, Incur any Liens of any kind securing any Senior Subordinated Indebtedness or Subordinated Obligations against any of their respective properties or assets now owned or hereafter acquired, or any proceeds income or profits therefrom, unless the exchange notes are, or in the case of a Restricted Subsidiary that is a Guarantor, the Guarantee of such Guarantor is, equally and ratably secured with such Senior Subordinated Indebtedness or, in the case of Subordinated Obligations, prior to such Subordinated Obligations, with a Lien on the same properties and assets securing such Senior Subordinated Indebtedness or Subordinated Obligations, for so long as such Senior Subordinated Indebtedness or Subordinated Obligations are secured by such Lien, except for Permitted Liens.

    LIMITATION ON SALE OF ASSETS. Atrium will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, make any Asset Disposition, unless (1) Atrium or such Restricted Subsidiary, receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by Atrium's board of directors, of the assets sold or otherwise disposed of and (2) at least 75% of such consideration consists of cash or Cash Equivalents.

    Atrium or Restricted Subsidiary may apply the Net Available Cash of any Asset Disposition to acquire Additional Assets within 360 days after the receipt thereof,

       -if the Net Available Cash is not required to be applied to repay permanently any Senior Indebtedness outstanding as required by the terms thereof,

       -or Atrium determines not to apply such Net Available Cash to the permanent repayment of the Senior Indebtedness,

       -or if no Senior Indebtedness is outstanding,

    If the Net Available Cash of any Asset Disposition is not applied within 360 days of the applicable Asset Disposition (such Net Available Cash, the "Unutilized Net Available Cash"), Atrium will, within 20 days after the date that is 360 days from the receipt of such Net Available Cash, make an offer to purchase (the "Net Available Cash Offer") all outstanding exchange notes up to a maximum principal amount of exchange notes equal to the exchange notes Portion of Unutilized Net Available Cash, at a purchase price in cash equal to 100% thereof, plus accrued and unpaid interest thereon, if any, to the purchase date. The Net Available Cash Offer may be deferred until there is aggregate Unutilized Net Available Cash equal to or in excess of $10.0 million, at which time the entire amount of such Unutilized Net Available Cash, shall be applied.

    Atrium may apply the Unutilized Net Available Cash otherwise required to be applied to a Net Available Cash Offer to offer to purchase

       -and any other Indebtedness of Atrium which ranks equally with the exchange notes (the "Other Indebtedness") requiring that an offer to repurchase such Indebtedness be made upon the consummation of any Asset Disposition,

       -to a Net Available Cash Offer,

so long as the amount of such Unutilized Net Available Cash applied to repurchase the exchange notes is not less than the exchange notes Portion of Unutilized Net Available Cash. Atrium shall make the Net Available Cash Offer in respect to any Unutilized Net Available Cash, at the same time as the analogous offer to purchase is made under any Other Indebtedness and the purchase date shall be the same under the Net Available Cash Offer as the purchase date pursuant to any Other Indebtedness.

    For purposes of this covenant, "Exchange Notes Portion of Unutilized Net Available Cash" in respect of a Net Available Cash Offer means (a) if no Other Indebtedness is concurrently being offered to be purchased, the amount of the Unutilized Net Available Cash in respect of such Net Available Cash Offer and
(b) if Other Indebtedness is concurrently being offered to be purchased, an amount equal to the product of (x) the Unutilized Net Available Cash in respect of such Net Available Cash Offer and (y) a fraction the numerator of which is the principal amount of all exchange notes tendered pursuant to the Net Available Cash Offer related to such Unutilized Net Available Cash (the "Exchange Notes Amount") and the denominator of which is the sum of the Exchange Notes Amount and the lesser of the aggregate principal face amount or accreted value as of the relevant purchase date of all Other Indebtedness tendered pursuant to a concurrent offer to purchase such Other Indebtedness made at the time of such Net Available Cash Offer.

    With respect to any Net Available Cash Offer effected pursuant to this covenant, to the extent that the principal amount of the exchange notes tendered pursuant to such Net Available Cash Offer exceeds the Exchange Notes Portion of Unutilized Net Available Cash with respect thereto, the exchange notes shall be purchased PRO RATA based on the principal amount of the exchange notes tendered by each Holder. Holders whose exchange notes are purchased only in part will be issued new exchange notes equal in principal amount to the unpurchased portion of the exchange notes surrendered.

    To the extent the Exchange Notes Portion of Unutilized Net Available Cash available for any Net Available Cash Offer effected pursuant to this covenant exceeds the aggregate purchase price for the exchange notes validly tendered and purchased by Atrium pursuant thereto, such excess shall no longer be deemed Unutilized Net Available Cash and shall be available to Atrium and its Restricted Subsidiaries for any purpose not prohibited under the indenture.

    For the purposes of this covenant, the following will be deemed to be cash, but not Net Available Cash: (x) the assumption by the transferee of Indebtedness, other than Subordinated Obligations, of Atrium or any Guarantor and the release of Atrium or such Guarantor from all liability on such Indebtedness in connection with such Asset Disposition, in which case Atrium shall, without further action, be deemed to have applied such assumed Indebtedness in accordance with the second paragraph under this covenant, and (y) securities received by Atrium or any Restricted Subsidiary of Atrium from the transferee that are promptly converted, but in no event later than 30 days after the relevant Asset Disposition, by Atrium or such Restricted Subsidiary into cash.

    Atrium will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of exchange notes pursuant to a Net Available Cash Offer, and any violation of the provisions of the Indenture relating to such Net Available Cash Offer occurring as a result of such compliance shall not be deemed a Default.

    LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. The indenture will provide that Atrium will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (1) pay dividends or make any other distributions on its Capital Stock to Atrium or any other Restricted Subsidiary or pay any Indebtedness or other obligation owed to Atrium or any other Restricted Subsidiary, (2) make any loans or advances to Atrium or to any other Restricted Subsidiary which directly or indirectly owns the Capital Stock of such Restricted Subsidiary or (3) transfer any of its property or assets to Atrium or to any other Restricted Subsidiary which directly or indirectly owns the Capital Stock of such Restricted Subsidiary, except for:

        (a) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including, without limitation, the Credit Facility and the indenture;

        (b) any encumbrance or restriction with respect to such a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness issued by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by Atrium and outstanding on such date, other than Indebtedness issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of Atrium or was acquired by Atrium;

        (c) any encumbrance or restriction with respect to such a Restricted Subsidiary (A) pursuant to an agreement evidencing Indebtedness Incurred without violation of the Indenture or (B) effecting a refinancing of Indebtedness issued pursuant to an agreement referred to in clause (a) or
    (b) above or this clause (c) or contained in any amendment to an agreement referred to in clause (a) or (b) above or this clause (c); PROVIDED, HOWEVER, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any of such agreement, refinancing agreement or amendment, taken as a whole, are no less favorable to the holders of the exchange notes in any material respect, as determined in good faith by the board of directors of Atrium, than encumbrances and restrictions with respect to such Restricted Subsidiary contained in, in the case of (A) above, the Credit Facility, and in the case of (B) above, the agreement being refinanced or amended;

        (d) in the case of clause (iii) above, any encumbrance or restriction
    (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of Atrium or any Restricted Subsidiary not otherwise prohibited by the Indenture, (C) that is included in a licensing agreement to the extent such restrictions limit the transfer of the property subject to such licensing agreement or (D) arising or agreed to in the ordinary course of business and that does not, individually or in the aggregate, detract from the value of property or assets of Atrium or any of its Subsidiaries in any manner material to Atrium or any such Restricted Subsidiary;

        (e) in the case of clause (iii) above, restrictions contained in security agreements, mortgages or similar documents securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements; PROVIDED, that such Indebtedness and such Lien is permitted by the Indenture;

        (f) any restriction with respect to such a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

        (g) encumbrances or restrictions arising or existing by reason of applicable law.

    LIMITATIONS ON GUARANTEES BY RESTRICTED SUBSIDIARIES. Atrium will permit any of the Restricted Subsidiaries, directly or indirectly, to guarantee the payment of any Indebtedness of Atrium ("Other Guaranteed Indebtedness") unless such Restricted Subsidiary

    (A) is a Guarantor, or

    (B) simultaneously executes and delivers a supplemental indenture pursuant to which it will become a Guarantor.

    However, if such Other Guaranteed Indebtedness is (A) Senior Subordinated Indebtedness, the Guarantee of such Restricted Subsidiary shall be rank equally in right of payment with the guarantee of the Other Guaranteed Indebtedness; or
(B) Subordinated Obligations, the Guarantee of such Restricted Subsidiary shall be senior in right of payment to the guarantee of the Other Guaranteed Indebtedness, which guarantee of such Subordinated Obligations shall provide that such guarantee is subordinated to the Guarantee of such Restricted Subsidiary to the same extent and in the same manner as the Other Guaranteed Indebtedness is subordinated to the exchange notes.

    Furthermore, each Restricted Subsidiary issuing a Guarantee will be automatically and unconditionally released and discharged from its obligations under such Guarantee upon the release or discharge of the guarantee of the Other Guaranteed Indebtedness that resulted in the creation of such Guarantee, except a discharge or release by, or as a result of, any payment under the guarantee of such Other Guaranteed Indebtedness by such Restricted Subsidiary. In addition, Atrium may, at any time, cause a Restricted Subsidiary to become a Guarantor by executing and delivering a supplemental indenture providing for the guarantee of payments of the exchange notes by such Restricted Subsidiary on the basis provided in the Indenture.

    PROVISION OF FINANCIAL STATEMENTS. For so long as the exchange notes are outstanding, Atrium will, to the extent permitted by SEC practice and applicable law and regulations, file with the SEC the annual reports, quarterly reports and other documents which Atrium would have been required to file with the SEC pursuant to such Section 13(a) or 15(d), if Atrium was so subject, such documents to be filed with the SEC on or prior to the date (the "Required Filing Dates") by which Atrium would have been required so to file such documents if Atrium was so subject.

    Atrium will also in any event within 15 days of each Required Filing Date, whether or not permitted or required to be filed with the SEC, (1) transmit or cause to be transmitted by mail to all holders of exchange notes, as their names and addresses appear in the security register, without cost to such holders and
(2) file with the Trustee, copies of the annual reports, quarterly reports and other documents which Atrium would have been required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, if Atrium were subject to either of such Sections.

    In addition, for so long as any exchange notes remain outstanding, Atrium will furnish

    - to the holders of exchange notes and prospective investors, at their request, the information required to be delivered pursuant to Rule 144(d)(4) under the Securities Act, and,

    - to any beneficial holder of exchange notes known to Atrium, information of the type that would be filed with the SEC pursuant to the provisions described above if not obtainable from the SEC.

    CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.  Atrium will not

    - consolidate with or merge with or into, or

    - sell, convey, transfer or lease all or substantially all its assets to, any Person,

    - or permit any of its Restricted Subsidiaries to enter into any such transaction if such transaction would result in the sale, conveyance, transfer or lease of all or substantially all of the assets of Atrium and the Restricted Subsidiaries on a consolidated basis, unless:

        (1) the Surviving Person shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Surviving Person shall expressly assume by a supplemental indenture executed and delivered to the trustee, in form satisfactory to the trustee, all the obligations of Atrium under the exchange notes and the indenture and the registration rights agreement;

        (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

        (3) immediately after giving effect to such transaction, the Surviving Person would be able to Incur an additional $1.00 of Indebtedness pursuant to the first paragraph under the covenant described under "--Certain Covenants--Limitation on Indebtedness."

Notwithstanding clauses (2) and (3) above:

       (1) any Restricted Subsidiary of Atrium may consolidate with, merge into or transfer all or part of its properties and assets to Atrium or any Wholly Owned Subsidiary that is a Guarantor; and

       (2) Atrium may merge with an Affiliate incorporated solely for the purpose of reincorporating Atrium in another jurisdiction to realize tax or other benefits.

    No Guarantor will in any transaction or series of related transactions, consolidate with or merge with or into another Person, whether or not such Person is affiliated with such Guarantor and whether or not such Guarantor is the Surviving Person, unless

        (1) the Surviving Person shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

        (2) the Surviving Person expressly assumes by a supplemental indenture all the obligations of such Guarantor under its Guarantee and the performance and observance of every covenant of the indenture and the registration rights agreement to be performed or observed by such Guarantor; and

        (3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

    After any consolidation or merger of Atrium or any Guarantor or any transfer of all or substantially all of the assets of Atrium in which Atrium or a Guarantor is not the Surviving Person, the Surviving Person shall succeed to, every right and power of Atrium under the indenture, the exchange notes and the registration rights agreement or such Guarantor under the indenture, the Guarantee of such Guarantor and the registration rights agreement as the case may be, with the same effect as if such successor corporation had been named as Atrium or such, except in the case of

       (a) a lease, or

       (b) any sale, assignment, conveyance, transfer or other disposition to a Restricted Subsidiary of Atrium or such Guarantor,

    Atrium shall be discharged from all obligations and covenants under the indenture, the exchange notes and the registration rights agreement and such Guarantor shall be discharged from all obligations and covenants under the indenture, the registration rights agreement and the Guarantee of such Guarantor.

    For all purposes of the indenture and the exchange notes, Subsidiaries of any Surviving Person shall upon such transaction or series of related transactions become Restricted Subsidiaries unless designated as Unrestricted Subsidiaries pursuant to and in accordance with the terms of the indenture. All Indebtedness and all Liens on property or assets of Atrium and the Restricted Subsidiaries in existence immediately prior to such transaction or series of related transactions will be deemed to have been incurred upon such transaction or series of related transactions.

EVENTS OF DEFAULT

    The following will be "Events of Default" under the indenture:

        (1) default in any payment of interest on any note when the same becomes due and payable, and such default continues for a period of 30 days; or

        (2) default in the payment of the principal of any note when the same becomes due and payable; or

        (3) Atrium or any Guarantor fails to comply with any of its obligations described under the option "--Certain Covenants--Consolidation, Merger, Sale of Assets, Etc."; or

        (4) Atrium or any Guarantor fails to comply with any of its obligations described under the option "Change of Control" and "Certain Covenants" and such failure continues for 30 days after written notice of such failure requiring Atrium to remedy the failure shall have been given

       (x) to Atrium by the trustee, or

       (y) to Atrium and the trustee by the holders of at least 25% in aggregate principal amount of the exchange notes then outstanding; or

        (5) Atrium or any Guarantor fails to comply with any of its obligations in the exchange notes, the Guarantees or the indenture and such failure continues for 60 days after written notice of such failure requiring Atrium to remedy the failure shall have been given

    (x) to Atrium by the trustee or

    (y) to Atrium and the trustee by the holders of at least 25% in aggregate principal amount of the exchange notes then outstanding; or

        (6) Indebtedness of Atrium or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by its holders because of a default and the total amount of such Indebtedness in the aggregate exceeds $10.0 million at the time and such default have not been cured or acceleration rescinded within a 30 day period; or

        (7) one or more judgments or decrees for the payment of money in excess of $10.0 million in the aggregate is entered against Atrium or any Significant Subsidiary and such judgment or decree remains undischarged or unstayed for a period of 60 days after it becomes final and non-appealable; or

        (8) (a) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or is declared null and void or (b) any Guarantor that is a Significant Subsidiary denies that it has any further liability under any Guarantee, or gives notice to such effect; or

        (9) certain events of bankruptcy, insolvency or reorganization with respect to Atrium or any Significant Subsidiary shall have occurred.

    If an Event of Default, other than as specified in clause (g) with respect to Atrium, occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding exchange notes by notice to Atrium may declare the principal of and accrued and unpaid interest, if any, on all the exchange notes to be due and payable.

    Upon such a declaration, such principal and accrued and unpaid interest shall be due and payable immediately. However, so long as the Credit Facility shall be in force and effect, if an Event of Default have occurred and is continuing, any such acceleration shall not be effective until the earlier to occur of

       (x) five business days following delivery of a notice of such acceleration to the Representative under the Credit Facility and

       (y) the acceleration of any Indebtedness under the Credit Facility.

    If an Event of Default under clause (g) relating to certain events of bankruptcy, insolvency or reorganization of Atrium occurs, the principal of and accrued and unpaid interest on all the exchange notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of the outstanding exchange notes may rescind any such acceleration with respect to the exchange notes and its consequences.

    If an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the indenture or the exchange notes unless

           (1) such holder has previously given the trustee notice that an Event of Default is continuing,

           (2) holders of at least 25% in principal amount of the outstanding exchange notes have requested the trustee to pursue the remedy,

           (3) such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense,

           (4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and

           (5) the holders of a majority in principal amount of the outstanding exchange notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

    The holders of a majority in principal amount of the outstanding exchange notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the Indenture, the trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

    If a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any note, the trustee may withhold notice if and so long as its board of directors, a committee of its board of directors or a committee of its trust officers in good faith determines that withholding notice is in the interests of the holders of exchange notes. In addition, Atrium is required to deliver to the trustee, written notice of any events which would constitute certain Defaults within 30 days after the occurrence of such events.

AMENDMENTS AND WAIVERS

    The Indenture may be amended with the consent of the holders of a majority in principal amount of the exchange notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the exchange notes then outstanding. However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

        (1) reduce the amount of exchange notes whose holders must consent to an amendment;

        (2) reduce the stated rate of or extend the stated time for payment of interest on any note;

        (3) reduce the principal of or change the stated maturity of any note;

        (4) reduce the premium payable upon the redemption or repurchase of any note or change the time at which any note may be redeemed;

        (5) make any note payable in money other than that stated in the note;

        (6) impair the right of any holder to receive payment of principal of and interest on such holder's exchange notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's exchange notes;

        (7) modify the ranking or priority of any note or the Guarantee of any Guarantor in any adverse manner;

        (8) following the occurrence of a Change of Control or an Asset Disposition, modify in a manner materially adverse to the holders of exchange notes affected thereby the provisions of any covenant in the indenture requiring Atrium to make and consummate an offer to purchase with respect to such Change of Control or a Net Available Cash Offer with respect to such Asset Disposition;

        (9) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the indenture; or

       (10) make any change in the amendment or waiver provisions which require each affected holder's consent.

    Without the consent of any holder, Atrium, the Guarantors and the Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of Atrium under the Indenture, to add further Guarantees with respect to the exchange notes, to secure the exchange notes, to add to the covenants of Atrium for the benefit of the holders, to make any change that does not adversely affect the rights of any holder or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act. However, any amendment made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding shall not be effective as to the holders of such outstanding Senior Indebtedness unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

    The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

    After an amendment under the Indenture becomes effective, Atrium is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders or any defect therein will not impair or affect the validity of the amendment.

DEFEASANCE

    Atrium at any time may terminate all its and the Guarantors' obligations under the exchange notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the exchange notes, to replace mutilated, destroyed, lost or stolen exchange notes and to maintain a registrar and paying agent in respect of the exchange notes. Atrium at any time may terminate its and the Guarantors' obligations under covenants described under "Certain Covenants" (other than clause (i) of the first and second paragraphs under "Certain Covenants--Consolidation, Merger, Sale of Assets, etc."), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision and the Guarantee provision described under "Events of Default" ("covenant defeasance").

    Atrium may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If Atrium exercises its legal defeasance option, payment of the exchange notes may not be accelerated because of an Event of Default with respect thereto. If Atrium exercises its covenant defeasance option, payment of the exchange notes may not be accelerated because of an Event of Default specified in clause (iv), (vi), (vii), (viii) or (ix) (with respect only to Significant Subsidiaries) under "Events of Default" above or because of the failure of Atrium to comply with clause (ii) or (iii) in the first paragraph and clause (iii) in the second paragraph under "Certain Covenants--Consolidation, Merger, Sale of Assets, etc." above.

    In order to exercise either defeasance option, Atrium must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the exchange notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the exchange notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

CONCERNING THE TRUSTEE

    State Street Bank and Trust Company is to be the Trustee under the Indenture and has been appointed by Atrium as Registrar and Paying Agent with regard to the exchange notes.

    The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of Atrium, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined) it must eliminate such conflict or resign.

    The holders of a majority in aggregate principal amount of the then outstanding exchange notes issued under the Indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. The Indenture provides that in case an Event of Default shall occur (which shall not be cured) the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the exchange notes issued thereunder, unless they shall have offered to the Trustee security and indemnity satisfactory to it.

GOVERNING LAW

    The Indenture provides that it, the exchange notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflict of laws to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

    "Additional Assets" means (1) any property or assets, other than Indebtedness and Capital Stock, in a Related Business; (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Atrium or a Restricted Subsidiary of Atrium; (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of Atrium; or (4) Permitted Investments described in clause (8) of the definition thereof; PROVIDED, HOWEVER, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Related Business.

    "Adjusted Net Assets" of a Guarantor at any date shall mean the lesser of the amount by which

    (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including the probable liability of such Guarantor with respect to its contingent liabilities, but excluding liabilities under the Guarantee of such Guarantor at such date, and

    (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts, excluding debt in respect of the Guarantee, as they become absolute and matured.

    "Affiliate" of any specified Person means

    (1) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person, or

    (2) any other Person that owns 10.0% or more of any class of Capital Stock of the specified Person.

    For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    Ardshiel is an "Affiliate" of Atrium on the Issue Date based on its contractual rights to direct the management and policies of Atrium.

    "Affiliate Transaction" has the meaning set forth under subheading "--Certain Covenants-- Limitation on Transactions with Affiliates."

    "Ardshiel" means Ardshiel, Inc.

    "Asset Acquisition" means (1) an Investment by Atrium or any Restricted Subsidiary in any other Person pursuant to which such Person will become a Restricted Subsidiary or will be merged or consolidated with or into Atrium or any Restricted Subsidiary or (2) the acquisition by Atrium or any Restricted Subsidiary of the assets of any Person which constitute substantially all of the assets of such Person or any division or line of business of such Person.

    "Asset Disposition" means any sale, lease, transfer, issuance or other disposition of shares of Capital Stock of, or other equity interests in, a Restricted Subsidiary, other than directors' qualifying shares, or of any other property or other assets (each referred to for the purposes of this definition as a "disposition") by Atrium or any of its Restricted Subsidiaries other than

    (1) a disposition by a Restricted Subsidiary to Atrium or by Atrium or a Restricted Subsidiary to a Restricted Subsidiary,

    (2) a disposition of inventory in the ordinary course of business,

    (3) a disposition of obsolete or worn out equipment or equipment that is no longer used or useful in the conduct of the business of Atrium and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business,

    (4) dispositions of property for net proceeds which, when taken collectively with the net proceeds of any other such dispositions under this clause (4) that were consummated since the beginning of the fiscal year in which such disposition is consummated, do not exceed $1.0 million, and

    (5) transactions permitted by the covenant described under subheading "--Certain Covenants-- Consolidation, Merger, Sale of Assets, Etc." and the creation of any Lien not prohibited by the covenant described under "--Certain Covenants--Limitation on Liens."

    A Restricted Payment or other payment or Investment made in compliance with the covenant described under subheading "--Certain Covenants--Limitation on Restricted Payments" shall not constitute an Asset Disposition except for purposes of determination of the Consolidated Coverage Ratio.

    "Atrium Holdings" means Atrium Corporation, a Delaware corporation and the owner on the date hereof of all the outstanding capital stock of Atrium, and its successors.

    "Atrium Holdings Discount Exchange Notes" means the 12% senior discount debentures due 2010 of Atrium Holdings, having an aggregate principal amount at maturity of $80,562,000 as of the Issue Date.

    "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value, discounted at the interest rate borne by the exchange notes, compounded annually, of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction, including any period for which such lease has been extended.

    "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing

    (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption multiplied by the amount of such payment by

    (2) the sum of all such payments.

    "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

    "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

    "Cash Equivalents" means any of the following:

    (1) any Investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof,

    (2) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital surplus and undivided profits aggregating in excess of $250 million, or the foreign currency equivalent thereof, and whose long-term debt, or whose parent holding company's long term debt, is rated "A", or such similar equivalent rating, or higher by at least one nationally recognized statistical rating organization, as defined in Rule 436 under the Securities Act,

    (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above,

    (4) Investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation, other than an Affiliate of Atrium, organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1", or higher, according to Moody's Investors Service, Inc. or "A-1", or higher, according to Standard and Poor's Ratings Group,

    (5) Investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A-2" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc., and

    (6) Investments in mutual funds whose investment guidelines restrict such funds' investments to those satisfying the provisions of any or all of clauses
(1) through (5) above.

    "Change of Control"means the occurrence of any of the following events:

        (1) Atrium consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, in any such event pursuant to a transaction in which the outstanding Voting Stock of Atrium is converted into or exchanged for cash, securities or other property, other than any such transaction where

    (a) the outstanding Voting Stock of Atrium is converted into or exchanged for (1) Voting Stock of the surviving or transferee corporation or its parent corporation and/or (2) cash, securities and other property in an amount which could be paid by Atrium as a Restricted Payment under the applicable indenture, and

    (b) immediately after such transaction no "person" or "group", as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, excluding Permitted Holders, is the "beneficial owner", as defined in Rules 13d-3 and 13d-5 under the Exchange Act, directly or indirectly, of more than 50% of the total voting power of the then outstanding Voting Stock of the surviving or transferee corporation, as applicable;

        (2) a majority of the board of directors of Atrium shall consist of Persons who are not Continuing Directors of Atrium; or

        (3)

    (a) prior to the consummation of an Initial Public Offering, the Permitted Holders fail to collectively beneficially own, within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, directly or indirectly, at least a majority of the total voting power of then outstanding Voting Stock of Atrium or fail to have the ability to appoint a majority of the board of directors of Atrium, or

    (b) at or after the consummation of an Initial Public Offering, (1) any Person or Group, other than the Permitted Holders, shall (A) beneficially own, within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, directly or indirectly, more than 50% of the total voting power of the then outstanding Voting Stock of Atrium or (B) have the right or power to appoint, directly or indirectly, a majority of the board of directors of Atrium.

    PROVIDED that any Person or group shall be deemed to beneficially own any Voting Stock beneficially owned by any other Person (the "parent entity") so long as such Person or group beneficially owns, directly or indirectly, a majority of the then outstanding Voting Stock of the parent entity and no other Person or group has the right to designate or appoint a majority of the directors of such parent entity.

    "Commodity Agreement"means any commodity future contract, commodity option or other similar agreement or arrangement entered into by Atrium or any Restricted Subsidiary that is designed to protect Atrium or any Restricted Subsidiary against fluctuations in the price of commodities used by Atrium or a Restricted Subsidiary as raw materials in the ordinary course of business.

    "Consolidated Cash Flow"for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

    (1) income tax expense,

    (2) Consolidated Interest Expense,

    (3) depreciation expense,

    (4) amortization expense,

    (5) exchange or translation losses on foreign currencies, and

    (6) all other noncash items reducing Consolidated Net Income, excluding any noncash item to the extent it represents an accrual of or reserve for cash disbursements for any subsequent period prior to the Stated Maturity of the exchange notes, and less, to the extent added in calculating Consolidated Net Income, (x) exchange or translation gains on foreign currencies, (y) noncash items, excluding such noncash items to the extent they represent an accrual for cash receipts reasonably expected to be received prior to the Stated Maturity of the exchange notes, and (z) dividends or distributions paid pursuant to clause
(4) under the second paragraph in the covenant described under "--Certain Covenants--Limitation on Restricted Payments," in each case for such period.

    Notwithstanding the foregoing, the income tax expense, depreciation expense and amortization expense of a Subsidiary of Atrium shall be included in Consolidated Cash Flow only to the extent, and in the same proportion, that the net income of such Subsidiary was included in calculating Consolidated Net Income. For any period for which Consolidated Cash Flow is being measured that includes the fiscal quarter ended March 31, 1999, severance payments made during such fiscal quarter in an amount not to exceed $1.8 million shall be added back to Consolidated Cash Flow to the extent deducted in the calculation thereof. "Consolidated Coverage Ratio"as of any date of determination means the ratio of
(i) the aggregate amount of Consolidated Cash Flow for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination and as to which financial statements are available to (ii) Consolidated Interest Expense for such four fiscal quarters; PROVIDED, HOWEVER, that

    (1) if Atrium or any of the Restricted Subsidiaries has Incurred any Indebtedness since the beginning of such period through the date of determination of the Consolidated Coverage Ratio that remains outstanding or if the transaction giving rise to the need to calculate Consolidated Coverage Ratio is an incurrence of Indebtedness, or both, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a PRO FORMA basis to

    (A) such Indebtedness, other than Indebtedness incurred pursuant to the second paragraph under the covenant described under subheading "--Certain Covenants--Limitation on Indebtedness" on the date of determination, as if such Indebtedness had been Incurred on the first day of such period, PROVIDED that, if such Indebtedness is Incurred under a revolving credit facility or similar arrangement or under any predecessor revolving credit or similar arrangement, only that portion of such Indebtedness that constitutes the one year projected average balance of such Indebtedness shall be deemed outstanding for purposes of this calculation, and

    (B) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,

    (2) if since the beginning of such period any Indebtedness of Atrium or any of the Restricted Subsidiaries has been repaid, repurchased, defeased or otherwise discharged, other than Indebtedness under a revolving credit or similar arrangement unless such revolving credit Indebtedness has been permanently repaid and has not been replaced, Consolidated Interest Expense for such period shall be calculated after giving PRO FORMA effect thereto as if such Indebtedness had been repaid, repurchased, defeased or otherwise discharged on the first day of such period,

    (3) if since the beginning of such period Atrium or any of its Restricted Subsidiaries shall have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition, Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash Flow, if positive, attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated Cash Flow, if negative, attributable thereto for such period, and Consolidated Interest Expense for such period shall be

    (a) reduced by an amount equal to the Consolidated Interest Expense attributable to any Indebtedness of Atrium or any of the Restricted Subsidiaries repaid, repurchased, defeased or otherwise discharged with respect to Atrium and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period or, if the Capital Stock of any Restricted Subsidiary of Atrium is sold, transferred or otherwise disposed of, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Atrium and the continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale, transfer or other disposition, and

    (b) increased by interest income attributable to the assets which are the subject of such Asset Disposition for such period,

    (4) if since the beginning of such period Atrium or any of its Restricted Subsidiaries shall have made an Asset Acquisition, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving PRO FORMA effect thereto, including the incurrence of any Indebtedness, as if such Asset Acquisition occurred on the first day of such period, and (5) if since the beginning of such period any Person that subsequently became a Restricted Subsidiary of Atrium or was merged with or into Atrium or any Restricted Subsidiary of Atrium since the beginning of such period shall have made any Asset Disposition or Asset Acquisition that would have required an adjustment pursuant to clause (3) or (4) above if made by Atrium or a Restricted Subsidiary of Atrium during such period, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving PRO FORMA effect thereto as if such Asset Disposition or Asset Acquisition occurred on the first day of such period.

    For purposes of this definition, whenever PRO FORMA effect is to be given to an Asset Acquisition, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the PRO FORMA calculations shall be determined in accordance with GAAP and Regulation S-X under the Securities Act, to the extent applicable, in good faith by a responsible financial or accounting officer of Atrium. If any Indebtedness bears a floating rate of interest and is being given PRO FORMA effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period, taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term that extends at least until the end of such period.

    "Consolidated Interest Expense"means, for any period, the total interest expense of Atrium and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, plus, to the extent not included in such interest expense,

    (1) interest expense attributable to capital leases,

    (2) amortization of debt discount,

    (3) capitalized interest,

    (4) noncash interest expense,

    (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing,

    (6) interest actually paid by Atrium or any such Restricted Subsidiary under any guarantee of Indebtedness or other obligation of any other Person,

    (7) net payments pursuant to Interest Rate Agreements, and

    (8) the product of (x) all cash and Disqualified Stock dividends in respect of all Preferred Stock of Subsidiaries and Disqualified Stock of Atrium held by Persons other than Atrium or a Wholly-Owned Subsidiary times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal, and less, to the extent included in such interest expense, the amortization of capitalized debt issuance costs.

    "Consolidated Net Income" means, for any period, the net income (loss) of Atrium and the consolidated Restricted Subsidiaries for such period determined in accordance with GAAP; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income:

        (1) any net income (loss) of any person acquired by Atrium or any of its Restricted Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition,

        (2) any net income of any Restricted Subsidiary of Atrium to the extent that the payment of dividends or the making of distributions by such Restricted Subsidiary is prohibited, directly or indirectly, by contract, operation of law or otherwise,

        (3) any gain or loss realized upon the sale or other disposition of any assets of Atrium or its consolidated Restricted Subsidiaries which are not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person,

        (4) any extraordinary gain or loss, including non-recurring expenses related to the Atrium transactions,

        (5) the cumulative effect of a change in accounting principles,

        (6) noncash restructuring charges or writeoffs in connection with or related to the Atrium transactions recorded before or within the one year period following the Issue Date,

        (7) the net income of any Person, other than a Restricted Subsidiary, except to the extent of the lesser of (A) dividends or distributions paid to Atrium or any of its Restricted Subsidiaries, unless and to the extent such Restricted Subsidiary is subject to clause (2) above, by such Person and (B) the net income of such Person, but in no event less than zero, and the net loss of such Person, other than an Unrestricted Subsidiary, the net income and net loss of which will not be included, shall be included only to the extent of the aggregate Investment of Atrium or any of its Restricted Subsidiaries in such Person, and

        (8) any noncash expenses attributable to grants or exercises of employee stock options.

    Notwithstanding the foregoing, for the purpose of the covenant described under subheading "--Certain Covenants--Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to Atrium or to a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(D) under the first paragraph thereof.

    "Continuing Director" means, as of the date of determination, any Person who

        (1) was a member of the board of directors of such Person on the date of the Indenture,

        (2) was nominated for election or elected to the board of directors of such Person with the affirmative vote of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election, or

        (3) is a representative of a Permitted Holder. "covenant defeasance"has the meaning set forth under "--Defeasance."

    "Credit Facility" means the Credit Agreement, dated as of October 2, 1998, as amended, among Atrium, Atrium Holdings, Parent, the guarantors named therein, Merrill Lynch Capital Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Lead Arranger, Syndication Agent and Documentation Agent, and BankBoston, N.A., as Administrative Agent, and any other financial institutions from time to time party thereto, together with the related documents thereto, in each case as such agreements may be amended, supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing, increasing the total commitment of, or otherwise restructuring all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

    "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

    "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

    "Defeasance" has the meaning set forth under "--Defeasance."

    "Designated Senior Indebtedness" means

        (a) all Senior Indebtedness, liquidated or contingent, outstanding under the Credit Facility, and

        (b) any other Senior Indebtedness of Atrium which, at the time of determination, is in an aggregate principal amount outstanding or committed for of at least $30.0 million and is specifically designated in the instrument governing such Senior Indebtedness as "Designated Senior Indebtedness" by Atrium.

    "Disqualified Stock" means any Capital Stock which, by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable, or upon the happening of any event

        (1) matures, excluding any maturity as the result of an optional redemption by the issuer thereof, or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise or is redeemable at the option of the holder thereof, except upon the occurrence of a Change of Control or Asset Disposition if such Capital Stock requires that the Change of Control Offer or Net Available Cash Offer, with respect to the exchange notes be completed prior to any similar offer being made with respect to such Capital Stock, in whole or in part, on or prior to the final stated maturity of the exchange notes, or

        (2) is convertible into or exchangeable, unless at the sole option of the issuer thereof, for (a) debt securities or (b) any Capital Stock referred to in (1) above, in each case at any time prior to the final stated maturity of the exchange notes.

    "Event of Default" has the meaning set forth under "--Events of Default."

    "Fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length transaction, for cash, between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair market value shall be determined by the board of directors of Atrium acting in good faith evidenced by a board resolution thereof delivered to the trustee.

    "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date hereof, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained in the indenture shall be computed in conformity with GAAP.

    "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person

        (1) to purchase or pay, or advance or supply funds for the purchase or payment of, such Indebtedness of such other Person, whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise, or

        (2) entered into for purposes of assuring in any other manner the obligee to such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part,

        PROVIDED, HOWEVER, that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning.

    "Guarantee" means the guarantee by any Guarantor of Atrium's obligations under the indenture and the exchange notes pursuant to a guarantee given in accordance with the indenture.

    "Guarantor" means the Subsidiaries listed as guarantors in the indenture and any other Subsidiary which is a guarantor of the exchange notes, including any Person that executes or is required after the date of the indenture to execute a guarantee of the exchange notes as described in "--Guarantees" and "--Certain Covenants--Limitation on Guarantees by Restricted Subsidiaries," until a successor replaces such party pursuant to the applicable provisions of the indenture and, thereafter, shall mean such successor; PROVIDED, that for purposes hereof the term "Guarantor" shall not include any Unrestricted Subsidiary unless specifically provided otherwise or any Person that has been released from its Guarantee in accordance with the terms of the Indenture. As of the Issue Date, all of Atrium's Restricted Subsidiaries will be Guarantors.

    "Incur" means issue, assume, guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Restricted Subsidiary shall be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary.

    "Indebtedness" means, with respect to any Person on any date of determination,

        (1) the principal of and premium, if any, in respect of indebtedness of such Person for borrowed money,

        (2) the principal of and premium, if any, in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

        (3) all obligations of such Person in respect of letters of credit or other similar instruments, including reimbursement obligations with respect thereto, other than obligations with respect to letters of credit securing obligations, entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit,

        (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except trade payables and accrued expenses incurred in the ordinary course of business payable in accordance with industry practices,

        (5) all Capitalized Lease Obligations and all Attributable Indebtedness of such Person,

        (6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; PROVIDED, HOWEVER, that the amount of such Indebtedness shall be the lesser of the fair market value of such asset at such date of determination and the amount of such Indebtedness of such other Person,

        (7) all Indebtedness of other Persons to the extent guaranteed by such Person,

        (8) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary of Atrium, any Preferred Stock of such Restricted Subsidiary to the extent such obligation arises on or before the Stated Maturity of the exchange notes, but excluding any accrued dividends, and

        (9) to the extent not otherwise included in this definition, net obligations under Currency Agreements, Interest Rate Agreements and Commodity Agreements.

    "Initial Public Offering" means a primary underwritten public offering of the common stock of Parent, Atrium Holdings or Atrium or any other direct or indirect holding company thereof, other than any public offering or sale pursuant to a registration statement on Form S-8 or a comparable form.

    "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

    "Investment" in any Person means any direct or indirect advance, loan, other than advances to customers in the ordinary course of business that are recorded as accounts payable on the balance sheet of such Person, or other extension of credit, including by way of guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit, or capital contribution to, by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the covenant described under subheading "--Certain Covenants--Limitation on Restricted Payments,"

        (1) "Investment" shall include the portion, proportionate to Atrium equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary, of the fair market value of the net assets of such Restricted Subsidiary of Atrium at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the portion, proportionate to Atrium's equity interest in an Unrestricted Subsidiary to be redesignated as a Restricted Subsidiary, of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary,

        (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, and

        (3) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by Atrium or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

    "Issue Date" means the original issue date of the exchange notes under the indenture.

    "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including any conditional sale or other title retention agreement or lease in the nature thereof,

    "Net Available Cash"from an Asset Disposition means cash payments received, including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets subject to such Asset Disposition, therefrom, in each case net of

        (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition,

        (2) all payments made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition,

        (3) all distributions and other payments required to be made to any Person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition,

        (4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition; PROVIDED, HOWEVER, that upon any reduction in such reserves, other than to the extent resulting from payments of the respective reserved liabilities, Net Available Cash shall be increased by the amount of such reduction to reserves and retained by Atrium or any Restricted Subsidiary of Atrium after such Asset Disposition, and

        (5) any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with such Asset Disposition; PROVIDED, HOWEVER, that upon the termination of such escrow, Net Available Cash shall be increased by any portion of funds therein released to Atrium or any Restricted Subsidiary. "Net Available Cash Offer"has the meaning set forth under "--Certain Covenants--Limitation on Sale of Assets." "Non-Recourse Debt"means Indebtedness as to which neither Atrium nor any Restricted Subsidiary

           (a) provides any guarantee or credit support of any kind, including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness, other than a non-recourse pledge of the Capital Stock of an Unrestricted Subsidiary securing Indebtedness of such Unrestricted Subsidiary or

           (b) is directly or indirectly liable as a guarantor or otherwise.

    "Exchange Notes Amount" has the meaning set forth under "--Certain Covenants--Limitation on Sale of Assets."

    "Exchange Notes Portion of Unutilized Net Available Cash" has the meaning set forth under subheading "--Certain Covenants--Limitation on Sale of Assets."

    "Other Guaranteed Indebtedness"has the meaning set forth under subheading "--Certain Covenants--Limitation on Guarantees by Restricted Subsidiaries."

    "Other Indebtedness" has the meaning set forth under subheading "--Certain Covenants--Limitation on Sale of Assets."

    "Parent" means D and W Holdings, Inc., a Delaware corporation and the owner on the date hereof of all the outstanding capital stock of Atrium Holdings, and its successors.

    "Permitted Holder"means (1) GE Investment Private Placement Partners II, a Limited Partnership, (2) Ardshiel, or (3) any of their Affiliates.

    "PERMITTED INDEBTEDNESS" means

        (1) (A) Indebtedness of Atrium owing to and held by any Restricted Subsidiary so long as such Indebtedness is subordinated to the exchange notes to the same extent that the exchange notes are subordinated to Senior Indebtedness or

            (B) Indebtedness of a Restricted Subsidiary owing to and held by Atrium or any Restricted Subsidiary;

    PROVIDED, HOWEVER, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness, except, in the case of subclause (A), to a Restricted Subsidiary or, in the case of subclause (B), to Atrium or a Restricted Subsidiary), shall be deemed, in each case to constitute the Incurrence of such Indebtedness by the issuer thereof;

        (2) Indebtedness represented by (x) the exchange notes, (y) any Indebtedness, other than the Indebtedness described in subclauses (1), (2) and (4) of the second paragraph under subheading "--Certain Covenants--Limitation on Indebtedness" and other than Indebtedness Incurred pursuant to clause (1) above or clauses (4), (5), (6) or (7) below) outstanding on the Issue Date and (z) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (2) or Incurred as described in the first paragraph under subheading "--Certain Covenants--Limitation on Indebtedness";

        (3) (A) Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by Atrium, other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or was otherwise acquired by Atrium; PROVIDED, HOWEVER, that at the time such Restricted Subsidiary is acquired by Atrium, Atrium would have been able to Incur $1.00 of additional Indebtedness as described in the first paragraph under subheading "--Certain Covenants--Limitation on Indebtedness" after giving effect to the Incurrence of such Indebtedness pursuant to this clause (3) and (B) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (3);

        (4) Indebtedness of Atrium or any Restricted Subsidiary's

           (A) in respect of performance bonds, bankers' acceptances and surety or appeal bonds provided by Atrium or any of the Restricted Subsidiaries to their customers in the ordinary course of their business and not for money borrowed,

           (B) in respect of performance bonds or similar obligations of Atrium or any of the Restricted Subsidiaries for or in connection with pledges, deposits or payments made or given in the ordinary course of business and not for money borrowed in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations,

           (C) arising from guarantees to suppliers, lessors, licensees, contractors, franchises or customers of obligations, other than Indebtedness, incurred in the ordinary course of business and not for money borrowed, and

           (D) under Currency Agreements, Interest Rate Agreements and Commodity Agreements;

    PROVIDED, HOWEVER, that in the case of subclause (D), such agreements are entered into for bona fide hedging purposes of Atrium or its Restricted Subsidiaries and, in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of Atrium or its Restricted Subsidiaries Incurred without violation of the indenture or the business transactions of Atrium or the Restricted Subsidiaries on customary terms entered into in the ordinary course of business and otherwise in compliance with the indenture, as applicable;

        (5) Indebtedness of Atrium or any Restricted Subsidiary's arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Atrium or any of the Restricted Subsidiaries pursuant to such agreements, in each case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of Atrium, other than guarantees of Indebtedness or other obligations Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of Atrium for the purpose of financing such acquisition, in a principal amount not to exceed the gross proceeds actually received by Atrium or any of the Restricted Subsidiaries in connection with such disposition;

        (6) Indebtedness consisting of

           (A) guarantees by Atrium or any Restricted Subsidiary of Indebtedness Incurred by a Restricted Subsidiary that is a Guarantor without violation of the Indenture, and

           (B) guarantees by a Restricted Subsidiary of Indebtedness Incurred by Atrium without violation of the indenture, so long as such Restricted Subsidiary could have Incurred such Indebtedness directly without violation of the indenture; and

        (7) Indebtedness of Atrium or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; PROVIDED that such Indebtedness is extinguished within two Business Days of its incurrence.

    "PERMITTED INVESTMENT" means an Investment by Atrium or any of the Restricted Subsidiaries in:

        (1) Atrium or a Restricted Subsidiary of Atrium; PROVIDED, HOWEVER, that the primary business of such Restricted Subsidiary is a Related Business;

        (2) another Person if as a result of such Investment such other Person becomes a Restricted Subsidiary of Atrium or is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Atrium or a Restricted Subsidiary of Atrium; PROVIDED, HOWEVER, that in each case such Person's primary business is a Related Business;

        (3) Cash Equivalents;

        (4) receivables owing to Atrium or any of the Restricted Subsidiaries, created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

        (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

        (6)

           (a) loans or advances by Atrium or a Restricted Subsidiary to employees of Parent, Atrium Corporation, Atrium or any Subsidiary of Atrium for purposes of purchasing Atrium's, Atrium Corporation's or Parent's common stock in an aggregate amount outstanding at any one time not to exceed $5.0 million, and

           (b) other loans and advances by Atrium or a Restricted Subsidiary to employees of Parent, Atrium Corporation, Atrium or any Subsidiary of Atrium made in the ordinary course of business of Atrium or such Restricted Subsidiary;

        (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Atrium or any of the Restricted Subsidiaries or in satisfaction of judgments or claims;

        (8) a Person engaged in a Related Business or a loan or advance to Atrium the proceeds of which are used solely to make an Investment in a Person engaged in a Related Business or a guarantee by Atrium of Indebtedness of any Person in which such Investment has been made; PROVIDED, HOWEVER, that no Permitted Investments may be made pursuant to this clause
    (8) to the extent the amount thereof would, when taken together with all other Permitted Investments made pursuant to this clause (8), exceed $5.0 million in the aggregate, plus, to the extent not previously reinvested, any return of capital realized on Permitted Investments made pursuant to this clause (8), or any release or other cancellation of any guarantee constituting such Permitted Investment;

        (9) Persons to the extent such Investment is received by Atrium or any Restricted Subsidiary as consideration for asset dispositions effected in compliance with the covenant described under subheading "--Certain Covenants--Limitation on Sale of Assets";

       (10) prepayments and other credits to suppliers made in the ordinary course of business of Atrium and the Restricted Subsidiaries; and

       (11) Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business and not for money borrowed in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations.

    "PERMITTED JUNIOR SECURITIES" means,

        (1) Capital Stock, other than Disqualified Stock, issued by Atrium to pay interest on the exchange notes or issued in exchange for the exchange notes,

        (2) securities substantially identical to the exchange notes issued by Atrium in payment of interest accrued thereon or

        (3) securities issued by Atrium which are subordinated to the Senior Indebtedness at least to the same extent as the exchange notes and having an Average Life at least equal to the remaining Average Life of the exchange notes.

    "PERMITTED LIENS" means:

        (1) Liens on property or shares of Capital Stock of a Person existing at the time such Person is merged into or consolidated with Atrium or any Restricted Subsidiary; PROVIDED, HOWEVER, that such
    Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any property or assets of Atrium or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation;

        (2) Liens on a property existing at the time of acquisition thereof by Atrium or any Restricted Subsidiary; PROVIDED that such Liens were not created, incurred or assumed in connection with such acquisition;

        (3) Liens existing on the Issue Date;

        (4) Liens in favor of Atrium or any Restricted Subsidiary so long as held by Atrium or any Restricted Subsidiary;

        (5) Liens securing Indebtedness consisting of Capitalized Lease Obligations, purchase money obligations, mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of Atrium or the Restricted Subsidiaries or in a Related Business, or repairs, additions or improvements to such assets; PROVIDED, HOWEVER, that any such Lien encumbers only the assets so financed, purchased, constructed or improved;

        (6) Liens to secure any refinancings, renewals, extensions, modifications or replacements (collectively, "refinancing"), in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above so long as such Lien does not extend to any other property, other than improvements thereto;

        (7) Liens securing letters of credit or surety bonds entered into in the ordinary course of business and consistent with past business practice and not for money borrowed; and

        (8) Liens on and pledges of the Capital Stock of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary.

    "EQUITY OFFERING" means any public offering registered with the SEC for cash by Atrium Holdings or Parent, to the extent the net cash proceeds thereof are contributed to the common equity capital of Atrium, or Atrium of its Capital Stock, other than Disqualified Capital Stock.

    "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

    "PREFERRED STOCK", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

    "APPLICABLE PREMIUM" means, with respect to a note at any redemption date, the greater of

       (a) 1.0% of the principal amount of such note on such redemption date, and

       (b) the excess of (A) the present value at such time of (1) the redemption price of such Note on May 1, 2004 (as described above under subheading "--Optional Redemption") plus (2) all required interest payments due on such note through May 1, 2004, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such note on such redemption date.

    "QUALIFIED CAPITAL STOCK" of any Person shall mean any Capital Stock of such Person which is not Disqualified Stock.

    "RECAPITALIZATION DATE" means October 2, 1998.

    "REFINANCING INDEBTEDNESS" means Indebtedness, including Disqualified Stock, that refunds, refinances, replaces, renews, repays or extends, including pursuant to any defeasance or discharge mechanism, (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the indenture, including Indebtedness of Atrium that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary, including Indebtedness that refinances Refinancing Indebtedness; PROVIDED, HOWEVER, that

        (1) the Refinancing Indebtedness has a Stated Maturity no earlier than the earlier of (A) the Stated Maturity of the exchange notes and (B) the Stated Maturity of the Indebtedness being refinanced,

        (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the lesser of (A) the Average Life of the exchange notes and (B) the Average Life of the Indebtedness being refinanced, and

        (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount, or if issued with original issue discount, an aggregate issue price, that is equal to or less than the sum of the aggregate principal amount, or if issued with original issue discount, the aggregate accreted value, then outstanding of the Indebtedness being refinanced, plus the amount of any accrued or unpaid interest thereon, plus the amount of any stated or reasonably determined prepayment premium paid in connection with such refinancing, plus the amount of expenses of Atrium or a Restricted Subsidiary incurred in connection with such refinancing.

    "RELATED BUSINESS" means any business which is the same as or related, ancillary or complementary to any of the businesses of Atrium and its Restricted Subsidiaries on the Issue Date, as reasonably determined by Atrium's board of directors.

    "REPRESENTATIVE" means any trustee, agent or representative of an issue of Senior Indebtedness.

    "RESTRICTED PAYMENTS" has the meaning set forth under subheading "--Certain Covenants--Limitation on Restricted Payments."

    "RESTRICTED SUBSIDIARY" means any Subsidiary of Atrium other than an Unrestricted Subsidiary.

    "SALE/LEASEBACK TRANSACTION" means an arrangement relating to property now owned or hereafter acquired whereby Atrium or a Restricted Subsidiary transfers such property to a Person and Atrium or a Subsidiary leases it from such Person.

    "SENIOR INDEBTEDNESS" means, with respect to Atrium or any Guarantor, as applicable, the principal of, premium, if any, and interest, including interest that would accrue but for the filing of a petition initiating any proceeding under any state or federal bankruptcy laws, whether or not such claim is allowable in such proceeding, on any Indebtedness of Atrium or such Guarantor whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to any Indebtedness of Atrium or such Guarantor,

    "Senior Indebtedness" will include the principal of, premium, if any, and interest, including interest that would accrue but for the filing of a petition initiating any proceeding under any state or federal bankruptcy laws, whether or not such claim is allowable in such proceeding, and all indemnity, fees, expenses and other payment obligations from time to time owed to the lenders under the Credit Facility.

    "Senior Indebtedness" shall not include, to the extent constituting Indebtedness,

        (1) Indebtedness evidenced by the exchange notes or the Guarantees,

        (2) Indebtedness that is expressly subordinate or junior in right of payment to any Indebtedness of Atrium or any Guarantor,

        (3) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to Atrium or any Guarantor,

        (4) Indebtedness which is represented by Disqualified Capital Stock,

        (5) Indebtedness for goods, materials or services purchased in the ordinary course of business or Indebtedness consisting of trade payables or other current liabilities, other than any current liabilities owing under the Credit Facility or the current portion of any long-term Indebtedness which would constitute Senior Indebtedness but for the operation of this clause (5),

        (6) Indebtedness or other obligations of or amounts owed by Atrium or any Guarantor for compensation to employees or for services rendered to Atrium or such Guarantor,

        (7) any liability for federal, state, local or other taxes owed or owing by Atrium or any Guarantor,

        (8) Indebtedness of Atrium or any Guarantor to a Subsidiary of Atrium and

        (9) that portion of any Indebtedness which at the time of issuance is issued in violation of the Indenture, but, as to any such Indebtedness, no such violation shall be deemed to exist for purposes of this clause (9) if the holder(s) of such Indebtedness or their representative and the trustee shall have received an Officers' Certificate of Atrium to the effect that the incurrence of such Indebtedness does not violate the indenture.

    "SENIOR SUBORDINATED INDEBTEDNESS" means the exchange notes, the Guarantees and any other Indebtedness of Atrium or a Guarantor that either (x) specifically provides that such Indebtedness ranks equally with the exchange notes or the Guarantee of such Guarantor, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of Atrium or a Guarantor, which is not Senior Indebtedness or (y) is otherwise deemed not to be Senior Indebtedness pursuant to the definition thereof unless it meets the definition of Subordinated Obligations.

    "SIGNIFICANT SUBSIDIARY" means

        (1) any Restricted Subsidiary that, together with its Restricted Subsidiaries, would be a "Significant Subsidiary" of Atrium within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, and

        (2) for purposes of "Events of Default," any other Restricted Subsidiary that when aggregated with all other Restricted Subsidiaries that are not Significant Subsidiaries as to which an event described under clauses (8) or
    (9) under "Events of Default" has occurred, together with their Restricted Subsidiaries, would constitute a Significant Subsidiary pursuant to clause
    (1) above.

    "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

    "SUBORDINATED OBLIGATION" means any Indebtedness of Atrium or a Guarantor, whether outstanding on the Issue Date or thereafter Incurred, which is subordinate or junior in right of payment to the exchange notes or the Guarantee of such Guarantor, as applicable, pursuant to a written agreement or by law, including, without limitation, Disqualified Capital Stock.

    "SUBSIDIARY" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests, including partnership interests, entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by

    (1) such Person,

    (2) such Person and one or more Subsidiaries of such Person or

    (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary shall refer to a Subsidiary of Atrium.

    "SURVIVING PERSON" means, with respect to any Person involved in any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of its properties and assets as an entirety, the Person formed by or surviving such merger or consolidation or the Person to which such sale, assignment, conveyance, transfer or lease is made.

    "TAX SHARING AGREEMENT" means the Tax Sharing Agreement dated as of October 2, 1998, as amended on the Issue Date, by and among Parent and its subsidiaries named therein, as the same may be amended from time to time in accordance with its terms and the terms of the Credit Facility after the Issue Date so long as such agreement as so amended is no less favorable to Atrium or the holders of the exchange notes in any material respect than the Tax Sharing Agreement as amended and in effect on the Issue Date.

    "ATRIUM TRANSACTIONS" means (1) the recapitalization of Atrium that occurred on the Recapitalization Date and (2) the acquisition by Atrium of all the outstanding Capital Stock of Heat, Inc., H.I.G. Vinyl, Inc. and Champagne Industries, Inc. on the Issue Date.

    "UNRESTRICTED SUBSIDIARY" means

    (1) any Subsidiary of Atrium that at the time of determination shall be designated an Unrestricted Subsidiary by the board of directors in the manner provided below and

    (2) any Subsidiary of an Unrestricted Subsidiary.

    The board of directors may designate any Subsidiary of Atrium to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, Atrium or any Restricted Subsidiary of Atrium that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, HOWEVER, that either

    (A) the Subsidiary to be so designated has consolidated total assets of $10,000 or less, or

    (B) if such Subsidiary has consolidated total assets greater than $10,000, then such designation would be permitted under the covenant described under subheading "--Certain Covenants--Limitation on Restricted Payments."

    The board of directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, HOWEVER, that

    (x) immediately after giving effect to such designation no Default shall have occurred and be continuing and

    (y) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such designation, if incurred at such time, would have been permitted to be incurred for all purposes of the Indenture.

    Any such designation by the board of directors shall be evidenced to the holders of the exchange notes by promptly delivering to the Trustee a copy of the board resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

    "UNUTILIZED NET AVAILABLE CASH" has the meaning set forth under subheading "--Certain Covenants-- Limitation on Sale of Assets."

    "U.S. GOVERNMENT OBLIGATIONS" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

    "VOTING STOCK" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

    "WHOLLY-OWNED SUBSIDIARY" means a Restricted Subsidiary of Atrium, at least 99% of the Capital Stock of which, other than directors' qualifying shares, is owned by Atrium or another Wholly-Owned Subsidiary.

    A "Public Market" exists at any time with respect to the common stock of Atrium Holdings, Parent or Atrium if

    (a) the common stock of Atrium Holdings, Parent or Atrium, as applicable, is then registered with the SEC pursuant to Section 12(b) or 12(g) of the Exchange Act and traded either on a national securities exchange or in the National Association of Securities Dealers Automated Quotation System, and

    (b) at least $50.0 million in gross proceeds from the sale of common stock of Atrium Holdings, Parent or Atrium, as applicable, by means of an effective registration statement under the Securities Act has been raised prior to such time.

                         BOOK-ENTRY; DELIVERY AND FORM

    The exchange notes will be represented by one or more, permanent global notes in definitive, fully registered book-entry form of the global securities, which will be registered in the name of a nominee of The Depositary Trust Company and deposited on behalf of purchasers of the exchange notes represented thereby with a custodian for DTC for credit to the respective accounts of the purchasers, or to such other accounts as they may direct, at DTC.

    THE GLOBAL SECURITIES. Atrium expects that pursuant to procedures established by DTC

    (a) upon deposit of the Global Securities, DTC or its custodian will credit on its internal system portions of the Global Securities which shall be comprised of the corresponding respective amount of the Global Securities to the respective accounts of persons who have accounts with such depositary; and

    (b) ownership of the exchange notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of participants, as defined below, and the records of participants, with respect to interests of persons other than Participants.

    Such accounts initially will be designated by or on behalf of the initial purchaser and ownership of beneficial interests in the global securities will be limited to persons who have accounts with DTC or participants or persons who hold interests through participants. Noteholders may hold their interests in a global security directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

    So long as DTC or its nominee is the registered owner or holder of any of the exchange notes, DTC or such nominee will be considered the sole owner or holder of such exchange notes represented by such global securities for all purposes under the indenture and under the exchange notes represented thereby. No beneficial owner of an interest in the global securities will be able to transfer such interest except in accordance with the applicable procedures of DTC in addition to those provided for under the indenture.

    Payments of the principal, premium, interest and other amounts on the exchange notes represented by the global securities will be made to DTC or its nominee as the registered owner thereof. None of Atrium, the trustee or any paying agent under the indenture will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

    Atrium expects that DTC or its nominee, upon receipt of any payment of the principal, premium, interest or other amounts on the exchange notes represented by the global securities, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global securities as shown on the records of DTC or its nominee. Atrium also expects that payments by participants to owners of beneficial interests in the global securities held through such Participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payment will be the responsibility of such participants. Transfers between participants in DTC will be effected in accordance with DTC rules and will be settled in immediately available funds.

    DTC has advised Atrium that DTC will take any action permitted to be taken by a holder of exchange notes, including the presentation of exchange notes for exchange as described below, only at the direction of one or more participants to whose account the DTC interests in the Global Securities are credited and only in respect of the aggregate principal amount of as to which such Participant or participants has or have given such direction.

    DTC has advised Atrium as follows:

    - DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a clearing agency registered pursuant to the provisions of Section 17A of the Exchange Act.

    - DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates.

    Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies or indirect participants that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

    Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the global securities among participants of DTC, DTC is under no obligation to perform such procedures, and such procedures may be discontinued at any time. None of Atrium, the trustee or the paying agent will have any responsibility for the performance by DTC or its direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

    CERTIFICATED SECURITIES. Interests in the global securities will be exchanged for physical delivery of certificates or Certificated Securities only if

    (1) DTC is at any time unwilling or unable to continue as depositary for the Global Securities, or DTC ceases to be a clearing agency registered under the Exchange Act, and a successor depositary is not appointed by Atrium within 90 days, or

    (2) an event of default under the Indenture has occurred and is continuing with respect to the exchange notes.

    "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity, as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the applicable redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data), most nearly equal to the period from such redemption date to May 1, 2004; PROVIDED, HOWEVER, that if the period from such redemption date to May 1, 2004 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such redemption date to May 1, 2004 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The following is a general discussion of the material United States federal income tax consequences of the exchange offer and the acquisition, ownership and disposition of the notes and exchange notes to U.S. Holders and non-U.S. Holders, as defined below. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly on a retroactive basis.

    This discussion applies only to initial beneficial owners that purchased the notes upon original issuance at the initial offering price thereof, and is limited to initial beneficial owners that hold the outstanding notes and exchange notes as capital assets. Moreover, this discussion does not address all of the United States federal income tax consequences that may be relevant to particular beneficial owners in light of their personal circumstances, or to certain types of beneficial owners. Such beneficial owners may include, for example, pass-through entities (E.G., partnerships) or persons who hold the outstanding notes or exchange notes through pass-through entities, banks and other financial institutions, insurance companies, tax-exempt entities, dealers in securities, certain former citizens or former long-term residents of the United States, hybrid entities, persons holding the exchange notes or Exchange exchange notes as part of a hedging or conversion transaction or a straddle or U.S. Holders that have a functional currency other than the U.S. dollar.

    This discussion does not address the tax consequences to Non-U.S. Holders that are subject to U.S. federal income tax on a net basis on income realized with respect to a note or exchange note because such income is effectively connected with the conduct of a U.S. trade or business. Such holders are generally taxed in a similar manner to U.S. Holders; however, certain special rules apply. In addition, this discussion does not include any description of the tax laws of any state, local or foreign government that may be applicable to a particular beneficial owner.

    As used herein, the term "U.S. Holder" means a beneficial owner of a note or exchange note that is, for U.S. federal income tax purposes,

        (1) a citizen or resident of the United States,

        (2) a corporation (including an entity treated a corporation for United States federal income tax purposes) or partnership created or organized in or under the laws of the United States or any political subdivision thereof,

        (3) an estate, the income of which is subject to United States federal income tax regardless of its source, or

        (4) a trust if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or if the trust was in existence on August 20, 1996 and has properly elected to continue to be treated as a United States person.

    The term "Non-U.S. Holder" means a beneficial owner of a note or exchange Note that is not a U.S. Holder.

    Prospective purchasers are urged to consult their own tax advisors as to the particular United States federal income and other tax consequences to them of the acquisition, ownership and disposition of the notes and exchange notes, as well as the tax consequences under state, local and foreign tax laws, and the possible effects of changes in tax laws.

UNITED STATES FEDERAL INCOME TAXATION OF U.S. HOLDERS

    PAYMENTS OF INTEREST.

    In general, interest on a note or exchange note will be taxable to a U.S. Holder as ordinary income at the time it accrues, or is actually or constructively received, in accordance with the U.S. Holder's method of accounting for United States federal income tax purposes. The Company anticipates that the exchange notes will be issued without original issue discount within the meaning of Section 1273 of the Internal Revenue Code and the following discussion so assumes.

    SALE, EXCHANGE OR RETIREMENT OF THE EXCHANGE NOTES OR EXCHANGE EXCHANGE
     NOTES.

    Upon the sale, exchange, redemption, retirement at maturity or other taxable disposition of a note or exchange note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between

        (1) the sum of cash plus the fair market value of all other property received on such disposition, except to the extent such cash or property is attributable to accrued but unpaid interest which will be taxable as ordinary income, and

        (2) such U.S. Holder's adjusted tax basis in the note or exchange note.

Gain or loss recognized on the disposition of a note or exchange note generally will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

    EXCHANGE OFFER.

    The exchange of notes for the exchange notes pursuant to the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes. As a result,

        (1) a U.S. Holder will not recognize taxable gain or loss as a result of exchanging notes for exchange notes pursuant to the exchange offer,

        (2) the holding period of the exchange notes will include the holding period of the notes exchanged therefor, and

        (3) the adjusted tax basis of the exchange notes will be the same as the adjusted tax basis of the notes exchanged therefor immediately before such exchange.

The filing of a shelf registration statement should not result in a taxable exchange to us or any holder of a note.

    BACKUP WITHHOLDING AND INFORMATION REPORTING.

    In general, a U.S. Holder will be subject to backup withholding at the rate of 31.0% with respect to interest, principal and premium, if any, paid on a note or exchange note, and the proceeds of a sale of a note or exchange note, unless the U.S. Holder

        (1) is an entity that is exempt from withholding, including corporations and tax-exempt organizations, and, when required, demonstrates this fact, or

        (2) provides the payor with its taxpayer identification number ("TIN") which for an individual would be the holder's social security number, certifies that the TIN provided to the payor is correct and that the holder has not been notified by the IRS that it is subject to backup withholding due to underreporting of interest or dividends, and otherwise complies with applicable requirements of the backup withholding rules.

In addition, such payments of principal, premium and interest to, and the proceeds of a sale of a note or exchange note by, U.S. Holders that are not exempt entities will generally be subject to information reporting requirements. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder's United States federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is furnished to the IRS.

UNITED STATES FEDERAL INCOME TAXATION OF NON-U.S. HOLDERS

    PAYMENTS OF INTEREST.

    In general, payments of interest on the notes or exchange notes by us or our agent to a Non-U.S. Holder will not be subject to United States federal income tax, or any withholding thereof except as described below under "--Backup Withholding and Information Reporting," provided that either,

        (1) (a) the Non-U.S. Holder does not actually or constructively own 10.0% or more of the total combined voting power of all classes of our stock entitled to vote,

            (b) the Non-U.S. Holder is not a controlled foreign corporation that is related to us, actually or constructively, through stock ownership,

           (c) the Non-U.S. Holder is not a bank described in Section 881(c)(3)(A) of the Code, and

           (d) either

               (x) the Non-U.S. Holder certifies to us or our agent on IRS Form W-8 or a suitable substitute form, under penalties of perjury, that it is not a "United States person," as defined in the Internal Revenue Code, and provides its name and address, or

               (y) a financial institution such as a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the notes or exchange notes on behalf of the Non-U.S. Holder certifies to us or our agent under penalties of perjury that such statement has been received from the Non-U.S. Holder by it or by a financial institution between it and the Non-U.S. Holder and furnishes us or our agent with a copy thereof, or

        (2) (a) the Non-U.S. Holder is entitled to the benefits of an income tax treaty under which interest on the notes or exchange notes is exempt from United States federal withholding tax and provides us or our paying agent with a properly executed IRS Form 1001 or successor form claiming the exemption, or

            (b) the interest paid on the note is not subject to withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States and the beneficial owner provides us or our paying agent with a properly executed IRS Form 4224, or successor form.

    Treasury regulations issued on October 6, 1997 and revised on December 31, 1998 (the "New Withholding Regulations") alter the rules described above in certain respects. The New Withholding Regulations generally will be effective with respect to payments made after December 31, 2000, regardless of the issue date of the instrument with respect to which such payments are made. The New Withholding Regulations generally will not materially alter the certification rules described in (1)(d) of the preceding paragraph, but will provide alternative methods for satisfying such requirements.

    In addition, the New Withholding Regulations may require that a Non-U.S. Holder obtain a United States taxpayer identification number and make certain certifications if the Non-U.S. Holder wishes to claim exemption from, or a reduced rate of, withholding under an income tax treaty. Each Non-U.S. Holder should consult its own tax advisor regarding the application to such holder of the New Withholding Regulations.

    SALE, EXCHANGE OR RETIREMENT OF THE EXCHANGE NOTES OR EXCHANGE EXCHANGE
     NOTES.

    A Non-U.S. Holder generally will not be subject to United States federal income tax, or any withholding thereof except as described below under "--Backup Withholding and Information Reporting," on gain realized on the sale, exchange, redemption, retirement at maturity or other disposition of a note or exchange note unless

        (1) such gain is effectively connected with the conduct by such holder of a trade or business in the United States,

        (2) in the case of gains derived by an individual, such individual is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met and

        (3) the Non-U.S. Holder is subject to tax according to the provisions of United States federal income tax law applicable to certain expatriates.

    EXCHANGE OFFER.

    The exchange of notes for the exchange notes pursuant to the exchange offer will not be treated as a taxable exchange for United States federal income tax purposes. As a result, there will be no U.S. federal income tax consequences to Non-U.S. Holders exchanging the notes for the exchange notes pursuant to the exchange offer.

    BACKUP WITHHOLDING AND INFORMATION REPORTING.

    Under current Treasury regulations, backup withholding and information reporting do not apply to payments made by us or our paying agent to Non- U.S. Holders if the certification described in (1)(d) under "--Payments of Interest" above is received, provided that the payor does not have actual knowledge that the holder is a United States person.

    In addition, backup withholding and information reporting generally will not apply if payments on a note or exchange note are made to a Non-U.S. Holder by or through

        (1) the foreign office of a custodian, nominee or other agent of such Non-U.S. Holder, or

        (2) if the foreign office of a "broker," as defined in applicable Treasury regulations, pays the proceeds of the sale of a note or exchange note to the seller thereof.

    Information reporting requirements, but, currently, not backup withholding, will apply, however, to a payment by or through a foreign office of a custodian, nominee, agent or broker that is, for United States federal income tax purposes:

        (1) a United States person;

        (2) a controlled foreign corporation; or

        (3) a foreign person that derives 50.0% or more of its gross income for certain periods from the conduct of a trade or business in the United States, unless such custodian, nominee, agent or broker has documentary evidence in its records that the holder is a non-U.S. person and certain other conditions are met, or the holder otherwise establishes an exemption. Payment by a U.S. office of a custodian, nominee, agent or broker is subject to both backup withholding at a rate of 31.0% and information reporting unless the holder certifies, under penalties of perjury, that it is not a United States person and the payor does not have actual knowledge to the contrary, or the holder otherwise establishes an exemption. A Non-U.S. Holder may obtain a refund or a credit against such Non-U.S. Holder's United States federal income tax liability of any amounts withheld under the backup withholding rules, provided the required information is furnished to the IRS.

    The New Withholding Regulations revise, substantially in certain respects, the procedures that withholding agents and payees must follow to comply with, or to establish an exemption from, the information reporting and backup withholding provisions for payments after December 31, 2000. Each Non-U.S. Holder should consult its own tax advisor regarding the application to such holder of the New Withholding Regulations.

    ESTATE TAX.

    Notes or exchange notes held at the time of death, or theretofore transferred subject to certain retained rights or powers, by an individual who at the time of death is a Non-U.S. Holder will not be included in such holder's gross estate for U.S. federal estate tax purposes, provided that,

        (1) the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, and

        (2) the income on the exchange notes or exchange notes is not effectively connected with the conduct of a United States trade or business by the individual.

                                 LEGAL MATTERS

    Certain legal matters relating to the validity of the exchange notes offered hereby will be passed upon on behalf of the Company by Paul, Hastings, Janofsky & Walker LLP, New York, New York.

                                    EXPERTS

    The consolidated financial statements of Atrium and subsidiaries (after the 1998 recapitalization), Atrium Companies, Inc. and subsidiaries (previous registrant), the combined financial statements of R.G. Darby Company, Inc. and Total Trim, Inc. and the consolidated financial statements of Heat, Inc. included in this registration statement have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, to the extent and for the periods indicated in their reports thereon, given on the authority of said firm as experts in auditing and accounting.

                             AVAILABLE INFORMATION

    We are subject to the information requirements of the Securities Exchange Act and in accordance with the Securities Exchange Act we file reports, proxy statements and other information with the Commission. You may read and copy any of such information on file with the Commission at the Commission's public reference facilities at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional offices located at Seven World Trade Center, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Suite 140, Chicago, Illinois 60661-2511. Copies of filed documents can be obtained, at prescribed rates, by mail from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or by telephone at 1-800-SEC-0330, or electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Web site (http://www.sec.gov).

    We have filed with the Commission a registration statement on Form S-4 under the Securities Act, with respect to the exchange notes offered by this prospectus. As permitted by the rules and regulations of the Commission, this prospectus omits certain information contained in the registration statement. For further information with respect to Atrium and the exchange notes, reference is made to the registration statement, including its exhibits and the financial statements, notes and schedules filed as a part of it, which you may read and copy at the public reference facilities of the Commission referred to above. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the full text of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                             PAGE
                                                                                                           ---------
ATRIUM COMPANIES, INC.
Report of Independent Accountants........................................................................        F-3
  Consolidated Balance Sheets as of December 31, 1998 and 1997...........................................        F-4
  Consolidated Statements of Operations for the years ended December 31, 1998, 1997 and the periods ended
    December 31, 1996 and October 25, 1996...............................................................        F-5
  Consolidated Statements of Stockholders' Equity for the years ended December 31, 1998, 1997 and the
    periods ended December 31, 1996 and October 25, 1996.................................................        F-6
  Consolidated Statements of Cash Flows for the years ended December 31, 1998, 1997 and the periods ended
    December 31, 1996 and October 25, 1996...............................................................        F-7
Notes to Consolidated Financial Statements...............................................................        F-8
  Consolidated Financial Statements:
  Consolidated Balance Sheets as of March 31, 1999 (unaudited) and December 31, 1998.....................       F-30
  Consolidated Statements of Income (unaudited) for the Quarters Ended March 31, 1999 and 1998...........       F-31
  Consolidated Statements of Comprehensive Income (unaudited) for the Quarters Ended March 31, 1999 and
    1998.................................................................................................       F-32
  Consolidated Statement of Stockholder's Equity (unaudited) for the Quarter Ended March 31, 1999........       F-33
  Consolidated Statements of Cash Flows (unaudited) for the Quarters Ended March 31, 1999 and 1998.......       F-34
Notes to Consolidated Financial Statements (unaudited)...................................................       F-35

ATRIUM COMPANIES, INC. (PREVIOUS REGISTRANT)
Report of Independent Accountants........................................................................       F-41
  Consolidated Balance Sheets as of December 31, 1997 and 1996...........................................       F-42
  Consolidated Statements of Income for the periods ended October 2, 1998 and September 30, 1997
    (Unaudited) and for the years ended December 31, 1997 and 1996.......................................       F-43
  Consolidated Statements of Stockholders' Equity (Deficit) for the periods ended October 2, 1998 and
    September 30, 1997 (Unaudited) and for the years ended December 31, 1997 and 1996....................       F-44
  Consolidated Statements of Cash Flows for the periods ended October 2, 1998 and September 30, 1997
    (Unaudited) and for the years ended December 31, 1997 and 1996.......................................       F-45
Notes to Consolidated Financial Statements...............................................................       F-46
R.G. DARBY COMPANY, INC. AND TOTAL TRIM, INC.
Report of Independent Accountants........................................................................       F-65
Combined Financial Statements:
  Combined Balance Sheets as of December 31, 1997 and 1996...............................................       F-66
  Combined Statements of Income for the years ended December 31, 1997 and 1996...........................       F-67
  Combined Statements of Stockholder's Equity for the years ended
    December 31, 1997 and 1996...........................................................................       F-68
  Combined Statements of Cash Flows for the years ended December 31, 1997 and 1996.......................       F-69
Notes to Combined Financial Statements...................................................................       F-70

DOOR HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Financial Statements (Unaudited):
  Consolidated Balance Sheet as of September 30, 1998....................................................       F-74
  Consolidated Statements of Income for the nine months ended September 30, 1998 and 1997................       F-75
  Consolidated Statement of Stockholders' Equity for the nine months ended September 30, 1998............       F-76
  Consolidated Statements of Cash Flows for the nine months ended September 30, 1998 and 1997............       F-77
Notes to Consolidated Financial Statements...............................................................       F-78

                                                                                                             PAGE
                                                                                                           ---------
HEAT, INC.
Report of Independent Public Accountants.................................................................       F-82
  Consolidated Balance Sheet as of March 31, 1999 (unaudited) and as of December 31, 1998
    and 1997.............................................................................................       F-83
  Consolidated Statements of Operations for the periods ended March 31, 1999 and 1998 (unaudited) and the year ended December 31, 1998, the seven month period ended December 31, 1997, the five month period
    ended May 30, 1997 and the year ended December 31, 1996..............................................       F-84
  Consolidated Statements of Shareholders' Equity for the period ended March 31, 1999 (unaudited) and the year ended December 31, 1998, the seven month period ended December 31, 1997, the five month period
    ended May 30, 1997, and the year ended December 31, 1996.............................................       F-85
  Consolidated Statements of Cash Flows for the periods ended March 31, 1999 and 1998 (unaudited) and the year ended December 31, 1998, the seven month period ended December 31, 1997, the five month period
    ended May 30, 1997, and the year ended December 31, 1996.............................................       F-86
  Notes to Consolidated Financial Statements.............................................................       F-87

                                       INDEX TO FINANCIAL STATEMENT SCHEDULES

SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
Report of Independent Accountants........................................................................       F-98
  Atrium Companies, Inc..................................................................................       F-99
  Atrium Companies, Inc. (previous registrant)...........................................................      F-100
  R.G. Darby Company, Inc. and Total Trim, Inc...........................................................      F-101
  Door Holdings, Inc. and Subsidiaries...................................................................      F-101
  Heat, Inc..............................................................................................      F-102

    All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of Atrium Companies, Inc.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholder's equity and of cash flows present fairly, in all material respects, the financial position of Atrium Companies, Inc. and its subsidiaries at December 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended and each of the two periods ended December 31, 1996 and October 25, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP
Dallas, Texas
April 4, 1999, except for Note 18, which is as of May 17, 1999.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                     ASSETS

                                                                                                        DECEMBER 31,
                                                                                                    --------------------
                                                                                                      1998       1997
                                                                                                    ---------  ---------
CURRENT ASSETS:
  Cash and cash equivalents.......................................................................  $      --  $      34
  Equity securities--available for sale...........................................................        137         --
  Accounts receivable, net of allowance of $778 and $725, respectively............................     46,466      9,187
  Inventories.....................................................................................     46,289     13,557
  Prepaid expenses and other current assets.......................................................      7,756        832
  Deferred tax asset..............................................................................      1,249         --
                                                                                                    ---------  ---------
  Total current assets............................................................................    101,897     23,610
PROPERTY, PLANT AND EQUIPMENT, net................................................................     26,760      7,553
GOODWILL, net of amortization of $2,354 and $471, respectively....................................    214,749     22,394
DEFERRED FINANCING COSTS, net of amortization of $379 and $420, respectively......................     11,058      1,374
OTHER ASSETS......................................................................................      5,405        452
                                                                                                    ---------  ---------
  Total assets....................................................................................  $ 359,869  $  55,383
                                                                                                    ---------  ---------
                                                                                                    ---------  ---------

                                          LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Current portion of notes payable................................................................  $   2,209  $   3,364
  Accounts payable................................................................................     25,353      6,438
  Accrued liabilities.............................................................................     15,432      2,517
  Deferred tax liability..........................................................................         --        566
                                                                                                    ---------  ---------
  Total current liabilities.......................................................................     42,994     12,885
LONG-TERM LIABILITIES:
  Notes payable...................................................................................    177,018     28,874
  Deferred tax liability..........................................................................          1        449
  Other long-term liabilities.....................................................................      6,800      2,500
                                                                                                    ---------  ---------
  Total long-term liabilities.....................................................................    183,819     31,823
                                                                                                    ---------  ---------
  Total liabilities...............................................................................    226,813     44,708
                                                                                                    ---------  ---------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S EQUITY:
  Common stock $.01 par value, 3,000 shares authorized, 100 shares issued and outstanding.........         --         --
  Class A voting common stock $.01 par value, 225,000 authorized; 25,501 issued and retired.......         --         --
  Class B nonvoting common stock $.01 par value, 100,000 authorized; 54,500 issued and retired....         --          1
  Paid-in capital.................................................................................    134,852      9,675
  Retained earnings (accumulated deficit).........................................................     (1,820)       999
  Accumulated other comprehensive income..........................................................         24         --
                                                                                                    ---------  ---------
  Total stockholder's equity......................................................................    133,056     10,675
                                                                                                    ---------  ---------
    Total liabilities and stockholder's equity....................................................  $ 359,869  $  55,383
                                                                                                    ---------  ---------
                                                                                                    ---------  ---------

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

               FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997 AND
            THE PERIODS ENDED DECEMBER 31, 1996 AND OCTOBER 25, 1996

                             (DOLLARS IN THOUSANDS)

                                                                       THE COMPANY                 PREDECESSOR
                                                         ----------------------------------------  ------------
                                                          YEAR ENDED    YEAR ENDED   PERIOD ENDED  PERIOD ENDED
                                                         DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  OCTOBER 25,
                                                             1998          1997          1996          1996
                                                         ------------  ------------  ------------  ------------
NET SALES..............................................   $  211,059    $   99,059    $   13,200    $   62,880
COST OF GOODS SOLD.....................................      159,140        78,270         9,927        47,311
                                                         ------------  ------------  ------------  ------------
  Gross profit.........................................       51,919        20,789         3,273        15,569
                                                         ------------  ------------  ------------  ------------
OPERATING EXPENSES:
  Selling, delivery, general and administrative
  expenses.............................................       39,754        15,671         2,242        13,271
  Amortization expense.................................        2,133           774           125            --
  Stock option compensation expense....................        3,851            --            --            --
                                                         ------------  ------------  ------------  ------------
                                                              45,738        16,445         2,367        13,271
                                                         ------------  ------------  ------------  ------------
    Income from operations.............................        6,181         4,344           906         2,298
INTEREST EXPENSE.......................................        9,081         2,953           374           509
OTHER INCOME, net......................................          571            --            --            --
                                                         ------------  ------------  ------------  ------------
  Income (loss) before income taxes and extraordinary
  charge...............................................       (2,329)        1,391           532         1,789
PROVISION (BENEFIT) FOR INCOME TAXES...................         (149)          695           229           670
                                                         ------------  ------------  ------------  ------------
  Income (loss) before extraordinary charge............       (2,180)          696           303         1,119
EXTRAORDINARY CHARGE ON EARLY RETIREMENT OF DEBT (net
  of income tax benefit of $392).......................          639            --            --            --
                                                         ------------  ------------  ------------  ------------
NET INCOME (LOSS)......................................   $   (2,819)   $      696    $      303    $    1,119
                                                         ------------  ------------  ------------  ------------
                                                         ------------  ------------  ------------  ------------

                 The accompanying notes are an integral part of
                     the consolidated financial statements.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997 AND THE PERIODS ENDED DECEMBER
                         31, 1996 AND OCTOBER 25, 1996
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                          COMMON STOCK                 CLASS A                    CLASS B
                                   --------------------------  ------------------------  --------------------------   TREASURY
                                     SHARES        AMOUNT        SHARES       AMOUNT       SHARES        AMOUNT         STOCK
                                   -----------  -------------  -----------  -----------  -----------  -------------  -----------
PREDECESSOR
Balance, December 31, 1995.......          --     $      --           512    $     263           --     $      --     $    (156)
Net income.......................          --            --            --           --           --            --            --
Exercise of stock options........          --            --            59           30           --            --            --
Tax benefit related to option
  exercises......................          --            --            --           --           --            --            --
                                          ---           ---           ---        -----          ---           ---    -----------
Balance, October 25, 1996........          --     $      --           571    $     293           --     $      --     $    (156)
                                          ---           ---           ---        -----          ---           ---    -----------
                                          ---           ---           ---        -----          ---           ---    -----------
                                   ---------------------------------------------------------------------------------------------
                                   ---------------------------------------------------------------------------------------------
THE COMPANY
Balance, October 26, 1996........          --     $      --            --    $      --           --     $      --     $      --
Net income.......................          --            --            --           --           --            --            --
Initial issuance of common
  stock..........................          --            --            26           --           55             1            --
Issuance of warrants.............          --            --            --           --           --            --            --
                                          ---           ---           ---        -----          ---           ---    -----------
Balance, December 31, 1996.......          --            --            26           --           55             1            --
Net income.......................          --            --            --           --           --            --            --
Issuance of warrants.............          --            --            --           --           --            --            --
                                          ---           ---           ---        -----          ---           ---    -----------
Balance, December 31, 1997.......          --            --            26           --           55             1            --
Conversion of Wing's common stock
  to Atrium's common stock.......         100            --           (26)          --          (55)           (1)           --
Conversion of exchangeable
  subordinated note payable......          --            --            --           --           --            --            --
Step-up of Wing's assets due to
  purchase of minority
  interest.......................          --            --            --           --           --            --            --
Contribution of assets of Darby..          --            --            --           --           --            --            --
Capital contribution from Atrium
  Corp...........................          --            --            --           --           --            --            --
Stock option compensation
  expense........................          --            --            --           --           --            --            --
Exercise of stock options........          --            --            --           --           --            --            --
Comprehensive loss:
  Net loss.......................          --            --            --           --           --            --            --
  Unrealized gain on equity
    securities...................          --            --            --           --           --            --            --
                                          ---           ---           ---        -----          ---           ---    -----------
Total comprehensive loss.........
                                          ---           ---           ---        -----          ---           ---    -----------
Balance, December 31, 1998.......         100     $      --            --    $      --           --     $      --     $      --
                                          ---           ---           ---        -----          ---           ---    -----------
                                          ---           ---           ---        -----          ---           ---    -----------

                                                                            RETAINED
                                                                            EARNINGS          TOTAL
                                       ACCUMULATED OTHER       PAID-IN    (ACCUMULATED    STOCKHOLDER'S
                                     COMPREHENSIVE INCOME      CAPITAL      DEFICIT)         EQUITY
                                   -------------------------  ---------  ---------------  -------------
PREDECESSOR
Balance, December 31, 1995.......          $      --          $     233     $   4,171       $   4,511
Net income.......................                 --                 --         1,119           1,119
Exercise of stock options........                 --                409            --             439
Tax benefit related to option
  exercises......................                 --                253            --             253
                                                 ---          ---------       -------     -------------
Balance, October 25, 1996........          $                  $     895     $   5,290       $   6,322
                                                 ---          ---------       -------     -------------
                                                 ---          ---------       -------     -------------

THE COMPANY
Balance, October 26, 1996........          $      --          $      --     $      --       $      --
Net income.......................                 --                 --           303             303
Initial issuance of common
  stock..........................                 --              7,999            --           8,000
Issuance of warrants.............                 --              1,327            --           1,327
                                                 ---          ---------       -------     -------------
Balance, December 31, 1996.......                 --              9,326           303           9,630
Net income.......................                 --                 --           696             696
Issuance of warrants.............                 --                349            --             349
                                                 ---          ---------       -------     -------------
Balance, December 31, 1997.......                 --              9,675           999          10,675
Conversion of Wing's common stock
  to Atrium's common stock.......                 --                  1            --              --
Conversion of exchangeable
  subordinated note payable......                 --             11,375            --          11,375
Step-up of Wing's assets due to
  purchase of minority
  interest.......................                 --              1,247            --           1,247
Contribution of assets of Darby..                 --             13,147            --          13,147
Capital contribution from Atrium
  Corp...........................                 --             95,340            --          95,340
Stock option compensation
  expense........................                 --              3,851            --           3,851
Exercise of stock options........                 --                216            --             216
Comprehensive loss:
  Net loss.......................                 --                 --        (2,819)         (2,819)
  Unrealized gain on equity
    securities...................                 24                 --            --              24
                                                 ---          ---------       -------     -------------
Total comprehensive loss.........                 24                           (2,819)         (2,795)
                                                 ---          ---------       -------     -------------
Balance, December 31, 1998.......          $      24          $ 134,852     $  (1,820)      $ 133,056
                                                 ---          ---------       -------     -------------
                                                 ---          ---------       -------     -------------

   The accompanying notes are an integral part of the consolidated financial statements.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997 AND
            THE PERIODS ENDED DECEMBER 31, 1996 AND OCTOBER 25, 1996
                             (DOLLARS IN THOUSANDS)

                                                                                             THE COMPANY
                                                                             -------------------------------------------
                                                                              YEAR ENDED     YEAR ENDED    PERIOD ENDED
                                                                             DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                                                 1998           1997           1996
                                                                             -------------  -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)........................................................   $    (2,819)    $     696      $     303
  Adjustments to reconcile net income (loss) to net cash flows from operating activities:
  Extraordinary charge, net of income tax benefit..........................           639            --             --
  Depreciation and amortization............................................         4,158         1,492            260
  Stock option compensation expense........................................         3,851            --             --
  Amortization of deferred financing costs.................................           732           390             30
  Accretion of discount on exchangeable subordinated notes payable.........           105           113             33
  Provision for bad debts..................................................           227         1,791            287
  Gain on sale of assets...................................................           (12)           --             --
  Deferred tax provision (benefit).........................................           358           184             60
  Changes in assets and liabilities, net of acquisitions:
    Accounts receivable....................................................        (1,751)       (1,949)           582
    Inventories............................................................       (12,297)       (2,990)          (229)
    Prepaid expenses and other current assets..............................        (2,142)         (166)            93
    Accounts payable.......................................................         4,859           354           (462)
    Accrued liabilities....................................................        (3,932)        1,233            155
                                                                             -------------  -------------  -------------
      Net cash provided by (used in) operating activities..................        (8,024)        1,148          1,112
                                                                             -------------  -------------  -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment...............................        (2,221)       (1,355)          (122)
  Proceeds from sales of assets............................................            12            --             --
  Acquisition of Atrium, net of cash acquired and debt and accrued interest
    assumed................................................................      (120,977)           --             --
  Acquisition of the Door Division of Super Millwork.......................            --       (10,408)            --
  Acquisition of Wing, net of cash acquired................................            --            --        (29,143)
  Other assets.............................................................        (1,998)           --             --
                                                                             -------------  -------------  -------------
      Net cash used in investing activities................................      (125,184)      (11,763)       (29,265)
                                                                             -------------  -------------  -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings under term notes................................       145,930            --             --
  Payment of notes payable.................................................       (29,563)       (1,032)            --
  Payment of senior subordinated notes.....................................       (70,930)          (70)            --
  Net borrowings under revolving credit facility...........................         4,118         1,497          2,951
  Proceeds from issuance of exchangeable subordinated notes................            --         3,960             --
  Proceeds from issuance of notes payable..................................            --         6,790         18,500
  Deferred financing costs.................................................       (11,437)         (536)        (1,258)
  Capital contributions....................................................            --            --          8,000
  Scheduled principal payments on term notes...............................          (500)           --             --
  Contributions from Atrium Corp...........................................        95,340            --             --
  Exercise of stock options................................................           216            --             --
                                                                             -------------  -------------  -------------
      Net cash provided by financing activities............................       133,174        10,609         28,193
                                                                             -------------  -------------  -------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.......................           (34)           (6)            40
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD.............................            34            40             --
                                                                             -------------  -------------  -------------
CASH AND CASH EQUIVALENTS, END OF PERIOD...................................   $        --     $      34      $      40
                                                                             -------------  -------------  -------------
                                                                             -------------  -------------  -------------
SUPPLEMENTAL DISCLOSURE:
  Cash paid during the period for:
    Interest...............................................................   $    11,765     $   2,620      $     167
    Income taxes, net of refunds...........................................           536           550             --
  Noncash investing and financing activities:
    Conversion of exchangeable subordinated notes payable..................        11,375            --             --
    Contribution of Darby's assets.........................................        13,147            --             --
    Step-up of Wing's assets due to purchase of minority interest..........         1,247            --             --
    Purchase of equipment under capital leases.............................            20           840             --
    Payable to seller......................................................            --         2,500             --
    Issuance of common stock warrants......................................            --            --            332
    Tax benefit related to option exercises................................            --            --             --

                                                                              PREDECESSOR
                                                                             -------------
                                                                             PERIOD ENDED
                                                                              OCTOBER 25,
                                                                                 1996
                                                                             -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)........................................................    $   1,119
  Adjustments to reconcile net income (loss) to net cash flows from operating activities:
  Extraordinary charge, net of income tax benefit..........................           --
  Depreciation and amortization............................................          716
  Stock option compensation expense........................................           --
  Amortization of deferred financing costs.................................           --
  Accretion of discount on exchangeable subordinated notes payable.........           --
  Provision for bad debts..................................................        1,274
  Gain on sale of assets...................................................           --
  Deferred tax provision (benefit).........................................          (71)
  Changes in assets and liabilities, net of acquisitions:
    Accounts receivable....................................................       (2,116)
    Inventories............................................................         (621)
    Prepaid expenses and other current assets..............................          219
    Accounts payable.......................................................          253
    Accrued liabilities....................................................          (69)
                                                                             -------------
      Net cash provided by (used in) operating activities..................          704
                                                                             -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment...............................         (962)
  Proceeds from sales of assets............................................           --
  Acquisition of Atrium, net of cash acquired and debt and accrued interest
    assumed................................................................           --
  Acquisition of the Door Division of Super Millwork.......................           --
  Acquisition of Wing, net of cash acquired................................           --
  Other assets.............................................................           28
                                                                             -------------
      Net cash used in investing activities................................         (934)
                                                                             -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings under term notes................................           --
  Payment of notes payable.................................................       (2,492)
  Payment of senior subordinated notes.....................................           --
  Net borrowings under revolving credit facility...........................        2,122
  Proceeds from issuance of exchangeable subordinated notes................           --
  Proceeds from issuance of notes payable..................................           --
  Deferred financing costs.................................................           --
  Capital contributions....................................................          439
  Scheduled principal payments on term notes...............................           --
  Contributions from Atrium Corp...........................................           --
  Exercise of stock options................................................           --
                                                                             -------------
      Net cash provided by financing activities............................           69
                                                                             -------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.......................         (161)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD.............................          161
                                                                             -------------
CASH AND CASH EQUIVALENTS, END OF PERIOD...................................    $      --
                                                                             -------------
                                                                             -------------
SUPPLEMENTAL DISCLOSURE:
  Cash paid during the period for:
    Interest...............................................................    $     510
    Income taxes, net of refunds...........................................          927
  Noncash investing and financing activities:
    Conversion of exchangeable subordinated notes payable..................           --
    Contribution of Darby's assets.........................................           --
    Step-up of Wing's assets due to purchase of minority interest..........           --
    Purchase of equipment under capital leases.............................           --
    Payable to seller......................................................           --
    Issuance of common stock warrants......................................           --
    Tax benefit related to option exercises................................          253

   The accompanying notes are an integral part of the consolidated financial statements

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

1. ORGANIZATION, BUSINESS AND BASIS OF PRESENTATION:

    Atrium Companies, Inc. (the "Company") is engaged in the manufacture and sale of doors, windows and various building materials throughout the United States.

    Prior to October 2, 1998, the Company's historical financial statements as previously filed with the Securities and Exchange Commission included its operations and the operations of its wholly-owned subsidiaries, Atrium Door and Window Company of the Northeast, Atrium Door and Window Company of New England, Atrium Door and Window Company of New York (collectively "ADW--Northeast"), Atrium Door and Window Company--West Coast ("ADW--West Coast") and Atrium Door and Window Company of Arizona ("ADW--Arizona"). On October 2, 1998, pursuant to an acquisition and merger (the "Recapitalization" or "reverse acquisition") as more fully described in Note 3, the Company's indirect Parent (D and W) contributed the assets of Wing Industries Holdings, Inc. and its subsidiary Wing Industries, Inc. (collectively "Wing") and Door Holdings, Inc. and its subsidiaries R.G. Darby Company, Inc. and Total Trim, Inc. (collectively "Darby") to the Company.

    As Wing was determined to be the acquiror in the reverse acquisition, the historical financial statements of the Company (prior to October 3, 1998) were replaced with the historical financial statements of Wing. As a result, the statement of operations for 1998 only includes the operations of the Company and Darby from October 3 through December 31. The statements of operations for the year ended December 31, 1997, the periods ended December 31, 1996 and October 25, 1996 only include the operations and accounts of Wing and its predecessor. Wing was acquired by the current controlling shareholders on October 25, 1996. The December 31, 1998 balance sheet includes the accounts of the Company, Wing, Darby and each of their respective subsidiaries. The December 31, 1997 balance sheet only includes the accounts of Wing.

    Following is a comparison of the actual results for the Company, Wing and Darby prior to October 3, 1998, to unaudited pro forma information for the same period assuming the reverse acquisition had taken place as of January 1, 1997:

                                               YEAR ENDED DECEMBER 31,   YEAR ENDED DECEMBER 31,
                                                         1998                      1997
                                               ------------------------  ------------------------
                                                 ACTUAL      PRO FORMA     ACTUAL      PRO FORMA
                                               -----------  -----------  -----------  -----------
Net sales....................................   $ 211,059    $ 400,777    $  99,059    $ 357,870
Income (loss) before income taxes and
  extraordinary charge.......................      (2,329)       7,464        1,391        5,827
Income (loss) before extraordinary charge....      (2,180)       2,821          696        1,844
Net income (loss)............................      (2,819)       2,821          696        1,844

Depreciation, amortization and stock option
  compensation expense.......................       8,009       18,632        1,492       11,026
Interest expense.............................       9,081       17,506        2,953       23,963

    The references to the periods ended December 31, 1996 and October 25, 1996 used throughout these consolidated financial statements, refer to the periods October 26, 1996 through December 31, 1996 and January 1, 1996 through October 25, 1996, respectively.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

2. SIGNIFICANT ACCOUNTING POLICIES:

    BASIS OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

    INDUSTRY SEGMENT

    The Company operates in a single industry segment, the fabrication, distribution and installation of doors and windows and related components.

    REVENUE RECOGNITION

    Revenue from the sale of doors and windows and related components is recorded at the time of delivery to the customer. Allowances are established to recognize the risk of sales returns from customers and estimates of warranty costs.

    CASH AND CASH EQUIVALENTS

    The Company considers all highly-liquid investments with original maturities of three months or less to be cash equivalents. At December 31, 1998, the Company had $4,012 of bank overdrafts that were reclassified into Accounts Payable.

    EQUITY SECURITIES--AVAILABLE FOR SALE

    Investments in equity securities--available for sale are carried at market based on quoted market prices, with unrealized gains (losses) recorded in stockholder's equity.

    CONCENTRATIONS OF CREDIT RISK

    Financial instruments, which potentially expose the Company to concentrations of credit risk, consist primarily of trade accounts receivable. The Company's customers are located in all 50 states and in 6 different countries. The Company performs ongoing credit evaluations of its customers' financial condition and generally requires no collateral. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information. Two customers accounted for approximately 58% and 65% of gross sales for 1998 and 1997 and 55% for the periods ended December 31, 1996 and October 25, 1996, respectively.

    INVENTORIES

    Inventories are valued at the lower of cost (last-in, first-out or "LIFO") or market. Work-in- process and finished goods inventories consist of materials, labor and manufacturing overhead. Inventory costs include direct materials, labor and manufacturing overhead. Management believes that the LIFO method results in a better matching of current costs with current revenues.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment is stated at cost less accumulated depreciation. The Company depreciates the assets principally on a straight-line basis for financial reporting purposes over their estimated useful lives, as follows:

                                                                                ESTIMATED
                                                                               USEFUL LIFE
                                                                               -----------
Buildings and improvements...................................................   5-40 years
Machinery and equipment......................................................   3-12 years

    Gains or losses on disposition are based on the net proceeds and the adjusted carrying amount of the assets sold or retired. Expenditures for maintenance, minor renewals and repairs are expensed as incurred, while major replacements and improvements are capitalized.

    GOODWILL

    Goodwill represents the excess of cost over fair market value of net assets acquired. Goodwill is being amortized over 40 years on a straight-line basis. Management continually reviews the carrying value of goodwill for recoverability based on anticipated undiscounted cash flows of the assets to which it relates. The Company considers operating results, trends and prospects of the Company, as well as competitive comparisons. The Company also takes into consideration competition within the building materials industry and any other events or circumstances which might indicate potential impairment. When goodwill is determined not to be recoverable, an impairment is recognized as a charge to operations.

    CAPITALIZED SOFTWARE COSTS

    The Company capitalizes internal employee costs and external consulting costs associated with implementing and developing software for internal use. Internal costs capitalized include payroll and payroll-related costs for employees who are directly associated with the development, modification and implementation of the software. External costs include direct expenses related to consulting and other professional fees consumed in developing, modifying and implementing the software. Capitalization of costs occurs upon the completion of the preliminary project stage and when management believes it is probable a project will be completed and the software will be used to perform the function intended. Amortization begins when the software is put into place and is calculated on a straight-line basis over three years. Management continually reviews the carrying value and expected functionality of the accumulated costs for potential impairment. When it is no longer probable that computer software being developed will be completed, modified or placed in service, the assets carrying value will be adjusted to the lower of cost or fair value.

    Unamortized capitalized software costs at December 31, 1998 and 1997 were $3,665 and $0, respectively. Amortization expense for 1998 was $304.

    INCOME TAXES

    The provision for income taxes is based on pretax income as reported for financial statement purposes. Deferred income taxes are provided in accordance with the liability method of accounting for

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) income taxes to recognize the tax effects of temporary differences between financial statement and income tax accounting.

    FORWARD COMMITMENTS

    The Company periodically enters into forward commitments to hedge price variances in materials. Changes in the market value of forward commitments are recognized in income when the effects of the related charges in the hedged items are recognized.

    USE OF ESTIMATES

    The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates. Significant estimates are used in calculating bad debt, workers' compensation and warranty accruals, and in recognizing deferred tax assets and liabilities.

    ADVERTISING COSTS

    Advertising costs are expensed when incurred and were $2,841, $1,800, $128 and $1,222 for 1998 and 1997 and the periods ended December 31, 1996 and October 25, 1996, respectively. These costs are reflected in "selling, delivery, general and administrative" in the consolidated statements of operations.

    OTHER COMPREHENSIVE INCOME

    In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 130 ("FAS 130") "Reporting Comprehensive Income." FAS 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. FAS 130 is effective for financial statement periods beginning after December 15, 1997. The Company adopted FAS 130 beginning January 1, 1998. The Company had no comprehensive income for all periods presented prior to January 1, 1998.

    RECENT ACCOUNTING PRONOUNCEMENTS

    In March 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants ("AcSEC") Issued Statement of Position 98-1 ("SOP 98-1") "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" that is effective for reporting periods beginning after December 15, 1998, but provides for earlier application if certain conditions are met. The Company has applied the provisions of SOP 98-1 in its financial statements for the year ended December 31, 1998 and its adoption had no material effect on the Company's consolidated financial position or results of operations.

    In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133 ("FAS 133") "Accounting for Derivative Instruments and Hedging Activities" that is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The Company will implement the provisions of FAS 133 as

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) required. The future adoption of FAS 133 in not expected to have a material effect on the Company's consolidated financial position or results of operations.

    RECLASSIFICATIONS

    Certain reclassifications have been made to the 1997 and 1996 balances to conform to the 1998 presentation.

3. THE REVERSE ACQUISITION (RECAPITALIZATION):

    On August 3, 1998, D and W ("Parent"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Atrium Corporation ("Corp"), the parent company of the Company and other necessary parties to acquire all of the outstanding capital stock of Corp for $225.0 million, through a series of transactions (the "Recapitalization") described below. Corp owned 100% of the outstanding capital stock of the Company prior to the Merger discussed below. GE Investment Private Placement Partners II, a limited partnership ("GEIPPPII"), and Ardatrium L.L.C. ("Ardatrium") formed Parent by acquiring all of its outstanding common stock for an aggregate purchase price of $50.0 million. GEIPPPII is a private equity partnership affiliated with GE Investments, a wholly-owned investment management subsidiary of General Electric Company. Ardatrium is an affiliate of Ardshiel, Inc. ("Ardshiel"), a private equity investment firm based in New York.

    The acquisition of Corp by Parent was effected through the merger on October 2, 1998 of a wholly owned subsidiary of Parent, with and into Corp (the "Merger") pursuant to the terms of the Merger Agreement. Prior to the Merger, Parent contributed $50.0 million to the wholly-owned subsidiary in exchange for all of its outstanding common stock. As a result of the Merger, Corp became a direct wholly-owned subsidiary of Parent, and the Company became an indirect wholly owned subsidiary of Parent.

    Prior to the Merger, GEIPPPII and Ardshiel held investments in debt and equity securities of Wing and Darby. Immediately prior to the consummation of the Merger, all of the outstanding subordinated debt and associated warrants to purchase common stock of Wing and Darby were converted into common stock of Wing and Darby, respectively. The stockholders of Wing and Darby contributed their common stock in Wing and Darby to Parent in exchange for common stock of Parent. Immediately after the consummation of the Merger, Parent contributed all of the common stock of Wing and Darby to Corp, which in turn contributed such stock to the Company.

    Upon completion of the Recapitalization, GEIPPPII and Ardshiel and its affiliates beneficially owned approximately 96.7% of the outstanding common stock of Parent with management owning the remaining 3.3%.

    Pursuant to the terms of the Merger Agreement, all of the outstanding equity securities of Corp were converted into the right to receive the merger consideration of $94.2 million (the "Merger Consideration") in cash, net of transaction costs of $5.4 million, outstanding indebtedness of $122.7 million and $2.7 million of equity securities of Corp, owned by certain members of management of Corp, which were converted into comparable equity securities of Parent. The Merger Consideration was funded with (i) the $50.0 million in cash that became an asset of Corp in the Merger, (ii) $20.0 million in cash proceeds from the issuance of Senior Discount Debentures due 2010 by Corp. to GEIPPPII and Ardatrium (the "Discount Debentures"), (iii) approximately $24.0 million in cash proceeds from a loan from the Company (the

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

3. THE REVERSE ACQUISITION (RECAPITALIZATION): (CONTINUED)
"Intercompany Loan") which was funded by a portion of the proceeds of a term loan to the Company under the Credit Facility (see Note 9), and (iv) $0.2 million in cash proceeds from the issuance of common stock of Parent to certain members of management of Corp followed by a capital contribution of such proceeds by Parent to Corp.

    The acquisition of Corp by Parent and the Merger was accounted for as a reverse acquisition. As Wing's shareholder group received the largest ownership interest in Parent, Wing was determined to be the "accounting acquiror" in the reverse acquisition. As a result, purchase accounting was applied to the assets and liabilities of the Company. The purchase price was allocated to the Company's assets and liabilities as follows:

Equity securities available for sale......................  $     113
Accounts receivable.......................................     32,097
Inventories...............................................     18,766
Prepaid expenses and other current assets.................      4,506
Deferred tax asset........................................      2,268
Property, plant and equipment.............................     18,391
Other noncurrent assets...................................      3,326
Goodwill..................................................    170,447
Current liabilities.......................................    (24,614)
Other long-term liabilities...............................       (300)
                                                            ---------
Total purchase price......................................  $ 225,000
                                                            ---------
                                                            ---------

    The purchase price includes cash paid of $120,977, including the retirement of certain indebtedness, and the assumption of debt and accrued interest $104,023

    The purchase method of accounting was also applied to the net assets of Wing and Darby to the extent minority interest was acquired. Goodwill was increased by $1,247 and $242 for Wing and Darby, respectively.

4. ACQUISITION OF DOOR DIVISION OF SUPER MILLWORK, INC.

    On November 10, 1997, Wing purchased certain assets of the Door Division of Super Millwork, Inc. (SMI), a New York corporation for $12,500, including contingent payments of $2,500 based on future operating results. The total cost of the acquisition including transaction costs incurred aggregated $13,444. The purchase price was funded with borrowings under a line of credit of approximately $194, term loan borrowings of $6,750 and the issuance of exchangeable subordinated notes of $4,000 with warrants.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

4. ACQUISITION OF DOOR DIVISION OF SUPER MILLWORK, INC. (CONTINUED) The purchase price allocation is as follows:

Accounts receivable........................................  $   1,791
Inventories................................................      2,540
Other current assets.......................................         31
Property, plant and equipment..............................        215
Other noncurrent assets....................................        300
Deferred financing costs...................................        536
Goodwill...................................................      9,945
Current liabilities........................................     (1,914)
                                                             ---------
Total purchase price.......................................  $  13,444
                                                             ---------
                                                             ---------

5. FAIR VALUE OF FINANCIAL INSTRUMENTS:

    In accordance with Statement of Financial Accounting Standards No. 107 ("FAS 107") "Disclosures About Fair Value of Financial Instruments," the following methods have been used in estimating fair value disclosures for significant financial instruments of the Company.

    Estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Due to the fact that considerable judgment is required to interpret market data to develop the estimates of fair value, the estimates presented are not necessarily indicative of the amounts that could be realized in a current market exchange.

    Cash and cash equivalents--The carrying amounts reported in the balance sheet approximate the fair value.

    Equity securities--available for sale--The carrying amounts that are reported in the balance sheet approximate the fair value based on quoted market prices.

    Notes payable--The fair value of the Company's notes is based on quoted market prices. The carrying value of notes payable, other than the exchangeable subordinated notes and the senior subordinated notes, approximate fair value due to the floating nature of the interest rates. Management estimates that the effective interest rate for the exchangeable subordinated note approximates market for similar instruments with comparable maturities. The senior subordinated notes of $29,070 are valued at $29,361 as of December 31, 1998 based on quoted market prices.

    Interest Rate Swaps--The Company has entered into two interest rate swap agreements whereby the Company will pay the counterparties interest at a fixed rate and the counterparties will pay the Company interest at a floating rate equal to the three-month LIBOR interest rate. The fair value of

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

5. FAIR VALUE OF FINANCIAL INSTRUMENTS: (CONTINUED) interest rate swap agreements is the amount at which they could be settled, based on estimates obtained from lenders. Swaps consisted of the following at December 31:

                                                                                   1998         1997
                                                                               ------------  -----------
Swap #1
  Notional Amount............................................................  $    1,406    $   2,531
  Fixed Interest Rate........................................................        6.50%        6.50%
  Termination Date...........................................................     3/31/00      3/31/00
  Unrealized Gain/(Loss).....................................................  $      (15)          --

Swap #2
  Notional Amount............................................................  $    2,827           --
  Fixed Interest Rate........................................................        6.25%          --
  Termination Date...........................................................     11/6/03           --
  Unrealized Gain/(Loss).....................................................  $      (87)          --

    Forward aluminum contracts--The unrealized gains and losses are based on quotes for aluminum as reported on the London Metal Exchange. As of December 31, 1998, the Company had forward contracts with fixed rate prices totaling $2,623 with an unrealized loss of $199.

6. INVENTORIES:

    Inventories consisted of the following at December 31:

                                                                            1998       1997
                                                                          ---------  ---------
Raw materials...........................................................  $  27,362  $   6,816
Work-in-process.........................................................      4,129      1,591
Finished goods..........................................................     13,486      5,247
                                                                          ---------  ---------
                                                                             44,977     13,654
LIFO reserve............................................................      1,312        (97)
                                                                          ---------  ---------
                                                                          $  46,289  $  13,557
                                                                          ---------  ---------
                                                                          ---------  ---------

    The change in the LIFO reserve for 1998 and 1997, resulted in a decrease in cost of sales of $1,409 and an increase in cost of sales of $95, respectively and a decrease in cost of sales for the periods ended December 31, 1996 and October 26, 1996 of $2 and $360, respectively.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

7. PROPERTY, PLANT AND EQUIPMENT:

    Property, plant and equipment consisted of the following at December 31:

                                                                            1998       1997
                                                                          ---------  ---------
Land....................................................................  $   1,303  $      40
Buildings and improvements..............................................      8,671      1,812
Machinery and equipment.................................................     19,311      6,974
Construction-in-process.................................................        722         --
                                                                          ---------  ---------
  Total.................................................................     30,007      8,826
Less accumulated depreciation and amortization..........................     (3,247)    (1,273)
                                                                          ---------  ---------
                                                                          $  26,760  $   7,553
                                                                          ---------  ---------
                                                                          ---------  ---------

    Depreciation expense was $1,996, $1,180, $165 and $716 for 1998 and 1997, and the periods ended December 31, 1996 and October 25, 1996, respectively.

8. DEFERRED FINANCING COSTS:

    The deferred financing costs relate to costs incurred in the placement of the Company's debt and are being amortized using the effective interest method over the terms of the related debt, which range from five to ten years. Amortization expense for 1998 and 1997 and for the period ended December 31, 1996 was $732, $390 and $30, respectively and was recorded as interest expense in the accompanying consolidated statements of operations. No amortization expense was recorded for the period ended October 25, 1996.

    The Company wrote off deferred financing costs of $639, net of income tax benefit of $392, in connection with the Recapitalization.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

9. NOTES PAYABLE:

    Notes payable consisted of the following at December 31:

                                                                                      1998       1997
                                                                                   ----------  ---------
$100,000 Senior Subordinated Notes, due November 15, 2006, with semiannual
  interest payments of 10 1/2% due May 15 and November 15........................  $   29,070  $      --
Revolving credit facility........................................................       4,118
$75,000 Term Loan B, due June 30, 2005 with $250 quarterly payments, interest at either the administrative agent's base rate plus an applicable margin or LIBOR
  plus an applicable margin (9.625% at December 31, 1998)........................      74,750         --
$70,930 Term Loan C, due June 30, 2006, with $250 quarterly payments, interest at either the administrative agent's base rate plus an applicable margin or LIBOR
  plus an applicable margin (9.875% at December 31, 1998)........................      70,680         --
Other notes payable..............................................................         609        770
$14,500 revolving line of credit with BHF-Bank, bearing interest at bank's base rate (which approximate prime) plus one and one-half percent (10% at December
  31, 1997)......................................................................          --      4,448
$6,750 note payable to BHF-Bank, due in quarterly installments of $219 through
  September 30, 2002 and $591 through maturity, November 6, 2003, plus interest at the base rate (which approximates prime) plus one and one-half percent (10%
  at December 31, 1997)..........................................................          --      6,750
$4,000 exchangeable subordinated note payable to GEIPPPII and Ardwing L.L.C., payable interest only in quarterly installments at 11%, due November 10, 2004,
  exchangeable into approximately 22,126 shares of common stock..................          --      4,000
$10,000 note payable to BHF-Bank, due in quarterly installments of $250 through
  September 30, 1997 and $562 through maturity, October 25, 2001, plus interest at the base rate (which approximates prime) plus one and one-half percent (10%
  at December 31, 1997)..........................................................          --      9,000
$8,500 exchangeable subordinated note payable to GEIPPPII, payable interest only in quarterly installments at 11%, due October 25, 2003, exchangeable into
  approximately 46,669 shares of common stock....................................          --      8,500
                                                                                   ----------  ---------
                                                                                      179,227     33,468
Less:
  Unamortized discount on exchangeable subordinated notes payable................          --     (1,230)
  Current maturities of long-term debt...........................................      (2,209)    (3,364)
                                                                                   ----------  ---------
    Long-term debt...............................................................  $  177,018  $  28,874
                                                                                   ----------  ---------
                                                                                   ----------  ---------

    The Company's exchangeable subordinated notes payable, notes payable to banks and revolving line of credit existing at December 31, 1997 and through October 2, 1998, were repaid or converted in connection with the Recapitalization.

    The note agreements existing prior to the merger contained certain covenants, including, among others, requirements that the Company comply with certain financial and operational results and ratios. In addition, the loan agreements placed certain limitations on the ability to pay dividends, to incur indebtedness, to change its present method of doing business, to make certain investments (including capital expenditures) or to sell assets. Substantially all of Wing's assets and capital stock were collateralized under

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

9. NOTES PAYABLE: (CONTINUED)
the BHF-Bank agreements. The $10,000 and $6,750 term loans contained "excess cash flow" provisions mandating additional principal payments if certain cash flow targets were met during each fiscal year. No additional principal payments were required as of December 31, 1997.

    The Company entered into a Credit Agreement (the "Credit Agreement"), dated as of October 2, 1998 with Bank Boston, as administrative agent (the "Administrative Agent") and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as lead arranger, syndication agent and documentation agent.

    The Credit Agreement provides for three separate facilities (the "Facilities") consisting of two term loans (referred to individually as "Term Loan B" and "Term Loan C", and collectively as the "Term Loans") and a revolving credit facility with a letter of credit sub-facility (the "Revolving Facility", together with the Term Loans, the "Loans"). The Revolving Facility is in the amount of $30,000, of which $5,000 is available under a letter of credit sub-facility. The Revolving Facility has a maturity date of June 30, 2004.

    All amounts outstanding under the Credit Agreement are secured by (i) a pledge of all of the capital stock and intercompany notes of the Company and its direct and indirect subsidiaries existing October 2, 1998 or thereafter and (ii) an interest in substantially all of the tangible and intangible properties and assets (including substantially all contract rights, certain real property interests, trademarks, tradenames, equipment and proceeds of the foregoing) of Corp, the Company and their respective direct and indirect domestic subsidiaries existing on the October 2, 1998 or thereafter created or acquired (the "Domestic Subsidiaries"). Corp and each of the Domestic Subsidiaries have unconditionally guaranteed, on a joint and several basis, all obligations of the Company under the Credit Agreement.

    The Term Loans have an "excess cash flows" provision mandating additional principal payments if certain cash flows targets are met during the year. No additional principal payments are required as of December 31, 1998 related to this provision.

    The Company is required to pay certain commitment fees in connection with the Credit Agreement based upon the average daily unused portion of the Revolving Facility, certain fees assessed in connection with the issuance of letters of credit as well as other fees specified in the Credit Agreement and other documents related thereto.

    The Credit Agreement requires the Company to comply with certain covenants which, among other things, include limitations on indebtedness, liens and further negative pledges, investments, contingent obligations, dividends, redemptions and repurchases of equity interests, mergers, acquisitions and asset sales, capital expenditures, sale leaseback transactions, transactions with affiliates, dividend and other payment restrictions affecting subsidiaries, changes in business conducted, amendment of documents relating to other indebtedness and other material documents, creation of subsidiaries, designation of Designated Senior Indebtedness in respect of the Notes, and prepayment or repurchase of other indebtedness. The Credit Agreement requires the Company to meet certain financial tests pertaining to, interest coverage, fixed charge coverage and leverage.

    The Credit Agreement contains customary events of default, including, without limitation, payment defaults, covenant defaults, breaches of representations and warranties, bankruptcy and insolvency, judgments, change of control and cross-default with certain other indebtedness.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

9. NOTES PAYABLE: (CONTINUED)
    Principal payments due during the next five years on long-term notes payable as of December 31, 1998 are as follows:

1999..............................................  $   2,209
2000..............................................      2,260
2001..............................................      2,140
2002..............................................      2,000
2003..............................................      2,000
Thereafter........................................    168,618
                                                    ---------
                                                    $ 179,227
                                                    ---------
                                                    ---------

10. FEDERAL INCOME TAX:

    Temporary differences that give rise to the deferred income tax assets and liabilities are as follows as of December 31:

                                                                             1998       1997
                                                                           ---------  ---------
Deferred income tax assets:
  Stock option compensation..............................................  $   2,486  $      --
  Transaction costs......................................................      1,341         --
  Allowance for doubtful accounts........................................        380         52
  Inventory cost capitalization and valuation............................        648         72
  Accrued vacation and bonus.............................................        608         80
  Warranty reserve.......................................................        135         --
  Workers' compensation reserve..........................................        431         --
  Other..................................................................        130         59
                                                                           ---------  ---------
                                                                               6,159        263
Deferred income tax liabilities:
  Depreciation...........................................................     (1,861)      (449)
  LIFO reserve...........................................................     (1,505)      (829)
  Capitalized software costs.............................................     (1,039)        --
  Amortization of goodwill...............................................       (506)        --
                                                                           ---------  ---------
                                                                              (4,911)    (1,278)
                                                                           ---------  ---------
Net deferred income tax asset asset (liability)..........................      1,248     (1,015)
Less-current deferred tax asset (liability)..............................      1,249       (566)
                                                                           ---------  ---------
Long-term deferred tax liability.........................................  $      (1) $    (449)
                                                                           ---------  ---------
                                                                           ---------  ---------

    A valuation allowance is required against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some of or all of the deferred tax assets will not be realized. As of December 31, 1998 and 1997, no valuation reserve was required.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

10. FEDERAL INCOME TAX: (CONTINUED)
    The components of the provision for income taxes are as follows:

                                                       THE COMPANY                   PREDECESSOR
                                       -------------------------------------------  -------------
                                        YEAR ENDED     YEAR ENDED    PERIOD ENDED   PERIOD ENDED
                                       DECEMBER 31,   DECEMBER 31,   DECEMBER 31,    OCTOBER 25,
                                           1998           1997           1996           1996
                                       -------------  -------------  -------------  -------------
Current federal income tax provision
  (benefit)..........................    $    (467)     $     462      $     153      $     441
Deferred federal income tax
  provision..........................          330            184             60            182
State income tax provision
  (benefit)..........................          (12)            49             16             47
                                             -----          -----          -----          -----
Provision (benefit) for income
  taxes..............................    $    (149)     $     695      $     229      $     670
                                             -----          -----          -----          -----
                                             -----          -----          -----          -----

    Reconciliation of the federal statutory income tax rate to the effective tax rate, was as follows:

                                                      THE COMPANY                   PREDECESSOR
                                      -------------------------------------------  -------------
                                       YEAR ENDED     YEAR ENDED    PERIOD ENDED   PERIOD ENDED
                                      DECEMBER 31,   DECEMBER 31,   DECEMBER 31,    OCTOBER 25,
                                          1998           1997           1996           1996
                                      -------------  -------------  -------------  -------------
Tax computed at statutory rate......    $    (815)     $     473      $     181      $     606
State taxes, net of federal
  benefit...........................          (12)            67             22             40
Amortization of goodwill............          495            110             18             --
Other...............................          183             45              8             24
                                            -----          -----          -----          -----
Provision (benefit) for income
  taxes.............................    $    (149)     $     695      $     229      $     670
                                            -----          -----          -----          -----
                                            -----          -----          -----          -----

11. PREFERRED STOCK:

    Wing was authorized to issue 2,000 shares, $.01 par value of preferred stock and at December 31, 1997 there were no shares outstanding. Concurrent with the Recapitalization discussed in Note 3, all of Wing's authorized preferred stock was canceled.

12. RELATED PARTIES:

    MANAGEMENT AND INVESTMENT BANKING AGREEMENT

    In November 1997, Wing amended its ten-year Management and Investment Banking Agreement (the "Old Management Agreement") with Ardshiel. Pursuant thereto, Wing agreed to pay Ardshiel an annual fee of $375 plus expenses for ongoing management advisory services to Wing. In 1998, 1997 and 1996, $368, $485 and $72, respectively, was paid to Ardshiel under this agreement. The Old Management Agreement was terminated in connection with the Recapitalization on October 2, 1998.

    FINANCIAL ADVISORY FEE

    Ardshiel received a financial advisory fee of $600 plus expenses on the closing date of the October 26, 1996 transaction as compensation for its services as financial advisor to Wing. In addition, Ardshiel received warrants to obtain 5,714 shares of Class A voting common stock at no additional cost. Such warrants can be converted into Class A voting common stock at any time. The warrants were valued at $332 and were included in the total purchase price of Wing.

    Ardshiel received an investment banking fee of $250 plus expenses on the closing date of the acquisition of the of the Door Division of Super Millwork, Inc. acquisition as compensation for its services to Wing in connection with this acquisition.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

12. RELATED PARTIES: (CONTINUED)
    SHAREHOLDER AGREEMENT

    GEIPPPII, Ardatrium and certain of its affiliates, and certain other shareholders of Parent have entered into a Shareholder Agreement (the "Shareholder Agreement"), dated as of October 2, 1998, which affect their relative rights as shareholders of Parent.

    MANAGEMENT AGREEMENT

    Parent is a party to a Management Agreement (the "Management Agreement") dated October 2, 1998 with Ardshiel. Pursuant to the Management Agreement, Ardshiel provides advice to Parent and its subsidiaries with respect to business strategy, operations and budgeting and financial controls ("Management Services") in exchange for an annual fee of $1,300 plus expenses. Additionally, the Management Agreement provides that, prior to entering into any transaction that involves engaging a financial advisor to perform services in connection with a sale or purchase of a business or entity or any financing including, Parent or its subsidiaries must offer Ardshiel the opportunity to perform such investment banking services, unless in the reasonable exercise of the business judgment of the Board of Directors of Parent such engagement would result in a conflict of interest or would otherwise be adverse to the interests of Parent or such subsidiaries. Ardshiel shall receive a fee for any such services rendered by Ardshiel to Parent or its subsidiaries which fee shall not be greater than 2% of the total purchase or sale price for such business or entity and shall be payable upon consummation of such sale or purchase. The consent of GEIPPPII is required prior to the payment by Parent or any of its subsidiaries in paying similar fees to other entities for similar services. Parent paid a closing fee of approximately $3,375 upon the consummation of the Merger and paid Ardshiel's fees and expenses in connection therewith. The Management Agreement will remain in effect until October 2, 2008 and will automatically be renewed for one-year periods unless either party gives written notice to the contrary at least 30 days prior to the expiration of the initial or any extended term of the agreement.

    NOTES RECEIVABLE

    Included in prepaid expenses and other current assets are the following receivables due from related parties at December 31:

                                                                                  1998       1997
                                                                                ---------  ---------
Receivables from officers.....................................................  $     123  $      --
Receivables from employees....................................................  $     211  $      --

13. COMMITMENTS AND CONTINGENCIES:

    EMPLOYMENT AGREEMENTS

    The Company has entered into employment agreements with several key executives of the Company including its President and Chief Executive Officer, its Chief Financial Officer and Chief Operating Officer and several Divisional Presidents, Vice Presidents, General Managers and Sales Managers of the Company's divisions. The agreements generally provide for terms of employment, annual salaries, bonuses, and eligibility for option awards and severance benefits.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

13. COMMITMENTS AND CONTINGENCIES: (CONTINUED)

    OPERATING LEASES

    The Company has entered into operating lease agreements for office and manufacturing space, automobiles, and machinery and equipment with unrelated third parties, affiliates of certain stockholders and certain stockholders of the Company. Total rent expense for 1998, 1997 and for the periods ended December 31, 1996 and October 25, 1996 was $2,862, $1,189, $172 and $691,
respectively. Of these totals, amounts paid to related parties was $398 for 1998 and $0 for 1997 and the periods ended December 31, 1996 and October 25, 1996. Future minimum rents due under operating leases with initial or remaining terms greater than twelve months are as follows:

                                                                RELATED     OTHER
                                                                PARTIES    PARTIES     TOTAL
                                                               ---------  ---------  ---------
1999.........................................................  $   1,317  $   3,898  $   5,215
2000.........................................................      1,317      3,348      4,665
2001.........................................................      1,317      2,779      4,096
2002.........................................................      1,180      1,989      3,169
2003.........................................................      1,272      1,407      2,679
Thereafter...................................................     14,001      3,627     17,628
                                                               ---------  ---------  ---------
                                                               $  20,404  $  17,048  $  37,452
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

    FORWARD COMMITMENTS

    The Company has contracts with various suppliers to purchase aluminum for use in the manufacturing process. The contracts vary from one to twelve months and are at fixed quantities with fixed and floating prices. As of December 31, 1998, the Company had forward commitments totaling $2,623 for delivery through December 1999 for 21.1 million pounds of aluminum, of which 3.6 million pounds were at fixed prices, respectively. No amounts were outstanding as of December 31, 1997.

    CONTINGENCIES

    The Company is party to various claims, legal actions and complaints arising in the ordinary course of business. In the opinion of management, all such matters are without merit or are of such kind, or involve such amounts, that an unfavorable disposition would not have a material effect on the consolidated financial position, results of operations or liquidity of the Company.

    During 1993, factory employees voted to unionize and become members of Amalgamated Clothing and Textile Workers Union. A three-year union contract was executed during 1995 and extended for three additional years in 1998. In addition, in connection with its Woodville, Texas operations, the Company is party to collective bargaining arrangements due to expire in 2001.

    The Company is involved in various stages of investigation and cleanup related to environmental protection matters, some of which relate to waste disposal sites. The potential costs related to such matters and the possible impact thereof on future operations are uncertain due in part to: the uncertainty as to the extent of pollution; the complexity of Government laws and regulations and their interpretations; the varying costs and effectiveness of alternative cleanup technologies and methods; the uncertain level of insurance or other types of recovery; and the questionable level of the Company's involvement. The

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

13. COMMITMENTS AND CONTINGENCIES: (CONTINUED)
Company was named in 1988 as a potentially responsible party ("PRP") in two superfund sites pursuant to the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (the Chemical Recycling, Inc. site in Wylie, Texas, and the Diaz Refinery site in Little Rock, Arkansas). The Company believes that based on the information currently available, including the substantial number of other PRP's and relatively small share allocated to it at such sites, its liability, if any, associated with either of these sites will not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

14. OTHER INCOME, NET:

    Other income, net consists of the following for the year ended December 31, 1998:

Rental, interest and other income....................  $     556
Gain on sale of assets...............................         12
Other................................................          3
                                                       ---------
                                                       $     571
                                                       ---------
                                                       ---------

15. STOCK OPTIONS:

    The Wing Industries Holdings, Inc. Stock Option Plan (the "Plan") was adopted on October 25, 1996 and amended on November 17, 1997 to provide certain employees, officers and directors of Wing an opportunity to purchase Class A voting common stock of Wing. Options available for grant under the Plan included
(1) "Incentive Stock Options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended and (2) Nonqualified Stock Options which were options that did not constitute Incentive Stock Options.

    At December 31, 1997, Nonqualified Stock Options for a total of 14,483 shares of Wing's Class A voting common stock had been granted. During 1998, and prior to the Recapitalization, 1,766 options were exercised. The remaining 12,717 options were exchanged for 2,528,314 options in the D and W Holdings, Inc. 1998 Stock Option Plan (the "New Plan"). The Plan was terminated in connection with the Recapitalization. No compensation expense was recorded during 1997 or 1996.

    THE NEW PLAN

    In connection with the Recapitalization, the Board of Directors adopted the New Plan authorizing the issuance of 11,991,142 options to acquire common stock of the Company. Through December 31, 1998, the Board of Directors granted 11,735,941 options under the New Plan. All options granted under the New Plan expire ten years from the date of grant, October 2, 1998.

    As of December 31, 1998, 1,756,924 options had been granted in three tranches under the New Plan in replacement of certain of the options granted under the Plan. These options consist of (a) options to purchase 692,861 shares of common stock at an exercise price of $0.01 per share; (b) options to purchase 539,135 shares of common stock at an exercise price of $0.72 per share until December 1, 1999, and then increasing 15% per year thereafter, until and including December 1, 2000; and (c) options to purchase 524,928 shares of common stock at an exercise price of $0.82 per share until December 1, 1999, and then

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

15. STOCK OPTIONS: (CONTINUED)
increasing 30% per year thereafter, until and including December 1, 2000. As of December 31, 1998, 1,064,030 of these options were fully vested. The remaining options vest on October 25, 1999, subject to accelerated vesting in the event
(a) the Company sells common stock in an offering registered with the Securities and Exchange Commission which results in a Change of Control (as defined in the New Plan); (b) the Company is merged or consolidated with another corporation in a merger in which the surviving corporation has freely tradeable common stock;
(c) substantially all of the assets of the Company and its subsidiaries, taken as a whole, are sold or otherwise transferred; or (iv) a plan of liquidation of the Company of the optionee's employer is adopted.

    As of December 31, 1998, options of 771,390 with an exercise price of $1.25 had been granted under the New Plan that become exercisable only as such time at (each such event, a "Value Event") (a) the Company sells common stock in an offering registered with the Securities and Exchange Commission, which constitutes a Qualifying Public Offering (as defined in the New Plan); (b) the Company is merged or consolidated with another corporation in a merger in which the surviving corporation has freely tradeable common stock; or (c) substantially all of the assets of the Company and its subsidiaries, taken as a whole, are sold or otherwise transferred.

    As of December 31, 1998, options of 832,314 had been granted that consisted of two tranches: (a) - options to purchase 277,438 shares with an exercise price of $0.83 per share to March 31, 1999 and then increasing 15% per year thereafter and (b) - options to purchase 554,876 shares with an exercise price of $0.83 per share to March 31, 1999 and then increasing 30% per year thereafter. For the 15% and the 30% options, if the holder chooses not to exercise at time of vesting, the strike price increases annually to the next level until expiration. At December 31, 1998 none of these options were vested. The options vest equally in one-third increments on January 9, 1999, 2000 and 2001, respectively.

    As of December 31, 1998, options of 221,725 with an exercise price of $1.65 had been granted that are exercisable only upon the occurrence of a Value Event. These options vest at such time of occurrence of a value event.

    As of December 31, 1998, options of 8,153,588 options had been granted with an exercise price of $1.00. On the anniversary of the grant date and prior to termination of employment, 3,551,526 options will vest 25% and shall continue to vest ratably as of and after the fourth anniversary date of grant. The remaining 4,602,062 options will vest 20% and shall continue to vest ratably as of and after the fifth anniversary date of grant. The options expire ten years from the date of grant.

    The Company recorded non cash stock option compensation expense of $1,038 in 1998 in connection with the difference between the fair value of the stock at the date of issuance ($1.00) and the respective exercise prices of each of the above grants.

    THE REPLACEMENT PLAN

    In addition to the New Plan, the Board of Directors adopted the D and W Holdings, Inc. Replacement Stock Option Plan (the "Replacement Plan") to govern the terms of certain options to purchase the Company's common stock which were granted in replacement of outstanding options of Atrium Corp. in connection with the Recapitalization. Under the Replacement Plan, options to purchase in aggregate of 1,575,000 shares of the Company's common stock were granted in exchange for outstanding options of Atrium Corp. which were not cashed out pursuant to the Merger Agreement. The options granted

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

15. STOCK OPTIONS: (CONTINUED)
pursuant to the Replacement Plan vest ratably over a period of five years on each anniversary date of the grant. The replacement options have an exercise price of $0.01 per share.

    Upon termination of the optionee's employment, the Company shall have the right to repurchase the options. In the event termination was for cause, the price per option repurchased will be equal to the lesser of $1.00 per underlying share and the market value per share of the Company's common stock, in either case, minus $0.01 per share. If termination is for other than cause, the repurchase price will differ for the vested and unvested portions. The unvested portion will be reacquired at a purchase price equal to the lesser of the market value per share and $1.00 per share, in each case, minus $0.01 per share and the vested portion may be reacquired at a purchase price equal to the greater of the market value per share or $1.00 per share, in each case, minus $0.01 per share.

    On October 2, 1998, the Company issued a warrant (the "Warrant") to the President and Chief Executive Officer (the "Executive") of the Company. Pursuant to the terms of the Warrant, the Executive is entitled to purchase 2,841,221 shares of common stock at any time subsequent to the Recapitalization. The exercise price of the Warrant is $.01 per share. An additional 1,894,148 shares may be purchased under the Warrant at an exercise price of $1.00, representing the fair market value on the date of grant upon the realization of an 8.0% internal rate of return. The 1,894,148 options vest ratably each day for three years. The Warrant will terminate on October 2, 2008. The Company recorded non cash compensation expense of $2,813 for 1998 in connection with the difference between the fair market value of the stock at the date of issuance ($1.00) and the exercise price ($.01).

    In addition, in exchange for certain warrants to purchase common stock of Atrium Corp, the Executive received a warrant to purchase 1,000,000 shares of the Company's common stock at a price of $.01 per share with a term of twenty years.

    The following table summarizes the transactions of the New Plan and the Replacement Plan for the years ended December 31, 1998 and 1997 and the period ended December 31, 1996 (all outstanding options were granted to management of the Company):

                                                   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                       1998           1997           1996
                                                   -------------  -------------  ------------
Outstanding options, beginning of period.........      2,849,863      2,078,473           --
Granted..........................................     13,310,941        771,390    2,078,473
Canceled or expired..............................             --             --           --
Exchanged........................................     (2,528,314)            --           --
Exercised........................................       (321,549)            --           --
                                                   -------------  -------------  ------------
Outstanding options, end of year.................     13,310,941      2,849,863    2,078,473
                                                   -------------  -------------  ------------
                                                   -------------  -------------  ------------
Weighted average exercise price of options
  exercised......................................  $         .84  $          --   $       --
Weighted average exercise price of options
  granted........................................  $         .82  $        1.25   $      .42
Weighted average exercise price, end of period...  $         .85  $        0.74   $      .42
Options exercisable, end of period...............      1,064,030        461,937           --

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

15. STOCK OPTIONS: (CONTINUED)

Options available for future grant...............        255,201        731,415      834,837

    The fair value of each stock option granted is estimated on the date of grant using the minimum value method of option pricing with the following weighted-average assumptions for grants in 1998 and 1997: dividend yield of 0.0%; risk-free interest rate of 7.0%; and the expected life of 10 years. (In determining the "minimum value" SFAS 123 does not require the volatility of the Company's common stock underlying the options to be calculated or considered because the Company was not publicly-traded when the options were granted).

    If an event or value event as previously defined were to become probable, the difference between the option price and the then fair market value would be charged to earnings at that time.

    The following table summarizes information about stock options and warrants outstanding at December 31, 1998:

                              OPTIONS OUTSTANDING               OPTIONS EXERCISABLE
                    ----------------------------------------  -----------------------
                                    WEIGHTED      WEIGHTED                 WEIGHTED
                                     AVERAGE       AVERAGE                  AVERAGE
RANGE OF EXERCISE      NUMBER       REMAINING     EXERCISE      NUMBER     EXERCISE
      PRICES        OUTSTANDING   LIFE (MONTHS)     PRICE     EXERCISABLE    PRICE
------------------  ------------  -------------  -----------  ----------  -----------
Options:
  $ .01                2,267,861          117     $     .01      461,906   $     .01
  $.83 - 1.00          9,525,037          117     $     .98      308,150   $     .79
  $1.21 - 1.65         1,518,043          117     $    1.29      293,974   $    1.07
                    ------------                              ----------
                      13,310,941                               1,064,030
Warrants:
  $ .01                2,841,221          117     $     .01    2,841,221   $     .01
  $1.00                1,894,148          117     $    1.00      155,541   $    1.00
                    ------------                              ----------
                       4,735,369                               2,996,762

    In 1995, the FASB issued FASB Statement No. 123 ("FAS 123") "Accounting for Stock-Based Compensation" which, if fully adopted by the Company, would change the methods the Company applies in recognizing the cost of the stock based plans. Adoption of the cost recognition provisions of FAS 123 is optional and the Company has decided not to elect the provisions of FAS 123. However, pro forma disclosures as if the Company adopted the cost recognition provisions of FAS 123 are required by FAS 123; however, there is no pro forma effect of adopting the cost provisions of FAS 123 for the years ended December 31, 1998 and 1997 and the periods ended December 31, 1996 and October 25, 1996. In 1998, 1997 and 1996, the Company granted only nonqualified stock options and warrants under the plans.

    Had the compensation cost for the Company's stock-based compensation plans and warrants been determined consistent with FAS 123, the Company's net income
(loss) for 1998, 1997 and 1996 would have been ($3,122), $440 and $224, respectively.

    The effects of applying FAS 123 in this pro forma disclosure are not indicative of future amounts. FAS 123 does not apply to awards prior to 1995.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

16. EMPLOYEE BENEFIT PLANS:

    Prior to the formation of Wing, management announced the curtailment of the defined benefit pension plan covering substantially all employees. Upon receipt of a favorable tax determination letter from the Internal Revenue Service, settlement of the plan occurred during the period ended October 25, 1996, at which time a liquidating distribution of $2,789 was made to the eligible employees based on years of service and the employee's compensation during the five consecutive years of employment in which compensation was the highest. In addition, management retired the two nonqualified, unfunded and noncontributory plans for the directors. Settlement of the plans occurred during the period ended October 25, 1996 at which time a lump-sum payout of $801 was made to the directors.

    The Company maintains an employees' savings plan under Section 401(k) of the Internal Revenue Code (the "Code"). The Company makes discretionary matching contributions equal to 50% of the first 4% of the employee's contribution. The Company contributed $101, $85, $78 during 1998 and 1997 and the period ended December 31, 1996, respectively.

    In connection with the Recapitalization, the Company maintains two additional plans under Section 401(k) and 401 of the Code. Each plan provides for discretionary contributions by the employer. The Plan covered by Section 401 of the Code does not provide for employee contributions. The Company contributed $57 to the plans during the period from October 3, 1998 to December 31, 1998.

17. SUBSIDIARY GUARANTORS:

    In connection with the Company's Senior Subordinated Notes, the Company's payment obligations under the Notes are fully and unconditionally guaranteed, jointly and severally (collectively, the Subsidiary Guarantees) on a senior subordinated basis by its wholly-owned subsidiaries: ADW-Northeast, ADW-Arizona, ADW-West Coast, Wing and Darby (collectively, the Subsidiary Guarantors). The Company has no non-guarantor direct or indirect subsidiaries. The operations related to the assets of ADW-Northeast ADW-Arizona ADW-West Coast and Darby are included since the reverse acquisition on October 2, 1998. The operations of Wing are presented for all periods covered. The balance sheet information includes all subsidiaries as of December 31, 1998 and only Wing as of December 31, 1997. In the opinion of management, separate financial statements of the respective Subsidiary Guarantors would not provide additional material information, which would be useful in assessing the financial composition of the Subsidiary Guarantors. No single Subsidiary Guarantor has any significant legal restrictions on the ability of investors or creditors to obtain access to its assets in event of default on the Subsidiary Guarantee other than its subordination to senior indebtedness.

    Following is summarized combined financial information pertaining to these Subsidiary Guarantors:

                                                                   DECEMBER 31,  DECEMBER 31,
                                                                       1998          1997
                                                                   ------------  ------------
Current assets...................................................   $   42,887    $   23,610
Noncurrent assets................................................      157,678        31,773
Current liabilities..............................................       16,666        12,885
Noncurrent liabilities...........................................      123,049        31,823

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

17. SUBSIDIARY GUARANTORS: (CONTINUED)

                                                                      TWELVE MONTHS ENDED
                                                                          DECEMBER 31,
                                                                   --------------------------
                                                                       1998          1997
                                                                   ------------  ------------
Net sales........................................................   $  165,333    $   99,059
Gross profit.....................................................       37,340        20,789
Net income from continuing operations............................          503           696
Net income.......................................................          503           696

    The Notes and the Subsidiary Guarantees are subordinated to all existing and future Senior Indebtedness of the Company. The indenture governing the Notes contains limitations on the amount of additional indebtedness (including Senior Indebtedness) which the Company may incur.

18. SUBSEQUENT EVENTS:

    DELTA ACQUISITION

    On January 27, 1999, the Company acquired certain assets of Delta Millwork, Inc., a privately held door pre-hanger located in Orlando, Florida, for $1,300. The Company financed the acquisition through its revolving credit facility.

    The acquisition will be accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations" ("APB 16"). The aggregate purchase price will be allocated to the underlying assets and liabilities based upon their respective estimated fair market values at the date of acquisition, with the remainder allocated to goodwill. Based on preliminary estimates which will be finalized at a later date, the excess of purchase price over the fair value of the net assets acquired ("goodwill") was approximately $100, which will be amortized over 40 years. The results of operations for the acquired business will be included in the Company's consolidated financial statements beginning January 27, 1999.

    MANAGEMENT CHANGE

    On April 9, 1999, the Company completed a separation agreement with Randall
S. Fojtasek, President and Chief Executive Officer, whereby Mr. Fojtasek resigned from the Company effective March 31, 1999. The Board of Directors has nominated Jeff L. Hull, Executive Vice President and Chief Financial Officer, and Ken L. Gilmer, Executive Vice President and Chief Operating Officer, to oversee day-to-day operations and report directly to the Executive Committee of the Board of Directors. The Company expects to take a charge of approximately $1,750 in the first quarter of fiscal year 1999 for severance benefits related to this management change.

    $175,000 SENIOR SUBORDINATED NOTES

    On May 10, 1999, the Company issued $175,000 of senior subordinated notes due May 1, 2009. The notes are non-callable for five years, have a 10.50% stated rate paid semi-annually and were issued at a discount of 98.496 to yield 10.75% to maturity. The proceeds were used to fund the acquisitions of Heat, Inc. and Champagne Industries, Inc., refinance certain indebtedness and pay fees and expenses.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

18. SUBSEQUENT EVENTS: (CONTINUED)
    HEAT ACQUISITION

    On May 17, 1999, the Company acquired Heat, Inc., a privately held vinyl window and door company located in Pittsburgh, Pennsylvania, for approximately $85,000. The Company financed the acquisition with a portion of the proceeds from the issuance of $175,000 of senior subordinated notes.

    The acquisition was accounted for as a purchase in accordance with APB 16. The aggregate purchase price was allocated to the underlying assets and liabilities based upon their respective estimated fair market values at the date of acquisition. The excess of purchase price over the fair value of the net assets acquired was $69,400, which is being amortized over 40 years.

    CHAMPAGNE ACQUISITION

    On May 17, 1999, the Company acquired Champagne Industries, Inc., a privately held vinyl window and door company located in Denver, Colorado for $3,600, excluding $500 to be paid upon achievement of certain operational targets. The Company financed the acquisition with a portion of the proceeds from the issuance of $175,000 of senior subordinated notes.

    The acquisition was accounted for as a purchase in accordance with APB 16. The aggregate purchase price was allocated to the underlying assets and liabilities based upon their respective estimated fair market values at the date of acquisition. The excess of purchase price over the fair value of the net assets acquired was approximately $2,300, which is being amortized over 40 years.

                             ATRIUM COMPANIES, INC.

                          CONSOLIDATED BALANCE SHEETS
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                                     DECEMBER 31,
                                                                                                         1998
                                                                                         MARCH 31,   ------------
                                                                                           1999
                                                                                        -----------
                                                                                        (UNAUDITED)
                                                     ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........................................................   $      --    $       --
  Equity securities--available for sale...............................................         144           137
  Accounts receivable, net............................................................      50,718        46,466
  Inventories.........................................................................      49,973        46,289
  Prepaid expenses and other current assets...........................................       8,020         7,756
  Deferred tax asset..................................................................       1,249         1,249
                                                                                        -----------  ------------
    Total current assets..............................................................     110,104       101,897

PROPERTY, PLANT, AND EQUIPMENT, net...................................................      26,907        26,760
GOODWILL, net.........................................................................     213,902       214,749
DEFERRED FINANCING COSTS, net.........................................................      10,740        11,058
OTHER ASSETS..........................................................................       5,113         5,405
                                                                                        -----------  ------------
    Total assets......................................................................   $ 366,766    $  359,869
                                                                                        -----------  ------------
                                                                                        -----------  ------------

                         LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Current portion of notes payable....................................................   $   2,206    $    2,209
  Accounts payable....................................................................      23,703        25,353
  Accrued liabilities.................................................................      18,581        15,432
                                                                                        -----------  ------------
    Total current liabilities.........................................................      44,490        42,994

LONG-TERM LIABILITIES:
  Notes payable.......................................................................     183,054       177,018
  Deferred tax liability..............................................................           1             1
  Other long-term liabilities.........................................................       5,968         6,800
                                                                                        -----------  ------------
      Total long-term liabilities.....................................................     189,023       183,819
                                                                                        -----------  ------------
      Total liabilities...............................................................     233,513       226,813

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
  Common stock $.01 par value, 3,000 shares authorized, 100 shares issued and
    outstanding.......................................................................          --            --
  Paid-in capital.....................................................................     134,852       134,852
  Accumulated deficit.................................................................      (1,630)       (1,820)
  Accumulated other comprehensive income..............................................          31            24
                                                                                        -----------  ------------
      Total stockholder's equity......................................................     133,253       133,056
                                                                                        -----------  ------------
        Total liabilities and stockholder's equity....................................   $ 366,766    $  359,869
                                                                                        -----------  ------------
                                                                                        -----------  ------------

   The accompanying notes are an integral part of the consolidated financial statements.

                             ATRIUM COMPANIES, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                 FOR THE QUARTERS ENDED MARCH 31, 1999 AND 1998
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                                                1999       1998
                                                                                             ----------  ---------
NET SALES..................................................................................  $  106,842  $  39,450
COST OF GOODS SOLD.........................................................................      74,708     30,464
                                                                                             ----------  ---------
  Gross profit.............................................................................      32,134      8,986

OPERATING EXPENSES:
  Selling, delivery, general and administrative expenses...................................      23,151      6,606
  Amortization expense.....................................................................       1,889        146
  Special charge...........................................................................       1,762         --
                                                                                             ----------  ---------
                                                                                                 26,802      6,752
                                                                                             ----------  ---------
    Income from operations.................................................................       5,332      2,234

INTEREST EXPENSE...........................................................................       4,346        992
OTHER INCOME, net..........................................................................          32         --
                                                                                             ----------  ---------
    Income before income taxes.............................................................       1,018      1,242

PROVISION FOR INCOME TAXES.................................................................         828        556
                                                                                             ----------  ---------
NET INCOME.................................................................................  $      190  $     686
                                                                                             ----------  ---------
                                                                                             ----------  ---------

   The accompanying notes are an integral part of the consolidated financial statements.

                             ATRIUM COMPANIES, INC.

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

                 FOR THE QUARTERS ENDED MARCH 31, 1999 AND 1998
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                                                      1999       1998
                                                                                                    ---------  ---------
Net income........................................................................................  $     190  $     686
Other comprehensive income:
  Unrealized gains on securities:
    Unrealized holding gains arising during the period............................................          7         --
                                                                                                    ---------  ---------
  Comprehensive income............................................................................  $     197  $     686
                                                                                                    ---------  ---------
                                                                                                    ---------  ---------

   The accompanying notes are an integral part of the consolidated financial statements.

                             ATRIUM COMPANIES, INC.

                           CONSOLIDATED STATEMENT OF
                              STOCKHOLDER'S EQUITY

                      FOR THE QUARTER ENDED MARCH 31, 1999
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                                ACCUMULATED
                                               COMMON STOCK                                        OTHER           TOTAL
                                         ------------------------   PAID-IN    ACCUMULATED     COMPREHENSIVE    STOCKHOLDER'S
                                           SHARES       AMOUNT      CAPITAL      DEFICIT          INCOME           EQUITY
                                         -----------  -----------  ---------  -------------  -----------------  ------------
Balance, December 31, 1998.............         100    $      --   $ 134,852    $  (1,820)       $      24       $  133,056
    Other comprehensive income.........          --           --          --           --                7                7
    Net income.........................          --           --          --          190               --              190
                                                ---        -----   ---------  -------------            ---      ------------
Balance, March 31, 1999................         100    $      --   $ 134,852    $  (1,630)       $      31       $  133,253
                                                ---        -----   ---------  -------------            ---      ------------
                                                ---        -----   ---------  -------------            ---      ------------

   The accompanying notes are an integral part of the consolidated financial statements.

                             ATRIUM COMPANIES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE QUARTERS ENDED MARCH 31, 1999 AND 1998
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                                                 1999       1998
                                                                                               ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.................................................................................  $     190  $     686
  Adjustments to reconcile net income to net cash provided by (used in) operating activities:
    Depreciation and amortization............................................................      2,937        468
    Amortization of deferred financing costs.................................................        381        111
    Gain on sale of assets...................................................................        (31)        --
    Changes in assets and liabilities, net of acquisition in 1999:
      Accounts receivable, net...............................................................     (3,073)    (4,539)
      Inventories............................................................................     (2,735)       (45)
      Prepaid expenses and other current assets..............................................       (225)        62
      Accounts payable.......................................................................        (29)    (2,756)
      Accrued liabilities....................................................................      3,265      5,527
                                                                                               ---------  ---------
        Net cash provided by (used in) operating activities..................................        680       (486)
                                                                                               ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment.................................................     (1,059)      (287)
  Proceeds from sale of assets...............................................................         32         --
  Payment for acquisition, net of cash acquired..............................................     (1,737)        --
  Increase in other assets...................................................................       (599)      (343)
                                                                                               ---------  ---------
        Net cash used in investing activities................................................     (3,363)      (630)
                                                                                               ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings under revolving credit facility.............................................      6,582      1,928
  Scheduled principal payments on term notes.................................................       (500)      (782)
  Payment of capital lease obligations.......................................................        (49)        --
  Payment of other long-term liabilities.....................................................     (1,032)        --
  Checks drawn in excess of bank balances....................................................     (2,255)        --
  Deferred financing costs...................................................................        (63)        --
  Proceeds from exercise of stock options....................................................         --        216
                                                                                               ---------  ---------
        Net cash provided by financing activities............................................      2,683      1,362
                                                                                               ---------  ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS....................................................         --        246
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD...............................................         --         34
                                                                                               ---------  ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD.....................................................  $      --  $     280
                                                                                               ---------  ---------
                                                                                               ---------  ---------
SUPPLEMENTAL DISCLOSURE:
  Cash paid (received) during the period for:
    Interest.................................................................................  $   1,222  $     881
    Income taxes, net of refunds.............................................................       (502)       400

   The accompanying notes are an integral part of the consolidated financial statements.

                             ATRIUM COMPANIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            MARCH 31, 1999 AND 1998
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)

1.  BASIS OF PRESENTATION:

    The unaudited consolidated financial statements of Atrium Companies, Inc. (the "Company") for the quarters ended March 31, 1999 and 1998, and as of March 31, 1999 and December 31, 1998 have been prepared in accordance with generally accepted accounting principles for interim financial reporting, the instructions to Form 10-Q, and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

    These consolidated financial statements and footnotes should be read in conjunction with the Company's audited financial statements for the fiscal years ended December 31, 1998, 1997 and 1996 included in the Company's Form 10-K as filed with the Securities and Exchange Commission on April 15, 1999. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the interim financial information have been included. The results of operations for any interim period are not necessarily indicative of the results of operations for a full year. Certain prior period amounts have been reclassified to conform to the current period presentation.

    In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133 ("FAS 133") "Accounting for Derivative Instruments and Hedging Activities" that is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The Company will implement the provisions of FAS 133 as required. The future adoption of FAS 133 is not expected to have a material effect on the Company's consolidated financial position or results of operations.

    Prior to October 2, 1998, the Company's historical financial statements as previously filed with the Securities and Exchange Commission included its operations and the operations of its wholly-owned subsidiaries, Atrium Door and Window Company of the Northeast, Atrium Door and Window Company of New England, Atrium Door and Window Company of New York (collectively, "ADW-Northeast"), Atrium Door and Window Company--West Coast ("ADW-West Coast) and Atrium Door and Window Company of Arizona ("ADW-Arizona"). On October 2, 1998, pursuant to an acquisition and merger (the "Recapitalization" or "reverse acquisition") as more fully described in the Company's Form 10-K as filed with the Securities and Exchange Commission on April 15, 1999, the Company's indirect Parent (D and W Holdings, Inc.) contributed the stock of Wing Industries Holdings, Inc. and its subsidiary Wing Industries, Inc. (collectively "Wing") and Door Holdings, Inc. and its subsidiaries R.G. Darby Company, Inc. and Total Trim, Inc. (collectively "Darby") to the Company.

    As Wing was determined to be the acquiror in a "reverse acquisition", the historical financial statements of the Company (prior to October 3, 1998) were replaced with the historical financial statements of Wing. As a result, the statement of income for 1998 only includes the operations of the Company and Darby from October 3, 1998 through December 31, 1998. The statements of income for all periods prior to October 3, 1998 only include the operations and accounts of Wing. Additionally, the operations of Delta Millwork, Inc. (renamed R.G. Darby Company-South and Total Trim-South, collectively "Darby-South") are included since the date of acquisition, January 27, 1999. The March 31, 1999 balance sheet includes the accounts of the Company, Wing, Darby, Darby-South and each of their respective subsidiaries, while the December 31, 1999 balance sheet includes the accounts of the Company, Wing, Darby and each of their respective subsidiaries.

                             ATRIUM COMPANIES, INC.

                            MARCH 31, 1999 AND 1998
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)

1.  BASIS OF PRESENTATION: (CONTINUED)
    The following unaudited pro forma information presents consolidated operating results as though the Recapitalization and the acquisition of Delta Millwork, Inc. (see Note 6) had occurred at the beginning of the periods presented:

                                                QUARTER ENDED MARCH 31,   QUARTER ENDED MARCH
                                                         1999                   31, 1998
                                                -----------------------  ----------------------
                                                  ACTUAL     PRO FORMA    ACTUAL     PRO FORMA
                                                ----------  -----------  ---------  -----------
Net sales.....................................  $  106,842   $ 107,350   $  39,450   $  95,192
Gross profit..................................      32,134      32,225       8,986      26,833
Operating expenses............................      25,040      25,158       6,752      21,588
Special charge................................       1,762       1,762          --          --
Income from operations........................       5,332       5,305       2,234       5,245
Net income from continuing operations.........         190         152         686         236

Depreciation and amortization.................       2,937       2,946         468       3,226
Interest expense..............................       4,346       4,358         992       4,381

2.  EQUITY SECURITIES--AVAILABLE FOR SALE:

    Investments in equity securities--available for sale are carried at market based on quoted market prices, with unrealized gains (losses) recorded as other comprehensive income in stockholder's equity.

3.  INVENTORIES:

    Inventories are valued at the lower of cost or market using the last-in, first-out (LIFO) method of accounting. Work-in-process and finished goods inventories consist of materials, labor, and manufacturing overhead. Inventories consisted of the following:

                                                                       MARCH 31,   DECEMBER 31,
                                                                         1999          1998
                                                                      -----------  ------------
Raw materials.......................................................   $  27,461    $   27,362
Work-in-process.....................................................       4,680         4,129
Finished goods......................................................      17,068        14,686
                                                                      -----------  ------------
                                                                          49,209        46,177
LIFO reserve........................................................         764           112
                                                                      -----------  ------------
                                                                       $  49,973    $   46,289
                                                                      -----------  ------------
                                                                      -----------  ------------

                             ATRIUM COMPANIES, INC.

                            MARCH 31, 1999 AND 1998
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)

4.  NOTES PAYABLE:

    Notes payable consisted of the following:

                                                                     MARCH 31,   DECEMBER 31,
                                                                       1999          1998
                                                                    -----------  ------------
Revolving credit facility.........................................  $    10,700   $    4,118
Term loan B.......................................................       74,500       74,750
Term loan C.......................................................       70,430       70,680
Senior subordinated notes.........................................       29,070       29,070
Other.............................................................          560          609
                                                                    -----------  ------------
                                                                        185,260      179,227
Current portion of notes payable..................................       (2,206)      (2,209)
                                                                    -----------  ------------
                                                                    $   183,054   $  177,018
                                                                    -----------  ------------
                                                                    -----------  ------------

5.  CONTINGENCIES:

    The Company is party to various claims, legal actions, and complaints arising in the ordinary course of business. In the opinion of management, all such matters are without merit or are of such kind, or involve such amounts, that an unfavorable disposition would not have a material adverse effect on the consolidated financial position, results of operations or liquidity of the Company.

    During 1993, factory employees voted to unionize and become members of the Amalgamated Clothing and Textile Workers Union. A three-year union contract was executed during 1995 and extended for three additional years in 1998. In addition, in connection with its Woodville, Texas operations, the Company is party to collective bargaining arrangements due to expire in 2001.

    The Company is involved in various stages of investigation and cleanup related to environmental protection matters, some of which relate to waste disposal sites. The potential costs related to such matters and the possible impact thereof on future operations are uncertain due in part to: the uncertainty as to the extent of pollution; the complexity of Government laws and regulations and their interpretations; the varying costs and effectiveness of alternative cleanup technologies and methods; the uncertain level of insurance or other types of recovery; and the questionable level of the Company's involvement. The Company was named in 1988 as a potentially responsible party ("PRP") in two superfund sites pursuant to the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (the Chemical Recycling, Inc. site in Wylie, Texas, and the Diaz Refinery site in Little Rock, Arkansas). The Company believes that based on the information currently available, including the substantial number of other PRP's and relatively small share allocated to it at such sites, its liability, if any, associated with either of these sites will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

                             ATRIUM COMPANIES, INC.

                            MARCH 31, 1999 AND 1998
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)

6.  ACQUISITION:

DELTA ASSET PURCHASE:

    On January 27, 1999, the Company acquired certain assets of Delta Millwork, Inc., a privately held door pre-hanger located in Orlando, Florida, for approximately $1,737 including fees and other transaction expenses. The Company financed the acquisition through its revolving credit facility.

    The acquisition of Delta Millwork, Inc. has been accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations" ("APB 16"). The aggregate purchase price has been allocated to the underlying assets and liabilities based upon their respective estimated fair market values at the date of acquisition, with the remainder allocated to goodwill, which will be amortized over 40 years. The results of operations for the acquired business are included in the Company's consolidated financial statements beginning January 27, 1999. The purchase price allocation, preliminary in nature and subject to change, is as follows:

Accounts receivable, net............................................  $   1,178
Inventories.........................................................        949
Prepaid expenses and other current assets...........................         40
Property, plant and equipment, net..................................        137
Other noncurrent assets.............................................          5
Goodwill............................................................        145
Current liabilities.................................................       (717)
                                                                      ---------
    Total purchase price............................................  $   1,737
                                                                      ---------
                                                                      ---------

7.  SUBSIDIARY GUARANTORS:

    In connection with the issuance of the Senior Subordinated Notes (the "Notes"), the Company's payment obligations under the Notes are fully and unconditionally guaranteed, jointly and severally (collectively, the Subsidiary Guarantees) on a senior subordinated basis by its wholly-owned subsidiaries:
ADW-Northeast, ADW-West Coast, ADW-Arizona, Wing, Darby and Darby-South (collectively, the Subsidiary Guarantors). The Company has no non-guarantor direct or indirect subsidiaries. The operations related to the assets of ADW-Northeast, ADW-West Coast, ADW-Arizona and Darby are included since the reverse acquisition on October 2, 1998. The operations of Darby-South are included since the date of acquisition, January 27, 1999. The operations of Wing are presented for all periods covered. The balance sheet information includes all subsidiaries as of March 31, 1999 and ADW-Northeast, ADW-West Coast, ADW-Arizona and Darby as of December 31, 1998. In the opinion of management, separate financial statements of the respective Subsidiary Guarantors would not provide additional material information, which would be useful in assessing the financial composition of the Subsidiary Guarantors. No single Subsidiary Guarantor has any significant legal restrictions on the ability of investors or creditors to obtain access to its assets in event of default on the Subsidiary Guarantee other than its subordination to senior indebtedness.

                             ATRIUM COMPANIES, INC.

                            MARCH 31, 1999 AND 1998
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)

7.  SUBSIDIARY GUARANTORS: (CONTINUED)
    Following is summarized combined financial information pertaining to these Subsidiary Guarantors:

                                                                     MARCH 31,   DECEMBER 31,
                                                                        1999         1998
                                                                     ----------  ------------
Current assets.....................................................  $   43,320   $   42,887
Noncurrent assets..................................................     106,324      106,684
Current liabilities................................................      16,375       16,666
Noncurrent liabilities.............................................      79,445       76,826

                                                                     QUARTER ENDED MARCH 31,
                                                                     ------------------------
                                                                        1999         1998
                                                                     ----------  ------------
Net sales..........................................................  $   59,279   $   39,450
Gross profit.......................................................      15,601        8,986
Net income from continuing operations..............................         295          686

    The Notes and the Subsidiary Guarantees are subordinated to all existing and future Senior Indebtedness of the Company. The indenture governing the Notes contains limitations on the amount of additional indebtedness (including Senior Indebtedness) which the Company may incur.

8.  SUBSEQUENT EVENTS:

HEAT ACQUISITION

    On April 20, 1999, the Company entered into a stock purchase agreement to acquire Heat, Inc., a privately held vinyl window and door company located in Pittsburgh, Pennsylvania, for approximately $85,000. The Company expects to finance the acquisition with a portion of the proceeds from the issuance of $175,000 of senior subordinated notes (see below).

    The acquisition will be accounted for as a purchase in accordance with APB
16. The aggregate purchase price will be allocated to the underlying assets and liabilities based upon their respective estimated fair market values at the date of acquisition. Based on preliminary estimates which will be finalized at a later date, the excess of purchase price over the fair value of the net assets acquired ("goodwill") will be approximately $72,000, which will be amortized over 40 years. The results of operations for the acquired business will be included in the Company's operations subsequent to the completion of the transaction, which is expected to be on or about May 17, 1999.

CHAMPAGNE ACQUISITION

    On May 10, 1999, the Company entered into a stock purchase agreement to acquire Champagne Industries, Inc., a privately held vinyl window and door company located in Denver, Colorado for approximately $3,500, excluding $500 to be paid upon achievement of certain operational targets. The Company expects to finance the acquisition with a portion of the proceeds from the issuance of $175,000 of senior subordinated notes (see below).

                             ATRIUM COMPANIES, INC.

                            MARCH 31, 1999 AND 1998
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)

8.  SUBSEQUENT EVENTS: (CONTINUED)
    The acquisition will be accounted for as a purchase in accordance with APB
16. The aggregate purchase price will be allocated to the underlying assets and liabilities based upon their respective estimated fair market values at the date of acquisition. Based on preliminary estimates which will be finalized at a later date, the excess of purchase price over the fair value of the net assets acquired ("goodwill") will be approximately $2,300, which will be amortized over 40 years. The results of operations for the acquired business will be included in the Company's operations subsequent to the completion of the transaction, which is expected to be on or about May 17, 1999.

$175,000 SENIOR SUBORDINATED NOTES

    On May 10, 1999, the Company issued $175,000 of senior subordinated notes due May 1, 2009. The notes are non-callable for five years, have a 10.50% stated rate paid semi-annually and were issued at a discount of 98.496 to yield 10.75% to maturity. The proceeds will be used to fund the acquisitions of Heat, Inc. and Champagne Industries, Inc., refinance certain indebtedness and pay fees and expenses.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of Atrium Corporation:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income (loss), of stockholder's equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Atrium Companies, Inc. and its subsidiaries (a wholly-owned subsidiary of Atrium Corporation) at December 31, 1997 and 1996, and the results of their operations and their cash flows for the period from January 1, 1998 to October 2, 1998 and the years ended December 31, 1997 and 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
June 25, 1999

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                           DECEMBER 31,
                                                    --------------------------
                                                        1997          1996
                                                    ------------  ------------
                                    ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.......................  $          1  $        617
  Equity securities--available for sale...........            27            --
  Accounts receivable, net........................        24,376        21,975
  Inventories.....................................        16,534        13,474
  Prepaid expenses and other current assets.......         1,608         1,765
  Deferred tax asset..............................           692         2,555
                                                    ------------  ------------
  Total current assets............................        43,238        40,386
PROPERTY, PLANT AND EQUIPMENT, net................        16,388        13,970
GOODWILL, net.....................................        14,884        11,963
DEFERRED FINANCING COSTS, net.....................         4,961         5,173
OTHER ASSETS......................................         3,904         3,258
                                                    ------------  ------------
  Total assets....................................  $     83,375  $     74,750
                                                    ------------  ------------
                                                    ------------  ------------

                LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable................................  $     10,007  $      8,528
  Accrued liabilities.............................         7,102         6,580
                                                    ------------  ------------
  Total current liabilities.......................        17,109        15,108
LONG-TERM LIABILITIES:
  Notes payable...................................       100,000       100,000
  Deferred tax liability..........................         1,058           818
                                                    ------------  ------------
  Total long-term liabilities.....................       101,058       100,818
                                                    ------------  ------------
  Total liabilities...............................       118,167       115,926
                                                    ------------  ------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S EQUITY (DEFICIT):
  Common stock $.01 par value, 3,000 shares
    authorized, 100 shares issued and
    outstanding...................................            --            --
  Paid-in capital.................................        32,790        31,936
  Accumulated deficit.............................       (67,503)      (73,112)
  Unrealized loss on equity securities--available
    for sale......................................           (79)           --
                                                    ------------  ------------
  Total stockholder's deficit.....................       (34,792)      (41,176)
                                                    ------------  ------------
    Total liabilities and stockholder's deficit...  $     83,375  $     74,750
                                                    ------------  ------------
                                                    ------------  ------------

  The accompanying notes are an integral part of these consolidated financial statements.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF INCOME (LOSS)

                             (DOLLARS IN THOUSANDS)

                                                                                                  YEAR ENDED
                                                                                                 DECEMBER 31,
                                                           PERIOD ENDED                     ----------------------
                                                          OCTOBER 2, 1998                      1997        1996
                                                          ---------------   PERIOD ENDED    ----------  ----------
                                                                            SEPTEMBER 30,
                                                                                1997
                                                                           ---------------
                                                                             (UNAUDITED)
NET SALES...............................................    $   167,418      $   139,793    $  186,764  $  156,269
COST OF GOODS SOLD......................................        109,235           89,656       121,301     102,341
                                                          ---------------  ---------------  ----------  ----------
  Gross profit..........................................         58,183           50,137        65,463      53,928
                                                          ---------------  ---------------  ----------  ----------

OPERATING EXPENSES:
  Selling, delivery, general and administrative
    expenses............................................         37,704           33,114        44,486      34,815
  Special charges.......................................          7,452               --            --       3,044
  Stock option compensation expense.....................          5,265              255           307       3,023
                                                          ---------------  ---------------  ----------  ----------
                                                                 50,421           33,369        44,793      40,882
                                                          ---------------  ---------------  ----------  ----------
    Income from operations..............................          7,762           16,768        20,670      13,046

INTEREST EXPENSE........................................          9,545            8,542        11,523       4,786
OTHER INCOME (EXPENSE), net.............................           (286)           1,127         1,088        (182)
                                                          ---------------  ---------------  ----------  ----------
    Income (loss) before income taxes and extraordinary
      charge............................................         (2,069)           9,353        10,235       8,078

PROVISION (BENEFIT) FOR INCOME TAXES....................           (732)           3,485         4,068       2,699
                                                          ---------------  ---------------  ----------  ----------
    Income (loss) before extraordinary charge...........         (1,337)           5,868         6,167       5,379

EXTRAORDINARY CHARGES ON EARLY RETIREMENT OF DEBT (NET
  OF INCOME TAX BENEFIT OF $2,164 AND $720,
  RESPECTIVELY).........................................          3,525               --            --       1,176
                                                          ---------------  ---------------  ----------  ----------
NET INCOME (LOSS).......................................    $    (4,862)     $     5,868    $    6,167  $    4,203
                                                          ---------------  ---------------  ----------  ----------
                                                          ---------------  ---------------  ----------  ----------

  The accompanying notes are an integral part of these consolidated financial statements.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                           CONSOLIDATED STATEMENTS OF

                         STOCKHOLDER'S EQUITY (DEFICIT)

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                 ACCUMULATED
                                      COMMON STOCK                  OTHER                       RETAINED EARNINGS
                              ----------------------------      COMPREHENSIVE        PAID-IN      (ACCUMULATED
                                 SHARES         AMOUNT          INCOME (LOSS)        CAPITAL        DEFICIT)
                              -------------  -------------  ---------------------  -----------  -----------------
BALANCE, December 31,
  1995......................          100      $      --          $      --         $  23,467       $ (38,011)
  Capital contributions.....           --             --                 --             5,025              --
  Net distributions to
    Holding.................           --             --                 --                --         (39,304)
  Stock option compensation
    expense.................           --             --                 --             3,023              --
  Income tax benefit upon
    exercise of Holding's
    stock options...........           --             --                 --               421              --
  Net income................           --             --                 --                --           4,203
                                      ---          -----                ---        -----------       --------
BALANCE, December 31,
  1996......................          100             --                 --            31,936         (73,112)
  Capital contributions.....           --             --                 --               476              --
  Net distributions to
    Holding.................           --             --                 --                --            (558)
  Stock option compensation
    expense.................           --             --                 --               307              --
  Income tax benefit upon
    exercise of Holding's
    stock options...........           --             --                 --                71              --
Comprehensive loss:
  Net income................           --             --                 --                --           6,167
  Unrealized loss on equity
    securities available for
    sale....................           --             --                (79)               --              --
                                      ---          -----                ---        -----------       --------
BALANCE, December 31,
  1997......................          100             --                (79)           32,790         (67,503)
  Contributions from
    Holding.................           --             --                 --               275              --
  Distributions to Holding..           --             --                 --                --            (570)
  Stock option compensation
    expense.................           --             --                 --             5,265              --
  Income tax benefit upon
    exercise of Holding's
    stock options...........           --             --                 --             1,008              --
Comprehensive loss:
  Net loss..................           --             --                 --                --          (4,862)
  Unrealized gain...........           --             --                 86                --              --
                                      ---          -----                ---        -----------       --------
BALANCE, October 2, 1998....          100      $      --          $       7         $  39,338       $ (72,935)
                                      ---          -----                ---        -----------       --------
                                      ---          -----                ---        -----------       --------


                                    TOTAL
                                STOCKHOLDER'S
                               EQUITY (DEFICIT)
                              ------------------
BALANCE, December 31,
  1995......................      $  (14,544)
  Capital contributions.....           5,025
  Net distributions to
    Holding.................         (39,304)
  Stock option compensation
    expense.................           3,023
  Income tax benefit upon
    exercise of Holding's
    stock options...........             421
  Net income................           4,203
                                    --------
BALANCE, December 31,
  1996......................         (41,176)
  Capital contributions.....             476
  Net distributions to
    Holding.................            (558)
  Stock option compensation
    expense.................             307
  Income tax benefit upon
    exercise of Holding's
    stock options...........              71
Comprehensive loss:
  Net income................           6,167
  Unrealized loss on equity
    securities available for
    sale....................             (79)
                                    --------
BALANCE, December 31,
  1997......................         (34,792)
  Contributions from
    Holding.................             275
  Distributions to Holding..            (570)
  Stock option compensation
    expense.................           5,265
  Income tax benefit upon
    exercise of Holding's
    stock options...........           1,008
Comprehensive loss:
  Net loss..................          (4,862)
  Unrealized gain...........              86
                                    --------
BALANCE, October 2, 1998....      $  (33,590)
                                    --------
                                    --------

  The accompanying notes are an integral part of these consolidated financial statements.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                                                                 YEAR ENDED DECEMBER
                                                                   PERIOD ENDED                          31,
                                                                    OCTOBER 2,                   --------------------
                                                                       1998                        1997       1996
                                                                   -------------  PERIOD ENDED   ---------  ---------
                                                                                  SEPTEMBER 30,
                                                                                      1997
                                                                                  -------------
                                                                                   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..............................................    $  (4,862)     $   5,868    $   6,167  $   4,203
  Adjustments to reconcile net income to net cash provided by operating activities:
  Extraordinary charge, net of income tax benefit................        3,525             --           --      1,176
  Depreciation and amortization..................................        3,246          2,384        3,278      2,205
  Amortization of deferred financing costs.......................          493            482          642        279
  Gain on retirement of assets...................................          (41)            (9)         (38)       (10)
  Gain on sale of equity securities..............................           --             (2)          (2)        --
  Stock option compensation expense..............................        5,265            255          307      3,023
  Changes in assets and liabilities:
  Deferred tax provision (benefit)...............................         (840)           214        2,102     (1,303)
    Accounts receivable, net.....................................       (5,363)        (4,773)        (640)    (3,056)
    Inventories..................................................       (2,654)        (5,761)      (1,688)     2,252
    Prepaid expenses and other current assets....................          795          1,020          197       (730)
    Accounts payable.............................................        4,182          2,004       (1,165)       815
    Accrued liabilities..........................................        6,004          3,056          (57)       (87)
                                                                   -------------  -------------  ---------  ---------
      Net cash provided by operating activities..................        9,750          4,738        9,103      8,767
                                                                   -------------  -------------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment.....................       (1,376)        (2,326)      (3,438)    (3,380)
  Proceeds from sales of assets..................................           95             15           68         25
  Purchases of equity securities.................................           --           (480)        (480)        --
  Proceeds from sales of equity securities.......................           --            375          375         --
  Increase in other assets.......................................         (475)          (807)      (1,377)    (1,134)
  Payment for acquisition, net of cash acquired..................      (26,831)        (6,505)      (6,561)   (10,243)
                                                                   -------------  -------------  ---------  ---------
    Net cash used in investing activities........................      (28,587)        (9,728)     (11,413)   (14,732)
                                                                   -------------  -------------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment of notes payable.......................................         (800)            --           --    (62,928)
  Net borrowings under revolving credit facility.................        2,285          2,961           --      7,740
  Proceeds from issuance of senior subordinated notes............           --             --           --    100,000
  Proceeds from issuance of notes payable........................       17,500             --           --      6,000
  Checks drawn in excess of bank balances........................         (352)         1,752        2,135         --
  Deferred financing costs.......................................         (509)          (425)        (430)    (5,457)
  Capital contributions..........................................           --             --           --         25
  Contributions from Holding.....................................          275            196          476         --
  Net distributions to Holding...................................         (570)          (110)        (558)   (39,304)
  Income tax benefit upon exercise of Holding's stock options....        1,008             --           71        421
                                                                   -------------  -------------  ---------  ---------
    Net cash provided by financing activities....................       18,837          4,374        1,694      6,497
                                                                   -------------  -------------  ---------  ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.............           --           (616)        (616)       532
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD...................            1            617          617         85
                                                                   -------------  -------------  ---------  ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD.........................    $       1      $       1    $       1  $     617
                                                                   -------------  -------------  ---------  ---------
                                                                   -------------  -------------  ---------  ---------
SUPPLEMENTAL DISCLOSURE:
  Cash paid during the period for:
    Interest.....................................................    $   6,314      $   5,069    $  10,393  $   3,699
    Income taxes, net of refunds.................................         (141)         1,512        2,737      4,514
    Noncash contribution from Holding............................           --             --           --      5,000

  The accompanying notes are an integral part of these consolidated financial statements.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

1. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES:

    Atrium Companies, Inc. (the "Company"), (formerly Fojtasek Companies, Inc., a Texas corporation), is engaged in the manufacture and sale of doors, windows and various building materials throughout the United States. A significant portion of the Company's sales relates to new home construction activity, which is cyclical in nature.

    On July 3, 1995, the stockholders of Fojtasek Companies, Inc. ("Fojtasek") executed a stock purchase agreement (the "Heritage Transaction") whereby all of Fojtasek's common stock was acquired by FCI Holding Corp. ("FCI Holding"), a Delaware holding company which was established in connection with the Heritage Transaction. On September 30, 1996, Atrium Corporation ("Holding"), a Delaware company which owned 100% of FCI Holding (which owned 100% of Fojtasek) acquired Atrium Door and Window Company of the Northeast ("ADW--Northeast," formerly Bishop), a manufacturer of vinyl replacement windows and doors and contributed the capital stock of ADW--Northeast to Fojtasek (Note 15). On November 8, 1996, in connection with the Hicks Muse Transaction (the "Hicks Muse Transaction"), Fojtasek, which was a Texas corporation, was merged with and into FCI Holding. The two companies were merged to achieve certain business objectives related to brand-name recognition. The surviving Delaware corporation was renamed "Atrium Companies, Inc.," (the "Company") which is a direct, wholly-owned subsidiary of Holding. The merger was accounted for as a merger of companies under common control and the assets were valued at historical cost.

  BASIS OF CONSOLIDATION AND PRESENTATION

    The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, ADW--Northeast, acquired in September 1996, and Atrium Door and Window Company-- West Coast ("ADW--West Coast," formerly H-R Window Supply, Inc). ADW--Northeast refers to the combined consolidated results of Atrium Door and Window Company of the Northeast (the merged companies formerly named Vinyl Building Specialties of Connecticut, Inc. and Bishop Manufacturing Company, Incorporated), its subsidiary Atrium Door and Window Company of New England ("ADW-- New England" formerly Bishop Manufacturing Company of New England, Inc.), and Atrium Door and Window Company of New York ("ADW--New York" formerly Bishop Manufacturing Co. of New York, Inc.) All significant intercompany transactions and balances have been eliminated in consolidation.

    The consolidated financial information for the nine months ended September 30, 1997 is unaudited. In the opinion of management, the accompanying unaudited consolidated financial information and related notes thereto contain all adjustments consisting only of normal, recurring adjustments, necessary to present fairly the consolidated financial information as of September 30, 1997 and the operating results and cash flows for the nine months ended September 30, 1997. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year.

    References to amounts used throughout these consolidated financial statements for the period ended September 30, 1997 are unaudited.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

1. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
  INDUSTRY SEGMENT

    The Company operates in a single industry segment, the fabrication and distribution of doors and windows and related components.

  REVENUE RECOGNITION

    Revenue from the sale of doors and windows and related components is recorded at the time of delivery and billing to the customer. Allowances are established to recognize the risk of sales returns from customers.

  CASH AND CASH EQUIVALENTS

    The Company considers all highly-liquid investments with original maturities of three months or less to be cash equivalents.

  EQUITY SECURITIES--AVAILABLE FOR SALE

    Investments in equity securities--available for sale are carried at market based on quoted market prices, with unrealized gains (losses) recorded in stockholder's equity.

  ALLOWANCE FOR DOUBTFUL ACCOUNTS

    Accounts receivable are net of allowances for doubtful accounts of $608 and $1,497 as of December 31, 1997 and 1996, respectively.

  PROVISION FOR WARRANTY CLAIMS

    Estimated warranty costs are provided at the time of the sale of the warranted product.

  CONCENTRATIONS OF CREDIT RISK

    Financial instruments, which potentially expose the Company to concentrations of credit risk, consist primarily of trade accounts receivable. The Company's customers are concentrated in the southern regions of the U.S. and focus upon the distribution and sale of building products. Sales in the state of Texas accounted for approximately 38.3% of revenue in 1997. The Company performs ongoing credit evaluations of its customers' financial condition and generally requires no collateral. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information. The Company does not believe it is dependent upon any single customer. No single customer accounted for more than 10% of sales in 1998, 1997 or 1996.

  INVENTORIES

    Inventories are valued at the lower of cost (last-in, first-out or "LIFO") or market. Management believes that the LIFO method results in a better matching of current costs with current revenues.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

1. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
  PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment is stated at cost less accumulated depreciation. Prior to January 1, 1997 the Company provided for depreciation and amortization using straight-line and accelerated methods. For all assets acquired subsequent to January 1, 1997 the Company depreciates the assets on a straight-line basis over their estimated useful lives, as follows:

                                                                  ESTIMATED
                                                                 USEFUL LIFE
                                                                 -----------
Buildings and improvements.....................................  5-40 years
Machinery and equipment........................................  3-12 years

    Gains or losses on disposition are based on the net proceeds and the adjusted carrying amount of the assets sold or retired. Expenditures for maintenance, minor renewals and repairs are expensed as incurred, while major replacements and improvements are capitalized.

  GOODWILL

    Goodwill represents the excess of cost over fair market value of net assets acquired. Goodwill is being amortized over 40 years on a straight-line basis. Amortization expense of $655, $340 and $75 was recorded for the period ended October 2, 1998 and for the years ended December 31, 1997 and 1996, respectively. Accumulated amortization at December 31, 1997 and 1996 was $415 and $75, respectively. Management continually reviews the carrying value of goodwill for recoverability based on anticipated undiscounted cash flows of the assets to which it relates. The Company considers operating results, trends and prospects of the Company, as well as competitive comparisons. The Company also takes into consideration competition within the building materials industry and any other events or circumstances which might indicate potential impairment. When goodwill is determined not to be recoverable, an impairment is recognized as a charge to operations to the extent the carrying value of related assets (including goodwill) exceeds the fair value of the related assets.

  CAPITALIZED SOFTWARE COSTS

    The Company capitalizes internal employee costs and external consulting costs associated with implementing and developing software for internal use. Internal costs capitalized include payroll and payroll-related costs for employees who are directly associated with the development, modification and implementation of the software. External costs include direct expenses related to consulting and other professional fees consumed in developing, modifying and implementing the software. Capitalization of costs occurs upon the completion of the preliminary project stage and when management believes it is probable a project will be completed and the software will be used to perform the function intended. Amortization begins when the software is put into place and is calculated on a straight-line basis over five years. Management continually reviews the carrying value and expected functionality of the accumulated costs for potential impairment. When it is no longer probable that computer software being developed will be completed, modified or placed in service, the assets carrying value will be adjusted to the lower of cost or fair value.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

1. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
  INCOME TAXES

    The provision for income taxes is based on pretax income as reported for financial statement purposes. Deferred income taxes are provided in accordance with the liability method of accounting for income taxes to recognize the tax effects of temporary differences between financial statement and income tax accounting.

  FORWARD COMMITMENTS

    The Company periodically enters into forward commitments to hedge price variances in materials. Changes in the market value of forward commitments are recognized in income when the effects of the related charges in the hedged items are recognized.

  USE OF ESTIMATES

    The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates. Significant estimates are used in calculating allowance for bad debt, workers' compensation and warranty accruals, and deferred tax assets and liabilities.

2. FAIR VALUE OF FINANCIAL INSTRUMENTS:

    In accordance with Statement of Financial Accounting Standards (SFAS) No. 107, "Disclosures About Fair Value of Financial Instruments," the following methods have been used in estimating fair value disclosures for significant financial instruments of the Company.

    Estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Since considerable judgment is required to interpret market data to develop the estimates of fair value, the estimates presented are not necessarily indicative of the amounts that could be realized in a current market exchange.

    Cash and cash equivalents--The carrying amounts reported in the balance sheet approximate the fair value.

    Equity securities--available for sale--The carrying amounts that are reported in the balance sheet approximate the fair value based on quoted market prices.

    Notes payable--The fair value of the Company's notes is based on quoted market prices.

    Forward aluminum contracts--The unrealized gains and losses are based on quotes for aluminum as reported on the London Metal Exchange.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

2. FAIR VALUE OF FINANCIAL INSTRUMENTS: (CONTINUED)
    The carrying amounts and estimated fair values of the Company's financial instruments as of December 31, 1997 and 1996 were as follows:

                                                                          1997                     1996
                                                                 -----------------------  -----------------------
                                                                  CARRYING                 CARRYING
                                                                   AMOUNT    FAIR VALUE     AMOUNT    FAIR VALUE
                                                                 ----------  -----------  ----------  -----------
ASSETS:
Cash and cash equivalents......................................  $        1   $       1   $      617   $     617
Equity securities--available for sale..........................  $       27   $      27   $       --   $      --

LIABILITIES:
Notes payable..................................................  $  100,000   $ 106,000   $  100,000   $ 102,000


                                                                  NOTIONAL   UNREALIZED    NOTIONAL   UNREALIZED
OFF BALANCE SHEET:                                                 AMOUNT    GAIN/(LOSS)    AMOUNT    GAIN/(LOSS)
                                                                 ----------  -----------  ----------  -----------
Forward aluminum contracts.....................................  $   24,960   $     (21)  $   21,656   $     519

3. INVENTORIES:

    Inventories are valued at the lower of cost or market using the LIFO method of accounting. Work-in-process and finished goods inventories consist of materials, labor and manufacturing overhead. Inventories consisted of the following at December 31:

                                                                            1997       1996
                                                                          ---------  ---------
Raw materials...........................................................  $  13,653  $  11,765
Work-in-process.........................................................        705        563
Finished goods..........................................................      4,056      2,526
                                                                          ---------  ---------
                                                                             18,414     14,854
LIFO reserve............................................................     (1,880)    (1,380)
                                                                          ---------  ---------
                                                                          $  16,534  $  13,474
                                                                          ---------  ---------
                                                                          ---------  ---------

    The change in the LIFO reserve for the periods ended October 2, 1998 and September 30, 1997 and for the years ended December 31, 1997 and 1996 resulted in a decrease in cost of sales of $1,469 in 1998, a decrease in cost of sales of $267 for the period ended September 30, 1997, an increase in cost of sales of $500 in 1997 and a decrease in cost of sales by $491 in 1996.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

4. PROPERTY, PLANT AND EQUIPMENT:

    Property, plant and equipment consisted of the following at December 31:

                                                                            1997       1996
                                                                          ---------  ---------
Land....................................................................  $     682  $     682
Buildings and improvements..............................................      7,596      7,139
Machinery and equipment.................................................     16,238     11,970
Construction-in-process.................................................        434        705
                                                                          ---------  ---------
  Total.................................................................     24,950     20,496

Less accumulated depreciation and amortization..........................     (8,562)    (6,526)
                                                                          ---------  ---------
                                                                          $  16,388  $  13,970
                                                                          ---------  ---------
                                                                          ---------  ---------

    Depreciation expense was $1,852, $2,217 and $1,681 for the period ended October 2, 1998 and for the years ended December 31, 1997 and 1996, respectively.

5. OTHER ASSETS:

    Other assets consisted of the following at December 31:

                                                                               1997       1996
                                                                             ---------  ---------
Capitalized software costs, net............................................  $   2,406  $   1,355
Non-compete agreements, net................................................      1,125      1,575
Deposits, notes receivable and other.......................................        373        328
                                                                             ---------  ---------
                                                                             $   3,904  $   3,258
                                                                             ---------  ---------
                                                                             ---------  ---------

    The costs of the non-compete agreements are being amortized over the terms of the related agreements, which are five years. Amortization expense for the period ended October 2, 1998 and for the years ended December 31, 1997 and 1996 was $338, $450 and $450, respectively, resulting in accumulated amortization at December 31, 1997 and 1996 of $1,125 and $675, respectively. Amortization expense of $401, $271, and $0 was recorded for the period ended October 2, 1998 and for the years ended December 31, 1997 and 1996 for costs related to capitalized software costs.

6. DEFERRED FINANCING COSTS:

    The deferred financing costs relate to costs incurred in the placement of the Company's debt and are being amortized using the effective interest method over the terms of the related debt, which range from five to ten years. Amortization expense for the period ended October 2, 1998 and for the years ended December 31, 1997 and 1996 was $493, $642 and $279, respectively and was included in interest expense in the accompanying Consolidated Statements of Income (Loss).

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

7. ACCRUED LIABILITIES:

    Accrued liabilities include the following at December 31:

                                                                               1997       1996
                                                                             ---------  ---------
Accrued salaries and wages.................................................  $   2,627  $   2,100
Accrued interest...........................................................      1,358      1,003
Accrued taxes payable......................................................      1,263        601
Contingent payable related to
    ADW-Northeast acquisition..............................................         --      1,000
Warranty and litigation reserve............................................        781        961
Workers' compensation reserve..............................................        250        500
Other......................................................................        823        415
                                                                             ---------  ---------
                                                                             $   7,102  $   6,580
                                                                             ---------  ---------
                                                                             ---------  ---------

8. NOTES PAYABLE:

    Notes payable consisted of the following at December 31:

                                                                           1997        1996
                                                                        ----------  ----------
Senior subordinated notes.............................................  $  100,000  $  100,000
  Less current maturities.............................................          --          --
                                                                        ----------  ----------
                                                                        $  100,000  $  100,000
                                                                        ----------  ----------
                                                                        ----------  ----------

    In November 1996, the Company issued $100,000 aggregate principal amount of 10 1/2% Senior Subordinated Notes (the "Notes") due November 15, 2006 under the Indenture dated as of November 27, 1996. Interest on the Notes is payable semiannually on May 15 and November 15 of each year, commencing on May 15, 1997. The Notes mature on November 15, 2006. The Company may redeem the Notes based on certain triggering events. In addition, under certain circumstances the Company will be obligated to make an offer to repurchase the Notes at 100% of the principal amount, plus accrued and unpaid interest to the date of repurchase, with the net cash proceeds of certain sales or other dispositions of assets.

    The Notes are fully and unconditionally guaranteed, jointly and severally, on an unsecured, senior subordinated basis, by each of the Company's subsidiaries (see Note 18). The Indenture permits the Company to incur additional indebtedness (including Senior Indebtedness) of up to $45,000 as of December 31, 1997, subject to certain limitations. The Indenture restricts the Company's ability to pay dividends or make certain other restricted payments, consummate certain asset sales, or otherwise dispose of all or substantially all of the assets of the Company and its subsidiaries.

    The Company has also entered into a Credit Agreement providing for a revolving credit facility (the "Credit Facility"). The Credit Facility enables the Company to borrow up to $20,000. The revolving credit loans bear interest at a rate based upon the lender's prime rate plus a borrowing margin of 1.5% or a LIBOR-based rate plus a borrowing margin of 2.5%. The Company pays a commitment fee of .5% based on the unused portion of the Credit Facility. The Credit Facility terminates in March 2002. The Company had $19,191 of availability under the Credit Facility as of December 31, 1997, net of outstanding letters of

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

8. NOTES PAYABLE: (CONTINUED)
credit totaling $809. The Credit Facility contains various covenants that restrict the Company from taking various actions and requires the Company to achieve and maintain certain financial covenants.

    Principal payments due during the next five years on long-term notes payable as of December 31, 1997 are as follows:

1998..............................................................  $      --
1999..............................................................         --
2000..............................................................         --
2001..............................................................         --
2002..............................................................         --
Thereafter........................................................    100,000
                                                                    ---------
                                                                    $ 100,000
                                                                    ---------
                                                                    ---------

9. FEDERAL INCOME TAX:

    The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires that deferred income tax expenses be provided based upon the liability method.

    Temporary differences that give rise to the deferred income tax assets and liabilities are as follows as of December 31:

                                                                              1997       1996
                                                                            ---------  ---------
Deferred income tax assets:
  Allowance for doubtful accounts.........................................  $      --  $     495
  Deferred stock compensation.............................................        572        501
  Inventory cost capitalization and valuation.............................        331        660
  Non-compete agreement...................................................        277        167
  Accrued vacation........................................................        178        173
  Warranty and litigation.................................................         90        357
  Workers' compensation...................................................         92        185
  Other...................................................................         --         17
                                                                            ---------  ---------
                                                                                1,540      2,555
Deferred income tax liabilities:
  Depreciation............................................................     (1,050)      (811)
  Capitalized software costs..............................................       (830)        --
  Other...................................................................        (26)        (7)
                                                                            ---------  ---------
                                                                               (1,906)      (818)
                                                                            ---------  ---------
Net deferred income tax asset (liability).................................       (366)     1,737
Less-current deferred tax asset...........................................        692      2,555
                                                                            ---------  ---------
Long-term deferred tax liability..........................................  $  (1,058) $    (818)
                                                                            ---------  ---------
                                                                            ---------  ---------

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

9. FEDERAL INCOME TAX: (CONTINUED)
    SFAS 109 requires a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some of or all of the deferred tax assets will not be realized. As of December 31, 1997 and 1996, no valuation reserve was recorded.

    The components of the provision for income taxes are as follows for the periods ended October 2, 1998 and September 30, 1997 and for the years ended December 31, 1997 and 1996:

                                                                                 DECEMBER 31,
                                                 OCTOBER 2,                  --------------------
                                                    1998                       1997       1996
                                                 -----------  SEPTEMBER 30,  ---------  ---------
                                                                  1997
                                                              -------------
                                                               (UNAUDITED)
Current federal income tax provision...........   $     159     $   2,663    $   1,543  $   3,388
Deferred federal income tax
    provision (benefit)........................        (840)          534        2,103       (930)
State income tax provision (benefit)...........         (51)          288          422        241
                                                 -----------       ------    ---------  ---------
    Provision (benefit) for income taxes.......   $    (732)    $   3,485    $   4,068  $   2,699
                                                 -----------       ------    ---------  ---------
                                                 -----------       ------    ---------  ---------

    The Company recognized a tax benefit in 1998, 1997 and 1996 of $1,008, $71 and $421, respectively, related to Holding's stock options. This benefit was recorded directly to paid-in capital.

    Reconciliation of the federal statutory income tax rate to the effective tax rate, was as follows for the periods ended October 2, 1998 and September 30, 1997 and for the years ended December 31, 1997 and 1996:

                                                                                 DECEMBER 31,
                                                 OCTOBER 2,                  --------------------
                                                    1998                       1997       1996
                                                 -----------  SEPTEMBER 30,  ---------  ---------
                                                                  1997
                                                              -------------
                                                               (UNAUDITED)
Tax computed at statutory rate.................   $    (724)    $   3,180    $   3,482  $   2,777
State taxes....................................         (51)          288          423        241
Prior year return to accrual differences.......          --            --           --       (352)
Non deductible goodwill and other..............          43            17          163         33
                                                 -----------       ------    ---------  ---------
Provision for income taxes.....................   $    (732)    $   3,485    $   4,068  $   2,699
                                                 -----------       ------    ---------  ---------
                                                 -----------       ------    ---------  ---------

10. RELATED PARTIES:

    Included in prepaid expenses and other current assets are the following receivables due from related parties at December 31:

                                                                               1997       1996
                                                                             ---------  ---------
Receivables from stockholders..............................................  $      19  $      82
Receivables from officers..................................................  $      20  $       5
Receivables from employees.................................................  $      64  $      80

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

10. RELATED PARTIES: (CONTINUED)
MONITORING AND OVERSIGHT AGREEMENT

    Holding and the Company have entered into a ten-year monitoring and oversight agreement with Hicks Muse. Pursuant thereto, Holding and the Company have agreed to pay to Hicks Muse a minimum annual fee of $320 for ongoing financial oversight and monitoring services to the Company. The annual fee is adjustable upward or downward on January 1 of each calendar year to an amount equal to 0.2% of the budgeted consolidated annual net sales of the Company and its subsidiaries for the then-current fiscal year, provided that such fee shall at no time be less than $320 per year. In the period ended October 2, 1998 and the year ended December 31, 1997, $405 and $437 was paid to Hicks Muse under this agreement, respectively. This agreement was terminated in connection with the Recapitalization as defined in Note 19.

FINANCIAL ADVISORY AGREEMENT

    Holding and the Company are parties to a ten-year financial advisory agreement (the "Financial Advisory Agreement") with Hicks Muse pursuant to which Hicks Muse received a financial advisory fee of $2,000 on the closing date of the Hicks Muse Transaction as compensation for its services as financial advisor to the Company in connection with the Hicks Muse Transaction. Pursuant to the Financial Advisory Agreement, Hicks Muse is also entitled to receive a fee equal to 1.5% of the transaction value (as defined in the Financial Advisory Agreement) for each add-on transaction in which the Company or any of its subsidiaries is involved. In connection with the ADW-West Coast asset acquisition (see Note 15), the Company paid $92 to Hicks Muse. This agreement was terminated in connection with the Recapitalization as defined in Note 19.

11. COMMITMENTS AND CONTINGENCIES:

  COMMITMENTS

    The Company has entered into operating lease agreements for office and manufacturing space with unrelated third parties and with certain affiliates of certain stockholders of the Company. Total rent expense for the period ended October 2, 1998 and for the years ended December 31, 1997 and 1996 was $2,515, $4,339 and $2,012, respectively. Of these totals, amounts paid to related parties were $946, $753 and $605 in the period ended October 2, 1998 and for the years ended December 31, 1997 and 1996, respectively. Future minimum rents due under operating leases with initial or remaining terms greater than twelve months as of December 31, 1997 are as follows:

                                                                RELATED       OTHER
                                                                PARTIES      PARTIES      TOTAL
                                                              -----------  -----------  ---------
1998........................................................   $   1,030    $   1,768   $   2,798
1999........................................................       1,180        1,371       2,551
2000........................................................       1,180        1,111       2,291
2001........................................................       1,245          828       2,073
2002........................................................       1,311          409       1,720
Thereafter..................................................       7,603          174       7,777
                                                              -----------  -----------  ---------
                                                               $  13,549    $   5,661   $  19,210
                                                              -----------  -----------  ---------
                                                              -----------  -----------  ---------

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

11. COMMITMENTS AND CONTINGENCIES: (CONTINUED)
    The Company has contracts with various suppliers to purchase aluminum for use in the manufacturing process. The contracts vary from one to twelve months and are at fixed quantities and fixed and floating prices. As of December 31, 1997 and 1996, the Company had forward commitments totaling $24,960 and $21,656 for delivery through December 1998 and 1997 for 28.6 and 28.7 million pounds of aluminum, of which 14.3 and 10.0 million pounds were at fixed prices, respectively.

    The Company has entered into employment agreements with several key executives of the Company including its President and Chief Executive Officer, its Chief Financial Officer and several Presidents, Vice Presidents, General Managers and Sales Managers of the Company's divisions. The agreements generally provide for terms of employment, annual salaries, bonuses, and eligibility for option awards and severance benefits.

  CONTINGENCIES

    The Company is party to various claims, legal actions and complaints arising in the ordinary course of business. In the opinion of management, all such matters are without merit or are of such kind, or involve such amounts, that an unfavorable disposition would not have a material effect on the financial position, results of operations or liquidity of the Company.

    The Company is involved in various stages of investigation and cleanup relative to environmental protection matters, some of which relate to waste disposal sites. The potential costs related to such matters and the possible impact thereof on future operations are uncertain due in part to: the uncertainty as to the extent of pollution; the complexity of Government laws and regulations and their interpretations; the varying costs and effectiveness of alternative cleanup technologies and methods; the uncertain level of insurance or other types of recovery; and the questionable level of the Company's involvement. The Company was named in 1988 as a potentially responsible party ("PRP") in two superfund sites pursuant to the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (the Chemical Recycling, Inc. site in Wylie, Texas, and the Diaz Refinery site in Little Rock, Arkansas). The Company believes that based on the information currently available, including the substantial number of other PRP's and relatively small share allocated to it at such sites, its liability, if any, associated with either of these sites will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

12. STOCK PURCHASE AGREEMENT:

  HICKS MUSE TRANSACTION

    The Hicks Muse Transaction refers to a recapitalization transaction that closed concurrent with the closing of the issuance of the Notes in which affiliates of Hicks Muse purchased a number of newly issued shares of Holding's Common Stock for $32,000 pursuant to a Stock Purchase Agreement dated November 7, 1996, and certain outstanding shares, and certain options and warrants to acquire shares of Holding's Common Stock and all outstanding shares of preferred stock of Holding were redeemed.

    This transaction, which was completed on November 27, 1996, required approximately $134,500 to complete, consisting of $59,417 in redemption payments to the Selling Securityholders, $54,369 representing all outstanding indebtedness under the Old Credit Facility and debt assumed in connection with its acquisition of ADW--Northeast, $12,472 in redemption payments to preferred stockholders of Holding

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

12. STOCK PURCHASE AGREEMENT: (CONTINUED)
(including cumulative dividends in arrears) and approximately $8,242 of fees and expenses. The funds required to consummate the Hicks Muse Transaction were provided by (i) the proceeds of the issuance of the Notes, (ii) $32,000 in equity financing, (iii) drawings of $2,000 under the Company's Credit Facility, and (iv) other cash provided by the Company of $500. The shares issued to Hicks Muse, after giving effect to the other elements of the Hicks Muse Transaction, represent approximately 82.0% of the outstanding common stock of Holding. The Hicks Muse Transaction has been accounted for as a recapitalization.

13. SPECIAL CHARGES AND STOCK OPTION COMPENSATION EXPENSE

    Included in special charges in the 1996 Consolidated Statement of Income are officer bonuses of $3,044 incurred in connection with the Hicks Muse Transaction.

    Included in special charges in the 1998 Consolidated Statement of Loss are officer bonuses of $3,885, transaction expenses of $2,780 and other costs of $787 incurred in connection with the Recapitalization (see Note 19).

    Included in stock option compensation expense are charges associated with the issuance of new stock options at exercise prices below the fair value of the underlying common stock, the expense associated with the cash redemption of certain options, and amortization of deferred compensation expense related to previously issued options.

14. OTHER INCOME (EXPENSE), NET:

    Other income (expense), net consists of the following:

                                                                                                      DECEMBER 31,
                                                                                     OCTOBER 2,   --------------------
                                                                                        1998        1997       1996
                                                                                     -----------  ---------  ---------
Insurance settlement...............................................................   $      --   $   1,193  $      --
Rental, interest, and other income.................................................         (25)         65         49
Legal expense relating to labor negotiations.......................................        (239)         --         --
Gain on sale of assets.............................................................          41          38         10
Other..............................................................................         (63)       (208)      (241)
                                                                                     -----------  ---------  ---------
                                                                                      $    (286)  $   1,088  $    (182)
                                                                                     -----------  ---------  ---------
                                                                                     -----------  ---------  ---------

15. ACQUISITIONS:

MASTERVIEW ASSET PURCHASE:

    On March 27, 1998, through its newly-formed subsidiary, Atrium Door and Window Company of Arizona ("ADW-Arizona"), the Company acquired substantially all of the assets of Masterview Window Company, LLC ("Masterview"), a privately held window and door company located in Phoenix, Arizona, for approximately $26,800 including fees and other transaction expenses. The Company financed the

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

15. ACQUISITIONS: (CONTINUED)
Acquisition through its Credit Facility, which included a $17,500 senior term loan with the remainder of the purchase price of approximately $9,300 being drawn from the $20,000 revolving credit facility.

Cash and cash equivalents..........................................  $       3
Accounts receivable, net...........................................      3,099
Inventories........................................................      1,635
Prepaid expenses and other current assets..........................        251
Property, plant and equipment, net.................................      2,700
Goodwill...........................................................     22,797
Current liabilities................................................     (3,354)
Long-term liabilities..............................................       (300)
                                                                     ---------
    Total purchase price...........................................  $  26,831
                                                                     ---------
                                                                     ---------

  ADW--WEST COAST (FORMERLY GENTEK) ASSET PURCHASE:

    On July 1, 1997, the Company purchased through its wholly-owned subsidiary, ADW--West Coast (formerly H-R Window Supply, Inc.), the assets of the Western Window Division of Gentek Building Products, Inc., located in Anaheim, California. The purchase price (including transactions expenses) was $6,561 and was funded from borrowings under the Company's revolving credit facility. The transaction was accounted for under the purchase method of accounting. The purchase allocation, preliminary in nature and subject to change, is as follows:

Cash and advances to the Company...................................  $       1
Accounts receivable, net...........................................      1,760
Inventories........................................................      1,372
Other current assets...............................................         39
Property, plant and equipment, net.................................      1,131
Other noncurrent assets............................................         28
Goodwill...........................................................      3,320
Current liabilities................................................     (1,090)
                                                                     ---------
    Total purchase price...........................................  $   6,561
                                                                     ---------
                                                                     ---------

  ADW--NORTHEAST (FORMERLY BISHOP):

    Effective September 30, 1996, the Company acquired the capital stock of ADW--Northeast, a manufacturer of vinyl replacement windows and doors for the residential market in the northeast region of the United States, for $19,531. To consummate the acquisition, the Company paid $13,531 to ADW-- Northeast's shareholders (the "Sellers"), agreed to a $1,000 payable to the Sellers to be paid if certain earnings targets are met, and issued $5,000 of Holding common stock in exchange for all of ADW-- Northeast's capital stock. The $1,000 was recorded as an accrued liability in the Company's financial statements at December 31, 1996. During 1997, the Company paid $500 of the amount and adjusted the purchase price by the remaining balance (this amount was recorded as a reduction in goodwill). Holding subsequently contributed the ADW--Northeast capital stock to the Company. Consequently, as of

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

15. ACQUISITIONS: (CONTINUED)
September 30, 1996, ADW--Northeast became a wholly-owned subsidiary of the Company. The ADW-- Northeast acquisition has been accounted for under the purchase method of accounting. Accordingly, the purchase price has been allocated to the assets and liabilities based upon their estimated fair values at the date of acquisition as follows:

Cash and advances to the Company...................................  $   3,288
Accounts receivable, net...........................................      2,073
Inventories........................................................      1,774
Other current assets...............................................        256
Property, plant and equipment, net.................................      1,206
Other noncurrent assets............................................         70
Goodwill...........................................................     12,038
Current liabilities................................................       (986)
Other noncurrent liabilities.......................................       (188)
                                                                     ---------
Total purchase price...............................................  $  19,531
                                                                     ---------
                                                                     ---------

    The acquisitions of Masterview, ADW--West Coast and ADW--Northeast were accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations." The aggregate purchase price has been allocated to the underlying assets and liabilities based upon their respective estimated fair market values at the date of acquisition, with the remainder allocated to goodwill.

    The Company's Consolidated Statements of Income for the period ended October 2, 1998 and the years ended December 31, 1997 and 1996 include Masterview's, ADW--West Coast's and ADW-- Northeast's operations from the dates of acquisition, March 27, 1998, July 1, 1997 and September 30, 1996, respectively. The following table presents the historical consolidated operating results of the Company for the period ended October 2, 1998 and the years ended December 31, 1997 and 1996 compared to pro forma operating results for such periods. The following unaudited pro forma information presents consolidated operating results as though the acquisitions of Masterview, ADW--West Coast and ADW-- Northeast had occurred at the beginning of the periods presented:

                                             PERIOD ENDED OCTOBER 2,     YEAR ENDED DECEMBER 31,     YEAR ENDED DECEMBER 31,
                                                       1998                        1997                        1996
                                            --------------------------  --------------------------  --------------------------
                                              ACTUAL       PRO FORMA      ACTUAL       PRO FORMA      ACTUAL       PRO FORMA
                                            -----------  -------------  -----------  -------------  -----------  -------------
Net sales.................................   $ 167,418     $ 173,638     $ 186,764     $ 218,574     $ 156,269     $ 182,099
Income (loss) before extraordinary
  charge..................................      (1,337)       (1,207)        6,167         8,605         5,379         6,358
Net income (loss).........................      (4,862)       (4,732)        6,167         8,605         4,203         5,182

  KELLER ASSET PURCHASE:

    In June 1996, the Company purchased certain assets from a division of Keller Building Products for $1,150. In September 1996, the Company purchased the division's inventory for $500. These asset purchases were recorded at cost.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

16. STOCK OPTIONS:

    In connection with the Heritage Transaction, FCI Holding issued options (the "Substitute Options") to certain members of Fojtasek management to purchase FCI Holding's nonvoting common stock. The options vested ratably over five years or immediately upon a public offering or a sale of substantially all the assets of FCI Holding or a subsidiary. In connection with this issuance, $1,350 in compensation expense representing the difference between the market value of the underlying common stock and the exercise price of the option was deferred and amortized over the vesting period. To effect the acquisition of ADW--Northeast, FCI Holding formed Holding. The Substitute Option holders exchanged 2,875,922 options for equivalent nonvoting common stock options (the "Replacement Options") in Holding's 1996 Original Stock Option Plan (the "Original Plan"). In conjunction with the Hicks Muse Transaction, 2,875,922 options of Holding were tendered at an exercise price of $.01, of which 1,050,000 were exchanged for Replacement Options of Holding. In connection with the exchanged options, $1,040 was deferred and is being amortized over the new 5 year vesting period. Under certain circumstances, if the option holders terminate employment prior to the exercise of such option, they have the right to receive $1.00 per option (net of the exercise price). Compensation expense of approximately $5,265, $1,384, $307 and $926 related to the options was recognized by the Company for the periods ended October 2, 1998 and September 30, 1997 and for the years ended December 31, 1997 and 1996, respectively.

    FCI Holding also issued stock options (the "Disposition Options") to certain members of Fojtasek management. Value was recognized on these options based on the market value of the Company, which became exercisable upon a public offering or a sale of substantially all the assets of FCI Holding or a subsidiary of FCI Holding. In connection with the Hicks Muse Transaction, the options vested and were redeemed and the resultant compensation expense of $743 was recorded in stock option compensation expense in the 1996 Consolidated Statement of Income.

    Upon completion of the Hicks Muse Transaction, Holding adopted the 1996 Stock Option Plan (the "New Plan") authorizing the issuance of 3,500,000 options to acquire common stock. Holding's New Plan gives certain individuals and key employees of Holding and any subsidiary corporation thereof who are responsible for the continued growth of Holding an opportunity to acquire a proprietary interest in Holding and thus to create in such persons an increased interest in and a greater concern for the welfare of Holding or any subsidiary. Through December 31, 1997 and 1996, the Board of Directors of Holding has granted 2,185,390 and 1,910,390 options, respectively, under the New Plan at a weighted average price of $1.00 per share which represented fair market value on the dates of grant. The Company applies APB Opinion 25 and related interpretations in accounting for the Plan.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

16. STOCK OPTIONS: (CONTINUED)
    The following table summarizes the transactions of the Original Plan and the New Plan for the period ended October 2, 1998 and for the years ended December 31, 1997 and 1996 (all outstanding options were granted to management of the Company):

                                                                         OCTOBER 2,   DECEMBER 31,   DECEMBER 31,
                                                                            1998          1997           1996
                                                                        ------------  -------------  ------------
Outstanding options, beginning of period..............................    2,375,037       2,960,390    2,875,922
Granted...............................................................      497,500         275,000    2,960,390
Canceled or expired...................................................      (40,000)       (504,645)          --
Exchanged.............................................................   (1,330,207)             --   (1,050,000)
Exercised.............................................................   (1,502,330)       (355,708)  (1,825,922)
                                                                        ------------  -------------  ------------
Outstanding options, end of period....................................           --       2,375,037    2,960,390
                                                                        ------------  -------------  ------------
                                                                        ------------  -------------  ------------
Weighted average exercise price of options exercised..................   $      .46   $         .72   $      .01
Weighted average exercise price of options granted....................   $     1.75   $        1.00   $      .62
Weighted average exercise price, end of period........................   $       --   $         .60   $      .65
Options exercisable, end of period....................................           --         420,007       24,500
Options available for future grant....................................           --       1,819,255    1,589,610

    The options vest over periods ranging from three to five years.

    In connection with the Recapitalization (Note 19), options outstanding were exchanged for options in the D&W Holdings Inc. Replacement Stock Option Plan.

    On November 27, 1996, Holding issued a warrant (the "Warrant") to the President and Chief Executive Officer (the "Executive") of the Company. Pursuant to the terms of the Warrant, the Executive is entitled to purchase 1,333,333 shares of Holding common stock at any time subsequent to the Hicks Muse Transaction. The exercise price of the Warrant is $.01 per share. An additional 861,889 shares may be purchased under the Warrant at an exercise price of $1.00, representing the fair market value on the date of grant upon the realization of an 8.0% internal rate of return. The 861,889 options vest ratably each day for three years. The Warrant will terminate on November 27, 2006. The Company recorded non cash compensation expense of $1,320 for the period ended December 31, 1996 in connection with the difference between the fair market value of the stock at the date of issuance ($1.00) and the exercise price ($.01).

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

16. STOCK OPTIONS: (CONTINUED)
    The following table summarizes information about stock options and warrants outstanding at December 31, 1997:

                           OPTIONS OUTSTANDING                OPTIONS EXERCISABLE
                ------------------------------------------  -----------------------
                             WEIGHTED AVERAGE   WEIGHTED                 WEIGHTED
   RANGE OF                     REMAINING        AVERAGE                  AVERAGE
   EXERCISE       NUMBER           LIFE         EXERCISE      NUMBER     EXERCISE
    PRICES      OUTSTANDING      (MONTHS)         PRICE     EXERCISABLE    PRICE
--------------  -----------  ----------------  -----------  ----------  -----------
Options:
  $.01             950,000           107        $     .01      190,000   $     .01
  $1.00          1,425,037           107        $    1.00      230,007   $    1.00
Warrants:
  $.01           1,333,333           107        $     .01    1,333,333   $     .01
  $1.00            861,889           107        $    1.00      314,058   $    1.00

    In 1995, the FASB issued FASB Statement No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123") which, if fully adopted by the Company, would change the methods the Company applies in recognizing the cost of the stock-based plans. Adoption of the cost recognition provisions of SFAS 123 is optional and the Company has decided not to elect these provisions of SFAS 123. However, pro forma disclosures as if the Company adopted the cost recognition provisions of SFAS 123 in 1995 are required by SFAS 123 and are presented below. In 1998, 1997 and 1996, the Company granted only nonqualified stock options under the plans.

    The fair value of each stock option granted is estimated on the date of grant using the minimum value method of option pricing with the following weighted-average assumptions for grants in 1997 and 1996: dividend yield of 0.0%; risk-free interest rate of 7.0%; and the expected life of 10 years. (In determining the "minimum value" SFAS 123 does not require the volatility of the Company's common stock underlying the options to be calculated or considered because the Company was not publicly-traded when the options were granted).

    Had the compensation cost for the Company's stock-based compensation plans and warrants been determined consistent with SFAS 123, the Company's net income
(loss) for the period ended October 2, 1998 and the years ended December 31, 1997 and 1996 would have been $(4,880), $6,105 and $3,934, respectively.

    The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future amounts. SFAS 123 does not apply to awards prior to 1995, and the Company anticipates making awards in the future under its stock-based compensation plans.

17. EMPLOYEE BENEFIT PLANS:

  STOCK PURCHASE PLAN

    Holding's 1996 Stock Purchase Plan gives certain key employees of Holding or related entities who are expected to contribute materially to the success of Holding or related entities an opportunity to acquire a proprietary interest in Holding, and thus to retain such persons and create in such persons an increased interest in and a greater concern for the welfare of Holding and any Related Entities. The Board of

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

17. EMPLOYEE BENEFIT PLANS: (CONTINUED)
Directors is authorized to offer 500,000 shares for purchase. As of December 31, 1997 and 1996, 425,000 and 375,000 shares, respectively, have been purchased under the plan.

  401(K)

    During 1996, the Company established an employee benefit plan in accordance with Section 401(k) of the Internal Revenue Code for all employees not covered under a collective bargaining agreement. The Company may at its discretion match employee contributions. During the period ended October 2, 1998 and the years ended December 31, 1997 and 1996, the Company incurred no expense.

18. SUBSIDIARY GUARANTORS:

    In connection with the Note offering, the Company's payment obligations under the Notes are fully and unconditionally guaranteed, jointly and severally (collectively, the Subsidiary Guarantees) on a senior subordinated basis by its wholly-owned subsidiaries: ADW--Northeast and ADW--West Coast (collectively, the Subsidiary Guarantors). The Company has no non-guarantor direct or indirect subsidiaries. The operations related to the assets of ADW--Northeast and ADW--West Coast are included since September 30, 1996 and July 1, 1997, respectively, the dates of acquisition. In the opinion of management, separate financial statements of the respective Subsidiary Guarantors would not provide additional material information, which would be useful in assessing the financial composition of the Subsidiary Guarantors. No single Subsidiary Guarantor has any significant legal restrictions on the ability of investors or creditors to obtain access to its assets in event of default on the Subsidiary Guarantee other than its subordination to senior indebtedness.

    Following is summarized combined financial information pertaining to these Subsidiary Guarantors:

                                                                   DECEMBER 31,  DECEMBER 31,
                                                                       1997          1996
                                                                   ------------  ------------
Current assets...................................................   $   12,399    $    7,939
Noncurrent assets................................................       17,148        13,242
Current liabilities..............................................        1,906         1,135
Noncurrent liabilities...........................................           --            --

                                                                               DECEMBER 31,
                                                              OCTOBER 2,   --------------------
                                                                 1998        1997       1996
                                                              -----------  ---------  ---------
Net sales...................................................   $  30,232   $  20,162  $   5,020
Gross profit................................................      10,797       8,374      2,289
Net income from continuing operations.......................       2,054       1,495        561

    The Notes and the Subsidiary Guarantees are subordinated to all existing and future Senior Indebtedness of the Company. The indenture governing the Notes contains limitations on the amount of additional indebtedness (including Senior Indebtedness) which the Company may incur. As of December 31, 1997, the maximum amount of Senior Indebtedness the Company and its Subsidiary Guarantors collectively, and in the aggregate, could incur was $45,000.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

19. SUBSEQUENT EVENTS:

    On August 3, 1998, D and W ("Parent"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Atrium Corporation ("Corp"), the parent company of the Company and other necessary parties to acquire all of the outstanding capital stock of Corp for $225.0 million, through a series of transactions (the "Recapitalization") described below. Corp owned 100% of the outstanding capital stock of the Company prior to the Merger discussed below. GE Investment Private Placement Partners II, a limited partnership ("GEIPPPII"), and Ardatrium L.L.C. ("Ardatrium") formed Parent by acquiring all of its outstanding common stock for an aggregate purchase price of $50.0 million. GEIPPPII is a private equity partnership affiliated with GE Investments, a wholly-owned investment management subsidiary of General Electric Company. Ardatrium is an affiliate of Ardshiel, Inc. ("Ardshiel"), a private equity investment firm based in New York.

    The acquisition of Corp by Parent was effected through the merger on October 2, 1998 of a wholly owned subsidiary of Parent, with and into Corp (the "Merger") pursuant to the terms of the Merger Agreement. Prior to the Merger, Parent contributed $50.0 million to the wholly-owned subsidiary in exchange for all of its outstanding common stock. As a result of the Merger, Corp became a direct wholly-owned subsidiary of Parent, and the Company became an indirect wholly owned subsidiary of Parent.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Door Holdings, Inc.

    In our opinion, the accompanying combined balance sheets and the related combined statements of income, stockholder's equity and of cash flows present fairly, in all material respects, the financial position of R. G. Darby Company, Inc. and Total Trim, Inc. (the "Companies") at December 31, 1997 and 1996, and the results of their operations and their cash flows for the years ended December 31, 1997 and 1996, in conformity with generally accepted accounting principles. These combined financial statements are the responsibility of the Companies' management: our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Birmingham, Alabama
September 24, 1998

                 R.G. DARBY COMPANY, INC. AND TOTAL TRIM, INC.
                            COMBINED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                                   1997       1996
                                                                                                 ---------  ---------
                                                       ASSETS
CURRENT ASSETS:
  Cash and cash equivalents....................................................................  $     722  $   1,650
  Accounts receivable, net.....................................................................      1,807      1,744
  Inventories..................................................................................      1,275        947
  Prepaid expenses and other current assets....................................................         23        397
                                                                                                 ---------  ---------
  Total current assets.........................................................................      3,827      4,738

PROPERTY AND EQUIPMENT, net....................................................................        451        587
                                                                                                 ---------  ---------
  Total assets.................................................................................  $   4,278  $   5,325
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

                                        LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  Line of credit...............................................................................  $       6  $     690
  Current portion of notes payable.............................................................     --             91
  Accounts payable.............................................................................        684        569
  Accrued liabilities..........................................................................        874        832
                                                                                                 ---------  ---------
  Total current liabilities....................................................................      1,564      2,182

LONG-TERM LIABILITIES:
  Notes payable................................................................................     --            153
                                                                                                 ---------  ---------
  Total liabilities............................................................................      1,564      2,335

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
  Common stock, R.G. Darby Company, Inc.
    (1,000 shares at $1 par value authorized and issued).......................................          1          1
  Common stock, Total Trim, Inc. (1,000 shares at $.01 par value authorized, issued and
    outstanding)...............................................................................     --         --
  Retained earnings............................................................................      2,813      3,089
  R.G. Darby Company, Inc. treasury stock (125 shares at cost).................................       (100)      (100)
                                                                                                 ---------  ---------
  Total stockholder's equity...................................................................      2,714      2,990
                                                                                                 ---------  ---------
  Total liabilities and stockholder's equity...................................................  $   4,278  $   5,325
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

    The accompanying notes are an integral part of these combined financial statements.

                 R.G. DARBY COMPANY, INC. AND TOTAL TRIM, INC.
                         COMBINED STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
                             (DOLLARS IN THOUSANDS)

                                                                                                1997       1996
                                                                                              ---------  ---------
NET SALES...................................................................................  $  16,956  $  15,777
COST OF GOODS SOLD..........................................................................     10,227      9,561
                                                                                              ---------  ---------
  Gross profit..............................................................................      6,729      6,216

OPERATING EXPENSES:
  Selling, delivery, general and administrative expense.....................................      4,707      4,071
                                                                                              ---------  ---------
  Income from operations....................................................................      2,022      2,145
                                                                                              ---------  ---------
INTEREST INCOME.............................................................................         61         58
INTEREST EXPENSE............................................................................        (61)       (78)
OTHER INCOME (EXPENSE), net.................................................................         29          9
                                                                                              ---------  ---------
NET INCOME..................................................................................  $   2,051  $   2,134
                                                                                              ---------  ---------
                                                                                              ---------  ---------

    The accompanying notes are an integral part of these combined financial statements.

                 R.G. DARBY COMPANY, INC. AND TOTAL TRIM, INC.
                  COMBINED STATEMENTS OF STOCKHOLDER'S EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                             R.G. DARBY COMPANY
                                                                          TOTAL TRIM                                      TOTAL
                                           ----------------------  ------------------------   RETAINED     TREASURY    STOCKHOLDER'S
                                             SHARES      AMOUNT      SHARES       AMOUNT      EARNINGS       STOCK        EQUITY
                                           -----------  ---------  -----------  -----------  -----------  -----------  ------------
BALANCE, December 31, 1995...............       1,000   $       1       1,000    $      --    $   2,685    $    (100)   $    2,586
Stockholder distributions,
  Total Trim, Inc........................                                                          (506)                      (506)

Stockholder distributions,
  R.G. Darby Company, Inc................                                                        (1,224)                    (1,224)
Net income...............................                                                         2,134                      2,134
                                                -----   ---------       -----        -----   -----------       -----   ------------
BALANCE, December 31, 1996...............       1,000           1       1,000       --            3,089         (100)        2,990

Stockholder distributions,
  Total Trim, Inc........................                                                        (1,008)                    (1,008)

Stockholder distributions,
  R.G. Darby Company, Inc................                                                        (1,319)                    (1,319)
Net income...............................                                                         2,051                      2,051
                                                -----   ---------       -----        -----   -----------       -----   ------------
BALANCE, December 31, 1997...............       1,000   $       1       1,000    $  --        $   2,813    $    (100)   $    2,714
                                                -----   ---------       -----        -----   -----------       -----   ------------
                                                -----   ---------       -----        -----   -----------       -----   ------------

    The accompanying notes are an integral part of these combined financial statements.

                 R.G. DARBY COMPANY, INC. AND TOTAL TRIM, INC.
                       COMBINED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
                             (DOLLARS IN THOUSANDS)

                                                                                               1997        1996
                                                                                            ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..............................................................................  $    2,051  $    2,134
  Adjustments to reconcile net income to net cash provided by operating activities:.......
    Depreciation..........................................................................         154         189
    Loss on disposal of equipment.........................................................          21      --
  Change in assets and liabilities:
    Accounts receivable, net..............................................................         (63)         78
    Inventories...........................................................................        (328)       (232)
    Prepaid expenses and other current assets.............................................         374         (28)
    Accounts payable......................................................................         115        (105)
    Accrued liabilities...................................................................          42         123
                                                                                            ----------  ----------
        Net cash provided by operating activities.........................................       2,366       2,159
                                                                                            ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.....................................................        (133)       (136)
  Proceeds from disposal of property and equipment........................................          94      --
                                                                                            ----------  ----------
        Net cash used in investing activities.............................................         (39)       (136)
                                                                                            ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings under revolving credit agreement.............................................      15,784      15,264
  Repayments under revolving credit agreement.............................................     (16,468)    (15,416)
  Proceeds from the issuance of long term debt............................................      --              32
  Repayment of long-term debt.............................................................        (244)       (141)
  Stockholder distributions...............................................................      (2,327)     (1,730)
                                                                                            ----------  ----------
        Net cash used in financing activities.............................................      (3,255)     (1,991)
                                                                                            ----------  ----------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS......................................        (928)         32
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR..............................................       1,650       1,618
                                                                                            ----------  ----------
CASH AND CASH EQUIVALENTS, END OF YEAR....................................................  $      722  $    1,650
                                                                                            ----------  ----------
                                                                                            ----------  ----------
SUPPLEMENTAL DISCLOSURE:
  Cash paid during the year for interest..................................................  $       67  $       78

    The accompanying notes are an integral part of these combined financial statements.

                 R. G. DARBY COMPANY, INC. AND TOTAL TRIM, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

1.  ORGANIZATION:

    DESCRIPTION OF THE COMPANY AND REPORTING ENTITY

    R. G. Darby Company, Inc. ("R. G. Darby Company") and Total Trim, Inc. ("Total Trim") (the "Companies"), founded in 1983, provide interior and exterior doors, vanity mirrors, door knobs and locks, shelving, molding, and related installation to contractors of apartment buildings and hotels. The Companies are based in Florence, Alabama and operate out of one facility. The Companies supply materials and/ or provide contract labor to install purchased materials. Material requirements, with the exception of doors, are shipped directly from the manufacturer to the contractor's location. Doors are assembled and shipped from the Companies' production facility. The Companies consist of three entities--R. G. Darby Company is the sales company for materials; Darby Doors, a division of R. G. Darby Company, is the manufacturing division that produces the doors that are sold through R. G. Darby Company; and Total Trim is responsible for contracting labor for any installation work. These entities perform work in approximately 28 states, mainly in the South, Mid-Atlantic and Northeast.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    PRINCIPLES OF COMBINATION

    The combined financial statements include the accounts of R. G. Darby Company and Total Trim after elimination of all significant intercompany accounts and transactions. Combined financial statements are presented as the Companies are under the common control of their sole stockholder, R. G. Darby. See Note 9.

    CASH AND CASH EQUIVALENTS

    The Companies consider all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The Companies hold cash and cash equivalents primarily in one major banking institution.

    ALLOWANCE FOR DOUBTFUL ACCOUNTS

    Accounts receivable are net of allowances for doubtful accounts of $175 and $66 as of December 31, 1997 and 1996, respectively.

    REVENUE RECOGNITION

    The Companies record sales of materials upon delivery of the materials to the contractor's location. Revenue relating to the installation services is recorded as the services are provided.

    INVENTORIES

    Inventories are stated at the lower of cost ( first-in, first-out or "FIFO") or market and consist primarily of raw materials. Finished goods include direct materials, labor and manufacturing overhead.

    PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Major renewals and betterments are capitalized, while maintenance and repairs are expensed as incurred. Upon disposition of an asset, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

                 R. G. DARBY COMPANY, INC. AND TOTAL TRIM, INC.

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
Depreciation is provided principally on the straight-line method for financial reporting purposes, using the following estimated useful lives of the respective assets:

Furniture and fixtures..................  7 - 10 years
Vehicles................................  3 -  5 years
Machinery and equipment.................  7 - 10 years

    INCOME TAXES

    The combined financial statements reflect the Companies' S corporation income tax status. Their taxable income or loss and tax credits are included in the personal income tax returns of their stockholder and the resulting tax liabilities or benefits are those of the stockholder.

    ACCOUNTING ESTIMATES

    The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  INVENTORIES:

    The inventories for R. G. Darby Company at December 31, 1997 and 1996, respectively, consisted of the following:

                                                                               1997       1996
                                                                             ---------  ---------
Raw materials..............................................................  $   1,146  $     900
Finished goods.............................................................        129         47
                                                                             ---------  ---------
                                                                             $   1,275  $     947
                                                                             ---------  ---------
                                                                             ---------  ---------

4.  PROPERTY AND EQUIPMENT:

    The property and equipment for R.G. Darby Company at December 31, 1997 and 1996, respectively, consisted of the following:

                                                                               1997       1996
                                                                             ---------  ---------
Furniture and fixtures.....................................................  $     118  $     138
Vehicles...................................................................        559        670
Machinery and equipment....................................................        428        470
                                                                             ---------  ---------
  Total....................................................................      1,105      1,278
Less accumulated depreciation..............................................       (654)      (691)
                                                                             ---------  ---------
                                                                             $     451  $     587
                                                                             ---------  ---------
                                                                             ---------  ---------

    Depreciation expense was $154 and $189 for the years ended December 31, 1997 and 1996, respectively.

                 R. G. DARBY COMPANY, INC. AND TOTAL TRIM, INC.

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

5.  LINE OF CREDIT AND NOTES PAYABLE:

    Under R. G. Darby Company's credit facility, which expires in June 1998, available borrowings are determined by the amounts of eligible assets of R. G. Darby Company, as defined in the agreement, including accounts receivable and inventories, with maximum borrowings of $2,000. The interest rate is based upon the lender's prime rate plus 1% (9.5% and 9.25% at December 31, 1997 and 1996, respectively). As of December 31, 1997 and 1996, R. G. Darby Company had $6 and $690, respectively, outstanding under the credit facility. The credit facility was terminated in connection with the transaction discussed in Note 9.

    At December 31, 1996, the Companies had certain notes payable to banks as follows:

Note payable for various loans collateralized by vehicles with monthly payments of $6, interest rates from 7.9% to 9%, due
  April 1997 through March 1998...................................  $      44

Note payable collateralized by plant equipment with annual
  payments of $50, interest rate of 9.08%, due May 2000...........        200
                                                                    ---------
                                                                    $     244
                                                                    ---------
                                                                    ---------

    Each of the notes payable were repaid in full by R.G. Darby Company in 1997. As of December 31, 1997, the Company had no other outstanding indebtedness.

6.  RELATED PARTY TRANSACTIONS:

    The Companies lease their facilities directly from their stockholder. The lease agreement, as amended on January 8, 1998, requires annual payments of $137 through December 31, 2011. The Companies have the option to extend the lease agreement for up to three additional five year terms. In addition, the lease agreement was subsequently amended effective June 1, 1998 to increase the annual payments to $185 in connection with the lease of additional warehouse and office space by the Companies. Facility lease payments to the stockholder amounted to $137 during 1997 and 1996.

    The stockholder was paid bonuses of $1,356 and $1,063 from R. G. Darby Company for the years ended December 31, 1997 and 1996, respectively.

7.  COMMITMENTS AND CONTINGENCIES:

    LITIGATION

    The Companies are party to various claims, legal actions, and complaints arising in the ordinary course of business. In the opinion of management, all such matters are without merit or are of such a kind, or involve such amounts that an unfavorable disposition would not have a material effect on the combined financial position or results of operations of the Companies.

                 R. G. DARBY COMPANY, INC. AND TOTAL TRIM, INC.

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

7.  COMMITMENTS AND CONTINGENCIES: (CONTINUED)
    OPERATING LEASES

    The Companies lease automobiles, trucks, and office equipment under noncancelable operating leases which expire at various times through 2001. Future minimum lease payments under operating leases having noncancelable terms of more than one year at December 31, 1997 are as follows:

1998.................................................................  $     100
1999.................................................................         99
2000.................................................................         23
2001.................................................................          2
                                                                       ---------
                                                                       $     224
                                                                       ---------
                                                                       ---------

    Rental expense for all operating leases was approximately $83 and $61 for the years ended December 31, 1997 and 1996, respectively. See Note 6 for discussion of the Companies' related party operating lease agreement.

8.  RETIREMENT PLAN:

    The Companies maintain an Integrated Profit Sharing Plan (the Plan) under
Section 401 of the Internal Revenue Code. All employees are eligible to participate in the Plan after six months of service and may enter the Plan after such time on the annual enrollment date of January 1st. Under the Plan, the Companies will contribute to the Plan an amount determined at their discretion and may choose not to contribute to the Plan for a particular plan year. The Plan does not permit employees to make contributions. The Companies' contribution to the Plan was approximately $58 for each of the years ended December 31, 1997 and 1996, respectively.

9.  SUBSEQUENT EVENTS:

    Effective January 8, 1998, the Companies were sold to Door Holdings, Inc. ("Door"). As specified in the agreement, the sales price was $24,000 plus or minus any adjustment resulting from the Companies' combined working capital, as defined in the sale agreement, being above or below $2,323 as of the closing date. Included in the $24,000 is a contingent payment of $4,000 to be paid to the former stockholder based on future operating results. An additional $2,000 payment, which has not been recorded in the purchase price, may be paid to the Seller if these financial targets are substantially exceeded. The purchase price was funded primarily with $5,700 equity contributions, $16,000 of long-term debt, and accrual of the deferred payment. Door did not have any significant activity prior to this transaction.

    Pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 3, 1998, Door will become a wholly-owned subsidiary of Atrium Companies, Inc. and an indirect wholly owned subsidiary of D and W Holdings, Inc. ("D&W") (the "Merger"). D&W was formed to effect the Merger by the principal equity holders of Door and Wing Industries Holdings, Inc., an affiliate of Door. Pursuant to the terms of the Merger Agreement, D&W is also acquiring Atrium Companies, Inc. Transactions contemplated pursuant to the Merger Agreement are expected to be consummated no later than September 30, 1998.

                      DOOR HOLDINGS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                                     SEPTEMBER 30,
                                                                                                         1998
                                                                                                     -------------
                                                      ASSETS
CURRENT ASSETS:
  Cash and cash equivalents........................................................................    $     611
  Accounts receivable, net.........................................................................        3,596
  Inventories......................................................................................        1,669
  Prepaid expenses and other current assets........................................................          224
                                                                                                     -------------
  Total current assets.............................................................................        6,100

PROPERTY AND EQUIPMENT, net........................................................................          571
GOODWILL, net......................................................................................       22,081
DEFERRED FINANCING COSTS...........................................................................          190
OTHER ASSETS.......................................................................................           25
                                                                                                     -------------
  Total assets.....................................................................................    $  28,967
                                                                                                     -------------
                                                                                                     -------------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current portion of note payable..................................................................    $   1,150
  Accounts payable.................................................................................        1,173
  Accrued liabilities..............................................................................        1,390
                                                                                                     -------------
  Total current liabilities........................................................................        3,713

LONG-TERM LIABILITIES:
  Notes payable....................................................................................       13,663
  Other long-term liabilities......................................................................        4,000
                                                                                                     -------------
  Total liabilities................................................................................       21,376

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock, $.01 par value; 100,000 shares authorized, 58,952 issued and outstanding...........            1
  Paid-in capital..................................................................................        6,609
  Retained earnings................................................................................          981
                                                                                                     -------------
  Total stockholders' equity.......................................................................        7,591
                                                                                                     -------------
  Total liabilities and stockholders' equity.......................................................    $  28,967
                                                                                                     -------------
                                                                                                     -------------

   The accompanying notes are an integral part of the consolidated financial statements.

                      DOOR HOLDINGS, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME

             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                      THE COMPANY  PREDECESSOR
                                                                         1998         1997
                                                                      -----------  -----------
NET SALES...........................................................   $  16,081    $  13,077
COST OF GOODS SOLD..................................................       9,679        7,960
                                                                      -----------  -----------
  Gross profit......................................................       6,402        5,117

OPERATING EXPENSES:
  Selling, delivery, general and administrative expenses............       3,157        3,256
                                                                      -----------  -----------

    Income from operations..........................................       3,245        1,861

INTEREST EXPENSE....................................................      (1,277)         (23)
OTHER INCOME (EXPENSE), net.........................................           8          (32)
                                                                      -----------  -----------
    Income before income taxes......................................       1,976        1,806

PROVISION FOR INCOME TAXES..........................................         995       --
                                                                      -----------  -----------

NET INCOME..........................................................   $     981    $   1,806
                                                                      -----------  -----------
                                                                      -----------  -----------

   The accompanying notes are an integral part of the consolidated financial statements.

                      DOOR HOLDINGS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                  COMMON STOCK                                   TOTAL
                                                             ----------------------   PAID-IN    RETAINED    STOCKHOLDERS'
                                                              SHARES      AMOUNT      CAPITAL    EARNINGS       EQUITY
                                                             ---------  -----------  ---------  -----------  -------------
Balance, January 1, 1998...................................     --       $  --       $  --       $  --         $  --
  Initial issuance of common stock.........................     58,952           1       5,699                     5,700
  Issuance of warrants.....................................     --          --             769      --               769
  Stock option compensation expense........................     --          --             141      --               141
  Net income...............................................     --          --          --             981           981
                                                             ---------       -----   ---------       -----        ------
Balance, September 30, 1998................................     58,952   $       1   $   6,609   $     981     $   7,591
                                                             ---------       -----   ---------       -----        ------
                                                             ---------       -----   ---------       -----        ------

   The accompanying notes are an integral part of the consolidated financial statements.

                      DOOR HOLDINGS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                      THE COMPANY  PREDECESSOR
                                                                         1998         1997
                                                                      -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income........................................................   $     981    $   1,806
  Adjustments to reconcile net income to net cash (used in) provided by operating activities:........................................
    Depreciation....................................................          72          108
    Amortization of deferred financing costs........................          23       --
    Amortization of goodwill........................................         422       --
    Amortization of discount of note payable........................          82       --
    Stock compensation expense......................................         141       --
    Loss on retirement of assets....................................      --               29
  Changes in assets and liabilities:................................
    Accounts receivable, net........................................      (2,007)        (937)
    Inventories.....................................................        (372)        (288)
    Prepaid expenses, deferred taxes, and other assets..............         (88)          31
    Accounts payable................................................         345          282
    Accrued liabilities.............................................         151          733
                                                                      -----------  -----------
        Net cash (used in) provided by operating activities.........        (250)       1,764
                                                                      -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash paid for acquisition, net of cash acquired...................     (19,945)      --
  Purchases of property and equipment...............................        (181)        (103)
  Proceeds from sale of assets......................................      --               94
                                                                      -----------  -----------
    Net cash (used in) provided by investing activities.............     (20,126)          (9)
                                                                      -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of note payable............................      16,000           27
  Payment on note payable...........................................                      (85)
  Borrowings under revolving credit facility........................       1,300       11,332
  Payments on revolving credit facility.............................      (1,300)     (11,820)
  Payments on short term debt.......................................        (500)      --
  Stockholder distributions.........................................      --           (1,228)
  Proceeds from issuance of common stock............................       5,700       --
  Cash paid for financing costs.....................................        (213)      --
                                                                      -----------  -----------
    Net cash (used in) provided by financing activities.............      20,987       (1,774)
                                                                      -----------  -----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS................         611          (19)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD......................      --            1,650
                                                                      -----------  -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD............................   $     611    $   1,631
                                                                      -----------  -----------
                                                                      -----------  -----------
SUPPLEMENTAL DISCLOSURE:
  Cash paid during the period for:
    Interest........................................................   $   1,194    $      50
    Payable to Seller...............................................       4,000       --

   The accompanying notes are an integral part of the consolidated financial statements.

                      DOOR HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                  (UNAUDITED)

1. BASIS OF PRESENTATION:

    The unaudited consolidated results of operations and cash flow of Door Holdings, Inc. (formerly known as R.G. Darby Company, Inc. and Total Trim, Inc. See Note 2.) for the nine months ended September 30, 1998 and 1997, and financial position as of September 30, 1998 have been prepared in accordance with generally accepted accounting principles for interim financial reporting. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

    These consolidated financial statements and footnotes should be read in conjunction with the audited combined financial statements of R.G. Darby Company, Inc. and Total Trim, Inc. for the years ended December 31, 1997 and 1996 included herein. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the interim financial information have been included. The results of operations for any interim period are not necessarily indicative of the results of operations for a full year.

2. BASIS OF ACCOUNTING AND CHANGE IN OWNERSHIP:

    R.G. Darby Company, Inc. ("R.G. Darby Company") and Total Trim, Inc. ("Total Trim") (the "Companies") (the "Predecessor"), founded in 1983, provide interior and exterior doors, vanity mirrors, door knobs and locks, shelving, molding, and related installation to contractors of apartment buildings and hotels. The Companies are based in Florence, Alabama and operate out of one facility. The Companies supply materials and/or provide contract labor to install purchased materials. Material requirements, with the exception of doors, are shipped directly from the manufacturer to the contractor's location. Doors are assembled and shipped from the Companies' production facility. The Companies consist of three entities-- R.G. Darby Company is the sales company for materials; Darby Doors, a division of R.G. Darby Company, is the manufacturing division that produces the doors that are sold through R.G. Darby Company; and Total Trim is responsible for contracting labor for any installation work. These entities perform work in approximately 28 states, mainly in the South, Mid-Atlantic and Northeast.

    Effective January 8, 1998, the Companies were sold to Door Holdings, Inc. ("Door"). As specified in the agreement, the sales price was $24,000 plus or minus any adjustments resulting from the Companies' combined working capital, as defined in the sale agreement, being above or below $2,323 as of the closing date. Included in the $24,000 is a contingent payment of $4,000 to be paid to the former stockholder based on future operating results. An additional $2,000 which has not been recorded in the purchase price may be paid to the seller if these financial targets are substantially exceeded. The purchase price was funded primarily with $5,700 equity contributions, $16,000 of long-term debt, and accrual of the deferred payment. Door did not have any significant activity prior to this transaction. For the purpose of financial statement presentation, the change in ownership occurring on January 8, 1998 was considered effective January 1, 1998.

    The Acquisition has been accounted for under the purchase method of accounting. The aggregate purchase price of $24,520, (which includes $520 of transaction related expenses) has been allocated to the underlying assets and liabilities based upon their respective estimated fair market values at the date of

                      DOOR HOLDINGS, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                  (UNAUDITED)

2. BASIS OF ACCOUNTING AND CHANGE IN OWNERSHIP: (CONTINUED) acquisition, with the remainder allocated to goodwill, being amortized on a straight line basis over forty years. The preliminary purchase price allocation is as follows:

Cash and cash equivalents..........................................  $     575
Accounts receivable, net...........................................      1,651
Inventories........................................................      1,297
Prepaid expenses and other assets..................................        101
Property and equipment, net........................................        462
Goodwill...........................................................     22,503
Accounts payable and accrued liabilities...........................     (2,069)
                                                                     ---------
  Total purchase price.............................................  $  24,520
                                                                     ---------
                                                                     ---------

    The financial statements for the nine months ended September 30, 1997 were prepared for the Companies on their predecessor basis. No tax provision was recorded for the nine months ended September 30, 1997 as the Companies were S corporations for income tax purposes. The financial statements for the nine months ended September 30, 1998 reflect the purchase adjustments discussed above. Door is a C corporation for income tax purposes and therefore an income tax provision has been recorded for the 1998 period. The primary differences between the 1998 presentation and the 1997 presentation are the additional amortization expense, interest expense, and income tax expense reflected in 1998 due to the purchase transaction discussed above.

3.  INVENTORIES:

    Inventories, which are valued at the lower of cost or market using the first-in, first-out (FIFO) method of accounting consisted of the following at September 30, 1998:

Raw materials...................................................    $   1,502
Finished goods..................................................          167
                                                                       ------
                                                                    $   1,669
                                                                       ------
                                                                       ------

4.  NOTES PAYABLE:

    In connection with the acquisition discussed in Note 2 above, Door entered into a $6,000 subordinated note payable to GE Investment Private Placement Partners II ("GEIPPPII"), payable interest only in quarterly installments at 11.5% on the unpaid face amount, due January 9, 2004. The valuation assigned to common stock warrants of 11,712 issued in conjunction with this note resulted in a discount of $769 and an effective interest of approximately 16.78%. The unamortized discount at September 30, 1998 was $687.

    Also, in connection with the acquisition discussed in Note 2 above, Door entered into a Credit Agreement providing for a $5,000 revolving credit facility (the "Revolving Credit Facility") and a $10,000 Senior secured term loan facility (the "Term Loan"). The Revolving Credit Facility and the Term Loan bear interest at a rate based upon the lender's prime rate plus a borrowing margin of 1.5% or a EURO-based rate plus a borrowing margin of 2.5%. Door pays a commitment fee of .375% based on the unused portion of both credit facilities. The Revolving Credit Facility terminates on January 7, 2003. Door had

                      DOOR HOLDINGS, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                  (UNAUDITED)

4.  NOTES PAYABLE: (CONTINUED)
$5,000 of availability under the Revolving Credit Facility as of September 30, 1998. In connection with the acquisition discussed in Note 2 above, Door borrowed $10,000 under the Term Loan. Principal payments on the Term Loan are due quarterly at amounts ranging from $250 to $400 through December 31, 2004. Outstanding borrowings on the Term Loan at September 30, 1998 were $9,500 at an approximate interest rate of 8.0%. The Credit Agreement contains various covenants that restrict Door from taking various actions and requires Door to achieve and maintain certain financial covenants. All tangible and intangible assets of Door collateralize these credit facilities.

    Principal payments due during the next fiscal five years on notes payable as of September 30, 1998 are as follows:

1999...............................................................................  $   1,150
2000...............................................................................      1,350
2001...............................................................................      1,550
2002...............................................................................      1,600
2003...............................................................................      1,600
Thereafter.........................................................................      8,250
                                                                                     ---------
                                                                                        15,500
Less unamortized discount..........................................................       (687)
                                                                                     ---------
                                                                                     $  14,813
                                                                                     ---------
                                                                                     ---------

5.  CONTINGENCIES:

    Door is party to various claims, legal actions, and complaints arising in the ordinary course of business. In the opinion of management, all such matters are without merit or are of such kind, or involve such amounts, that an unfavorable disposition would not have a material adverse effect on the consolidated financial position, results of operations or liquidity of Door.

6.  COMMON STOCK PLAN:

    Effective January 9, 1998, the Board of Directors of Door approved the Door Stock Option Plan (the Plan) that provides for the grant of incentive stock options and nonqualified stock options to certain employees, officers and directors of Door and its affiliates, as defined in the Plan. Under the Plan, 10,000 shares of Door's common stock have been reserved for issuance. Incentive stock options granted under the Plan provide for the purchase of Door's common stock at not less than fair value on the date the option is granted. However, incentive stock options granted to any employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of Door shall be at least 110% of the fair market value of Door's common stock on the date the option is granted. Nonqualified stock options granted under the Plan provide for the purchase of Door's common stock at a price specified by the Stock Option Committee, which may be less than, equal to, or greater than the fair market value of the common stock on the date such option is granted.

    As of September 30, 1998, incentive stock options for approximately 5,900 shares of common stock were granted at approximately $117 per share. The option price of $117 per share will increase annually by 15% for 2,000 shares and 30% for 3,900 shares as defined by the Plan. These options become exercisable

                      DOOR HOLDINGS, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                  (UNAUDITED)

6.  COMMON STOCK PLAN: (CONTINUED)
over a three-year period and expire in January 2008. In addition, nonqualified stock options for approximately 1,600 shares of common stock were granted at approximately $235 per share. These options become exercisable upon the happening of a "Value Event" as described in the Plan and expire in January 2008. As of September 30, 1998, there has been no Value Event.

7.  RELATED PARTIES:

    On January 9, 1998, Door entered into a ten-year Management and Investment Banking Agreement (the "Management Agreement") with Ardshiel, Inc., ("Ardshiel") a related party of Arddoor, L.L.C., an equityholder of Door Holdings, Inc. Pursuant thereto, Door has agreed to pay Ardshiel an annual fee of $200 plus expenses for on-going management advisory services to Door. The management agreement also gives Ardshiel the first opportunity, in most instances, to perform investment banking services for Door, for a fee equal to 2% of the total transaction price related to any such sale/acquisition under the services provided. The agreement is terminated in the event Ardshiel and Arddoor, L.L.C. cease to be affiliates of Door.

8.  SUBSEQUENT EVENTS:

    Pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 3, 1998, Door became a wholly-owned subsidiary of Atrium Companies, Inc. and an indirect wholly owned subsidiary of D and W Holdings, Inc. ("D&W") (the "Merger"). D&W was formed to effect the Merger by the principal equity holders of Door and Wing Industries Holdings, Inc., an affiliate. Pursuant to the terms of the Merger Agreement, D&W is also acquiring Atrium Companies, Inc. Transactions contemplated pursuant to the Merger Agreement were consummated October 2, 1998.

    Immediately prior to the merger, the subordinated note payable and related warrants were converted into common stock of Door.

    In connection with the Merger, management exchanged all options in Door for options to purchase stock in D&W. It is expected that the management agreement will be terminated and replaced by a new agreement with D&W upon consummation with the Merger.

    As a part of the Merger, the notes payable remaining after conversion were repaid and the deferred financing cost was expensed.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Heat, Inc. and Subsidiaries:

    In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Heat, Inc. and its subsidiaries (the "Company") at December 31, 1998 and 1997, and the results of their operations and their cash flows for the year ended December 31, 1998, the periods ended December 31, 1997 and May 30, 1997 and the year ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP
Dallas, Texas
July 9, 1999

                          HEAT, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                                  DECEMBER 31,
                                                                                              --------------------
                                                                                                1998       1997
                                                                                  MARCH 31,   ---------  ---------
                                                                                    1999
                                                                                 -----------
                                                                                 (UNAUDITED)
                                                ASSETS
CURRENT ASSETS:
  Cash and cash equivalents....................................................   $   1,143   $   4,178  $   1,708
  Cash held in escrow..........................................................          --          --      2,167
  Accounts receivable, net of allowance of $221, $343 and $231, respectively...       5,227       6,176      5,109
  Inventories..................................................................       6,710       6,017      5,630
  Prepaid expenses and other current assets....................................         966       1,085      1,998
  Deferred tax asset...........................................................         915         915        905
                                                                                 -----------  ---------  ---------
    Total current assets.......................................................      14,961      18,371     17,517
PROPERTY, PLANT AND EQUIPMENT, net.............................................       8,339       8,407      7,747
GOODWILL, net..................................................................      16,563      16,645     15,228
OTHER ASSETS...................................................................         673         760      1,024
DEFERRED FINANCING COSTS AND OTHER INTANGIBLES, net............................       1,427       1,499      1,756
                                                                                 -----------  ---------  ---------
      Total assets.............................................................   $  41,963   $  45,682  $  43,272
                                                                                 -----------  ---------  ---------
                                                                                 -----------  ---------  ---------

                                 LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current portion of long-term debt............................................   $   3,568   $   2,239  $   1,624
  Accounts payable.............................................................       1,775         843        892
  Accrued liabilities..........................................................       3,975       8,655      7,213
                                                                                 -----------  ---------  ---------
    Total current liabilities..................................................       9,318      11,737      9,729
Long-term debt.................................................................      20,468      20,805     24,869
Deferred tax liability.........................................................         468         468        203
Other long-term liabilities....................................................         309         152         --
                                                                                 -----------  ---------  ---------
    Total liabilities..........................................................      30,563      33,162     34,801
                                                                                 -----------  ---------  ---------

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Class A common stock--authorized 5,000,000 shares at $.01 par value; issued
    and outstanding 1,312,500 shares...........................................          13          13         13
  Class B common stock--authorized 1,000,000 shares at $.01 par value; no
    shares issued and outstanding..............................................          --          --         --
  Warrants outstanding.........................................................         146         146        146
  Paid-in capital..............................................................       5,239       5,239      5,239
  Retained earnings............................................................       6,002       7,122      3,073
                                                                                 -----------  ---------  ---------
    Total stockholders' equity.................................................      11,400      12,520      8,471
                                                                                 -----------  ---------  ---------
      Total liabilities and stockholders' equity...............................   $  41,963   $  45,682  $  43,272
                                                                                 -----------  ---------  ---------
                                                                                 -----------  ---------  ---------

  The accompanying notes are an integral part of these consolidated financial statements.

                          HEAT, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                           THE COMPANY                   THE COMPANY                   PREDECESSOR
                                   ----------------------------  ----------------------------  ----------------------------
                                   PERIOD ENDED   PERIOD ENDED    YEAR ENDED    PERIOD ENDED   PERIOD ENDED    YEAR ENDED
                                     MARCH 31,      MARCH 31,    DECEMBER 31,   DECEMBER 31,      MAY 30,     DECEMBER 31,
                                       1999           1998           1998           1997           1997           1996
                                   -------------  -------------  -------------  -------------  -------------  -------------
                                           (UNAUDITED)
NET SALES........................    $  13,642      $  12,841      $  73,458      $  45,549      $  16,970      $  45,459
COST OF GOODS SOLD...............        8,970          7,587         41,780         26,501         10,345         25,959
                                   -------------  -------------  -------------  -------------  -------------  -------------
    Gross profit.................        4,672          5,254         31,678         19,048          6,625         19,500
                                   -------------  -------------  -------------  -------------  -------------  -------------

OPERATING EXPENSES:
  Selling, delivery, general and
    administrative...............        5,769          4,895         21,680         12,352          6,595         15,682
  Special charges................           --             --             --             --            785             --
  Amortization expense...........          182            162            685            391             --             --
                                   -------------  -------------  -------------  -------------  -------------  -------------
    Total operating expenses.....        5,951          5,057         22,365         12,743          7,380         15,682
                                   -------------  -------------  -------------  -------------  -------------  -------------
    Income (loss) from
      operations.................       (1,279)           197          9,313          6,305           (755)         3,818

INTEREST EXPENSE, net............          530            645          2,330          1,039             92             84
OTHER INCOME (EXPENSE)...........           29             52           (415)          (176)           166            446
                                   -------------  -------------  -------------  -------------  -------------  -------------
    Income (loss) before income
      taxes......................       (1,780)          (396)         6,568          5,090           (681)         4,180

    Provision (benefit) for
      income taxes...............         (660)          (120)         2,519          2,017           (298)         1,634
                                   -------------  -------------  -------------  -------------  -------------  -------------
NET INCOME (LOSS)................    $  (1,120)     $    (276)     $   4,049      $   3,073      $    (383)     $   2,546
                                   -------------  -------------  -------------  -------------  -------------  -------------
                                   -------------  -------------  -------------  -------------  -------------  -------------

  The accompanying notes are an integral part of these consolidated financial statements.

                          HEAT, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                    COMMON STOCK ISSUED(A)
                                                                              TREASURY STOCK
                                    ----------------------    PAID-IN    ------------------------     WARRANTS       RETAINED
                                     SHARES      AMOUNT       CAPITAL      SHARES       AMOUNT       OUTSTANDING     EARNINGS
                                    ---------  -----------  -----------  -----------  -----------  ---------------  -----------
PREDECESSOR
BALANCE, December 31, 1995........  2,011,088   $      41    $     430       57,876    $     (25)     $      --      $  17,684
  Stock options exercised.........         --          --           --       (5,300)           2             --             --
  Net income......................         --          --           --           --           --             --          2,546
                                    ---------         ---   -----------  -----------         ---          -----     -----------
BALANCE, December 31, 1996........  2,011,088          41          430       52,576          (23)            --         20,230
  Stock options exercised.........         --          --           --       (4,463)           2             --
  Net loss........................         --          --           --           --           --             --           (383)
                                    ---------         ---   -----------  -----------         ---          -----     -----------
BALANCE, May 30, 1997.............  2,011,088   $      41    $     430       48,113    $     (21)     $      --      $  19,847
                                    ---------         ---   -----------  -----------         ---          -----     -----------
                                    ---------         ---   -----------  -----------         ---          -----     -----------
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
THE COMPANY
BALANCE, May 31, 1997.............         --   $      --    $      --           --    $      --      $      --      $      --
  Issuance of common stock........  1,312,500          13        5,239           --           --             --             --
  Issuance of warrants............         --          --           --           --           --            146             --
  Net income......................         --          --           --           --           --             --          3,073
                                    ---------         ---   -----------  -----------         ---          -----     -----------
BALANCE, December 31, 1997........  1,312,500          13        5,239           --           --            146          3,073
  Net income......................                                                                                       4,049
                                    ---------         ---   -----------  -----------         ---          -----     -----------
Balance, December 31, 1998........  1,312,500          13        5,239           --           --            146          7,122
  Net loss (unaudited)............         --          --           --           --           --             --         (1,120)
                                    ---------         ---   -----------  -----------         ---          -----     -----------
Balance, March 31, 1999
  (unaudited).....................  1,312,500   $      13    $   5,239           --    $      --      $     146      $   6,002
                                    ---------         ---   -----------  -----------         ---          -----     -----------
                                    ---------         ---   -----------  -----------         ---          -----     -----------


                                        TOTAL
                                    STOCKHOLDER'S
                                       EQUITY
                                    -------------
PREDECESSOR
BALANCE, December 31, 1995........    $  18,130
  Stock options exercised.........            2
  Net income......................        2,546
                                    -------------
BALANCE, December 31, 1996........       20,678
  Stock options exercised.........            2
  Net loss........................         (383)
                                    -------------
BALANCE, May 30, 1997.............    $  20,297
                                    -------------
                                    -------------
----------------------------------
----------------------------------
THE COMPANY
BALANCE, May 31, 1997.............    $      --
  Issuance of common stock........        5,252
  Issuance of warrants............          146
  Net income......................        3,073
                                    -------------
BALANCE, December 31, 1997........        8,471
  Net income......................        4,049
                                    -------------
Balance, December 31, 1998........       12,520
  Net loss (unaudited)............       (1,120)
                                    -------------
Balance, March 31, 1999
  (unaudited).....................    $  11,400
                                    -------------
                                    -------------

                          HEAT, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                               THE COMPANY                   THE COMPANY                    PREDECESSOR
                                       ----------------------------  ----------------------------  ------------------------------
                                       PERIOD ENDED   PERIOD ENDED    YEAR ENDED    PERIOD ENDED   PERIOD ENDED     YEAR ENDED
                                         MARCH 31,      MARCH 31,    DECEMBER 31,   DECEMBER 31,      MAY 30,      DECEMBER 31,
                                           1999           1998           1998           1997           1997            1996
                                       -------------  -------------  -------------  -------------  -------------  ---------------
                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................    $  (1,120)     $    (276)     $   4,049      $   3,073      $    (383)      $   2,546
  Depreciation and amortization......          519            482          2,008          1,057            703           1,782
  Amortization of deferred debt
    discount.........................            5              5             21             12             --              --
  Loss/(gain) on disposal of
    property, plant and equipment....           --              5             31             --             44             (14)
  Changes in assets and liabilities:
    Accounts receivable..............          949            (60)        (1,067)         1,003           (391)           (272)
    Inventories......................         (694)          (990)          (387)         1,814           (784)           (740)
    Prepaid expenses and other
      current assets.................          119            110          1,177         (1,115)          (355)           (341)
    Deferred taxes, net..............           --             --            255            (21)
    Investments......................           --             --             --             --          5,393            (251)
    Other noncurrent assets..........           65             --             --             --           (122)           (391)
    Accounts payable.................          932            521            (50)        (1,405)           411             507
    Accrued liabilities..............       (4,679)          (400)           294            (67)           431             440
    Other, net.......................           (2)           (70)           (29)           (22)            --
                                       -------------  -------------  -------------  -------------  -------------        ------
      Net cash (used in) provided by
        operating activities.........       (3,906)          (673)         6,302          4,329          4,947           3,266
                                       -------------  -------------  -------------  -------------  -------------        ------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property, plant and
    equipment, net...................         (271)          (365)        (1,700)          (992)          (683)         (1,696)
  Acquisition of Thermal and Best
    Built............................           --             --             --        (30,122)            --              --
  Additional payment to seller.......           --                          (830)            --             --              --
                                       -------------  -------------  -------------  -------------  -------------        ------
      Net cash used in investing
        activities...................         (271)          (365)        (2,530)       (31,114)          (683)         (1,696)
                                       -------------  -------------  -------------  -------------  -------------        ------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Liquidation of consolidated escrow
    balances.........................           --          2,167          2,167             --             --              --
  Proceeds from borrowings in
    connection with acquisition of
    Thermal and Best Built...........           --             --             --         24,870             --              --
  Borrowing/(repayment) of debt......        1,142           (308)        (3,469)        (2,883)           (28)           (172)
  Issuance of common stock...........           --             --             --          5,252             --              --
                                       -------------  -------------  -------------  -------------  -------------        ------
      Net cash (used in) provided by
        financing activities.........        1,142          1,859         (1,302)        27,239            (28)           (172)
                                       -------------  -------------  -------------  -------------  -------------        ------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................       (3,035)           821          2,470            454          4,236           1,398
CASH AND CASH EQUIVALENTS, BEGINNING
  OF PERIOD..........................        4,178          1,708          1,708          1,254          5,070           3,672
                                       -------------  -------------  -------------  -------------  -------------        ------
  END OF PERIOD......................    $   1,143      $   2,529      $   4,178      $   1,708      $   9,306           5,070
                                       -------------  -------------  -------------  -------------  -------------        ------
                                       -------------  -------------  -------------  -------------  -------------        ------
SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Cash paid during the period for--
    Interest.........................          532            595      $   2,325      $   1,574      $      40       $      84
    Income taxes.....................    $     921      $     112      $   1,282      $   2,202      $     404       $   1,255
  Noncash investing and financing
    activities--
    Capital expenditures included in
      accrued expenses...............           --                     $     312      $      --      $               $      --

  The accompanying notes are an integral part of these consolidated financial statements.

                          HEAT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

1. ORGANIZATION, BUSINESS AND BASIS OF PRESENTATION:

    Heat, Inc. (the "Company"), a Delaware corporation, was incorporated on January 2, 1997 by HIG Capital Management and affiliated companies ("HIG") for the purpose of acquiring and owning Thermal Industries, Inc. ("Thermal"), based in Pittsburgh, Pennsylvania, and Best Built, Inc. ("Best Built"), based in Union Gap, Washington. The acquisitions were consummated effective May 30, 1997. The statements of operations for the period from January 1, 1997 to May 30, 1997 and the year ended December 31, 1996 only include the operations of Thermal as Thermal was deemed to be the predecessor company. The Company is engaged in the manufacture of vinyl-framed, made-to-order windows, replacement sliding doors, patio enclosures, vinyl porch decks and boat docks. The products are primarily sold to remodeling or home improvement contractors for use in residential remodeling through the Company's twenty-one branch locations. In addition, products are also sold to wholesale distributors for use in new construction.

    The purchase price of the acquisitions exceeded the fair value of the net assets acquired by approximately $17,273. Pursuant to the terms of the Best Built purchase agreement, the Company made an additional payment of $830 during 1998. In addition, in January 1999, the Company reached a settlement with shareholders dissenting to the merger. The settlement amount exceeded the previously recorded liability by approximately $673. Refer to Note 9 for further discussion.

2. SIGNIFICANT ACCOUNTING POLICIES:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results may differ from previously estimated amounts.

    The consolidated financial information as of March 31, 1999 and for the three months ended March 31, 1998 and 1999 is unaudited. In the opinion of management, the accompanying unaudited consolidated financial information and related notes thereto contain all adjustments consisting only of normal recurring adjustments, necessary to present fairly the consolidated financial information as of March 31, 1999 and the operating results and cash flows for the three months ended March 31, 1999 and 1998. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year.

  BASIS OF CONSOLIDATION

    The accounts of the Company and its wholly-owned subsidiaries are included in the consolidated financial statements. All significant intercompany accounts and transactions have been eliminated in consolidation. The reference to the periods ended December 31, 1997 and May 30, 1997 used throughout these consolidated financial statements, refer to the periods May 31, 1997 through December 31, 1997 and January 1, 1997 through May 30, 1997, respectively.

                          HEAT, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
  INDUSTRY SEGMENT

    The Company operates in a single industry segment, the fabrication and distribution windows and related components.

  REVENUE RECOGNITION

    The Company manufactures the products noted above and provides separate installation services for customers that request such services under sales contracts that may require cash deposits. The Company records the sale of products upon transfer of title to the customer, which typically occurs upon shipment, and records revenue from installation projects when the projects are complete.

  CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with a maturity of ninety days or less when purchased to be cash equivalents.

  ADVERTISING COSTS

    Advertising costs are expensed when incurred and were $185, $68, $61, and $80 for the year ended December 98, the periods ended December 31, 1997 and May 30, 1997, and the year ended December 31, 1996, respectively.

  CONCENTRATIONS OF CREDIT RISK

    Financial instruments, which potentially expose the Company to concentrations of credit risk, consist primarily of trade accounts receivable. The Company's customers are located in various regions of the United States. The Company performs ongoing credit evaluations of its customers' financial condition and generally requires no collateral. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information. No customers accounted for approximately 10% of gross sales for the year ended December 31, 1998, the periods ended December 31, 1997 and May 30, 1997 and the year ended December 31, 1996.

  INVENTORIES

    Inventories are carried at the lower of first-in, first-out (FIFO) cost or market and consist of the following:

                                                                                DECEMBER 31,
                                                                            --------------------
                                                                              1998       1997
                                                                MARCH 31,   ---------  ---------
                                                                  1999
                                                               -----------
                                                               (UNAUDITED)
Raw materials................................................   $   4,012   $   3,948  $   3,586
Work-in-process..............................................          69          69         73
Finished goods...............................................       2,629       2,000      1,971
                                                               -----------  ---------  ---------
                                                                $   6,710   $   6,017  $   5,630
                                                               -----------  ---------  ---------
                                                               -----------  ---------  ---------

                          HEAT, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
  ACCRUED LIABILITIES

    Accrued liabilities consisted of the following:

                                                                                DECEMBER 31,
                                                                            --------------------
                                                                              1998       1997
                                                                MARCH 31,   ---------  ---------
                                                                  1999
                                                               -----------
                                                               (UNAUDITED)
Accrued payroll and benefits.................................   $   2,125   $   2,339  $   1,781
Accrued income taxes.........................................          92         900         56
Reserve for litigation settlement............................          --       2,840      2,167
Other accrued liabilities....................................       1,758       2,576      3,209
                                                               -----------  ---------  ---------
                                                                $   3,975   $   8,655  $   7,213
                                                               -----------  ---------  ---------
                                                               -----------  ---------  ---------

  PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost. Additions and improvements of significant items are capitalized while expenditures for maintenance and repairs are charged to operations as incurred. Provisions for depreciation are computed principally by the straight-line method based upon the estimated useful lives of the assets. Property, plant and equipment balances and useful lives are as follows:

                                                                                DECEMBER 31,
                                                             DEPRECIATION   --------------------
                                                                PERIOD        1998       1997
                                                            --------------  ---------  ---------
Land......................................................       N/A        $     334  $     334
Buildings and improvements................................    39.5 years        1,522      1,522
Furniture and office equipment............................    3-7 years           643        471
Machinery and equipment...................................    5-20 years        5,170      4,055
Autos and trucks..........................................    3-10 years        1,082        934
Leasehold improvements....................................  Life of lease         703        634
Construction-in-progress..................................       N/A              912        459
                                                                            ---------  ---------
                                                                               10,366      8,409
Less accumulated depreciation.............................                     (1,959)      (662)
                                                                            ---------  ---------
Property, plant and equipment, net........................                  $   8,407  $   7,747
                                                                            ---------  ---------
                                                                            ---------  ---------

    Depreciation expense for the year ended December 31, 1998, the periods ended December 31, 1997 and May 30, 1997, and the year ended December 31, 1996 was $1,321, $662, $703 and $1,782, respectively.

  NONCOMPETE AND CONSULTING AGREEMENTS

    In connection with the acquisition of Best Built, the seller agreed not to compete with the Company for a period of five years in exchange for an initial payment of $150 and an additional payment of $125 during 1998. The cost of this agreement is being amortized using the straight-line method over its five-year contractual life. Additionally, the seller is being retained as a consultant for the Company through May 29, 1999, subject to extension upon mutual agreement of the Company and the seller.

                          HEAT, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
  GOODWILL

    Goodwill is being amortized over forty years on a straight-line basis. Accumulated amortization was approximately $628 and $229 at December 31, 1998 and 1997, respectively. It is the Company's policy to review goodwill (and other intangible assets) for possible impairment on the basis of whether the carrying amount of such assets is fully recoverable from projected undiscounted net cash flows from the related business. If such review indicates that the carrying amount of goodwill and other intangible assets is not recoverable, then the Company's policy is to reduce the carrying amount of such assets to fair value.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

    In accordance with Statement of Financial Accounting Standards (SFAS) No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, the following methods have been used in estimating fair value disclosures for significant financial instruments of the Company.

    Estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Since considerable judgment is required to interpret market data to develop the estimates of fair value, the estimates presented are not necessarily indicative of the amounts that could be realized in a current market exchange.

    Cash and cash equivalents, accounts receivable, accounts payable, and other current liabilities--The carrying amounts reported in the balance sheet for these accounts approximate the fair value due to their short maturities.

    Long-term debt--The fair value of the Company's debt approximates the carrying value since interest rates are variable for the maturity of the debt. Management believes the fixed rate debt is consistent with other financial instruments of similar rating and risk.

  TREASURY STOCK

    Treasury stock represents stock held principally for sale and issuance to employees. Purchases of treasury stock are recorded at cost. Sales of treasury stock are valued using the weighted average method. All treasury stock was eliminated as part of the acquisition of Thermal and Best Built by the Company.

                          HEAT, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

3. LONG-TERM DEBT:

    Long-term debt outstanding consisted of the following at December 31:

                                                                                1998       1997
                                                                              ---------  ---------
Unsecured note payable, 8.00% interest, principal payable in its entirety on
  May 29, 2000..............................................................  $   1,500  $   1,500

Pennsylvania Economic Development Financing Authority ("PEDFA") bonds, variable interest rate (recent interest rates ranging from 2.40% to
  3.15%), principal payable $100 annually through November 2004, with a $500
  payment due November 2005.................................................      1,100      1,200

Pennsylvania Industrial Development Authority ("PIDA") mortgage note, 3%
  interest, principal and interest payable in monthly installments of $8
  through July 2006.........................................................        653        723

Nations Credit Term Loan A, variable interest rate of 4.25% plus the
  Commercial Paper Rate (total rate of 9.17% at December 31, 1998),
  principal payable in quarterly installments through May 30, 2003..........     14,941     18,212

Nations Credit Term Loan B, variable interest rate of 6.50% plus the
  Commercial Paper Rate (total rate of 11.42% at December 31, 1998), principal payable in its entirety throughout the 12 months ended May 30,
  2004......................................................................      4,700      4,700

Various capital lease obligations at interest rates ranging from 10.91% to
  24.20% due in installments through 2003...................................        263        292
                                                                              ---------  ---------

                                                                                 23,157     26,627

Less--

  Deferred debt discount....................................................       (113)      (134)

  Current portion of long-term debt.........................................     (2,239)    (1,624)
                                                                              ---------  ---------

                                                                              $  20,805  $  24,869
                                                                              ---------  ---------
                                                                              ---------  ---------

    Annual principal payments required under long-term debt obligations are as follows:

1999...............................................................  $   2,239
2000...............................................................      4,266
2001...............................................................      3,426
2002...............................................................      4,124
2003...............................................................      4,163
Thereafter.........................................................      4,939
                                                                     ---------
                                                                     $  23,157
                                                                     ---------
                                                                     ---------

    Debt issuance costs of approximately $1,204 were incurred in 1997 in connection with the Nations Credit agreement. In connection with the borrowings, warrants were issued to the lender to purchase 98,790 shares. The estimated value of those warrants of approximately $146 has been recorded as deferred debt discount and warrants outstanding. Amortization of the Nations Credit deferred financing costs and other intangible assets approximated $286 and $165 for the year ended December 31, 1998 and the period ended December 31, 1997, respectively.

                          HEAT, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

3. LONG-TERM DEBT: (CONTINUED)
    The Company maintains a $1,300 letter of credit and a $7,500 working capital facility with Nations Credit. At December 31, 1998 and 1997, no amounts were outstanding under these facilities.

    The Company is required to meet certain financial and other covenants in connection with the above obligations, including, among others, restrictions on new indebtedness, liens, minimum earnings before interest, taxes, depreciation and amortization, debt coverage and capital expenditures. The Company was in compliance with all of these covenants as of December 31, 1998. In addition, the obligations contain mandatory incremental prepayments if certain conditions are met such as, excess cash flow requirements (as defined), an equity transaction, or an asset sale. In connection therewith, the company paid $0, $1,853, $0 and $0 under these provisions for the year ended December 31, 1998, the periods ended December 31, 1997 and May 30, 1997 and the year ended December 31, 1996, respectively.

4. EMPLOYEE BENEFIT PLAN:

    Thermal maintains a qualified 401(k) and profit-sharing plan covering substantially all of its employees. Under the terms of the plan, the Company may contribute up to 25% of the first 8% of each employee's compensation contributed and may also make discretionary contributions to the plan. Total expense recorded by the Company was approximately $710, $687, $278 and $534 for the year ended December 31, 1998, the periods ended December 31, 1997 and May 30, 1997 and the year ended December 31, 1996, respectively.

    During 1998, Best Built implemented a qualified 401(k) plan. Under the terms of the plan, the Company may contribute up to 25% of the first 8% of each employee's compensation contributed. The total expense recorded by Best Built was $8 for the year ended December 31, 1998.

5. INCOME TAXES:

    The Company records the effect of income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109 (SFAS No.
109), ACCOUNTING FOR INCOME TAXES. Taxes on income, as shown in the accompanying consolidated statements of operations, include the following components:

                                                   THE COMPANY                PREDECESSOR
                                             ------------------------  --------------------------
                                                            PERIOD
                                             YEAR ENDED      ENDED                    YEAR ENDED
                                              DECEMBER     DECEMBER    PERIOD ENDED    DECEMBER
                                                 31,          31,         MAY 30,         31,
                                                1998         1997          1997          1996
                                             -----------  -----------  -------------  -----------
Current provision (benefit):
  Federal..................................   $   2,202    $   1,765     $      15     $   1,403
  State....................................         254          273            95           227
                                             -----------  -----------        -----    -----------
    Total current provision................       2,456        2,038           110         1,630
Deferred provision (benefit)...............          63          (21)         (408)            4
                                             -----------  -----------        -----    -----------
    Total provision (benefit)..............   $   2,519    $   2,017     $    (298)    $   1,634
                                             -----------  -----------        -----    -----------
                                             -----------  -----------        -----    -----------

                          HEAT, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

5. INCOME TAXES: (CONTINUED)
    The income tax rate on income before taxes differs from the federal statutory rate for the following reasons:

                                                   THE COMPANY               PREDECESSOR
                                             ------------------------  ------------------------
                                                            PERIOD
                                             YEAR ENDED      ENDED       PERIOD     YEAR ENDED
                                              DECEMBER     DECEMBER       ENDED      DECEMBER
                                                 31,          31,        MAY 30,        31,
                                                1998         1997         1997         1996
                                             -----------  -----------  -----------  -----------
Tax provision based on the federal
  statutory rate...........................   $   2,235    $   1,715    $    (231)   $   1,421
State income taxes, net of federal
  benefit..................................         168          232          (27)         150
Nondeductible goodwill.....................         101           58           --           --
Other......................................          15           12          (40)          63
                                             -----------  -----------  -----------  -----------
    Total provision........................   $   2,519    $   2,017         (298)   $   1,634
                                             -----------  -----------  -----------  -----------
                                             -----------  -----------  -----------  -----------

    The components of the Company's deferred tax accounts are as follows at December 31:

                                                                                 1998       1997
                                                                               ---------  ---------
Depreciation.................................................................  $    (368) $    (163)
Vacation accrual.............................................................        318        151
Accrued bonuses..............................................................         75        136
Warranty accrual.............................................................        257        225
Inventory and bad debt reserve...............................................        199        143
Amortization of goodwill.....................................................       (100)       (40)
Other nondeductible accruals.................................................         66        250
                                                                               ---------  ---------
Net deferred tax asset.......................................................  $     447  $     702
                                                                               ---------  ---------
                                                                               ---------  ---------
Deferred tax asset, current..................................................  $     915  $     905
Deferred tax liability, long-term............................................       (468)      (203)
                                                                               ---------  ---------
                                                                               $     447  $     702
                                                                               ---------  ---------
                                                                               ---------  ---------

6. STOCKHOLDERS' EQUITY:

  VOTING RIGHTS

    The holders of the Class A Common Stock are entitled to one vote for each share of stock held. The holders of Class B Common Stock are not entitled to vote, except as otherwise required by applicable law, in which case holders of Class B Common Stock shall vote as a single class.

  DIVIDENDS AND LIQUIDATION RIGHTS

    The Board of Directors of the Company may pay dividends to both the Class A and Class B holders out of funds legally available for payments of dividends. In the event of liquidation, the holders of Class A and Class B stock shall be entitled to share ratably, according to the number of shares of Common Stock held by them, in all assets of the Company available for distribution to its stockholders.

                          HEAT, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

6. STOCKHOLDERS' EQUITY: (CONTINUED)
  CONVERSION

    Each share of Class A Common Stock is convertible into one share of Class B Common Stock, and vice versa.

7. STOCK OPTION PLANS:

    In October 1984, Thermal adopted an incentive stock option plan (the "Old Plan") for its key employees. Options granted under the Old Plan were granted with an exercise price that equaled or exceeded fair market value of Thermal's common stock at the date of grant.

    Ten years from the date the Old Plan was adopted, the Old Plan was terminated. However, all rights created under options granted continued until such options were excercised or expired. In connection with acquisition of Thermal and Best Built by the Company, all options under the Old Plan were exercised.

    On May 30, 1997, the Company adopted a stock option plan pursuant to the Heat, Inc. 1997 Stock Purchase and Option Plan (the "Plan") for its key employees, directors, consultants and advisers. The option plan provides for the grant of up to 250,000 shares of common stock. Under the Plan, certain employees have received incentive options under the Internal Revenue Service Code Section 422, while others have received nonqualified stock options in accordance with the Plan.

    Generally, all options issued under the Plan vest equally in 25% annual increments over the four-year period subsequent to the grant date. All options become fully vested upon a sale of the Company and must be exercised in connection with the sale of the Company or they shall be forfeited. Options were granted with an exercise price that equalled or exceed fair value of the Company's common stock. Options for 22,500 shares were granted at the time of acquisition, which vest between 1998 and 2005 based upon the Company's future operating results. The outstanding stock options under the Plan have an average remaining contractual life of ten years at December 31, 1998.

    Stock option transactions are summarized as follows:

                                                   THE COMPANY               PREDECESSOR
                                             ------------------------  ------------------------
                                                            PERIOD       PERIOD
                                             YEAR ENDED      ENDED        ENDED     YEAR ENDED
                                              DECEMBER     DECEMBER      MAY 30,     DECEMBER
                                              31, 1998     31, 1997       1997       31, 1996
                                             -----------  -----------  -----------  -----------
Outstanding options, beginning of period...      86,555           --       35,500       15,900
Granted....................................      17,500       86,555           --       20,000
Exercised..................................          --           --         (800)        (400)
                                             -----------  -----------  -----------  -----------
Outstanding options, end of period.........     104,055       86,555       34,700       35,500
                                             -----------  -----------  -----------  -----------
                                             -----------  -----------  -----------  -----------

Weighted average exercise price of options
  exercised................................   $      --    $      --    $    3.00    $    3.00
Weighted average exercise price of options
  granted..................................   $   18.29    $    4.64    $      --    $    8.75
Weighted average exercise price, end of
  period...................................   $    6.93    $    4.64    $    6.31    $    6.24
Options exercisable, end of period.........      21,639           --       28,434       29,234
Options available for future grant.........     145,945      163,445           --           --

                          HEAT, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

7. STOCK OPTION PLANS: (CONTINUED)
    The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following range of assumptions used for option grants occurring during the year ended December 31, 1998 and the period ended December 31, 1997:

                                                                                                   1998       1997
                                                                                                 ---------  ---------
Volatility.....................................................................................         0%         0%
Risk-free interest rate........................................................................      5.27%      5.81%
Expected life in years.........................................................................        5.0        5.0
Dividend yield.................................................................................         0%         0%

    The following table summarizes information about stock options outstanding at December 31, 1998:

                            OPTIONS OUTSTANDING                OPTIONS EXERCISABLE
                 ------------------------------------------  -----------------------
                              WEIGHTED AVERAGE   WEIGHTED                 WEIGHTED
                                 REMAINING        AVERAGE                  AVERAGE
   RANGE OF        NUMBER           LIFE         EXERCISE      NUMBER     EXERCISE
EXERCISE PRICES  OUTSTANDING      (MONTHS)         PRICE     EXERCISABLE    PRICE
---------------  -----------  ----------------  -----------  ----------  -----------
     $4.00           79,055         101          $    4.00      19,764    $    4.00
 $10.00-$12.00       17,500       107-119        $   11.71         750    $   11.33
    $20.00            2,500         119          $   20.00          --           --
    $30.00            5,000         116          $   30.00          --           --
                 -----------
                    104,055

    In October 1995, the Financial Accounting Standards Board issued STATEMENT OF FINANCIAL ACCOUNTING STANDARD ("SFAS") No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. SFAS No. 123 encourages a fair-value based method of accounting for employee stock options and similar equity instruments. SFAS No. 123 also allows an entity to continue to account for stock-based employee compensation using the intrinsic value for equity instruments using APB Opinion No. 25. As provided for in SFAS No. 123, the Company elected to continue the intrinsic value method of expense recognition. Accordingly, no compensation cost has been recognized for the stock option plans. Had compensation expense for the stock option plans been determined consistent with the provisions of SFAS No. 123, the Company's net income for the year ended December 31, 1998, the periods ended December 31, 1997 and May , 1997 and the year ended December , 1996 would not have been materially different.

    In connection with acquisition transactions discussed in Note 1, the Company also sold 45,000 shares (Class A) to certain employees, at the fair market value as determined by management and based on the value of the merger transaction. These shares and any shares issued under the stock option plan, as described above, are subject to certain terms and conditions including, among others, restrictions on transfer, repurchase rights and a put feature.

    In connection with the sale of the Company (see Note ), all options outstanding under the Plan were exercised and the Plan was terminated.

8. RELATED PARTY TRANSACTIONS:

    In connection with the merger, the Company agreed to pay a management fee to HIG. These fees totaled approximately $400 and $239 for the year ended December 31, 1998 and the period ended

                          HEAT, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

8. RELATED PARTY TRANSACTIONS: (CONTINUED)
December 31, 1997, respectively, and are classified as management fees in the accompanying consolidated statements of operations.

    The Company leases certain facilities in Pittsburgh, Pennsylvania from two members of the board of directors of the Company. Rental expense for these facilities totaled approximately $137, $78, $56 and $134 for the year ended December 31, 1998, the periods ended December 31, 1997 and May 30, 1997 and the year ended December 31, 1996, respectively.

9. FUTURE LEASE OBLIGATIONS:

    Future minimum lease payments under operating leases for the Company's main locations and twenty-one branch locations that have initial or remaining noncancelable lease terms in excess of one year at December 31, 1998 are:

1999................................................................  $   1,399
2000................................................................      1,329
2001................................................................        766
2002................................................................        528
2003................................................................        350
Thereafter..........................................................        725
                                                                      ---------
                                                                      $   5,097
                                                                      ---------
                                                                      ---------

    Rental expense amounted to approximately $1,523, $685, $426 and $867 for the year ended December 31, 1998, the periods ended December 31, 1997 and May 30, 1997 and the year ended December 31, 1996, respectively.

10. COMMITMENTS AND CONTINGENCIES:

    The Company is currently a defendant in a lawsuit claiming that the Company is liable and negligent in the design and manufacture of windows installed in a large condominium project. The case is currently in mediation with a scheduled trial date of May 1999. Management is of the opinion that the ultimate resolution of this matter, after considering its insurance coverage and based on discussions with outside legal counsel, will not have a material adverse effect on the Company's financial condition or its results of operation.

    The Company is involved in various other claims and litigation incidental to the conduct of its business. Based on consultation with legal counsel, management does not believe that any claims or litigation to which the Company is a party will have a material adverse effect on the Company" financial condition or results of operations.

11. SPECIAL CHARGES:

    Included in special charges in the Consolidated Statement of Operations for the period ended May , 1997 are transportation expenses (primarily consisting of legal and investment banker fees) paid by Thermal totaling $785.

                          HEAT, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

12. THERMAL AND BEST BUILT TRANSACTIONS:

    On May 30, 1997, the Company acquired all of the common stock of Thermal and Best Built. The components of the purchase price are as follows:

Cash and cash equivalents..........................................................  $   1,254
Accounts receivable, net...........................................................      6,212
Inventories........................................................................      7,344
Prepaid expenses and other current assets..........................................      1,542
Property, plant and equipment......................................................      7,050
Goodwill...........................................................................     15,960
Other long term assets.............................................................      1,301
Current liabilities................................................................     (7,467)
Long-term liabilities..............................................................     (3,074)
                                                                                     ---------
  Total purchase price.............................................................  $  30,122
                                                                                     ---------
                                                                                     ---------

    The purchase price of $30,122 was financed with net debt proceeds of $24,870.

13. SUBSEQUENT EVENT:

    In connection with the acquisition of Thermal by the Company, certain shareholders of Thermal exercised their rights to dissent from the merger and to demand payment of the fair value of their shares. Pursuant to the terms of the merger, each share of Thermal stock was converted into the right to receive a cash payment per share, based on the price per share accepted by the nondissenting shareholders. The dissenting shareholders asserted that they have certain rights to seek appraisals of the fair value of their shares. In the aggregate, the dissenting shareholders were the beneficial owners of 144,186 shares of Thermal. On January 22, 1999, the Company entered into a Settlement and Release Agreement with the dissenting shareholders to pay $2,840 in exchange for all their shares held. A liability for $2,167 reflecting the anticipated settlement amount had been previously recorded in the accompanying consolidated balance sheet at December 31, 1997. As a result of the final settlement of this matter, the liability was increased to $2,840 and was paid out in January 1999. This additional amount was reflected as an increase to goodwill.

    In connection with the Best Built acquisition, the Company paid the seller an additional $830 in 1998 as a result of Best Built achieving a defined gross profit level for the 12-month period ended May 31, 1998. This additional amount was reflected as an increase to goodwill.

    On April 20, 1999, the Company was acquired by Atrium Companies, Inc., a company engaged in the manufacture and sales of doors, windows, and various building materials throughout the United States, for approximately $85,000.

                      REPORT OF INDEPENDENT ACCOUNTANTS ON
                         FINANCIAL STATEMENT SCHEDULES

To the Board of Directors

of Atrium Companies, Inc.

    Our audits of the financial statements of Atrium Companies, Inc. and subsidiaries, Atrium Companies, Inc. and subsidiaries (previous registrant), R.G. Darby Company, Inc. and Total Trim, Inc. and Heat, Inc. referred to in our reports dated April 4, 1999 (except for Note 18 which is as of May 17, 1999), June 25, 1999, September 24, 1998, and July 9, 1999, respectively, appearing in this Registration Statement also included an audit of the related financial statement schedules. In our opinion, these financial statement schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements.

PricewaterhouseCoopers LLP
Dallas, Texas
April 4, 1999 (except for Note 18 is as of May 17, 1999),
June 25, 1999, September 24, 1998 and July 9, 1999

                             ATRIUM COMPANIES, INC.

                       VALUATION AND QUALIFYING ACCOUNTS

                                                                                 COLUMN C -
                                                                                  ADDITIONS
                                                                                -------------
                                                                  COLUMN B -         (1)
                                                                  BALANCE AT     CHARGED TO     COLUMN D -      COLUMN E -
                                                                   BEGINNING      COSTS AND    DEDUCTIONS -     BALANCE AT
COLUMN A - DESCRIPTION                                             OF PERIOD      EXPENSES     WRITE-OFFS(A)   END OF PERIOD
---------------------------------------------------------------  -------------  -------------  -------------  ---------------
Allowance for doubtful accounts:
  Year ended December 31, 1996.................................    $       0      $   1,561      $    (731)      $     830
  Year ended December 31, 1997.................................    $     830      $   1,791      $  (1,896)      $     725
  Year ended December 31, 1998.................................    $     725      $     227      $    (174)      $     778

--------------------------

(a) net of recoveries

                  ATRIUM COMPANIES, INC. (PREVIOUS REGISTRANT)

                       VALUATION AND QUALIFYING ACCOUNTS

                                                                        COLUMN C - ADDITIONS
                                                                     --------------------------
                                                       COLUMN B -        (1)           (2)
                                                       BALANCE AT    CHARGED TO     ACQUIRED      COLUMN D -      COLUMN E -
                                                        BEGINNING     COSTS AND      THROUGH     DEDUCTIONS -     BALANCE AT
COLUMN A - DESCRIPTION                                  OF PERIOD     EXPENSES     ACQUISITION   WRITE-OFFS(A)   END OF PERIOD
----------------------------------------------------  -------------  -----------  -------------  -------------  ---------------
Allowance for doubtful accounts:
  Year ended December 31, 1995......................    $   1,300     $     486     $      --      $    (631)      $   1,155
  Year ended December 31, 1996......................    $   1,155     $      49     $     237      $      56       $   1,497
  Year ended December 31, 1997......................    $   1,497     $     480     $     250      $  (1,619)      $     608
  Period ended October 2, 1998......................    $     608     $     195     $      --      $     (12)      $     791

--------------------------

(a) net of recoveries

                 R.G. DARBY COMPANY, INC. AND TOTAL TRIM, INC.

                       VALUATION AND QUALIFYING ACCOUNTS

                                                                                   COLUMN C -
                                                                                    ADDITIONS
                                                                                  -------------
                                                                   COLUMN B -          (1)
                                                                   BALANCE AT      CHARGED TO      COLUMN D -       COLUMN E -
                                                                    BEGINNING       COSTS AND     DEDUCTIONS -      BALANCE AT
COLUMN A - DESCRIPTION                                              OF PERIOD       EXPENSES      WRITE-OFFS(A)    END OF PERIOD
---------------------------------------------------------------  ---------------  -------------  ---------------  ---------------
Allowance for doubtful accounts:
  Year ended December 31, 1996.................................     $       0       $     183       $    (117)       $      66
  Year ended December 31, 1997.................................     $      66       $     154       $     (45)       $     175

--------------------------

(a) net of recoveries

                                   HEAT, INC.

                       VALUATION AND QUALIFYING ACCOUNTS

                                                                                 COLUMN C -
                                                                                  ADDITIONS
                                                                                -------------
                                                                  COLUMN B -         (1)
                                                                  BALANCE AT     CHARGED TO      COLUMN D -       COLUMN E -
                                                                   BEGINNING      COSTS AND     DEDUCTIONS -      BALANCE AT
COLUMN A - DESCRIPTION                                             OF PERIOD      EXPENSES      WRITE-OFFS(A)    END OF PERIOD
---------------------------------------------------------------  -------------  -------------  ---------------  ---------------
Allowance for doubtful accounts:
  Year ended December 31, 1996.................................    $     101      $     133       $     (51)       $     183
  Period ended May 30, 1997....................................    $     183      $     119       $    (173)       $     129
  Period ended December 31, 1997...............................    $     129      $     105       $      (3)       $     231
  Year ended December 31, 1998.................................    $     231      $     123       $     (11)       $     343

--------------------------

(a) net of recoveries

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS EXCHANGE OFFER OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THOSE TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                     [LOGO]

                             ATRIUM COMPANIES, INC.
                               OFFER TO EXCHANGE
                     10 1/2% SENIOR SUBORDINATED NOTES DUE
                                 2009, SERIES A
                              FOR ALL OUTSTANDING
                     10 1/2% SENIOR SUBORDINATED NOTES DUE
                                 2009, SERIES B
                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                 JULY   , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

INDEMNIFICATION UNDER THE BY-LAWS OF ATRIUM

    The By-Laws of Atrium authorize Atrium to pay or reimburse any of its present or former directors or officers for any costs or expenses actually and necessarily incurred by any such director or officer in any action, suit or proceeding to which such person is made a party by reason of his or her holding such position. However, no director or officer will be entitled to receive any indemnification if such director or officer is finally adjudicated to be liable for negligence or misconduct in office. The indemnification should also extend to good faith expenditures incurred in anticipation of or preparation for threatened or proposed litigation. In addition, the By-Laws authorize Atrium to extend the indemnification to cover the good faith settlement of any such action, suit or proceeding.

INDEMNIFICATION AGREEMENTS

    Pursuant to indemnification agreements entered into with certain of its officers, Atrium agreed to indemnify such officers to the full extent permitted by law, and to advance expenses, if either of them becomes a party to or witness or other participant in any threatened, pending or completed action, suit or proceeding by reason of any occurrence related to the fact that the person is or was director, officer, employee, agent or fiduciary of Atrium, Atrium's subsidiary or, at Atrium's request, another entity's, unless a reviewing party, either outside counsel or a director or directors appointed by Atrium's board of directors, determines that the person would not be entitled to indemnification under applicable law.

INDEMNIFICATION UNDER THE DELAWARE GENERAL CORPORATION LAW

    Section 145 of the Delaware General Corporation Law (the "DGCL"), authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. In addition, the DGCL does not permit indemnification in any threatened, pending or completed action or suit by or in the right of the corporation in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, which such court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection therewith. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended. The DGCL also allows a corporation to provide for the elimination or limit of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock purchases or redemptions, or
(4) for any
transaction from which the director derived an improper personal benefit. These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBITS

       1.1   Purchase Agreement, dated as of May 10, 1999, by and among Atrium Companies, Inc., the Guarantors named therein and Merrill Lynch & Co., Merrill Lynch, Pierce,
               Fenner & Smith Incorporated(6)

       1.2   Joinder Agreement to Purchase Agreement, dated as of May 10, 1999, by and among
               Heat, Inc., H.I.G. Vinyl, Inc., Champagne Industries, Inc., Thermal Industries,
               Inc., Best Built, Inc. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner &
               Smith Incorporated(6)

       2.1   Asset Purchase Agreement, dated as of March 4, 1998, among Masterview Window Company
               LLC, Atrium Companies, Inc. and, for the limited purposes set forth therein,
               BancBoston Ventures, Inc.(3)

       2.2   Agreement and Plan of Merger by and among D and W Holdings, Inc., D and W
               Acquisition Corp., Atrium Corporation, and the securityholders named therein dated as of August 3, 1998(4)

       2.3   Amendment No. 1, dated as of October 2, 1998, to the Agreement and Plan of Merger by
               and among D and W Holdings, Inc., D and W Acquisition Corp., Atrium Corporation
               and the securityholders named therein(5)

       2.4   Amendment No. 2, dated as of April 14, 1999, to the Agreement and Plan of Merger by
               and among D and W Holdings, Inc., D and W Acquisition Corp., Atrium Corporation
               and the securityholders named therein(5)

       2.5   Stock Purchase Agreement, dated as of May 10, 1999, among Champagne Industries, Inc.
               and Atrium Companies, Inc.(6)

       2.6   Stock Purchase Agreement, dated as of April 20, 1999, among Heat, Inc., shareholders and optionholders named therein, H.I.G. Vinyl, Inc., H.I.G. Investment Fund, L.P.,
               H.I.G. Capital Management, Inc. and Atrium Companies, Inc.(6)

       2.7   Amendment No. 1, dated as of May 17, 1999, to the Stock Purchase Agreement dated, as of April 20, 1999, among Heat, Inc., shareholders and optionholders named therein,
               H.I.G. Vinyl, Inc., H.I.G. Investment Fund, L.P., H.I.G. Capital Management, Inc.
               and Atrium Companies, Inc.(6)

       3.1   Certificate of Incorporation of Atrium Companies, Inc., as amended(1)

       3.2   Bylaws of Atrium Companies, Inc.(1)

       3.3   Certificate of Incorporation of Bishop Manufacturing Co. of New York, Inc.
               (presently known as Atrium Door and Window Company of New York)(1)

       3.4   Bylaws of Bishop Manufacturing Co. of New York, Inc. (presently known as Atrium Door and Window Company of New York)(1)

       3.5   Amendment to Certificate of Incorporation for Atrium Door and Window Company of New
               York (formerly Bishop Manufacturing Company of New York, Inc.)(1)

       3.6   Certificate of Incorporation of Bishop Manufacturing Company, Incorporated
               (presently known as Atrium Door and Window Company of the Northeast)(1)

       3.7   Bylaws of Bishop Manufacturing Company, Incorporated (presently known as Atrium Door and Window Company of the Northeast)(1)

       3.8   Amendment to Certificate of Incorporation for Atrium Door and Window Company of the
               Northeast (formerly Bishop Manufacturing Company, Incorporated)(1)

       3.9   Certificate of Incorporation of Bishop Manufacturing Company of New England, Inc.
               (presently known as Atrium Door and Window Company of New England, Inc.)(1)

       3.10  Bylaws of Bishop Manufacturing Company of New England, Inc. (presently known as
               Atrium Door and Window Company of New England, Inc.)(1)

       3.11  Amendment to Certificate of Incorporation for Atrium Door and Window Company of the
               New England, Inc. (formerly Bishop Manufacturing Company of New England, Inc.)(1)

       3.12  Articles of Incorporation of H-R Window Supply, Inc. (presently known as Atrium Door and Window Company--West Coast)(1)

       3.13  Bylaws of H-R Window Supply, Inc. (presently known as Atrium Door and Window
               Company--West Coast)(1)

       3.14  Amendment to Certificate of Incorporation for Atrium Door and Window Company--West
               Coast (formerly H-R Window Supply, Inc.)(1)

       3.15  Certificate of Incorporation of Atrium Door and Window Company of Arizona(7)

       3.16  Bylaws of Atrium Door and Window Company of Arizona(7)

       3.17  Certificate of Incorporation of Door Holdings, Inc.(7)

       3.18  Bylaws of Door Holdings, Inc.(7)

       3.19  Articles of Incorporation of R. G. Darby Company, Inc.(7)

       3.20  Bylaws of R. G. Darby Company, Inc.(7)

       3.21  Certificate of Incorporation of R. G. Darby Company--South(7)

       3.22  Bylaws of R. G. Darby Company--South(7)

       3.23  Articles of Incorporation of Total Trim, Inc.(7)

       3.24  Bylaws of Total Trim, Inc.(7)

       3.25  Articles of Incorporation of Total Trim, Inc.--South(7)

       3.26  Bylaws of Total Trim, Inc.--South(7)

       3.27  Certificate of Incorporation of Wing Industries Holdings, Inc.(7)

       3.28  Bylaws of Wing Industries Holdings, Inc.

       3.29  Articles of Incorporation of Wing Industries, Inc.(7)

       3.30  Bylaws of Wing Industries, Inc.(7)

       3.31  Certificate of Incorporation of Heat, Inc.(7)

       3.32  Bylaws of Heat, Inc.(7)

       3.33  Certificate of Incorporation of H.I.G. Vinyl, Inc.(7)

       3.34  Bylaws of H.I.G. Vinyl, Inc.(7)

       3.35  Articles of Incorporation of Champagne Industries, Inc.(7)

       3.36  Bylaws of Champagne Industries, Inc.(7)

       3.37  Certificate of Incorporation of Thermal Industries, Inc.(7)

       3.38  Bylaws of Thermal Industries, Inc.(7)

       3.39  Certificate of Incorporation of Best Built, Inc.(7)

       3.40  Bylaws of Best Built, Inc.(7)

       4.1   Indenture, dated as of May 17, 1999, by and among Atrium Companies, Inc., the
               Guarantors named therein and the State Street Bank and Trust Company(6)

       4.2   Registration Rights Agreement, dated as May 17, 1999, by and among Atrium Companies,
               Inc., the Guarantors named therein and Merrill Lynch & Co., Merrill Lynch, Pierce,
               Fenner & Smith Incorporated(6)

       5.1   Opinion of Paul, Hastings, Janofsky & Walker LLP regarding legality(7)

      10.1   Employment Agreement between Atrium Companies, Inc. and Louis W. Simi, Jr. dated as of January 1, 1998(2)

      10.2   Atrium Lease Agreement, as amended(1)

      10.3   H-R Windows Lease Agreement(1)

      10.4   First Amendment to the H-R Windows Lease Agreement(2)

      10.5   Second Amendment to the Atrium Lease Agreement(2)

      10.6   Stockholders Agreement, dated as of October 2, 1998, by and among D and W Holdings,
               Inc., and the stockholders signatory thereto(4)

      10.7   Credit Agreement, dated as of October 2, 1998, by and among Atrium Companies, Inc., as Borrower, D and W Holdings, Inc., the Guarantors party thereto, Merrill Lynch &
               Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Lead Arranger,
               Syndication Agent and Documentation Agent, and BankBoston, N.A., as Administrative
               Agent, and the Lenders party thereto(4)

      10.8   Amendment and Consent No. 1, dated as of May 5, 1999, to the Credit Agreement, dated as of October 2, 1998, by and among Atrium Companies, Inc., D and W Holdings,
               Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and
               BankBoston(6)

      10.9   Amendment No. 2, dated as of June 11, 1999, to the Credit Agreement dated as of
               October 2, 1998, by and among Atrium Companies, Inc., D and W Holdings, Inc.,
               Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and
               BankBoston(6)

      10.10  Management Agreement, dated as of October 2, 1998, by and among Ardshiel, Inc., D and W Holdings, Inc., Atrium Corporation and Atrium Companies, Inc.(5)

      10.11  Amended and Restated Management Agreement, dated as of May 17, 1999, by and among
               Ardshiel, Inc., D and W Holdings, Inc., Atrium Corporation and Atrium Companies,
               Inc.(6)

      10.12  Employment Agreement, dated as of October 2, 1998, by and between D and W Holdings,
               Inc., Jeff L. Hull and Atrium Companies, Inc.(5)

      10.13  Employment Agreement, dated as of October 2, 1998, by and between D and W Holdings,
               Inc., R. L. Gilmer and Wing Industries, Inc.(5)

      10.14  Amendment to Employment Agreement, by and between D and W Holdings, Inc., R. L.
               Gilmer(7)

      10.15  Employment Agreement, dated as of January 8, 1998, by and between Door Holdings,
               Inc. and Cliff Darby(5)

      10.16  Buy-Sell Agreement, dated as of October 2, 1998, by and among D and W Holdings,
               Inc., GE Investment Private Placement Partners II and R. L. Gilmer(5)

      10.17  Buy-Sell Agreement, dated as of October 2, 1998, by and among D and W Holdings,
               Inc., GE Investment Private Placement Partners II and Cliff Darby(5)

      10.18  D and W Holdings, Inc. 1998 Stock Option Plan(5)

      10.19  Amendment No. 1, dated as of May 17, 1999, to the D and W Holdings, Inc. 1998 Stock
               Option Plan(6)

      10.20  D and W Holdings, Inc. 1998 Replacement Stock Option Plan(5)

      10.21  Amendment No. 1, dated as of May 17, 1999, to the D and W Holdings, Inc. Replacement
               Stock Option Plan(6)

      10.22  Termination Agreement, dated as of October 2, 1998, between Atrium Corporation,
               Atrium Companies, Inc., Hicks, Muse & Co. Partners, L.P. and Hicks, Muse, Tate &
               Furst Incorporated(5)

      10.23  Agreement and Release, dated as of March 31, 1999, by and among Randall S. Fojtasek and D and W Holdings, Inc., Atrium Corporation, Atrium Companies, Inc., Ardshiel,
               Inc., GE Investment Management Incorporated, GE Investment Private Placement
               Partners II, a Limited Partnership and the parties named therein(5)

      10.24  Indemnification Escrow Agreement, dated as of October 2, 1998, by and among Hicks,
               Muse Fund III Incorporated, D and W Holdings, Inc. and Northwest Bank Texas,
               N.A.(5)

      10.25  Amendment No. 1, dated April 14, 1999, to Indemnification Escrow Agreement by and
               among Hicks, Muse Fund III Incorporated, D and W Holdings, Inc. and Northwest Bank
               Texas, N.A.(5)

      10.26  Escrow Agreement, dated April 20, 1999, among Atrium Companies, Inc., H.I.G. Vinyl,
               Inc. and Bank One, Texas, N.A.(6)

      10.27  Escrow Agreement, dated May 17, 1999, among Atrium Companies, Inc., selling stockholders named therein and Bank One, Texas, N.A.(6)

      12.1   Computation of Ratio of Earnings to Fixed Charges(6)

      21.1   Subsidiaries of Atrium Companies, Inc.(6)

      23.1   Consent of PricewaterhouseCoopers LLP (6)

      24.1   Powers of Attorney (included in part II of the Registration Statement on the signature page)

      25.1   Statement of Eligibility and Qualification (Form T-1) of State Street Bank and Trust
               Company(7)

      99.1   Form of Letter of Transmittal(7)

      99.2   Form of Notice of Guaranteed Delivery(7)

------------------------

(1) Incorporated by reference from the Registrant's Registration Statement on Form S-4, dated April 4, 1997, SEC File No. 333-20095.

(2) Incorporated by reference from the Registrant's Report on Form 10-K, dated March 31, 1998.

(3) Incorporated by reference from the Registrant's Report on Form 8-K, dated March 27, 1998 and filed on April 13, 1998.

(4) Incorporated by reference from the Registrant's Report on Form 8-K, dated October 2, 1998 and filed on October 19, 1998.

(5) Incorporated by reference from the Registrant's Report on Form 10-K, dated March 31, 1999 and filed on April 15, 1999.

(6) Filed herewith.

(7) To be filed by amendment.

FINANCIAL STATEMENT SCHEDULES

    All financial statement schedules included herein are listed in the Index to Financial Statements.

ITEM 22. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes that:

        (1) Prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to the reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (2) Every prospectus: (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of
    Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by then is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Atrium Companies, Inc. has duly caused this registration statement to be signed by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 15th day of July, 1999.

                                ATRIUM COMPANIES, INC.

                                By:  /s/ JEFF L. HULL
                                     -----------------------------------------
                                     Name:  Jeff L. Hull
                                     Title:  Executive Vice President, Chief
                                             Financial Officer, Treasurer and
                                             Secretary

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Jeff L. Hull, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in, and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                      CAPACITY                  DATE
------------------------------  --------------------------  -------------------

                                Executive Vice President,
                                  Chief Financial Officer,
       /s/ JEFF L. HULL           Secretary, Treasurer and
------------------------------    Director (Co-Principal       July 15, 1999
         Jeff L. Hull             Executive Officer and
                                  Principal Financial
                                  Officer)

                                Executive Vice President,
       /s/ R.L. GILMER            Chief Operating Officer
------------------------------    and Director                 July 15, 1999
         R.L. Gilmer              (Co-Principal Executive
                                  Officer)

       /s/ ERIC W. LONG         Vice President, Corporate
------------------------------    Controller (Principal        July 15, 1999
         Eric W. Long             Accounting Officer)

     /s/ DANIEL T. MORLEY
------------------------------  Director                       July 15, 1999
       Daniel T. Morley

          SIGNATURE                      CAPACITY                  DATE
------------------------------  --------------------------  -------------------

     /s/ ROGER A. KNIGHT
------------------------------  Director                       July 15, 1999
       Roger A. Knight

     /s/ JAMES G. TURNER
------------------------------  Director                       July 15, 1999
       James G. Turner

                                 EXHIBIT INDEX

       1.1   Purchase Agreement, dated as of May 10, 1999, by and among Atrium Companies,
               Inc., the Guarantors named therein and Merrill Lynch & Co., Merrill Lynch,
               Pierce, Fenner & Smith Incorporated (6)

       1.2   Joinder Agreement to Purchase Agreement, dated as of May 10, 1999 by and among
               Heat, Inc., H.I.G. Vinyl, Inc., Champagne Industries, Inc., Thermal
               Industries, Inc., Best Built, Inc. and Merrill Lynch & Co., Merrill Lynch,
               Pierce, Fenner & Smith Incorporated (6)

       2.1   Asset Purchase Agreement, dated as of March 4, 1998, among Masterview Window
               Company LLC, Atrium Companies, Inc. and, for the limited purposes set forth herein, BancBoston Ventures, Inc. (3)

       2.2   Agreement and Plan of Merger by and among D and W Holdings, Inc., D and W
               Acquisition Corp., Atrium Corporation, and the securityholders named therein dated as of August 3, 1998 (4)

       2.3   Amendment No. 1, dated as of October 2, 1998, to the Agreement and Plan of
               Merger by and among D and W Holdings, Inc., D and W Acquisition Corp.,
               Atrium Corporation and the securityholders named therein (5)

       2.4   Amendment No. 2, dated as of April 14, 1999, to the Agreement and Plan of
               Merger by and among D and W Holdings, Inc., D and W Acquisition Corp.,
               Atrium Corporation and the securityholders named therein (5)

       2.5   Stock Purchase Agreement, dated as of May 10, 1999, among Champagne
               Industries, Inc. and Atrium Companies, Inc. (6)

       2.6   Stock Purchase Agreement, dated as of April 20, 1999, among Heat, Inc., shareholders and optionholders named therein, H.I.G. Vinyl, Inc., H.I.G.
               Investment Fund, L.P., H.I.G. Capital Management, Inc. and Atrium Companies,
               Inc. (6)

       2.7   Amendment No. 1, dated as of May 17, 1999, to the Stock Purchase Agreement dated, as of April 20, 1999, among Heat, Inc., shareholders and optionholders named therein, H.I.G. Vinyl, Inc., H.I.G. Investment Fund,
               L.P., H.I.G. Capital Management, Inc. and Atrium Companies, Inc. (6)

       3.1   Certificate of Incorporation of Atrium Companies, Inc., as amended (1)

       3.2   Bylaws of Atrium Companies, Inc. (1)

       3.3   Certificate of Incorporation of Bishop Manufacturing Co. of New York, Inc.
               (presently known as Atrium Door and Window Company of New York)(1)

       3.4   Bylaws of Bishop Manufacturing Co. of New York, Inc. (presently known as
               Atrium Door and Window Company of New York)(1)

       3.5   Amendment to Certificate of Incorporation for Atrium Door and Window Company
               of New York (formerly Bishop Manufacturing Company of New York, Inc.)(1)

       3.6   Certificate of Incorporation of Bishop Manufacturing Company, Incorporated
               (presently known as Atrium Door and Window Company of the Northeast)(1)

       3.7   Bylaws of Bishop Manufacturing Company, Incorporated (presently known as
               Atrium Door and Window Company of the Northeast)(1)

       3.8   Amendment to Certificate of Incorporation for Atrium Door and Window Company
               of the Northeast (formerly Bishop Manufacturing Company, Incorporated)(1)

       3.9   Certificate of Incorporation of Bishop Manufacturing Company of New England,
               Inc. (presently known as Atrium Door and Window Company of New England,
               Inc.)(1)

       3.10  Bylaws of Bishop Manufacturing Company of New England, Inc. (presently known as Atrium Door and Window Company of New England, Inc.)(1)

       3.11  Amendment to Certificate of Incorporation for Atrium Door and Window Company
               of the New England, Inc. (formerly Bishop Manufacturing Company of New
               England, Inc.)(1)

       3.12  Articles of Incorporation of H-R Window Supply, Inc. (presently known as
               Atrium Door and Window Company--West Coast)(1)

       3.13  Bylaws of H-R Window Supply, Inc. (presently known as Atrium Door and Window
               Company--West Coast)(1)

       3.14  Amendment to Certificate of Incorporation for Atrium Door and Window Company--
               West Coast (formerly H-R Window Supply, Inc.)(1)

       3.15  Certificate of Incorporation of Atrium Door and Window Company of Arizona(7)

       3.16  Bylaws of Atrium Door and Window Company of Arizona(7)

       3.17  Certificate of Incorporation of Door Holdings, Inc.(7)

       3.18  Bylaws of Door Holdings, Inc.(7)

       3.19  Articles of Incorporation of R. G. Darby Company, Inc.(7)

       3.20  Bylaws of R. G. Darby Company, Inc.(7)

       3.21  Certificate of Incorporation of R. G. Darby Company--South(7)

       3.22  Bylaws of R. G. Darby Company--South(7)

       3.23  Articles of Incorporation of Total Trim, Inc.(7)

       3.24  Bylaws of Total Trim, Inc.(7)

       3.25  Articles of Incorporation of Total Trim, Inc.--South(7)

       3.26  Bylaws of Total Trim, Inc.--South(7)

       3.27  Certificate of Incorporation of Wing Industries Holdings, Inc.(7)

       3.28  Bylaws of Wing Industries Holdings, Inc.

       3.29  Articles of Incorporation of Wing Industries, Inc.(7)

       3.30  Bylaws of Wing Industries, Inc.(7)

       3.31  Certificate of Incorporation of Heat, Inc.(7)

       3.32  Bylaws of Heat, Inc.(7)

       3.33  Certificate of Incorporation of H.I.G. Vinyl, Inc.(7)

       3.34  Bylaws of H.I.G. Vinyl, Inc.(7)

       3.35  Articles of Incorporation of Champagne Industries, Inc.(7)

       3.36  Bylaws of Champagne Industries, Inc.(7)

       3.37  Certificate of Incorporation of Thermal Industries, Inc.(7)

       3.38  Bylaws of Thermal Industries, Inc.(7)

       3.39  Certificate of Incorporation of Best Built, Inc.(7)

       3.40  Bylaws of Best Built, Inc.(7)

       4.1   Indenture, dated as of May 17, 1999, by and among Atrium Companies, Inc., the
               Guarantors named therein and the State Street Bank and Trust Company (6)

       4.2   Registration Rights Agreement, dated as May 17, 1999, by and among Atrium
               Companies, Inc., the Guarantors named therein and Merrill Lynch & Co.,
               Merrill Lynch, Pierce, Fenner & Smith Incorporated (6)

       5.1   Opinion of Paul, Hastings, Janofsky & Walker LLP regarding legality (7)

      10.1   Employment Agreement between Atrium Companies, Inc. and Louis W. Simi, Jr.
               dated as of January 1, 1998 (2)

      10.2   Atrium Lease Agreement, as amended (1)

      10.3   H-R Windows Lease Agreement (1)

      10.4   First Amendment to the H-R Windows Lease Agreement (2)

      10.5   Second Amendment to the Atrium Lease Agreement (2)

      10.6   Stockholders Agreement, dated as of October 2, 1998, by and among D and W
               Holdings, Inc., and the stockholders signatory thereto (4)

      10.7   Credit Agreement, dated as of October 2, 1998, by and among Atrium Companies,
               Inc., as Borrower, D and W Holdings, Inc., the Guarantors party thereto,
               Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as
               Lead Arranger, Syndication Agent and Documentation Agent, and BankBoston,
               N.A., as Administrative Agent, and the Lenders party thereto (4)

      10.8   Amendment and Consent No. 1, dated as of May 5, 1999, to the Credit Agreement, dated as of October 2, 1998, by and among Atrium Companies, Inc., D and W
               Holdings, Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith
               Incorporated and BankBoston (6)

      10.9   Amendment No. 2, dated as of June 11, 1999, to the Credit Agreement dated as of October 2, 1998, by and among Atrium Companies, Inc., D and W Holdings,
               Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith
               Incorporated and BankBoston (6)

      10.10  Management Agreement, dated as of October 2, 1998, by and among Ardshiel,
               Inc., D and W Holdings, Inc., Atrium Corporation and Atrium Companies, Inc.
               (5)

      10.11  Amended and Restated Management Agreement, dated as of May 17, 1999, by and among Ardshiel, Inc., D and W Holdings, Inc., Atrium Corporation and Atrium
               Companies, Inc. (6)

      10.12  Employment Agreement, dated as of October 2, 1998, by and between D and W
               Holdings, Inc., Jeff L. Hull and Atrium Companies, Inc. (5)

      10.13  Employment Agreement, dated as of October 2, 1998, by and between D and W
               Holdings, Inc., R. L. Gilmer and Wing Industries, Inc. (5)

      10.14  Amendment to Employment Agreement, by and between D and W Holdings, Inc., R.
               L. Gilmer (7)

      10.15  Employment Agreement, dated as of January 8, 1998, by and between Door
               Holdings, Inc. and Cliff Darby (5)

      10.16  Buy-Sell Agreement, dated as of October 2, 1998, by and among D and W
               Holdings, Inc., GE Investment Private Placement Partners II and R. L. Gilmer
               (5)

      10.17  Buy-Sell Agreement, dated as of October 2, 1998, by and among D and W
               Holdings, Inc., GE Investment Private Placement Partners II and Cliff Darby
               (5)

      10.18  D and W Holdings, Inc. 1998 Stock Option Plan (5)

      10.19  Amendment No. 1, dated as of May 17, 1999, to the D and W Holdings, Inc. 1998
               Stock Option Plan (6)

      10.20  D and W Holdings, Inc. 1998 Replacement Stock Option Plan (5)

      10.21  Amendment No. 1, dated as of May 17, 1999, to the D and W Holdings, Inc.
               Replacement Stock Option Plan (6)

      10.22  Termination Agreement, dated as of October 2, 1998, between Atrium
               Corporation, Atrium Companies, Inc., Hicks, Muse & Co. Partners, L.P. and
               Hicks, Muse, Tate & Furst Incorporated (5)

      10.23  Agreement and Release, dated as of March 31, 1999, by and among Randall S.
               Fojtasek and D and W Holdings, Inc., Atrium Corporation, Atrium Companies,
               Inc., Ardshiel, Inc., GE Investment Management Incorporated, GE Investment
               Private Placement Partners II, a Limited Partnership and the parties named therein (5)

      10.24  Indemnification Escrow Agreement, dated as of October 2, 1998, by and among
               Hicks, Muse Fund III Incorporated, D and W Holdings, Inc. and Northwest Bank
               Texas, N.A. (5)

      10.25  Amendment No. 1, dated April 14, 1999, to Indemnification Escrow Agreement by and among Hicks, Muse Fund III Incorporated, D and W Holdings, Inc. and
               Northwest Bank Texas, N.A. (5)

      10.26  Escrow Agreement, dated April 20, 1999, among Atrium Companies, Inc., H.I.G.
               Vinyl, Inc. and Bank One, Texas, N.A. (6)

      10.27  Escrow Agreement, dated May 17, 1999, among Atrium Companies, Inc., selling stockholders named therein and Bank One, Texas, N.A. (6)

      12.1   Computation of Ratio of Earnings to Fixed Charges (6)

      21.1   Subsidiaries of Atrium Companies, Inc.(6)

      23.1   Consent of PricewaterhouseCoopers LLP (6)

      24.1   Powers of Attorney (included in part II of the Registration Statement on the signature page)

      25.1   Statement of Eligibility and Qualification (Form T-1) of State Street Bank and
               Trust Company (7)

      99.1   Form of Letter of Transmittal (7)

      99.2   Form of Notice of Guaranteed Delivery (7)

------------------------

(1) Incorporated by reference from the Registrant's Registration Statement on Form S-4, dated April 4, 1997, SEC File No. 333-20095.

(2) Incorporated by reference from the Registrant's Report on Form 10-K, dated March 31, 1998.

(3) Incorporated by reference from the Registrant's Report on Form 8-K, dated March 27, 1998 and filed on April 13, 1998.

(4) Incorporated by reference from the Registrant's Report on Form 8-K, dated October 2, 1998 and filed on October 19, 1998.

(5) Incorporated by reference from the Registrant's Report on Form 10-K, dated March 31, 1999 and filed on April 15, 1999.

(6) Filed herewith.

(7) To be filed by amendment.